      As filed with the Securities and Exchange Commission on May 27, 1998

                                           Registration Statement No. 333-______



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM S-4



                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933



                          OPTIMA PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)


           CANADA                          1311                 98-0115468
(State of other jurisdiction of      (Primary Standard       (I.R.S. Employer
incorporation or organization)           Industrial          Identification No.)
                                     Classification No.)


SUITE 600 - 595 HOWE STREET                               RONALD BOURGEOIS
      VANCOUVER, B.C.                               OPTIMA PETROLEUM CORPORATION
         V6C 2T5                                    SUITE 600 - 595 HOWE STREET
       604-684-6886                                        VANCOUVER, B.C.
                                                               CANADA
                                                               V6C 2T5
                                                            604-684-6886
                                 with copies to

 (Address, including zip code, and          (Address, including zip code, and
telephone number, including area code,    telephone number, including area code,
 of registrant's executive offices)          of registrant's executive offices)

         PAULA M. PALYGA                                ROBERT G. REEDY
         CAMPNEY & MURPHY                            PORTER & HEDGES, L.L.P.
           SUITE 2100                               700 LOUISIANA, 35TH FLOOR
     1111 WEST GEORGIA STREET                             P.O. BOX 4744
          VANCOUVER, B.C.                                 HOUSTON, TEXAS
             V7X 1K9                                      USA 77002-2764
           604-688-8022                                    713-226-0674

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Upon the effective date of the Continuance described in this Registration Statement of Optima Petroleum Corporation, a Canadian corporation, as a domestic corporation under the laws of Delaware (the Company, as continued being the "Registrant").

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instructions G, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                               CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------
Title of Each Class of        Amount to be          Proposed Maximum           Amount of
   Securities to be            Registered          Offering Price per       Registration Fee
      Registered                                         Share
------------------------------------------------------------------------------------------------
     Common Stock,             11,002,346              $1.3282(2)               $4310.77
  of $0.001 per share
------------------------------------------------------------------------------------------------

(1) Consists of 11,002,346 shares of common stock of the continued company issuable upon conversion of the currently outstanding shares of Common Stock of the Registrant pursuant to the Continuance.

(2) Estimated solely for the purposes of determining the registration fee pursuant to Rule 457(f), based on the average of the high and low sales prices for the Company's Common Stock on NASDAQ on May 27, 1998.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8 OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8, MAY DETERMINE.

              NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS


Notice is hereby given that the Annual and Special Meeting of Shareholders (the "Meeting") of OPTIMA PETROLEUM CORPORATION (the "Company") will be held on Tuesday, June 30, 1998 at 2100 - 1111 West Georgia Street, Vancouver, British Columbia, Canada, at the hour of 10:00 a.m. (local time in Vancouver, B.C.) for the following purposes:



1. To receive the audited annual financial statements of the Company for its fiscal year ended December 31, 1997;

2.       To elect as directors for the ensuing year:

               Robert L. Hodgkinson
               William C. Leuschner
               Charles T. Goodson
               Alfred J. Thomas, II
               Ralph J. Daigle
               Robert R. Brooksher
               Daniel G. Fournerat

        Provided if items 4 and 5 below are not approved by shareholders, Management will withdraw its nominations of Messrs. Goodson, Thomas, II, Daigle, Brooksher and Fournerat and nominate instead the following for election as directors for the ensuing year:

               Ronald P. Bourgeois
               Emile D. Stehelin

3. To appoint KPMG, Chartered Accountants, as the Company's auditor for the ensuing fiscal year;

4. To approve, by a majority of disinterested shareholders, the Plan and Agreement of Merger dated February 11, 1998 among the Company, Optima Energy (U.S.) Corporation, Goodson Exploration Company, NAB Financial, L.L.C., Dexco Energy, Inc. and American Explorer, L.L.C. and the issuance of up to 7,335,001 common shares and contingent rights to receive an additional 1,667,001 common shares pursuant to that agreement;

5. To approve, as a special resolution, the continuation of the Company into the State of Delaware and adoption of a new Certificate of Incorporation;


6. To approve, as a special resolution, the change of the Company's name to PetroQuest Energy, Inc.;



7. To approve, by a majority of disinterested shareholders, the amendment of 470,000 outstanding stock options to change the exercise price and expiry date and the cancellation of all other options outstanding under the Company's current stock option plans;

8. To approve, by a majority of disinterested shareholders, the replacement of the current stock option plans with a new stock option plan authorizing the issuance of stock options exercisable for up to 1,800,000 shares of the Company;



9. To approve, by a majority of the disinterested shareholders, the acquisition of a 5% working interest in the Valentine prospect;


10. To approve the transaction of such other business as may properly come before the Meeting.



Accompanying this Notice is a Proxy Statement/Information Circular/Prospectus and a Proxy. Shareholders of record as of the close of business on May 26, 1998 are entitled to receive this Notice and vote or have their shares voted at the Meeting.



Take notice that pursuant to the Canada Business Corporations Act ("CBCA") shareholders are entitled to be paid the fair value for their shares pursuant to section 190 of the CBCA, a copy of which is attached as Appendix A to the Proxy Statement/Information Circular/Prospectus. Shareholders are advised to consult with their own legal advisors respecting the dissent procedures set out in the CBCA.


Shareholders unable to attend the Meeting in person should read the notes to the enclosed Proxy and complete and return the Proxy to the Company's Registrar and Transfer Agent or at the Meeting within the time required by, and to the location set out in, the notes to the Proxy.

The enclosed Proxy is solicited by Management and Board of Directors of the Company and the shareholder may amend it, if he or she wishes, by inserting in the space provided the name of the person the shareholder wishes to represent the shareholder as proxyholder at the Meeting.


DATED at Vancouver, British Columbia, this May 26, 1998.



                                                 BY ORDER OF THE BOARD



                                                 -------------------------------
                                                 ROBERT L. HODGKINSON, PRESIDENT

                          OPTIMA PETROLEUM CORPORATION



                                PROXY STATEMENT
                              INFORMATION CIRCULAR
                                   PROSPECTUS


                                     FOR THE

                               ANNUAL AND SPECIAL
                             MEETING OF SHAREHOLDERS


                                  TO BE HELD ON


                                  JUNE 30, 1998


                                 MERGER PROPOSED

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAD BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                       PROXY STATEMENT/INFORMATION CIRCULAR/PROSPECTUS


                                 OPTIMA PETROLEUM CORPORATION
                                 SUITE 600 - 595 HOWE STREET
                                 VANCOUVER, BRITISH COLUMBIA
                                        CANADA V6C 2T5
                                      TEL: 604-684-6886


This Proxy Statement/Information Circular/Prospectus ("Proxy Statement") is furnished to holders of shares of common stock ("Company Common Stock" or "common shares") of OPTIMA PETROLEUM CORPORATION (the "Company" or "Optima") for use at the Annual and Special Meeting of Shareholders (the "AGM" or "Meeting") to be held on Tuesday, June 30, 1998 at the time and place and for the purposes set forth in the accompanying Notice of Annual and Special Meeting of Shareholders. The Meeting is being held for the following purposes: to receive the audited annual financial statements of the Company for its fiscal year ended December 31, 1997; to elect as directors for the ensuing year: Robert L. Hodgkinson, William C. Leuschner, Charles T. Goodson, Alfred J. Thomas, II, Ralph J. Daigle, Robert R. Brooksher, and Daniel G. Fournerat (provided if items 4 and 5 in the Notice of Meeting are not approved by shareholders, Management will withdraw its nominations of Messrs. Goodson, Thomas, II, Daigle, Brooksher and Fournerat and nominate instead the following for election as directors for the ensuing year, Ronald P. Bourgeois and Emile D. Stehelin); to appoint KPMG, Chartered Accountants, as the Company's auditor for the ensuing fiscal year; to approve, by a majority of disinterested shareholders, the Plan and Agreement of Merger dated February 11, 1998 among the Company, Optima Energy (U.S.) Corporation, Goodson Exploration Company, NAB Financial, L.L.C., Dexco Energy, Inc. and American Explorer, L.L.C. and the issuance of up to 7,335,001 common shares and contingent rights to receive an additional 1,667,001 common shares pursuant to that agreement; to approve, as a special resolution, the continuation of the Company into the State of Delaware and adoption of a new Certificate of Incorporation; to approve, as a special resolution, the change of the Company's name to PetroQuest Energy, Inc.; to approve, by a majority of disinterested shareholders, the amendment of 470,000 outstanding stock options to change the exercise price and expiry date and the cancellation of all other options outstanding under the Company's current stock option plans; to approve, by a majority of disinterested shareholders, the replacement of the current stock option plans with a new stock option plan authorizing the issuance of stock options exercisable for up to 1,800,000 shares of the Company; to approve, by a majority of the disinterested shareholders, the acquisition of a 5% working interest in the Valentine prospect; to approve the transaction of such other business as may properly come before the Meeting.


This Proxy Statement also constitutes a prospectus of the Company with respect 11,002,346 common shares of the Company.

On May            , 1998, the last reported sale price of Optima Common Stock as
reported on the NASDAQ National Market System was $           per share.



See "Risk Factors" beginning on page   for a discussion for certain matters
which should be considered by Optima shareholders with respect to the Merger and Continuation.



THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



NO REGULATORY AGENCY OR STOCK EXCHANGE HAS IN ANY WAY PASSED UPON THE MERITS OF THE TRANSACTIONS DESCRIBED HEREIN AND ANY REPRESENTATION TO THE CONTRARY IS AN OFFENCE.



This Proxy Statement and the accompanying proxy form are first being mailed to
shareholders of the Company on or about May   , 1998.



The date of this Proxy Statement is May 26, 1998.

                              AVAILABLE INFORMATION



The Company has filed a Registration Statement on Form S-4 (the "Registration Statement"), of which this Proxy Statement/Information Circular/Prospectus is a part, with the Commission under the Securities Act of 1933, as amended, with respect to the Annual and Special Meeting and to the securities offered hereby. This Proxy Statement/Information Circular/Prospectus does not contain all of the information set forth in the Registration Statement or the exhibits thereto, and reference is hereby made to the Registration Statement and related exhibits for further information. Information herein is qualified in its entirety by such reference.



The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and accordingly file reports, proxy statements and other information ("Reports") with the Commission. The Registration Statement, the exhibits thereto and the Reports can be inspected and copied at the public reference facilities maintained by the Commission at 450 5th Street, N.W., Room 1024, Washington, D.C. 20549, and at the following regional offices of the Commission: 7 World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, at prescribed rates. Reports concerning the Company can also be inspected at the offices of the Toronto Stock Exchange, and NASDAQ. In addition, such materials filed electronically by the Company with the Commission are available at the Commission's World Wide Web site at http://www.sec.gov.


              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE AND
                      ATTACHMENT OF SUCH INFORMATION HERETO

Incorporated by reference into this Proxy Statement are the following documents:
(1) the Company's Annual Report on Form 10-K (Amended) for the fiscal year ended December 31, 1997, and (2) the Company's Quarterly Report on Form 10-Q (Amended) for the quarter ended March 31, 1998. Copies of such documents are available upon request and without charge from the Company.



Additionally, documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Proxy Statement and prior to the consummation of the Merger shall be deemed to be incorporated by reference in this Proxy Statement and to be a part hereof from the date of filing of such documents.



Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part of this Proxy Statement.

                                TABLE OF CONTENTS



                                                                                            PAGE
                                                                                            ----
SUMMARY.....................................................................................   1

GLOSSARY OF OIL AND GAS TERMS AND ABBREVIATIONS.............................................  18

RISK FACTORS................................................................................  19

PERSONS MAKING THE SOLICITATION.............................................................  25

APPOINTMENT AND REVOCATION OF PROXIES.......................................................  25

EXERCISE OF DISCRETION......................................................................  25

VOTING SECURITIES AND PRINCIPAL HOLDERS OF VOTING SECURITIES................................  26

EXECUTIVE COMPENSATION......................................................................  28
   Summary Compensation Table...............................................................  28
   Options/SARs Granted During The Most Recently Completed Fiscal Year......................  29
   Aggregated Option/SAR Exercises During the Most Recently Completed Fiscal Year and Fiscal
   Year End Option/SAR Values...............................................................  30
   Long-Term Incentive Plans - Awards in Most Recently Completed Fiscal Year................  30
   Defined Benefit or Actuarial Plan Disclosure.............................................  30
   Compensation of Directors................................................................  30
   Employment Contracts, Termination of Employment and Change in Control Arrangements.......  31
   Report on Repricing of Options/SARs......................................................  31
   Compensation Committee Interlocks and Insider Participation..............................  31
   Compensation Committee Report on Executive Compensation..................................  31
   Performance Graph........................................................................  32

MANAGEMENT CONTRACTS........................................................................  33

INTEREST OF INSIDERS IN MATERIAL TRANSACTIONS...............................................  34

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON.....................................  35

PARTICULARS OF MATTERS TO BE ACTED ON.......................................................  35

     SHAREHOLDER APPROVAL...................................................................  35

PROPOSAL NO. 1 - ELECTION OF DIRECTORS......................................................  38
   General..................................................................................  38
   Compliance with Section 16(a) of the U.S. Securities Exchange Act of 1934................  42

PROPOSAL NO. 2 - APPOINTMENT AND REMUNERATION OF AUDITOR....................................  43
   General..................................................................................  43

   Vote Required............................................................................  43

PROPOSAL NO. 3 - THE MERGER TRANSACTION.....................................................  44


   Description of the Merger Transaction....................................................  44
   Purpose of the Merger Transaction........................................................  46
   The Plan and Agreement of Merger.........................................................  46
   Recommendation of Optima Board of Directors..............................................  47
   Fairness Opinion.........................................................................  48
   Interest of Insiders in the Merger.......................................................  51
   Optima Loan to Amex......................................................................  52
   Accounting Treatment.....................................................................  52
   Vote Required............................................................................  53
   Conditions...............................................................................  53
   Post Merger..............................................................................  54
   Securities Considerations................................................................  55
   Shareholder Approval.....................................................................  55

INFORMATION CONCERNING THE COMPANY..........................................................  56
   Corporate Overview.......................................................................  56
   Principal Producing Properties...........................................................  57
   Land Holdings............................................................................  59
   Reserves.................................................................................  59
   Production History.......................................................................  61
   Drilling Activity........................................................................  62
   Acquisition, Exploration and Development Expenditures....................................  63
    Selected Financial Information..........................................................  63
   Management's Discussion and Analysis of Financial Condition and Results of Operations....  66
   Description of Share Capital.............................................................  73
   Capitalization...........................................................................  73
   Price Range and Trading Volume of Shares.................................................  74
   Dividend Record and Policy...............................................................  75
   Prior Sales..............................................................................  75
   Legal Proceedings........................................................................  75
   Material Contracts.......................................................................  76

INFORMATION CONCERNING AMEX  AND THE TARGET COMPANIES.......................................  77
   Corporate Overview.......................................................................  77
   Principal Producing Properties...........................................................  78
   Land Holdings............................................................................  80

   Reserves.................................................................................   80
   Production History.......................................................................   82
   Oil and Gas Wells........................................................................   82
   Drilling Activity........................................................................   83
   Selected Financial Information...........................................................   83
   Management's Discussion and Analysis of Financial Condition and Results of Operations....   86
   Description of Share Capital.............................................................   88
   Capitalization...........................................................................   88
   Prior Sales..............................................................................   88
   Legal Proceedings........................................................................   89
   Material Contracts.......................................................................   89
   Principal Shareholders...................................................................   89
   Directors and Officers...................................................................   89
   Executive Compensation...................................................................   89
   Options to Purchase Securities...........................................................   90
   Interest of Management and Others in Material Transactions...............................   90
   Auditors.................................................................................   90

PROPOSAL NO. 4 - CONTINUATION INTO THE STATE OF DELAWARE....................................   91
   General..................................................................................   91
   Principal Reasons for Continuation.......................................................   91
   Continuance a Condition of Merger Agreement..............................................   92
   Corporate Governance Differences.........................................................   92
   Regulatory Approval......................................................................   99
   Canadian Income Tax Considerations.......................................................   99
   United States Federal Income Tax Consequences............................................  101
   Right of Dissent.........................................................................  105
   The Continuation Resolution and Vote Required............................................  106

PROPOSAL NO. 5 - NAME CHANGE................................................................  108
   General..................................................................................  108
   Shareholder Resolution and Vote Required.................................................  108

PROPOSAL NO. 6 - AMENDMENT OF CERTAIN OUTSTANDING OPTIONS AND
CANCELLATION OF ALL OTHER OUTSTANDING OPTIONS...............................................  109
   Shareholder Approval and Vote Required...................................................  110

PROPOSAL NO. 7 - ADOPTION OF NEW STOCK OPTION PLAN.........................................   112
   New Stock Option Plan...................................................................   113
   Other Share Compensation Arrangements...................................................   115
   Shareholder Approval and Vote Required..................................................   115

PROPOSAL NO. 8 - ACQUISITION OF 5% WORKING INTEREST IN THE VALENTINE PROSPECT..............   118
   General.................................................................................   118
   Valentine Prospect......................................................................   118
   Shareholder Approval and Votes Required.................................................   118

   ** 2 STATEMENT OF CORPORATE GOVERNANCE PRACTICES........................................   119
   ** 3 Mandate of the Board...............................................................   119
   ** 4 Composition of the Board...........................................................   119

Committees.................................................................................   120

INDEBTEDNESS OF DIRECTORS, EXECUTIVE AND SENIOR OFFICERS...................................   121

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING.......................   121

FINANCIAL AND OTHER INFORMATION............................................................   121

LEGAL MATTERS..............................................................................   121

EXPERTS/AUDITORS...........................................................................   121

OTHER BUSINESS.............................................................................   122
   Appendix A Section 190 of the CBCA......................................................   123
   Appendix B Fairness Opinion.............................................................   127
   Appendix C Delaware Certificate of Incorporation........................................   129
   Appendix D Proforma Financial Statements of Optima......................................   138
   Appendix E Financial Statements of Amex.................................................   147
   Appendix F 1998 Stock Option Plan.......................................................   159
   Appendix G Merger Agreement.............................................................   160

                                           SUMMARY



The following is a brief summary of certain information contained elsewhere in this Proxy Statement. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained or incorporated by reference in this Proxy Statement and the exhibits hereto. Unless otherwise defined herein, capitalized terms used in this summary have the respective meanings ascribed to them elsewhere in this Proxy Statement.



ANNUAL AND SPECIAL GENERAL MEETING:



Time, Date and Place                The Company's Annual and Special General
                                    Meeting of Shareholders (the "Meeting") will be held Tuesday, June 30, 1998, at 10:00 a.m., (Vancouver Time) at 2100-1111 W.
                                    Georgia Street, Vancouver, BC, Canada.



Record Date, Shares Entitled to
    Vote The Record Date for the Meeting is May 26, 1998. Shareholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Meeting. At such date, there were outstanding 11,002,346 shares of Common Stock of the Company, each of which will be entitled to one vote on each matter to be acted upon or which may properly come before the Meeting.


Purposes of the Annual General
    Meeting                         The purposes of the Meeting are to:



1. To receive the audited annual financial statements of the Company for its fiscal year ended December 31, 1997;



2. To elect as directors for the ensuing year: Robert L. Hodgkinson, William C. Leuschner; Charles T. Goodson, Alfred J. Thomas, II, Ralph
         J. Daigle, Robert R. Brooksher and Daniel G. Fournerat; Provided if items 4 and 5 below are not approved by shareholders, Management will withdraw its nominations of Messrs. Goodson, Thomas, II, Daigle, Brooksher and Fournerat and nominate instead the following for election as directors for the ensuing year: Ronald P. Bourgeois and Emile D. Stehelin;



3. To appoint KPMG, Chartered Accountants, as the Company's auditor for the ensuing fiscal year;



4. To approve, by a majority of disinterested shareholders, the Plan and Agreement of Merger dated February 11, 1998 among the Company, Optima Energy (U.S.) Corporation, Goodson Exploration Company, NAB Financial, L.L.C., Dexco Energy, Inc. and American Explorer, L.L.C. and the issuance of up to 7,335,001 common shares and contingent rights to receive an additional 1,667,001 common shares pursuant to that agreement;



5. To approve, as a special resolution, the continuation of the Company into the State of Delaware and adoption of a new Certificate of Incorporation;



6. To approve, as a special resolution, the change of the Company's name to PetroQuest Energy, Inc.;

7. To approve, by a majority of disinterested shareholders, the amendment of 470,000 outstanding stock options to change the exercise price and expiry date and the cancellation of all other options outstanding under the Company's current stock option plans;



8. To approve, by a majority of disinterested shareholders, the replacement of the current stock option plans with a new stock option plan authorizing the issuance of stock options exercisable for up to 1,800,000 shares of the Company;



9. To approve, by a majority of the disinterested shareholders, the acquisition of a 5% working interest in the Valentine prospect;



10. To approve the transaction of such other business as may properly come before the Meeting.



ELECTION OF DIRECTORS:



Nominees Shareholders are being asked to elect Management's nominees, Robert L. Hodgkinson, William C. Leuschner; Charles T. Goodson, Alfred J. Thomas, II, Ralph J. Daigle, Robert R. Brooksher and Daniel G. Fournerat ("Amex Nominees") as directors of the Company. If items 4 and 5 above are not approved by shareholders, Management will withdraw its nominations of Messrs. Goodson, Thomas, II, Daigle, Brooksher and Fournerat and nominate instead the following for election as directors for the ensuing year, Ronald P. Bourgeois and Emile D. Stehelin. See "Particulars of Matters to be Acted Upon, Proposal No. 1 - Election of Directors."



Number and Percentage of
Stock Held                          Robert L. Hodgkinson, William C. Leuschner;
                                    Charles T. Goodson, Alfred J. Thomas, II,
                                    Ralph J. Daigle, Robert R. Brooksher and
                                    Daniel G. Fournerat currently hold 1,876,825 common shares of the Company (including options), representing 17% of the issued and outstanding shares as of the record date.



Vote Required                       The election of new directors by
                                    shareholders of the Company will require the affirmative vote of the holders of a majority of the votes represented and voting at the Meeting.



APPOINTMENT OF AUDITOR:             Shareholders are being asked to appoint
                                    KPMG, Chartered Accountants, as the auditor of the Company for the ensuing fiscal year.
                                    See "Particulars of Matters to be Acted
                                    Upon, Proposal No. 2 - Appointment and
                                    Remuneration of Auditor."



Vote Required                       The appointment of auditors by
                                    shareholders of the Company will require the affirmative vote of the holders of a majority of the votes represented and voting at the Meeting.



MERGER TRANSACTION:



Merger Agreement                    Pursuant to a plan and agreement of merger
                                    ("Merger Agreement") dated February 11,
                                    1998, the Company and its US
                                    subsidiary agreed that the subsidiary will acquire all of the issued and outstanding shares and membership interests of three
                                    Louisiana corporations (the "Target
                                    Corporations"), which in turn, hold all of the issued and outstanding membership interests of American Explorer, L.L.C.
                                    ("Amex"). In consideration for this
                                    acquisition, Optima has agreed to issue the Target Corporations an aggregate of
                                    7,335,001 Optima common shares (the
                                    "Shares") and rights ("Contingent Stock
                                    Issue Rights") to receive, subject to
                                    certain conditions, an additional 1,667,001
                                    Optima common shares ("Rights Shares"). As at the record date, the Company has 11,002,346 shares issued and outstanding.
                                    Upon the issuance of the Shares, the Company will have 18,337,347 shares outstanding, with the Shares representing 40% of the then outstanding stock. Upon the issuance of all the Rights Shares, the Company will have 20,004,348 shares outstanding and the Shares and Rights Shares will represent 45% of the then outstanding shares. See "Particulars of Matters to be Acted Upon, Proposal No. 3 -
                                    Merger Transaction."



Target Corporations                 The Target Corporations, being Goodson
                                    Exploration Company, NAB Financial, L.L.C.
                                    and Dexco Energy, Inc. are controlled by Charles T. Goodson, Alfred J. Thomas, II and
                                    Ralph Daigle, respectively, who are also nominated for directors.



Vote Required                       The approval and adoption of the Merger
                                    Agreement and the transactions described therein by shareholders of the Company will require the affirmative vote of a majority of the votes held by disinterested shareholders represented and voting at the Meeting.



THE CONTINUATION:



Optima The Company, incorporated under the laws of Canada, is currently engage in the exploration and development of oil and gas interests.



Effect of the Continuation          The Company will change its jurisdiction of
                                    incorporation from Canada to Delaware,
                                    U.S.A. by means of a process called a
                                    "continuance" under Canadian law and a
                                    "domestication" under Delaware law (herein referred to as the "Continuation"). Upon the effectiveness of the Continuation, the
                                    Company will become a Delaware corporation as if it had originally been incorporated in that jurisdiction and its incorporation in Canada will be discontinued.



Vote Required                       The approval and adoption of the
                                    Continuation by shareholders of the Company will require the affirmative vote of the holders of two-thirds of the votes represented and voting at the Meeting.

Background of the Reasons for
    the Continuation                For many years, Delaware has followed a
                                    policy of encouraging incorporation in that State and has adopted comprehensive, modern and flexible corporate laws to meet the changing needs of today's corporations. In addition, the Delaware courts have developed considerable expertise in dealing with corporate issues and a substantial body of law has developed construing Delaware law and establishing public policies with respect to Delaware corporations. Because the Company's business focus has shifted from Canada to the United States, Management believes that it is preferable to be governed by the laws of a State of the United States. In addition, most of the Company's shareholders are in the United
                                    States. The Company's shares are registered under the United States Securities Exchange
                                    Act of 1934 (the "Exchange Act") and the
                                    Company is subject to the Exchange Act
                                    reporting requirements. However, as a CBCA company, the Company is also subject to the reporting requirements under Canadian law and to Canadian tax law and rules. By changing its jurisdiction of incorporation from the CBCA to Delaware, the Company will simplify its securities and tax reporting requirements. Consequently, the Company believes the Continuation will result in substantial savings to the Company.



Board Has Discretion to Effect
    the Continuation                Notwithstanding the fact that the
                                    Continuation is approved and adopted by the requisite vote of the shareholders of the Company, the Board of Directors of the Company may, at its option, elect not to effect the Continuation. Reasons that may cause the Board of Directors of the Company not to effect the Continuation include (i) if the Company were to incur significant tax liabilities; (ii) if a significant number of the Company's shareholders elect dissenters' rights; (iii) if there arises any other circumstance which, in the discretion of the Board of Directors, would cause the Continuation not to be in the best interests of the Company and its shareholders; or (iv) if the Merger Transaction is not completed.



Recommendation of the Board of
    Directors of the Company        The Board of Directors of the
                                    Company has unanimously approved the
                                    Continuation, believes it to be in the best interests of the Company and its shareholders and unanimously recommends approval of the Continuation to the shareholders.



Effective Time of the
    Continuation                    It is anticipated that the Continuation will
                                    become effective as promptly as practicable after shareholder approval of the
                                    Continuation has been obtained. Subject to Canadian regulatory approval, the
                                    Continuation will become effective upon the filing of a Certificate of Continuation and the Company's Delaware

                                    Certificate of Incorporation with the
                                    Secretary of State of the State of Delaware.



Regulatory Approval                 The Company will apply to the
                                    Director, Canada Business Corporations Act, for permission to domesticate the Company in the State of Delaware. Such approval must be obtained for the Continuation to take place.
                                    There are no other regulatory approvals
                                    necessary for consummation
                                    of the Continuation.



Dissenters' Appraisal Rights With
    Respect to the Continuation     Under Canadian law, the Company's
                                    shareholders who vote against the
                                    Continuation may elect to have the fair
                                    value of their shares determined in
                                    accordance with Canada Business Corporations
                                    Act and paid to them in cash if the
                                    Continuation is consummated and if they
                                    comply with the provisions of Section 190 of such Act. See "Particulars of Matters to be Acted Upon, Proposal No. 4 - Continuation
                                    Into the State of Delaware - Right of
                                    Dissent".



Certain Canadian Income Tax
    Consequences of the
    Continuation                    A Canadian shareholder will not incur any
                                    income tax liability solely by reason of the Continuation unless such shareholder disposes of shares pursuant to an exercise of dissenters' rights, in which case capital gain taxes may apply. See "Particulars of Matters to be Acted Upon, Proposal No. 4 -
                                    Continuation Into the State of Delaware -
                                    Canadian Income Tax Considerations".



Certain United States Federal
    Income Tax Consequences of
    the Continuation                The Continuation, if approved, has been
                                    structured as a tax-free reorganization
                                    under the Internal Revenue Code of 1986, as amended (the "Code"). Consequently, the U.S.
                                    shareholders generally will not incur any income tax liability solely by reason of the Continuation unless a shareholder exercises dissenters' rights in which case capital gain taxes will apply. See "Particulars of Matters to be Act Upon, Proposal No. 4 -
                                    Continuation Into the State of Delaware -
                                    Tax Consequences".



Comparison of Shareholder
    Rights                          See "Particulars of Matters to be Acted Upon
                                    - Proposal No. 4 - Continuation into the
                                    State of Delaware - Corporation Governance
                                    Differences".



NAME CHANGE:                        Shareholders are being asked to approve the
                                    change of the Company's name to "PetroQuest
                                    Energy, Inc.". The approval of the State of Delaware, The Toronto Stock Exchange and
                                    NASDAQ will be required for the new name.
                                    This name change will not be effected, even if approved by shareholders, if the Merger
                                    Resolution and the Continuation Resolution are not approved. See "Particulars of Matters to be Acted Upon - Proposal No. 5 - Name Change."



Vote Required                       The approval and adoption of the
                                    name change by shareholders of the Company will require the affirmative vote of the holders of two-thirds of the votes represented and voting at the Meeting.



AMENDMENT OF CURRENT OPTIONS AND
CANCELLATION OF THE BALANCE OF
CURRENT OPTIONS:



Current Options:                    Pursuant to the Company's current 1996 stock
                                    option plan ("1996 Plan"), 750,000 common shares have been allotted and reserved for future issuance. As at the record date, there are outstanding options exercisable into 730,000 common shares of the Company under the 1996 Plan as well as outstanding options under the Company's previous plan
                                    (the "1995 Plan") exercisable into 52,500 common shares of Optima.



Amendment and Cancellation:         If the Merger is complete, Management
                                    proposes to amend the exercise price and expiry date of options exercisable into 470,000 common shares ("Amended Options").
                                    These options are currently issued under the 1995 and 1996 Plans and after the amendment, will be governed by the new stock option plan described below. The 1,800,000 common shares issuable under such new plan includes these 470,000 shares. The new exercise price of the Amended Options will be the higher of the weighted average trading price of the common shares of Optima for the 5 business days immediately prior to the amendment and the closing price of the common shares of Optima on the business day immediately prior to the amendment. The Amended Options will expire three years from the amendment but in no event shall the expiry date be greater than 10 years from the date of the original grant. All other options currently outstanding under the 1995 and 1996 Plans will be cancelled. If the Merger Resolution is not approved by shareholders, Management will not proceed with the amendment and cancellation of the options. The amendment and cancellation of the options will occur on the closing of the Merger Transaction.
                                    See "Particulars of Matters to be Acted Upon
                                    - Proposal No. 6 - Amendment of Certain
                                    Outstanding Options and Cancellation of All other Outstanding Options."



Vote Required                       The approval of the amendment and
                                    cancellation of options by shareholders of the Company will require the affirmative vote of a majority of the votes held by disinterested shareholders represented and voting at the Meeting.

NEW STOCK PLAN:



The New Plan                        In March of this year, Management of the
                                    Company, in conjunction with the proposed
                                    Merger, adopted a new stock option plan (the
                                    "New Plan") to be effective upon the closing of the Merger Transaction in order to attract new management and employees. As well, under TSE policies, a new plan must be adopted in order to grant options in excess of those reserved under current plans. The
                                    Company's current stock option plans
                                    reserves 1,950,000 common shares for
                                    issuance and as at the record date, 787,000 common shares have been issued pursuant to the exercise of options granted under the 1995 and 1996 Plans and options exercisable into 782,500 shares are currently outstanding, leaving 380,500 options available for issuance. Under the New Plan, 1,800,000 common shares have been allotted and reserved for future issuance, representing 16% of the currently issued and outstanding share capital of the Company and 9.8% after giving effect to the Merger. If the Merger Resolution is not approved by shareholders, Management will not proceed with the New Plan and proposed grants under the New Plan. Instead, the 1996 Plan, the
                                    1995 Plan and the presently outstanding
                                    options will remain in place. On the closing of the Merger Transaction, the Company expects Options to purchase a total of 1,012,300 shares of Common Stock will be outstanding. See "Particulars of Matters to be Acted Upon - Proposal No. 7 - Approval of the New Stock Plan".



Grant of Options under New Plan     The Options will be granted to the following
                                    persons to purchase the number of shares indicated: (i) Amended Options to Optima optionees (470,000 shares total) as disclosed above under "Amendment of Certain
                                    Outstanding Options and Cancellation of all Other Outstanding Options" (ii) Mr. Ronald
                                    P. Bourgeois (25,000 shares) and Starbrite
                                    Developments Ltd. (5,000); (iii) Messrs.
                                    Charles Goodson and Alfred Thomas, II
                                    (66,000 shares each); (iv) Mr. Ralph Daigle
                                    (60,000 shares); (v) Mr. Robert Brooksher
                                    (38,000 shares); (vi) Mr. Daniel Fournerat
                                    (50,000 shares); and (vii) other employees as a group (232,300 shares). The options in paragraphs (i) and (ii) will vest immediately on grant, the option price will be the higher of the weighted average trading price of the shares of the Company for the 5 business days immediately preceding the grant and the closing price of the common shares of Optima on the business day immediately prior to the grant and the term of the options is three years. The options in paragraphs (iii) to (vii) will vest one third on each of December 31, 1998, 1999 and 2000, the option price will be the higher of the weighted average trading price of the common shares of the Company from the 5 business days immediately prior to the grant and the closing price of the common shares of the Company on the business day immediately prior to the grant and the term of the Options are 10 years. Options exercisable into 787,700 shares of Common Stock will be available for further grants.



Vote Required                       The approval and adoption of the
                                    New Plan and cancellation of the 1995 and 1996 Plans of the Company will require the affirmative vote of a majority of the votes held by disinterested shareholders represented and voting at the Meeting.

ACQUISITION OF 5% WORKING
INTEREST IN THE VALENTINE PROSPECT:



The Acquisition                     Pursuant to an agreement dated April 8,
                                    1998, Optima agreed to acquire a 5% working interest in the Valentine prospect from Colima Oil Company ("Colima") as to 2% and
                                    7804 Yukon, Inc. ("Yukon") as to 3% (the
                                    "Acquisition"). The total purchase price for the 5% working interest is US$675,300
                                    (US$270,120 to Colima and US$405,180 to
                                    Yukon). US$325,300 of the purchase price will be paid by way of common shares of Optima at the deemed price of US$1.6265 per share. See "Particulars of Matters to be Acted Upon - Proposal No. 8 - Acquisition of
                                    5% Working Interest in the Valentine
                                    Prospect".



Colima and Yukon                    Yukon is owned by Emile Stehelin, a director
                                    of Optima, as to 51% and Robert Hodgkinson, President and director of Optima, as to 49%.
                                    Colima is wholly owned by William Leuschner, Chairman of Optima. As such, the Acquisition is a non-arms' length transaction.



Vote Required                       The approval of the Acquisition will require
                                    the affirmative vote of a majority of the votes held by disinterested shareholders represented and voting at the Meeting.



                                    CORPORATE STRUCTURE



The Company's corporate structure before and after the completion of the Merger Transaction is as follows:



PRIOR TO THE MERGER


                                   [GRAPHIC]


The Company's current directors and officers are: Robert L. Hodgkinson (CEO, President and Director), William C. Leuschner (Chairman and Director), Ronald
P. Bourgeois (CFO, Secretary and Director), Emile D. Stehelin (Director) and Martin G. Abbott (Director).

 AFTER MERGER


                                   [GRAPHIC]


Upon completion of the Merger Transaction, provided the Amex Nominees are elected as directors of the Company, the following will be the directors and officers of the Company: Charles T. Goodson (President, CEO and Director), Alfred J. Thomas, II (COO and Director), Ralph J. Daigle (Senior VP, Exploration and Director), Robert R. Brooksher (CFO, Secretary and Director), Daniel G. Fournerat (Director), Robert L. Hodgkinson (Director) and William C. Leuschner (Chair and Director);



                                 SHARE OWNERSHIP



As of the record date, the Company has 11,002,346 common shares outstanding. Upon the completion of the Merger Transaction and the Valentine Acquisition, it will have 18,537,347 shares outstanding.



The following is the number of shares held by the Amex Nominees and Optima directors and officers before and after the completion of the Merger Transaction and Valentine Acquisition and the issuance of the options under the New Plan:



--------------------------------------------------------------------------------
                                    COMMON(1)     COMMON SHARES HELD IF MERGER
                                   SHARES HELD    AND VALENTINE ACQUISITION ARE
  NAME AND PRESENT COMPANY OR      (INCLUDING     COMPLETED (INCLUDING OPTIONS)
         AMEX POSITION              OPTIONS)      AND % OF OUTSTANDING SHARES(1)
--------------------------------------------------------------------------------


ROBERT L. HODGKINSON              1,150,000(2)            1,170,000(2)(8)(10)
President, CEO and Director of                                 6.85%
Optima
--------------------------------------------------------------------------------
WILLIAM C. LEUSCHNER                685,225(3)              740,225(3)(9)
Chairman of the Board and                                       4.0%
Director of Optima
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    COMMON(1)     COMMON SHARES HELD IF MERGER
                                   SHARES HELD    AND VALENTINE ACQUISITION ARE
  NAME AND PRESENT COMPANY OR      (INCLUDING     COMPLETED (INCLUDING OPTIONS)
         AMEX POSITION              OPTIONS)      AND % OF OUTSTANDING SHARES(1)
--------------------------------------------------------------------------------
EMILE D. STEHELIN                  572,342(4)              692,342(10)
Director of Optima                                            3.73%
--------------------------------------------------------------------------------
RONALD P. BOURGEOIS                134,151(5)              159,151(11)
CFO, Secretary and Director of                                0.86%
Optima
--------------------------------------------------------------------------------
MARTIN G. ABBOTT                    65,656(6)               40,656(12)
Director of Optima                                            0.22%
--------------------------------------------------------------------------------
CHARLES T. GOODSON                  30,000(7)            2,567,250(7)(13)
President of Amex                                            13.85%
--------------------------------------------------------------------------------
ALFRED J. THOMAS, II                30,000(7)            2,567,251(7)(14)
C.E.O. of Amex                                               13.85%
--------------------------------------------------------------------------------
RALPH J. DAIGLE                          0               2,200,500(15)
Senior Vice President of                                     11.87%
Exploration for Amex
--------------------------------------------------------------------------------
ROBERT R. BROOKSHER                 11,600                  11,600(16)
Chief Financial Officer of Amex                               0.01%
--------------------------------------------------------------------------------
DANIEL G. FOURNERAT                      0                       0
                                                                 0%
--------------------------------------------------------------------------------




1. Numbers of common shares beneficially owned by nominees (directly or indirectly, or over which control or direction is exercised) are based on information furnished to the Company by the nominees. Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission as described in note (1) to the table under "Voting Securities and Principal Holders of Voting Shares".



2. Includes shares held indirectly through Hodgkinson Equities Corporation, a company wholly-owned by Robert L. Hodgkinson and 200,000 options.



3. Includes shares held indirectly in the name of Leuschner International Resources Ltd., a company wholly-owned by William C. Leuschner and 125,000 options.



4.      Includes 75,000 options.



5.      Includes 75,000 options.



6.      Includes 50,000 options.



7. Includes shares held indirectly in the name of American Explorer Inc., a company owned by Charles T. Goodson and Alfred J. Thomas II, as to 50% each.



8. 100,000 options will be cancelled upon completion of the Merger and adoption of a new stock option plan.



9. 25,000 options will be cancelled upon completion of the Merger and adoption of a new stock option plan. Includes 80,000 common shares issued pursuant to the Acquisition to Colima Oil Company, a company owned 100% by William Leuschner.



10. Includes 120,000 common shares issued pursuant to the Acquisition to 7804 Yukon, Inc., a company owned 51% by Emile Stehelin and 49% by Robert Hodgkinson.



11.     Includes 25,000 options to be issued under the new stock option plan.

12. 25,000 options will be cancelled upon completion of the Merger and adoption of a new stock option plan.



13. Includes 2,567,250 common shares issued to Goodson Exploration Company, a company owned 100% by Mr. Goodson, pursuant to the Merger. He has the right to acquire a further 583,450 shares under the Contingent Issue Rights under the Merger Agreement.



14. Includes 2,567,251 common shares issued to NAB Financial, L.L.C., a company owned by Mr. Thomas and his family, pursuant to the Merger. He has the right to acquire a further 583,451 shares under the Contingent Issue Rights under the Merger Agreement.



15. Includes 2,200,500 common shares issued to Dexco Energy, Inc., a company owned 100% by Mr. Daigle, pursuant to the Merger. He has the right to acquire a further 500,100 shares under the Contingent Issue Rights under the Merger Agreement.



16. If Mr. Brooksher exercises his option to acquire 5% of Amex, he will acquire 378,350 common shares of the Company and rights to acquire 83,350 common shares, representing 5% of the Shares and Rights Shares to be acquired by the Target Corporations under the Merger.



                    SUMMARY HISTORICAL FINANCIAL INFORMATION



The following table sets forth certain summary historical financial data for the Company for the last five years ended December 31, 1997 and for Amex for the period from inception to December 31, 1995 and the last two fiscal years ended December 31, 1997, and for both for the three months ended March 31, 1998 and 1997, respectively. The data presented below has been derived from and should be read in conjunction with the financial statements of the Company and the financial statements of Amex, and the related notes thereto set forth elsewhere in this Proxy Statement or incorporation by reference. Summary financial data at March 31, 1998 and for the three months ended March 31, 1998 and 1997, respectively, for the Company and Amex are derived from the unaudited financial statements of the Company and Amex and include all adjustments (consisting only of normally recurring adjustments) that the Company and Amex each consider necessary for a fair presentation of operating results for such interim periods. Results for interim periods are not necessarily indicative of results for the full year. See "Management's Discussion and Analysis of the Financial Condition and Results of Operations" in "Information Concerning the Company" and "Information Concerning Amex" for a discussion of matters that affect the comparability of the information presented. All of the statements are in Canadian dollars for the Company and United States dollars for Amex.



Optima Historical Selected Financial Data:



------------------------------------------------------------------------------------------------------------
     ALL IN $1,000'S                            AS AT DECEMBER 31,
     EXCEPT EARNINGS
    (LOSS) PER SHARE
    AND NO. OF SHARES
                            1997(1)          1996(2)         1995(3)           1994             1993
------------------------------------------------------------------------------------------------------------
SELECTED STATEMENT OF
OPERATIONS DATA:
Total Revenues:             $      7,649     $     12,863    $      6,763     $      4,137     $      3,216
Net Income (loss for the    $     (4,835)    $        229    $     (1,155)    $     (4,305)    $       (261)
year):
Per Share Net Income        $      (0.43)    $       0.02    $      (0.13)    $      (0.56)    $      (0.05)
(loss):

Weighted Ave. No. of          11,159,663       10,945,927       9,031,583        7,625,417        5,380,125
Shares Outstanding:
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
     ALL IN $1,000'S                            AS AT DECEMBER 31,
     EXCEPT EARNINGS
    (LOSS) PER SHARE
    AND NO. OF SHARES
                               1997         1996         1995         1994         1993
------------------------------------------------------------------------------------------
SELECTED BALANCE SHEET
DATA:
Cash and Cash
Equivalents:                   $ 5,660      $ 2,055      $ 1,023      $   315      $   604
Accounts Receivable:           $ 2,220      $ 2,516      $ 2,472      $ 1,778      $   899
Cash In Trust:                 $   715           --           --           --           --
Note Receivable (current
portion):                      $   130      $   124      $   494           --           --
Total Current Assets:          $ 8,726      $ 4,696      $ 3,989      $ 2,094      $ 3,489
Petroleum and natural gas
interests ("full cost"):       $17,696      $34,764      $33,500      $22,260      $16,780
Total Assets:                  $28,143      $41,215      $39,178      $24,794      $21,171
Current Liabilities (inc
current portion of
    long term debt):           $   869      $ 3,408      $ 3,242      $ 2,107      $   656
Long-term Debt:                $   143      $ 6,119      $ 7,390      $ 1,849      $ 1,349
Revenue in Dispute:            $ 1,024           --           --           --           --
Stockholders' Equity:          $25,738      $31,472      $28,478      $20,837      $19,167
------------------------------------------------------------------------------------------

(1) Effective January 1, 1997, the Company sold a substantial portion of its Canadian petroleum and natural gas interests. The effects on 1997 results compared to prior years are discussed under Results of Operations in the Company's December 31, 1997 audited financial statements.



(2) Effective September 8, 1995, the Company acquired Roxbury Capital Corp. ("Roxbury"). As a result of this acquisition, 1996 production and sales volumes increased significantly compared to 1995 as discussed under Results of Operations in the Company's December 31, 1997 audited financial statements.



(3) 1995's results were also affected by the Roxbury acquisition and an increase in drilling activity as discussed under Results of Operations in the Company's December 31, 1997 audited financial statements.




-------------------------------------------------------------------------------------------
           ALL IN $1,000'S                                     UNAUDITED
           EXCEPT EARNINGS                        THREE MONTH PERIOD ENDED MARCH 31,
           (LOSS) PER SHARE
          AND NO. OF SHARES                        1998                         1997
-------------------------------------------------------------------------------------------
SELECTED STATEMENT OF OPERATIONS
DATA:
Total Revenues:                                    $     1,119                  $     2,467

Net Income (loss for the year):                    $    (1,000)                 $       208
Per Share Net Income (loss):                       $     (0.09)                 $      0.02
Weighted Ave. No. of Shares
Outstanding:                                        11,002,346                   11,313,653
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
        ALL IN $1,000'S                                     UNAUDITED
        EXCEPT EARNINGS                      THREE MONTH PERIOD ENDED MARCH 31, 1998
       (LOSS) PER SHARE
       AND NO. OF SHARES
-------------------------------------------------------------------------------------
SELECTED BALANCE SHEET DATA:
Cash and Cash Equivalents:                                   $5,033
Accounts Receivable:                                         $1,943
Note Receivable (current portion):                             $128
Total Current Assets:                                        $7,105
Cash In Trust:                                                 $706
Petroleum and natural gas interests
("full cost"):                                              $17,285
Total Assets:                                               $26,959
Current Liabilities (inc. current
portion of long term debt):                                    $662
Long-term Debt:                                                $142
Revenue in Dispute:                                          $1,048
Stockholders' Equity:                                       $24,738
-------------------------------------------------------------------------------------



Amex Historical Selected Financial Data:




-----------------------------------------------------------------------------------------
                                     FISCAL YEAR ENDED DECEMBER 31,
      ALL IN $1,000'S             1997           1996           INCEPTION (MARCH 2, 1995)
                                                                THROUGH DECEMBER 31, 1995
-----------------------------------------------------------------------------------------
SELECTED STATEMENT OF
OPERATIONS DATA:
Total Revenues:               $  6,836       $  4,589           $   2,336
Net Income for the year:      $    938       $  1,311           $     (62)
Per Share Net Income (loss):       N/A            N/A                 N/A
Weighted Ave. No. of Shares
Outstanding:                       N/A            N/A                 N/A
-----------------------------------------------------------------------------------------

------------------------------------------------------------------
      ALL IN $1,000'S               FISCAL YEAR ENDED DECEMBER 31,
      EXCEPT EARNINGS
     (LOSS) PER SHARE
     AND NO. OF SHARES          1997           1996
------------------------------------------------------------------
SELECTED BALANCE SHEET DATA:
Cash and Cash Equivalents:      $    172       $    206
Accounts Receivable:            $  1,468       $    726
Total Current Assets:           $  1,641       $    932
Oil and Gas Properties
("full cost"):                  $  7,416       $  2,634
Total Assets:                   $  9,891       $  5,125
Current Liabilities (inc.
current portion of
    long term debt):            $  4,258       $  2,091
Long-term Debt:                 $  1,600       $    ---
Members' Capital:               $  4,034       $  3,034
-------------------------------------------------------------------



---------------------------------------------------------------------------------------
           ALL IN $1,000'S                                        UNAUDITED
                                                     THREE MONTH PERIOD ENDED MARCH 31,
                                                      1998                        1997
---------------------------------------------------------------------------------------
SELECTED STATEMENT OF OPERATIONS DATA:
Total Revenues:                           $          1,650              $        1,135
Net Income (loss) for the period:         $          (423)              $          138
Per Share Net Income (loss):                          N/A                         N/A
Weighted Ave. No. of Shares                           N/A                         N/A
Outstanding:
---------------------------------------------------------------------------------------

           ALL IN $1,000'S                                        UNAUDITED
                                                     THREE MONTH PERIOD ENDED MARCH 31, 1998
SELECTED BALANCE SHEET DATA:
Cash and Cash Equivalents:                                  $        445
Accounts Receivable:                                        $        933
Total Current Assets:                                       $      1,379
Oil and Gas Properties:                                     $      7,775
Total Assets:                                               $     10,018
Current Liabilities (inc. current
portion of long term debt):                                 $      5,437
Long-term Debt:                                             $        970
Stockholders' Equity:                                       $      3,611
--------------------------------------------------------------------------------------------



                          SUMMARY PRO FORMA INFORMATION



The following summary pro forma financial information has been derived from and should be read in conjunction with the pro formal financial information and notes thereto included elsewhere in this Proxy Statement. The following summary pro forma consolidated statements of operations for the three months ended March 31, 1998 and the year ended December 31, 1997 combine the historical information of the Company adjusted to give effect to the Merger and the related pro forma adjustments. The pro forma statements of operations for the three months ended March 31, 1998 and the year ended December 31, 1997 reflect the consolidated operations of the Company and Amex as if the Merger had been consummated at January 1, 1997. All of the statements are in Canadian dollars. The following summary pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the results of operations and financial condition that would have been achieved if the transactions included in the pro forma adjustments had been consummated in accordance with the assumptions set forth below under "Pro Forma Condensed Financial Information", nor is it necessarily indicative of future operating results or financial condition.



---------------------------------------------------------------------------------------
                                                 THREE MONTHS
                                                     ENDED               YEAR ENDED
PRO FORMA                                        MARCH 31, 1998       DECEMBER 31, 1997
---------------------------------------------------------------------------------------
SELECTED STATEMENT OF OPERATIONS DATA:
Total Revenues:                                  $    4,135,192       $  20,859,214
Net Income (loss for the year):                  $   (2,030,703)      $  (4,929,070)
Per Share Net Income (loss):                     $        (0.11)      $       (0.27)
Weighted Ave. No. of Shares Outstanding:             18,337,347          18,494,664
---------------------------------------------------------------------------------------

--------------------------------------------------------------------------
                                                                AS AT
PRO FORMA                                                  MARCH 31, 1998
--------------------------------------------------------------------------
SELECTED BALANCE SHEET DATA:
Cash and Cash Equivalents:                                 $     5,664,355
Accounts Receivable:                                       $     3,264,876
Note Receivable (current portion):                         $       128,599
Total Current Assets:                                      $     9,057,830
Petroleum and natural gas interests ("full                 $    37,437,296
cost"):                                                    $    49,354,789
Total Assets:
Current Liabilities (inc. current portion of               $     7,514,128
    long term debt):                                       $     1,515,762
Long-term Debt:                                            $     1,047,664
Revenue in Dispute:                                        $    37,012,238
Stockholders' Equity
--------------------------------------------------------------------------



                           COMPARATIVE PER SHARE DATA



Set forth below are the comparative net income and book value per common share data of (i) of the Company on a historical basis, (ii) the market value per share of the Company and (iii) the Company on a pro forma combined basis giving effect to the Merger assuming it had occurred as of January 1, 1997 for the statements of operations and March 31, 1998 for the balance sheet, giving effect to the Merger as a purchase by Optima of all of the assets and liabilities of Amex, all on the basis described in the unaudited pro forma financial information and notes thereto included elsewhere in this Proxy Statement. The Company has not paid any dividends to its shareholders during the periods presented.



Given that Amex is a private limited liability corporation, per share data is not available.



The information set forth below should be read in conjunction with the respective audited and related notes of the Company included elsewhere in this Proxy Statement and the unaudited summary pro forma financial information and notes thereto included elsewhere in this Proxy Statement.



                           PER SHARE COMMON STOCK DATA



----------------------------------------------------------------------------------------------
                                                           YEAR ENDED       THREE MONTHS ENDED
                                                        DECEMBER 31, 1997     MARCH 31, 1998
----------------------------------------------------------------------------------------------
THE COMPANY
 Book value per share                                   $           2.34    $           2.25
 Net income (loss) per share                            $          (0.43)   $          (0.09)
 Market value per share                                 $           1.50    $           1.80
 Average number of shares outstanding                         11,159,663          11,002,346


OPTIMA PRO FORMA PER SHARE DATA:
 Book value per share                                                N/A    $           2.02
 Net income (loss) per share                            $          (0.27)   $          (0.11)
 Average number of shares outstanding                         18,494,664          18,337,347
----------------------------------------------------------------------------------------------

                 GLOSSARY OF OIL AND GAS TERMS AND ABBREVIATIONS



BBL - means barrels of oil and natural gas liquids



BOE - means barrels of oil equivalent



BOPD - means barrels of oil per day



MCF - means thousand cubic feet of natural gas



MMBTU - means million British thermal units



MMCF - means million cubic feet of natural gas



MMCFGPD - means million cubic feet of natural gas per day



MSTB - means thousand stock tank barrels



PROVED OIL AND GAS RESERVES - means the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.

(i) Reservoirs are considered proved if economic producibility is supported by either actual production or conclusive formation test. The area of a reservoir considered proved includes: (A) that portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any, and (B) the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data. In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

(ii) Reserves which can be produced economically through application of improved recovery techniques (such as fluid injection) are included in the "proved" classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.

(iii) Estimates or proved reserves do not include the following: (A) oil that may become available from known reservoirs but is classified separately as "indicated additional reserves"; (B) crude oil, natural gas, and natural gas liquids, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics, or economic factors; (C) crude oil, natural gas, and natural gas liquids, that may occur in undrilled prospects; and (D) crude oil, natural gas, and natural gas liquids, that may be recovered from oil shales, coal, gilsonite and other sources.

PROVED DEVELOPED OIL AND GAS RESERVES - means reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as "proved developed reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

PROVED UNDEVELOPED RESERVES - means reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Under no circumstances should estimates for proved undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.



% NET REVENUE INTEREST - means the interest holder's percentage share of production an interest holder is entitled to receive after deduction of royalties and carried interests



% WORKING INTEREST - means the interest holder's percentage share of costs and production prior to deduction of royalties and carried interests

3-D SEISMIC SURVEY - geophysical information, in three dimensional format, gathered by means of recording and analyzing energy waves reflected from subsurface bodies of rock



                                  RISK FACTORS



Shareholders of the Company should carefully consider the following risk factors, in addition to the other information contained in this Proxy Statement, in connection with their decision to approve the Continuation and the Merger. Unless the context otherwise requires, the following discussion concerns the business of the Company assuming the Merger becomes effective.



This Proxy Statement contains forward-looking statements. The words "anticipate," "believe," "expect," "plan," "intend," "estimate," "project," "will," "could," "may" and similar expressions are intended to identify forward-looking statements. These statements include information regarding oil and natural gas reserves, future drilling and operations, future production of oil and natural gas and future net cash flows. Such statements reflect the Company's and Amex's current views with respect to future events and financial performance and involve risks and uncertainties, including without limitation the risks described below. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, actual results may vary materially and adversely from those anticipated, believed, estimated or otherwise indicated.



EFFECTS OF THE CONTINUATION AND THE MERGER ON SHAREHOLDERS' RIGHTS. As a result of the Continuation, all shareholders of the Company will become shareholders in a Delaware corporation. The Company, as continued, will be a corporation organized under and governed by Delaware law, the Delaware Certificate of Incorporation of the Company and the Bylaws of the Company. As a result, the shareholders of the Company (other than those who exercise dissenters' rights in connection with the Continuation) will become shareholders in a Delaware corporation governed by Delaware law, and the Certificate of Incorporation attached hereto and Bylaws. While the rights and privileges of shareholders of a Delaware corporation under the Delaware law are, in many instances, comparable to those of shareholders of a CBCA corporation, there are certain material differences, which are summarized below in "Continuation Into the State of Delaware - Corporate Governance Differences." Shareholders of the Company are urged to carefully consider such information.



VOLATILITY OF OIL AND NATURAL GAS PRICES. The Company and Amex's revenues, operating results, profitability and future growth and the carrying value of its oil and natural gas properties will be substantially dependent upon the prices received for its oil and natural gas. Historically, the markets for oil and natural gas have been volatile and such volatility may continue or recur in the future. Various factors beyond the control of the Company will affect prices of oil and natural gas, including the worldwide and domestic supplies of oil and natural gas, the ability of the members of the organization of Petroleum Exporting Countries ("OPEC") to agree to and maintain oil price and production controls, political instability or armed conflict in oil or natural gas producing regions, the price and level of foreign imports, the level of consumer demand, the price, availability and acceptance of alternative fuels, the availability of pipeline capacity, weather conditions, domestic and foreign governmental regulations and taxes and the overall economic environment.



Any significant decline in the price of oil or natural gas would adversely affect the Company's revenues and operating income and could require an impairment in the carrying value of its oil and natural gas properties.



UNCERTAINTY OF RESERVE INFORMATION AND FUTURE NET REVENUE ESTIMATES. There are numerous uncertainties inherent in estimating quantities of proved oil and natural gas reserves and their values, including many factors beyond the control of the Company and Amex. Estimates of proved undeveloped reserves and reserves recoverable through enhanced oil recovery techniques are by their nature uncertain. The reserve information set forth in this Proxy Statement represents estimates only. Although the Company and Amex each believes such estimates as to its properties to be reasonable, reserve estimates are imprecise and should be expected to change as additional information becomes available.



Estimates of oil and natural gas reserves, by necessity, are projections based on engineering data, and there are uncertainties inherent in the interpretation of such data as well as the projection of future rates of production and the timing of development expenditures. Reserve engineering is a subjective process of estimating underground accumulations of oil and natural gas that are difficult to measure. The accuracy of any reserve estimate is a function of the quality of available data, engineering and geological interpretation and judgment. Estimates of economically recoverable oil and natural gas reserves and of future net cash flows necessarily depend upon a number of variable factors and assumptions, such as historical production from the area compared with production from other producing areas, the assumed effects of regulations by governmental agencies and assumptions concerning future oil and natural gas prices, future operating costs, severance and excise taxes, development costs and workover and remedial costs, all of which may in fact vary considerably from actual results. For these reasons, estimates of the economically recoverable quantities of oil and natural gas attributable to any particular group of properties, classifications of such reserves based on risk of recovery and estimates of the future net cash flows expected therefrom may vary substantially. Any significant variance in the assumptions could materially affect the estimated quantity and value of the reserves. Actual production, revenues and expenditures with respect to the Company's reserves will likely vary from estimates, and such variances may be material.



The discounted present value of reserves referred to in this Proxy Statement should not be construed as the current market value of the estimated oil and natural gas reserves attributable to the Company's or Amex's properties. In accordance with applicable requirements, the estimated discounted future net cash flows from proved reserves are based on prices and costs as of the date of the estimate, whereas actual future prices and costs may be materially higher or lower. Actual future net cash flows also will be affected by factors such as the amount and timing of actual production, supply and demand for oil and natural gas, refinery capacity, curtailments or increases in consumption by natural gas purchasers and changes in governmental regulations or taxation. The timing of actual future net cash flows from proved reserves, and thus their actual present value, will be affected by the timing of both the production and the incurrence of expenses in connection with development and production of oil and natural gas properties. In addition, the 10 percent discount factor, which is required to be used to calculate discounted future net cash flows for reporting purposes, is not necessarily the most appropriate discount factor based on interest rates in effect from time to time and risks associated with the Company, Amex or the oil and natural gas industry in general.



SUBSTANTIAL CAPITAL REQUIREMENTS. The Company's and Amex's current development plans require substantial capital expenditures in connection with the exploration, development and exploitation of oil and natural gas properties. Historically, the Company and Amex have funded capital expenditures through a combination of internally generated funds from sales of production or properties, equity contributions and long-term debt financing, and short-term financing arrangements. The Company and Amex anticipate that cash flow from operations will be sufficient to meet the Company's estimated capital expenditure requirements for a period of six months after the Merger. The Company and Amex believe that after such six -month period, the Company will require a combination of additional financing and cash flow from operations to implement future development plans. Neither the Company nor Amex currently has any arrangements with respect to, or sources of, additional financing other, than bank arrangements, and there can be no assurance that any additional financing will be available to it on acceptable terms or at all. Future cash flows and the availability of financing will be subject to a number of variables, such as the level of production from existing wells, prices of oil and natural gas and success in locating and producing new reserves. To the extent that future financing requirements are satisfied through the issuance of equity securities, shareholders of the Company may experience dilution that could be substantial. The incurrence of debt financing could result in a substantial portion of operating cash flow being dedicated to the payment of principal and interest on such indebtedness, could render the Company more vulnerable to competitive pressures and economic downturns and could impose restrictions on operations. If revenue were to decrease as a result of lower oil and natural gas prices, decreased production or otherwise, and the Company had no availability under bank arrangements or any other credit facility, the Company could have a reduced ability to execute current development plans, replace reserves or to maintain production levels, any of which could result in decreased production and revenue over time.



DRILLING AND OPERATING RISKS. Oil and natural gas drilling activities are subject to many risks, including the risk that no commercially productive reservoirs will be encountered. There can be no assurance that wells drilled by the Company will be productive or that the Company will recover all or any portion of its drilling costs. Drilling for oil and natural gas may involve unprofitable efforts, not only from dry wells, but from wells that are productive but do not produce sufficient net revenues to return a profit after drilling, operating and other costs. The cost of drilling, completing and operating wells is often uncertain. Drilling operations may be curtailed, delayed or cancelled as a result of numerous factors, many of which will be beyond the Company's control, including economic conditions, title problems, weather conditions, compliance with governmental requirements and shortages or delays in the delivery of equipment and services. Future drilling activities may not be successful and, if unsuccessful, such failure may have a material adverse effect on future results of operations and financial condition.



Oil and natural gas operations are subject to hazards and risks inherent in drilling for and producing and transporting oil and natural gas, such as fires, natural disasters, explosions, encountering formations with abnormal pressures, blowouts, cratering, pipeline ruptures and spills, any of which can result in the loss of hydrocarbons, environmental pollution, personal injury claims and other damage to properties. As protection against operating hazards, the Company and Amex currently maintain, and intend to cause the Company to maintain in the future, insurance coverage against some, but not all, potential losses. The Company may elect to self-insure in circumstances in which management believes that the cost of insurance, although available, is excessive relative to the risks presented. The occurrence of an event that is not covered, or not fully covered, by third-party insurance could have a material adverse effect on the Company's business, financial condition and results of operations.



TAX TREATMENT OF THE CONTINUATION. Under certain circumstances, the Continuation may result in taxation of the Company under Canadian federal income tax laws and/or United States federal income tax laws. Under Canadian income tax laws, the Company will be deemed to have disposed of all of its property for proceeds of disposition equal to the fair market value of that property upon the Continuation and will be subject to tax on any income and net taxable capital gains arising from such deemed disposition. Additionally, the Company will be subject to tax at a rate of five percent of the amount by which the fair market value of the Company's assets net of liabilities exceeds the paid-up capital of the Company's issued and outstanding shares. Based upon the valuation of the Company's assets and the capital structure of the Company, management of the Company has advised that these provisions should not result in any Canadian tax liability. There can be no assurance, however, that Revenue Canada will agree with the valuations and Canadian income taxes could arise.



In addition, there is a significant risk that the Company will be subject to United States federal income tax on the excess, if any, of the fair market value of the Company's common shares deemed to be distributed to its shareholders upon Continuation over the Company's basis in such stock at the time of the deemed distribution. The Company will have a basis in the Company's common shares equal to its basis in the assets deemed transferred pursuant to the Continuation reduced by the sum of the amount of the liabilities of the Company assumed upon Continuation and the amount of liabilities to which the former assets of the Company are subject. Based on the Company's determination of its tax basis in the the Company's common shares, the Company believes that the fair market value of such stock on the date of the Continuation will be less than the Company's basis in such stock on such date and, therefore, the Company will recognize no gain on the deemed distribution. Consequently, based upon the foregoing, the Company should recognize no gain for United States federal income tax purposes on the Continuation. There can be no assurance, however, that the United States Internal Revenue Service will agree with the Company. Any disagreement could result in the company owing United States federal income taxes as a result of the Continuation.



COMPLIANCE WITH GOVERNMENTAL REGULATIONS. Oil and natural gas operations are subject to extensive federal, state and local laws and regulations relating to the exploration for, and the development, production and transportation of, oil and natural gas, as well as safety matters, which may be changed from time to time in response to economic or political conditions. Matters subject to regulation by federal, state and local authorities include permits for drilling operations, road and pipeline construction, reports concerning operations, the spacing of wells, unitization and pooling of properties, taxation and environmental protection. Any delays in obtaining approvals or material alterations to the Company's development plans could have a material adverse effect on operations. From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of oil and natural gas wells below actual production capacity in order to conserve supplies of oil and natural gas. Although the Company and Amex each believes that it is in substantial compliance with all applicable laws and regulations, the requirements imposed by such laws and regulations are frequently changed and subject to interpretation, and neither the Company nor Amex can predict the ultimate cost of compliance with these requirements or their effect on operations. Significant expenditures may be required to comply with governmental laws and regulations and may have a material adverse effect on the Company's financial condition and results of operations.



COMPLIANCE WITH ENVIRONMENTAL REGULATIONS. The Company's and Amex's operations are now, and the operations of the Company will be, subject to complex and constantly changing environmental laws and regulations adopted by federal, state and local governmental authorities. The implementation of new, or the modification of existing, laws or regulations could have a material adverse effect on the Company. The discharge of oil, natural gas or other pollutants into the air, soil or water may give rise to significant liabilities on the part of the Company to the government and third parties and may require the Company to incur substantial costs of remediation. Moreover, both the Company and Amex have agreed to indemnify sellers of certain properties purchased by them against certain liabilities for environmental claims associated with such properties. No assurance can be given that existing environmental laws or regulations, as currently interpreted or reinterpreted in the future, or future laws or regulations will not materially adversely affect the Company's results of operations and financial condition or that material indemnity claims will not arise against the Company with respect to properties acquired previously by the Company or Amex or that may be acquired in the future by the Company.



LIMITED OPERATING HISTORY. Amex, which was formed by the Target corporations in March 1995, has a limited operating history upon which investors may base their evaluation of Amex's performance. As a result of Amex's recent formation and the brief operating history of the its properties, the operating results from Amex's operation of its properties may not be indicative of future results that may be obtained by the Company. There can be no assurance that the Company will maintain the current level of revenues, oil and natural gas reserves or production attributable currently to the Amex's properties or the Company. Any future growth of the Company's oil and natural gas reserves, production and operations could place significant demands on the Company's financial, operational and administrative resources.

RESERVE REPLACEMENT RISK. The future success of the Company will depend in large part upon its ability to find, develop or acquire additional oil and natural gas reserves that are economically recoverable. The Company's proved reserves will generally decline as reserves are depleted, except to the extent that the Company conducts successful exploration or development activities or acquires properties containing proved reserves. At December 31, 1997, approximately 5% the Company's total proved reserves, and 8% of Amex 's total proved reserves associated with the Amex properties, were undeveloped. In order to increase reserves and production, the Company must continue development and exploitation drilling programs or undertake other replacement activities. Current development plans include increasing the Company's reserve base through continued drilling, development and exploitation of existing properties of the Company and Amex as well as exploration of new Amex prospects. There can be no assurance, however, that planned development and exploitation projects will result in significant additional reserves or that the Company will have success drilling productive wells at anticipated finding and development costs.



DEPENDENCE ON KEY PERSONNEL. The Company will enter into management agreements with several of the Amex nominees to provide certain management services to the Company. The Company's success will, therefore, be highly dependent on these persons, being Charles Goodson, Alfred Thomas, II, Ralph Daigle and Robert Brooksher. Loss of the services of any of those individuals could have a material adverse effect on the Company's operations. See "The Merger Transaction."



CONTROL BY EXISTING SHAREHOLDERS. Upon completion of the Merger and the Valentine Acquisition, the officers and directors of the Company will beneficially own approximately 50% of the outstanding The Company's common shares. Accordingly, such persons would be able to control the outcome of shareholder votes, including votes concerning the election of directors, the adoption or amendment of provisions in the Company Certificate or Bylaws and the approval of mergers and other significant corporate transactions.



COMPETITION. The Company will operate in the highly competitive areas of oil and natural gas acquisition, exploration, exploitation and production with other companies, many of which have substantially larger financial resources, operations, staffs and facilities. In seeking to acquire desirable producing properties or new leases for future exploration and in marketing its oil and natural gas production, the Company will face intense competition from both major and independent oil and natural gas companies. Many of these competitors have financial and other resources substantially in excess of those available to the Company. The effects of this highly competitive environment could have a material adverse effect on the Company.



ACQUISITION RISKS. The Company has grown primarily through the acquisition, development and exploitation of oil and natural gas properties. Although the Company and Amex expect the Company to concentrate on such activities in the future, the Company and Amex expect that the Company may evaluate and pursue from time to time acquisitions in Southern Louisiana and the U.S. Gulf Coast area and in other areas that provide attractive investment opportunities for the addition of production and reserves and that meet selection criteria. The successful acquisition of producing properties and undeveloped acreage requires an assessment of recoverable reserves, future oil and natural gas prices, operating costs, potential environmental and other liabilities and other factors that will be beyond the Company's control. This assessment is necessarily inexact and its accuracy is inherently uncertain. In connection with such an assessment, the Company will perform a review of the subject properties it believes will be generally consistent with industry practices. This review, however, will not reveal all existing or potential problems, nor will it permit a buyer to become sufficiently familiar with the properties to assess fully their deficiencies and capabilities. Inspections may not be performed on every well, and structural and environmental problems are not necessarily observable even when an inspection is undertaken. The Company will generally assume preclosing liabilities, including environmental liabilities, and will generally acquire interests in the properties on an "as is" basis. With respect to its acquisitions to date, neither the Company nor Amex has material commitments for capital expenditures to comply with existing environmental requirements. There can be no assurance that any acquisitions will be successful. Any unsuccessful acquisition could have a material adverse effect on the Company.



ABSENCE OF DIVIDENDS ON COMMON STOCK. The Company has not ever declared or paid cash dividends on its common stock and anticipates that future earnings, if any, of the Company will be retained for development of its business.



POSSIBLE DECLINE IN STOCK PRICE FROM FUTURE SALES OF COMMON SHARES. Upon completion of the Continuation and the Merger and the Valentine Acquisition, the Company will have a total of 18,537,347 shares outstanding. Sales of substantial amounts of The Company's common shares in the public market following the Merger, or the perception that such sales could occur, could materially and adversely affect the prevailing market price of the Company's common shares and could impair the Company's future ability to raise capital through an offering of its equity securities.

                         PERSONS MAKING THE SOLICITATION



This Proxy Statement/Information Circular/Prospectus ("Proxy Statement") is furnished in connection with the solicitation of proxies being made by Management and the Board of Directors of OPTIMA PETROLEUM CORPORATION (the "Company" or "Optima") for use at the Annual and Special Meeting of Shareholders (the "AGM" or "Meeting") to be held on Tuesday, June 30, 1998 at the time and place and for the purposes set forth in the accompanying Notice of Annual and Special Meeting of Shareholders. While it is expected that the solicitation will be made primarily by mail, proxies may be solicited personally or by telephone by directors, officers and employees of the Company.


All costs of this solicitation will be borne by the Company.

                      APPOINTMENT AND REVOCATION OF PROXIES


This Proxy Statement and the accompanying Proxy will first be mailed to shareholders on or about May 28, 1998 (all information as at May 26, 1998 unless otherwise noted).


The individuals named in the accompanying Proxy are directors and/or officers of the Company. A SHAREHOLDER WISHING TO APPOINT SOME OTHER PERSON (WHO NEED NOT BE A SHAREHOLDER) TO REPRESENT HIM OR HER AT THE AGM HAS THE RIGHT TO DO SO, EITHER BY INSERTING SUCH PERSON'S NAME IN THE BLANK SPACE PROVIDED IN THE PROXY OR BY COMPLETING ANOTHER PROXY. The Proxy will not be valid unless it is completed and delivered to the Montreal Trust Company of Canada not less than 48 hours (excluding Saturdays, Sundays and holidays) before the AGM at which the person named therein purports to vote in respect thereof, or deposited with the Chair of the Meeting on the day of the Meeting prior to its commencement.


A shareholder who has given a Proxy may revoke it by an instrument in writing delivered either to the registered office of the Company at 2100 - 1111 West Georgia Street, Vancouver, British Columbia, V7X 1K9 at any time up to and including the last business day preceding the day of the AGM or an adjournment thereof, or to the Chair of the Meeting on the day of the AGM or an adjournment thereof.


Revocation of a Proxy does not affect any matter on which a vote has been taken before the revocation.

                             EXERCISE OF DISCRETION


THE SHARES OF THE COMPANY COMMON STOCK REPRESENTED BY A PROXY WILL BE VOTED OR WITHHELD FROM VOTING BY THE PROXY HOLDER IN ACCORDANCE WITH THE INSTRUCTION OF THE SHAREHOLDER. IF THE SHAREHOLDER SPECIFIES A CHOICE WITH RESPECT TO ANY MATTER TO BE ACTED UPON, THE SHARES WILL BE VOTED ACCORDINGLY. IN THE ABSENCE OF ANY INSTRUCTION IN A PROXY, IT IS INTENDED THAT SUCH PROXY WILL BE UTILIZED TO VOTE FOR ELECTION TO THE BOARD OF DIRECTORS OF THE COMPANY OF THE PERSONS NOMINATED BY THE BOARD OF DIRECTORS, THE APPOINTMENT OF KPMG AS AUDITORS, AND FOR THE APPROVAL OF THE MERGER, THE CONTINUANCE, THE NAME CHANGE, THE AMENDMENT TO THE STOCK OPTIONS AND CANCELLATION OF THE BALANCE OF THE STOCK OPTIONS, THE ADOPTION OF THE NEW STOCK OPTION PLAN AND THE ACQUISITION OF THE VALENTINE PROSPECT INTEREST.


A properly executed proxy marked "ABSTAIN", although counted for purposes of determining whether there is a quorum and for purposes of determining the aggregate voting power and number of shares represented and entitled to vote at the Meeting, will not be voted. Accordingly, abstentions will have the same effect as a vote against the proposal. Shares represented by "broker non-votes" (i.e., shares held by brokers or nominees which are represented at a meeting but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will be counted for purposes of determining the aggregate voting power and number of shares represented at the Meeting but will be disregarded in the calculation of a plurality or of "votes cast". Accordingly, "broker non-votes" will have no effect on the proposal as to which the broker has no authority to vote.



THE ACCOMPANYING INSTRUMENTS OF PROXY CONFER DISCRETIONARY AUTHORITY ON THE PERSONS NAMED THEREIN WITH RESPECT TO AMENDMENTS OR VARIATIONS TO MATTERS IDENTIFIED IN THE NOTICE OF SPECIAL MEETING AND IN THE CONSENT, AND WITH RESPECT TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING. FOR THOSE SHAREHOLDERS VOTING AGAINST THE PROPOSALS CONTAINED IN THE PROXY FOR THE MEETING, THE DISCRETIONARY AUTHORITY OF THOSE NAMED THEREIN WILL NOT BE VOTED TO ADJOURN ANY MEETING. AT THE DATE HEREOF, MANAGEMENT OF THE COMPANY KNOWS OF NO SUCH AMENDMENTS, VARIATIONS OR OTHER MATTERS TO COME BEFORE THE MEETING OR TO BE ACTED UPON PURSUANT TO THE CONSENT OTHER THAN THE MATTERS REFERRED TO IN THE NOTICE OF MEETING.



THE DIRECTORS AND OFFICERS OF THE COMPANY OWN 2,607,374 COMMON SHARES OF THE COMPANY IN THE AGGREGATE, AS OF THE RECORD DATE, REPRESENTING 23.7% OF THE OUTSTANDING SHARES. THEY WILL VOTE THESE SHARES IN FAVOUR OF ALL MATTERS DISCLOSED IN THIS PROXY.


          VOTING SECURITIES AND PRINCIPAL HOLDERS OF VOTING SECURITIES


As of May 26, 1998, the Company had outstanding 11,002,346 fully paid and non-assessable common shares without par value, each share carrying the right to one vote.



Only shareholders of record at the close of business on May 26, 1998 will be entitled to receive the Notice of Annual and Special Meeting of Shareholders and to vote or to have their shares voted at the AGM.



The following table sets forth the beneficial ownership of common shares of the Company as at May 26, 1998 of each person (including any group as that term is used in section 13(d)(3) of the U.S. Securities Exchange Act of 1934, as amended) known by the Company to be the beneficial owner of more than five percent of the common shares of the Company, of each Director or nominee who owns any such shares, of each Named Executive Officer (as defined below) and of all officers and directors of the Company as a group:



                                                                     Number of
                                                                     Shares
                                                                     Beneficially   Percentage
                                                                     Owned           of Class
                                                                     including         (not
Title of Class   Name and Address of Beneficial Owner                options(1)     including
                                                                                     options)
Common Shares    R.L. Hodgkinson, Vancouver, B.C., Canada            1,150,000(2)      8.6%
                 (director, officer)

                                                                     Number of
                                                                     Shares
                                                                     Beneficially   Percentage
                                                                     Owned           of Class
                                                                     including         (not
Title of Class   Name and Address of Beneficial Owner                options(1)     including
                                                                                     options)
Common Shares    Wellington Management, Boston, MA, USA              1,079,000         9.8%
Common Shares    State Street Research & Management, Boston, MA,       572,000         5.2%
                 USA
Common Shares    W.C. Leuschner, Calgary, Alberta, Canada              685,225(2)      5.1%
                 (director, officer)
Common Shares    E.D. Stehelin, Whitehorse, Yukon, Canada              572,342(2)      4.5%
                 (director)
Common Shares    R.P. Bourgeois, Vancouver, B.C., Canada               134,151(2)       *
                 (director, officer)
Common Shares    M.G. Abbott, Calgary, Alberta, Canada (director)       65,656(2)       *
Common Shares    C.T. Goodson, Lafayette, LA, USA                       30,000(3)       *
Common Shares    A.J. Thomas, II, Lafayette, LA, USA                    30,000(3)       *
Common Shares    R.J. Daigle, Lafayette, LA, USA                             0           0%
Common Shares    R.R. Brooksher, Lafayette, LA, USA                     11,600          *
Common Shares    D.G. Fournerat, Lafayette, LA, USA                          0           0%
Common Shares    All directors and executive officers as a group     2,607,374        23.7%
                 (5 persons)


*  Less than 1%


(1) Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Options to purchase shares of Common Stock which are currently exercisable or will become exercisable within 60 days of May 26, 1998 (the Record
        Date), are deemed to be outstanding for purposes of computing the percentage of the shares held by an individual but are not outstanding for purposes of computing the percentage of any other person. Except as indicated otherwise in the footnotes below, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2)     Includes options currently exercisable by these individuals as follows:
        R.L. Hodgkinson 200,000; W.C. Leuschner 125,000, E. D. Stehelin 75,000, R.P. Bourgeois 75,000 and M.G. Abbott 50,000.


(3) Includes shares held indirectly in the name of American Explorer Inc., a company owned by Charles T. Goodson, and Alfred J. Thomas, II as to 50% each.


                             EXECUTIVE COMPENSATION



Set out below are particulars of compensation paid to the following persons (the "Named Executive Officers"):

(a)     the Company's chief executive officer;

(b) each of the Company's four most highly compensated executive officers, other than the chief executive officer, who were serving as executive officers at the end of the most recently completed financial year and whose total salary and bonus exceed $100,000 per year; and

(c) any additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as an executive officer of the Company at the end of the most recently completed financial year.

As at December 31, 1997, the end of the most recently completed fiscal year of the Company, the Company had three Named Executive Officers, Robert L. Hodgkinson, the Chief Executive Officer, President and a director of the Company, William C. Leuschner, the Chairman and a director of the Company and Ronald P. Bourgeois, the Chief Financial Officer and a director of the Company.

SUMMARY COMPENSATION TABLE

The following table is a summary of compensation paid to the Named Executive Officers and directors as a group for the three most recently completed financial years. Specific aspects of this compensation are dealt with in further detail in the following tables.

Unless otherwise indicated, in this Proxy Statement all references to dollars are in Canadian currency.

                                         Annual Compensation                   Long Term Compensation
                                  ---------------------------------     ------------------------------------
                                                                                  Awards             Payouts
                                                                        --------------------------   -------
                                                                        Securities      Restricted
                        Fiscal                           Other          Underlying       Stock        LTIP        All Other
Name and                 Year     Salary     Bonus       Annual         Options/SARs     Awards      Payouts     Compensation
Principal Position      Ending     ($)        ($)      Compensation         (#)            (#)         ($)           ($)
                                                           ($)
Robert L. Hodgkinson    1997       Nil        Nil       150,000(1)           Nil           Nil         N/A           Nil
CEO, President and      1996       Nil        Nil       150,000(1)       200,000           Nil         N/A           Nil
Director                1995       Nil        Nil       166,500(2)       150,000(3)        Nil         N/A           Nil

William C. Leuschner    1997       Nil        Nil       150,000(4)           Nil           Nil         N/A           Nil
Chairman and Director   1996       Nil        Nil       150,000(4)       125,000           Nil         N/A           Nil
                        1995       Nil        Nil       149,000(2)       150,000(3)        Nil         N/A           Nil

Ronald P. Bourgeois     1997       Nil        Nil       118,000(5)           Nil           Nil         N/A           Nil
CFO, Secretary and      1996       Nil        Nil       118,000(5)        75,000           Nil         N/A           Nil
Director                1995       Nil        Nil        96,000(2)       125,000(3)        Nil         N/A           Nil

(1) These monies were paid to Hodgkinson Equities Corporation, a private company of which Mr. Hodgkinson is the principal shareholder, pursuant to a consulting agreement. Refer to "Management Contracts" for further particulars.


(2) Includes compensation paid by Roxbury Capital Corporation in 1995 prior to the plan of arrangement.

(3) All securities under options granted prior to the grant of April 3, 1995 were cancelled pursuant to the terms and conditions of the Company's current stock option plan.

(4) These monies were paid to Leuschner International Resources Ltd., a private company of which Mr. Leuschner is the Chairman and principal shareholder, pursuant to a consulting agreement. Refer to "Management Contracts" for further particulars.

(5) These monies were paid to Mr. Bourgeois pursuant to a consulting agreement. Refer to "Management Contracts" for further particulars.


OPTIONS/SARS GRANTED DURING THE MOST RECENTLY COMPLETED FISCAL YEAR

During the Company's most recently completed fiscal year, there were no incentive stock options granted to the Named Executive Officers and no SARs (stock appreciation rights) were granted during this period.

AGGREGATED OPTION/SAR EXERCISES DURING THE MOST RECENTLY
COMPLETED FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUES

The following table sets out incentive stock options exercised by the Named Executive Officers during the most recently completed fiscal year as well as the fiscal year end value of stock options held by the Named Executive Officers. During this period, no outstanding SARs were held by Named Executive Officers.

                                                              No. of Securities Underlying          Value of Unexercised
                         Securities                            Unexercised Options/SARs          In-the-Money Options/SARs
                         Acquired on         Value              at Fiscal Year-End (#)             at Fiscal Year-End($)
 Name                    Exercise (#)      Realized($)(1)     Exercisable/Unexercisable        Exercisable/Unexercisable(2)
----------------------   ------------      --------------     ----------------------------     ----------------------------
 Robert L. Hodgkinson      Nil                 Nil                  200,000 / Nil                        Nil / Nil
 William C. Leuschner      Nil                 Nil                  200,000 / Nil                        Nil / Nil
 Ronald P. Bourgeois       Nil                 Nil                  153,000 / Nil                        Nil / Nil

(1) Based on the difference between the option exercise price and the closing market price of the Company's shares, on the date of exercise.

(2) In-the-Money options are those where the market value of the underlying securities at the fiscal year end exceeds the exercise price of the options. The closing market price of the Company's shares as at December 31, 1997 (ie. fiscal year end) was $1.50.

LONG-TERM INCENTIVE PLANS - AWARDS IN MOST RECENTLY COMPLETED FISCAL YEAR

The Company does not have a Long-Term Incentive Plan in place and therefore there were no awards made under any long-term plan to the Named Executive Officers during the Company's most recently completed fiscal year. A "Long-Term Incentive Plan" is a plan under which awards are based on performance over a period longer than one fiscal year, other than a plan for options, SARs (stock option appreciation rights) or restricted share compensation.

DEFINED BENEFIT OR ACTUARIAL PLAN DISCLOSURE

The Company has no defined benefit or actuarial plan, under which benefits are determined by final compensation of years of services for the Company's officers and key employees.

COMPENSATION OF DIRECTORS

Directors who are Named Executive Officers are compensated as disclosed above in their capacities as executive officers; they receive no compensation for acting as directors.

Directors who are not executive officers of the Company are entitled a fee of $500 for each meeting of the Board of Directors attended. Payment is made in the form of 138 shares at a deemed price of $3.63 per share. Additionally, non-executive officers and Directors were granted incentive stock options to purchase an aggregate of 50,000 common shares.

During the Company's most recently completed fiscal year, the following incentive stock options were granted to the Company's Directors, other than the Named Executive Officers:

Name                  Date of Grant      No of Options       Exercise Price    Expiration Date
                                            Granted
Emile D Stehelin      June 2, 1997         25,000              $3.50            June 2, 1999
Martin G. Abbott      June 2, 1997         25,000              $3.50            June 2, 1999

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL
ARRANGEMENTS

The Company has no employment contracts with the Named Executive Officers, however, it has entered into consulting agreements which include termination provisions. Refer to "Management Contracts" for further particulars.

REPORT ON REPRICING OF OPTIONS/SARS

The Company has not, since October 31, 1993 and during the most recently completed financial year, repriced downward any options or SARs held by the Named Executive Officers.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Robert L. Hodgkinson, Emile D. Stehelin and Martin G. Abbott were members of the Compensation Committee in 1997. Mr. Hodgkinson is the Chair of the Committee. He has served as the Company's Chief Executive Officer since 1989.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee is responsible for reviewing the Company's compensation policies and practices and making recommendations to the Board with respect to compensation matters. It has no formal compensation policy. However, executive officers are compensated in a manner consistent with their respective contributions to the overall benefit of the Company.

Executive compensation is based on a combination of factors, including a comparative review of information provided to the Compensation Committee by compensation consultants, recruitment agencies, and auditors, as well as historical precedent.

The Company's executive compensation is based upon the recognition that the Company is a young, growing company which is best served by executives who are prepared to accept lower levels of cash compensation in return for the potentially greater rewards which may become available if the Company proves successful. Therefore, the compensation programs are strongly oriented towards long-term incentives which are designed to provide the Company's executives with substantial rewards based upon the Company's long-term success. This approach has the further benefit of aligning the interests of the Company's executives with those of its shareholders.

With these principles in mind, the Compensation Committee has set forth the following guidelines:

1. Provide a total compensation package that will attract talented individuals to the Company and provide them with motivation to excel in their performance with a view to building long-term shareholder value;

2. limit cash compensation to amounts which are reasonable but moderate in view of the Company's current stage of growth; and

3. provide substantial long-term incentive benefits which will reward long-term commitment to the Company.


The Company currently pays each of its Named Executive Officers annual consulting fees pursuant to consulting agreements. Mr. Hodgkinson, Mr. Leuschner and Mr. Bourgeois were each paid an annual fee of $150,000, $150,000 and $118,000 respectively in the last fiscal year. Refer to "Management Contracts" for further particulars. Fees are fixed by the Board of Directors after consultation with the Compensation Committee. Fee levels are reviewed at least annually and more often when circumstances warrant. No increases in these fee levels were made in the last fiscal year.


Stock options are granted to executive officers and other key employees whose contributions are considered important to the long-term success of the Company. Stock options have historically been granted by the Board of Directors on a case-by-case basis based upon the Board's evaluation of an individual's past and potential future contributions to the Company. Stock options are used to attract new management personnel to the Company. In granting stock options, the Board of Directors take into consideration the fact that compensation paid to its executive officers and key employees may tend to be below industry averages. No stock options were granted to executive officers in 1997.

The Compensation Committee is prepared to consider a compensation component which is performance related. There was no compensation based on performance paid during the most recently completed fiscal year.

The foregoing report of the Compensation Committee and the Stock Price Performance Graph below shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission (the "SEC") or subject to Regulations 14A or 14C of the SEC or the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended ("Exchange Act") and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general incorporation by reference of this Proxy Statement into other documents.

THE COMPENSATION COMMITTEE

Robert L Hodgkinson
Emile D. Stehelin
Martin G. Abbott

PERFORMANCE GRAPH

The following chart compares the total cumulative shareholder return for $100 invested in common shares of the Company (based on change in year end stock price and assuming reinvestment of all dividends) beginning on December 31, 1992 with the cumulative total return of The Toronto Stock Exchange Total Return Index Value ("TRIV") and Standard & Poors, Oil Exploration and Development Index Indices for the five most recently completed fiscal years of the Company:

                                 OPTIMA PETROLEUM CORPORATION
                    COMPARISON OF 5 YEAR TOTAL COMMON SHAREHOLDERS' RETURN

                                   [GRAPHIC]

                                    1992           1993           1994           1995           1996           1997
                             -----------    -----------    -----------    -----------    -----------    -----------
OPP                          $      3.25    $      4.85    $      5.50    $      3.90    $      3.30    $      1.50

TSE TRIV (1)                     6201.72        8220.23        8205.73        9397.97       12061.95      13,868.54

Standard & Poors Oil &
Exploration and                    92.40          88.57          69.77          81.07          73.01          70.76
Production



(1) The Company's common shares were listed and trading on The Toronto Stock Exchange in December 1993, and were delisted from the Vancouver Stock Exchange on March 17, 1994 due to low trading volume and because the Toronto Stock Exchange was the principal exchange for trading the Company's shares.


                              MANAGEMENT CONTRACTS

During the most recently completed financial year, the following compensation was paid to the Company's executive officers (including the Named Executive Officers):


1. Pursuant to a consulting agreement dated February 1, 1996 (the "Agreement"), $12,500 per month was paid to Hodgkinson Equities Corporation ("Hodgkinson") for services provided to the Company which are normally expected of an executive officer. In addition, Hodgkinson is entitled to options exercisable into 200,000 common shares of the Company (issued). Hodgkinson is subject to a non-competition clause for a period of 6 months after the termination of the agreement. The agreement may be terminated upon 3 months' written notice by either party. The principal shareholder of Hodgkinson is Robert Hodgkinson, the President, Chief Executive Officer and a director of the Company, and a Named Executive Officer. Compensation equal to two full years of consultant fees is payable if a change of control of the Company results in termination of the Agreement. Subsequent to the Company's fiscal year end, the Agreement was amended pursuant to an amending agreement between the Company and Hodgkinson made as of the 1st day of January, 1998, pursuant to which the term of the Agreement was extended by a further 12 month period, expiring on December 31, 1998, and compensation payable if a change of control of the Company results in termination of the Agreement was reduced from two years of consulting fees to one year of consulting fees.



2. Pursuant to a consulting agreement dated February 1, 1996 (the "Agreement"), $12,500 per month was paid to Leuschner International Resources Ltd. ("Leuschner") for services provided to the Company which are normally expected of an executive officer. The Chairman and principal shareholder of Leuschner is William Leuschner, the Chairman and a director of the Company, and a Named Executive Officer. In addition, Leuschner is entitled to options exercisable into 200,000 common shares of the Company (issued). Leuschner is subject to a non-competition clause for a period of 6 months after the termination of the agreement. The agreement may be terminated upon 3 months' written notice by either party. Compensation equal to two full years from consultant fees is payable if a change of control of the Company results in termination of the consulting agreement. Subsequent to the Company's fiscal year end, the Agreement was amended by an amending agreement between the Company and Leuschner made as of the 1st day of January, 1998 (the "Amendment"), pursuant to which the term of the Agreement was extended by a further 12 month period expiring December 31, 1998, and compensation payable if a change of control of the Company results in termination of the Agreement was reduced from two years of consulting fees to one year of consulting fees. The Amendment also provides for costs to wind up the Calgary office.



3. Pursuant to a consulting agreement effective January 1, 1996 (the "Agreement"), a combination of $8,000 per month was paid and 500 common shares per month were issued to Ronald P. Bourgeois ("Bourgeois"), Chief Financial Officer, Secretary and a director of the Company, and a Named Executive Officer, for a combined monthly compensation of $9,815, for services provided to the Company which are normally expected of an executive officer. In addition, Bourgeois is entitled to options exercisable into 150,000 common shares (only options for 75,000 common shares have been issued). Bourgeois is subject to a non-competition clause for a period of 6 months after the termination of the agreement. The agreement maybe terminated upon 3 months' written notice by either party. Compensation equal to two full years of consultant fees is payable if a change of control of the Company results in termination of the consulting agreement. Subsequent to the Company's fiscal year end, the Agreement was amended by an amending agreement between the Company and Bourgeois (the "Amendment"), pursuant to which the term of the Agreement was extended by a further 12 month period expiring December 31, 1998 and, commencing January 1, 1998, the fees payable to Bourgeois were increased to $10,000 per month and the issuance of common shares per month ceased. The Amendment also provides that compensation payable if a change of control of the Company results in termination of the Agreement be reduced from two years of consulting fees to one year of consulting fees.


                  INTEREST OF INSIDERS IN MATERIAL TRANSACTIONS


All material interests, direct or indirect, of any Director, senior officer or insider of the Company, nominee for director, or any associate or affiliate of a director, senior officer, insider or nominee, in any transaction or any proposed transaction which has materially affected or would materially affect the Company or any of its subsidiaries since the commencement of the last completed fiscal year are disclosed below.



During the last fiscal year, the Company purchased back 323,100 common shares for cancellation pursuant to an issuer's bid, which is an open market stock repurchase program. Under the bid, the issuer, being the Company could purchase up to 550,000 common shares of the Company in the open market through the facilities of the TSE. The bid commenced December 20, 1996 and remained open until December 19, 1997. As at the record date, the Company has repurchased a total of 350,000 shares for cancellation.

             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON


All material interests, direct or indirect, by way of beneficial ownership of securities or otherwise, of any Person in matters to be acted upon at the AGM are disclosed below. For the purpose of this paragraph, "Person" shall include each person: (a) who has been a director, senior officer or insider of the Company at any time since the commencement of the Company's last fiscal year;
(b) who is a proposed nominee for election as a director of the Company; or (c) who is an associate or affiliate of a person included in subparagraphs (a) or
(b).



Charles Goodson, Alfred J. Thomas, II and Ralph Daigle, nominees for election as Directors of the Company, are shareholders of Goodson Exploration Company ("Goodson"), NAB Financial, L.L.C ("NAB") and Dexco Energy, Inc. ("Dexco"), respectively. Robert R. Brooksher, also a nominee for election as a Director, holds an option to purchase up to a 5% ownership interest in American Explorer, L.L.C. ("Amex"). Management is seeking shareholder approval to the Plan and Agreement of Merger dated February 11, 1998 (the "Merger Agreement") whereby Goodson, NAB and Dexco will merge (the "Merger") with the Company's Nevada subsidiary, Optima Energy (U.S.) Corporation and to the issuance of Optima Shares and Contingent Stock Issue Rights pursuant to the Merger Agreement. The only assets of Goodson, NAB and Dexco are their respective ownership interests in Amex and as a result of the Merger, Optima will own 100% of Amex. Upon completion of the Merger, Charles Goodson will beneficially own 2,567,250 common shares of the Company and rights to receive a further 583,451 common shares, Alfred J. Thomas, II will beneficially own 2,567,251 common shares of the Company and rights to receive a further 583,451 common shares and Ralph Daigle will beneficially own 2,200,500 common shares of the Company and rights to receive a further 500,100 common shares. If Robert Brooksher exercises his option to acquire 5% of Amex, he will beneficially own 378,350 common shares of the Company and have rights to acquire 83,350 common shares on the completion of the Merger.



For further information, see the table of nominees under Proposal No. 1 Election of Directors. Management is also seeking shareholder approval to the replacement of the current stock option plans with a new plan and the issuance of options to the Amex Nominees and Ronald Bourgeois. Options currently being held by optionees exercisable into an aggregate of 470,000 shares of Optima will be amended to change the exercise price and expiry date. The optionees holding such options include William C. Leuschner as to 100,000 shares, Robert L. Hodgkinson as to 100,000 shares, Ronald P. Bourgeois as to 75,000 shares, Emile Stehelin as to 75,000 shares and Martin Abbott as to 25,000 shares. These persons are Directors and/or Officers of the Company. In addition, Management is seeking approval of disinterested shareholders to the acquisition of a total of a 5% working interest in the Valentine prospect. The vendors of the working interest are companies wholly owned by Emile Stehelin, Robert Hodgkinson and William Leuschner, Directors and/or Officers of the Company.



                     PARTICULARS OF MATTERS TO BE ACTED ON
                              SHAREHOLDER APPROVAL



** 9 The regulatory requirements affecting the matters proposed for approval at the AGM require different kinds of shareholder approval, being approval by "ordinary resolution" or by "special resolution" or "disinterested shareholders' approval". The following is an explanation of what these terms mean and how they apply to the voting which will occur at the AGM.

ORDINARY RESOLUTION


10 An ordinary resolution is one approved by a simple majority of the votes actually cast, assuming a quorum is present. All shareholders are entitled to vote. All items which are not Special Business matters will be passed by ordinary resolution.


SPECIAL RESOLUTION



11 A special resolution is one approved by not less than two-thirds of the votes actually cast, assuming a quorum is present. All shareholders are entitled to vote. The Continuance Resolution and the resolution to change the Company's name must be passed by special resolution pursuant to the Canadian Business Corporations Act.



DISINTERESTED SHAREHOLDERS' APPROVAL



As required by the TSE, disinterested shareholders' approval will be sought for the issuance of shares and contingent rights to the Target Corporations (as defined below) pursuant to the Merger Transaction, the new stock option plan, and the acquisition of a 5% working interest in the Valentine prospect. "Disinterested shareholders' approval" for the issuance of shares and contingent rights to the Target Corporations pursuant to the Merger Transaction means approval by a majority of the votes cast at a shareholders' meeting other than votes attaching to securities beneficially owned by any shareholder that directly or indirectly, on its own or in concert with others, has an interest in both a Target Corporation and the Company and by any of such individuals, associates, affiliates and insiders of anyone referred to herein. "Disinterested shareholders' approval" for the acquisition of a 5% working interest in the Valentine prospect means approval by a majority of the votes cast at a shareholders' meeting other than votes attaching to securities beneficially owned by any shareholder that directly or indirectly, on its own or in concert with others, has an interest in the Valentine prospect and by any of such individuals, associates, affiliates and insiders of anyone referred to herein. "Disinterested shareholders' approval" for the amended options means approval by a majority of the votes cast at a shareholders' meeting other than votes attaching to securities beneficially owned by any insiders to whom shares may be issued pursuant to the amended options and their associates. "Disinterested shareholders' approval" for the new stock option plan means approval by a majority of the votes cast at a shareholders' meeting other than votes attaching to securities beneficially owned by any insiders to whom shares may be issued pursuant to the new stock option plan and their associates.



"Associate", where used to indicate a relationship with any person or company, means (a) any company of which such person or company beneficially owns, directly or indirectly, voting securities carrying more than 10 per cent of the voting rights attached to all voting securities of the company for the time being outstanding, (b) any partner of that person or company, (c) any trust or estate in which such person or company has a substantial beneficial interest or as to which such person or company serves as trustee or in a similar capacity,
(d) any relative of that person who resides in the same home as that person, (e) any person of the opposite sex who resides in the same home as that person and to whom that person is married or with whom that person is living in a conjugal relationship outside marriage, or (f) any relative of a person mentioned in clause (e) who has the same home as that person.


"Insider" means (a) every director or senior officer of an issuer, (b) every director or senior officer of a company that is itself an insider or subsidiary of an issuer, (c) any person or company who beneficially owns, directly or indirectly, voting securities of an issuer or who exercises control or direction over voting securities of a reporting issuer or a combination of both carrying more than 10 per cent of the voting rights attached to all voting securities of the issuer for the time being outstanding other than voting securities held by the person or company as underwriter in the course of a distribution, and

(d) an issuer where it has purchased, redeemed or otherwise acquired any of its securities, for so long as it holds any of its securities.


"Individual" means a natural person, but does not include a partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, or a natural person in his or her capacity as trustee, executor, administrator or other legal personal representative.



A company shall be deemed to be an affiliate of another company if one of them is the subsidiary of the other or if both are subsidiaries of the same company or if each of them is controlled by the same person or company.



SHAREHOLDERS ARE CAUTIONED THAT THE MATTERS IN PROPOSAL NOS. 3 TO 8 ARE PRESENTED AS A PACKAGE, AND THAT IF ANY OF THE TRANSACTIONS ARE NOT APPROVED, THEN IT IS UNLIKELY THAT ANY OF THE OTHER TRANSACTIONS CONTEMPLATED IN THESE SECTIONS WILL PROCEED. ACCORDINGLY, SHAREHOLDERS SHOULD GIVE CAREFUL CONSIDERATION TO THE MATTERS PROPOSED FOR THEIR CONSIDERATION.



The Directors, officers and insiders of the Company own an aggregate of 2,607,374 common shares of the Company as of the record date, group, representing 23.7% of the issued and outstanding shares. They will vote in favour of all proposals set out in this Proxy Statement.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS



GENERAL


The directors of the Company are elected annually and hold office until the next annual general meeting of the shareholders or until their successors are appointed. In the absence of instructions to the contrary, the enclosed proxy will be voted for the seven nominees listed herein.

The nominees for the office of director and information concerning them as furnished by the individual nominees are as follows:


                                                                                                COMMON             % OF ISSUED
                                                                                              SHARES HELD           SHARES IF
                                                                                               IF MERGER            MERGER &
                                                                                              & VALENTINE           VALENTINE
                                                                             COMMON           ACQUISITION          ACQUISITION
                                                                           SHARES HELD            ARE                  ARE
                                                                               (3)             COMPLETED            COMPLETED
NAME, AGE, OCCUPATION (1), FIRST                      DATE(S) SERVED       (INCLUDING         (INCLUDING           (INCLUDING
AND PRESIDENT COMPANY POSITION(2)                      AS A DIRECTOR         OPTIONS)           OPTIONS)             OPTIONS)
--------------------------------                      --------------       ----------         ----------           ----------
ROBERT L. HODGKINSON (49)                               Since April,       1,150,000            1,170,000              6.85%
(A)(B)                                                  1989                   (4)              (4)(7)(8)
President, CEO and Director


WILLIAM C. LEUSCHNER (69) (A)                           Since May,          685,225(5)           740,225               4.0%
President, Leuschner International                       1989                                    (5)(9)
Resources Ltd.; Natural Resource
Consultant and Investor
Chairman of the Board and Director

CHARLES T. GOODSON (42)                                     Proposed          30,000(6)         2,567,250             13.85%
President of American Explorer,                              Nominee                             (6)(10)
L.C.C. and American Explorer, Inc.


ALFRED J. THOMAS, II (61)                                   Proposed          30,000(6)         2,567,251             13.85%
C.E.O. of American Explorer, L.C.C                           Nominee                             (6)(11)
and American Explorer, Inc.


RALPH J. DAIGLE (50)                                        Proposed               0            2,200,500             11.87%
Senior Vice President of                                     Nominee                               (12)
Exploration for American Explorer,
L.C.C and American Explorer, Inc.


ROBERT R. BROOKSHER (47)                                    Proposed          11,600                    0                 0%
Chief Financial Officer of American                          Nominee
Explorer, L.C.C. and American
Explorer, Inc. ; Financial
Consultant

                                                                                                COMMON             % OF ISSUED
                                                                                              SHARES HELD           SHARES IF
                                                                                               IF MERGER            MERGER &
                                                                                              & VALENTINE           VALENTINE
                                                                             COMMON           ACQUISITION          ACQUISITION
                                                                           SHARES HELD            ARE                  ARE
                                                                               (3)             COMPLETED            COMPLETED
NAME, AGE, OCCUPATION (1), FIRST                      DATE(S) SERVED       (INCLUDING         (INCLUDING           (INCLUDING
AND PRESIDENT COMPANY POSITION(2)                      AS A DIRECTOR         OPTIONS)           OPTIONS)             OPTIONS)
--------------------------------                      --------------       ----------         ----------           ----------

DANIEL G. FOURNERAT (44)                                 Proposed               0                  0                    0%
Attorney-at-Law                                          Nominee


(A)    Member of the Company's Executive Committee.

(B)    Member of the Company's Compensation Committee.

(1) Unless otherwise stated above, each of the above-named nominees has held the principal occupation or employment indicated for at least five years.

(2) For the purposes of disclosing positions held in the Company, "Company" includes the Company and any parent or subsidiary thereof.

(3) Numbers of common shares beneficially owned by nominees (directly or indirectly, or over which control or direction is exercised) are based on information furnished to the Company by the nominees. Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission as described in note (1) to the table under "Voting Securities and Principal Holders of Voting Shares".

(4) Includes shares held indirectly through Hodgkinson Equities Corporation, a company wholly-owned by Robert L. Hodgkinson and 200,000 options.

(5) Includes shares held indirectly in the name of Leuschner International Resources Ltd., a company wholly-owned by William C. Leuschner and 125,000 options.

(6) Includes shares held indirectly in the name of American Explorer Inc., a company owned by Charles T. Goodson and Alfred J. Thomas II, as to 50% each.


(7) 100,000 options will be cancelled upon completion of the Merger and adoption of a new option plan.



(8) Includes 120,000 common shares issued pursuant to the Valentine Acquisition to 7804 Yukon, Inc., a company co-owned 51% by Emile Stehelin and 49% by Robert L. Hodgkinson.



(9) 25,000 options will be cancelled upon completion of the Merger and adoption of a new stock option plan. Includes 80,000 shares issued pursuant to the Valentine Acquisition to Colima Oil Company, a company owned by Mr. Leuschner.



(10) Includes 2,567,250 common shares issued pursuant to the Merger. He has the right to acquire a further 583,450 shares pursuant to Contingent Issue Rights granted under the Merger Agreement.



(11) Includes 2,567,251 common shares issued pursuant to the Merger. He has the right to acquire a further 583,451 shares pursuant to Contingent Issue Rights granted under the Merger Agreement.



(12) Includes 2,200,500 common shares issued pursuant to the Merger. He has the right to acquire a further 500,100 shares pursuant to Contingent Issue Rights granted under the Merger Agreement.



(13) If Mr. Brooksher exercises his option to acquire 5% of Amex, he will acquire 378,350 common shares of the Company and rights to acquire 83,350 common shares, representing 5% of the Shares and Rights Shares to be acquired by the Target Corporations under the Merger.


ROBERT L. HODGKINSON: Director, President and Chief Executive Officer of the Company since 1989. From 1982 to November 1990, he was Vice President with L.O.M. Western Securities Ltd., a securities firm in Vancouver, British Columbia. From April 1993, to September 1995, Mr. Hodgkinson was a director of Roxbury Capital Corp. From February 1996, Mr. Hodgkinson has served as Director of Equatorial Energy Inc., formerly Australian Oilfields Pty. Ltd.

WILLIAM C. LEUSCHNER: Director and Chairman of the Company since 1989. Mr. Leuschner is a professional geologist with a Bachelor of Geology from Texas A&M in 1950. In 1982, he founded Leuschner International Resources Ltd., a private hydrocarbon consulting and independent oil and gas producing firm, of which he is President. From 1982 to 1992, he was president of Arenosa Resource Corporation, a private oil and gas company, subsequently sold to the Company. Between 1984 and 1995, he was a Director of Skyline Natural Resources, a publicly-traded company on the Alberta Stock Exchange.

CHARLES T. GOODSON: Mr. Goodson is currently President of American Explorer, L.L.C. and American Explorer, Inc. and owns 35% and 50%, respectively, of the entities. He has served in those capacities since the formation of the entities in 1995 and 1985, respectively. From 1980 to 1985 he worked for Callon Petroleum Company, first as a Landman, then District Land Manager and then Regional Land Manager. He began his career in 1978 as a Landman for Mobil Oil Corporation.

ALFRED J. THOMAS, II: Mr. Thomas is currently Chief Executive Officer of American Explorer, L.L.C. and American Explorer, Inc. and owns 35% and 50%, respectively, of the entities. He has served in those capacities since the formation of the entities in 1995 and 1985, respectively. Form 1976 through 1984 he was a partner in Petitfils, Thomas and Associates, an oil and gas engineering consulting firm. He worked for The Superior Oil Company as a petroleum engineer from 1959 until 1976.


RALPH J. DAIGLE: Mr. Daigle is currently Senior Vice President of Exploration for American Explorer, L.L.C. and American Explorer, Inc. and has served in those capacities since 1995 and 1989, respectively. He owns 30% of American Explorer, L.L.C. From 1984 to 1989, he worked as an independent geophysical consultant. From 1979 to 1984, he was employed by X-Plor, an exploration and production consulting group. He worked for Texas Pacific Oil Company as a Geophysical Interpreter of Seismic Data from 1977 until 1979 and served in the same capacity with Union Oil Company from 1973 to 1977. He began his career as a Field Observer, Party Manager, and Party Chief for Seismic Delta, Inc.


ROBERT R. BROOKSHER: Mr. Brooksher is currently the Chief Financial Officer for American Explorer, L.L.C. and American Explorer, Inc. and has served in those capacities since the beginning of 1997. From 1994 to 1997, he served as a financial consultant to energy related companies. From 1988 to 1994 he was Vice President of Acquisitions and Chief Financial Officer of Espero Energy Corporation. He was an Investment Manager with Graham Resources, Inc. from 1987 to 1988 and Chief Financial Officer of Crescent Exploration Company from 1985 to 1987. From 1983 to 1985, he was a financial consultant for an individual with interests in oil and gas and real estate. He began his career with Arthur Andersen & Co. in 1973 and worked in its audit division until 1983.


DANIEL G. FOURNERAT: Mr. Fournerat is an attorney-at-law practising since 1977 with the Lafayette, Louisiana law firm of Onebane, Bernard, Torian, Diaz, McNamara & Abell (A Professional Law Corporation) with an oil and gas transactional practice. He has served as outside counsel to American Explorer, Inc. since 1987.


Management does not contemplate that any of the above nominees will be unable to serve as a director; however, in the event the Merger Transaction (see "Merger Transaction") and the continuation into Delaware (see "Continuation into the State Delaware") is not approved by the shareholders, it is the understanding among the Company and Charles T. Goodson, Alfred J. Thomas, II, Ralph J. Daigle, Robert R. Brooksher, and Daniel G. Fournerat (the "Amex Nominees") that the Amex Nominees will decline to act as directors of the Company and the Company will withdraw its nomination of such persons and nominate the following person or persons as Directors ("Alternate Nominees"):




NAME, AGE, OCCUPATION (1), FIRST AND PRESENT                   DATE(S) SERVED AS A          COMMON SHARES HELD(3)
COMPANY POSITION(2)                                            DIRECTOR
RONALD P. BOURGEOIS (45) (C)                                   Since August, 1993             59,151
Prior to August, 1993:  Principal of
Lakewood Capital Group, Inc., April
1989-June 1993
Secretary, CFO and Director

EMILE STEHELIN (53) (A)(B)(C)                                  Since April, 1989             497,342
President, E.V.E.M. Limited
Director


(A)    Member of the Company's Executive Committee.

(B)    Member of the Company's Compensation Committee.

(C)    Member of the Company's Audit Committee.

(1) Unless otherwise stated above, each of the above-named nominees has held the principal occupation or employment indicated for at least five years.

(2) For the purposes of disclosing positions held in the Company, "Company" includes the Company and any parent or subsidiary thereof.

(3) Numbers of common shares beneficially owned by nominees (directly or indirectly, or over which control or direction is exercised) are based on information furnished to the Company by the nominees.


RONALD P. BOURGEOIS: Director and Chief Financial Officer since June 1993 and Secretary since August, 1993. Mr. Bourgeois is a chartered accountant with a Bachelor of Commerce (Hons) from the University of Manitoba in 1973 and achieved his chartered accountant designation in 1976 after articling with Coopers & Lybrand. Prior to his employment with the Company, Mr. Bourgeois served as the President of the General Partner of each limited partnership managed by Lakewood Capital Group Inc. from June 1989 to June 1993. Lakewood Capital Group Inc. was an oil and gas investment management company. From September 1994 to September 1995, Mr. Bourgeois was a director and officer of Roxbury Capital Corp.


EMILE D. STEHELIN: Director of the Company since 1989. Since 1972, Mr. Stehelin has been President and Director of E.V.E.M. Limited, a private holding company with interests in real estate, property management, construction and mining.

The Company has no other executive officers other than those listed above.

For information on the committees appointed by the Board of Directors, see "Corporate Governance".

During the 1997 fiscal year, the Board of Directors held four Board meetings. Each director attended all meetings held by the Board of Directors and the committees thereof on which each such director served.

COMPLIANCE WITH SECTION 16(a) OF THE U.S. SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Exchange Act requires the Company's directors, its executive officers and any persons holding more than ten percent (10%) of the Company's common shares to file reports of ownership and changes in ownership of the Company's common shares with the SEC and the National Association of Securities Dealers. Such persons are also required by the SEC rules to furnish the Company with copies of all forms filed pursuant to section 16(a). Specific due dates for these reports have been established and based on the reports filed during the most recent fiscal year, the Company is required to report in this Proxy Statement any failure to file by these dates during the most recent fiscal year or prior fiscal years. In making these statements, the Company has relied on the written representations of its directors and officers and its ten percent (10%) shareholders and copies of the reports that they have filed with the SEC. To the best of the Company's knowledge, all of the filing requirements were satisfied by the Company's directors, executive officers and ten percent (10%) shareholders.


VOTE REQUIRED



To effect the ordinary resolution voting for the directors of the Company, the ordinary resolution must be passed a majority of the votes present and voting at the Meeting in respect to this Proposal No. 1.



THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THE NOMINATION OF THESE PARTIES AS DIRECTORS OF THE COMPANY AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR SUCH NOMINEES.

            PROPOSAL NO. 2 - APPOINTMENT AND REMUNERATION OF AUDITOR




GENERAL



Shareholders will be asked to approve the appointment of KPMG, Chartered Accountants as the independent auditor of the Company to hold office until the next annual general meeting of the shareholders at a remuneration to be fixed by the board of directors. KPMG was first appointed on December 23, 1991. Upon completion of the Merger Transaction, the Company may appoint new auditors in accordance with applicable regulatory policies.






A representative of KPMG is expected to attend the AGM to make any statements he or she may desire and to respond to shareholders' questions.



VOTE REQUIRED



To effect the ordinary resolution voting for the appointment of KPMG as the auditor of the company at a remuneration to be fixed by the Directors, the ordinary resolution must be passed a majority of the votes present and voting at the Meeting in respect to this Proposal No. 2.



THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THE APPOINTMENT OF KPMG AS THE AUDITOR OF THE COMPANY AT A REMUNERATION TO BE FIXED BY THE DIRECTORS, AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR IN FAVOUR OF PROPOSAL NO. 2.

                     PROPOSAL NO. 3 - THE MERGER TRANSACTION

DESCRIPTION OF THE MERGER TRANSACTION


Optima and its Nevada subsidiary, Optima Energy (U.S.) Corporation ("Optima US") have entered into a transaction whereby Optima US will acquire the entities that own all of the shares of American Explorer, L.L.C. ("Amex") in exchange for the issuance of Optima shares and rights to receive additional Optima shares (the "Merger Transaction"). As part of this Merger Transaction, Optima US will reincorporate as a Louisiana corporation and merge with the Target Corporations, Optima will continue as a Delaware corporation and Amex will remain a wholly owned Louisiana subsidiary of Optima US.

PURPOSE OF THE MERGER TRANSACTION

The purpose of the Merger Transaction is to combine the management and assets of Optima and Amex. Optima and Amex have property interests in common (see Valentine Prospect and Turtle Bayou prospects under "Information Concerning the Company - Principal Producing Properties" and "Information concerning Amex and the Target Corporation - Principal Producing Properties"). American Explorer, Inc., a company owned by Charles T. Goodson and Alfred J. Thomas, II, is operator of both prospects. As such, Optima Management has had the opportunity to work with these individuals over a period of seven years and feel that they will bring valuable industry experience to Optima's Board and Management.

THE PLAN AND AGREEMENT OF MERGER

Pursuant to a plan and agreement of merger (the "Merger Agreement") dated as of February 11, 1998, Optima and Optima US agreed that Optima US will acquire all of the issued and outstanding shares and membership interests of three Louisiana corporations (the "Target Corporations"), which in turn, hold all of the issued and outstanding membership interests of Amex. As consideration for this acquisition, Optima has agreed to issue the Target Corporations an aggregate of 7,335,001 Optima common shares (the "Shares") and rights ("Contingent Stock Issue Rights") to receive, subject to certain conditions, an additional 1,667,001 Optima common shares ("Rights Shares"). As at the record date, the Company has 11,002,346 shares issued and outstanding. After the issuances of the Shares, the Company will have

18,337,347 shares outstanding, with the Shares representing 40% of the then outstanding stock. Upon the issuance of all the Rights Shares, the Company will have 20,004,348 shares outstanding and the Shares and Rights Shares will represent 45% of the then outstanding shares.

The Contingent Stock Issue Rights provide for the issue of Rights Shares if at anytime on or before three years from the date of issue of the Contingent Stock Issue Rights, the Fair Market Value of Optima's common shares is at or above US$5.00 per share for a period of 20 consecutive trading days. The Fair Market Value of an Optima share means, on any trading day, the closing sale price for an Optima share on such day on the NASDAQ National Market System, or if no such sales occur, the average of the closing bid and ask prices on The Toronto Stock Exchange, or if no such sales occur, the closing bid and ask prices as quoted on NASDAQ, or if not quoted on NASDAQ, the average of the closing bid and ask prices as quoted on any recognized stock exchange on which the Optima shares are listed.

The following table sets out particulars of the Target Corporations, their principals, and their portion of the Optima consideration.

---------------------------------------------------------------------------------------------
TARGET CORPORATION                 PRINCIPALS             SHARES           RIGHTS SHARES
---------------------------------- ---------------------- ---------------- ------------------
Goodson Exploration Company        Charles T. Goodson(1)  2,567,250          583,450


NAB Financial, L.L.C.              Alfred J. Thomas,      2,567,251          583,451
                                   II(2)

Dexco Energy, Inc.                 Ralph J. Daigle(1)     2,200,500          500,100
                                                          ---------        ---------
Total                                                     7,335,001        1,667,001
                                                          =========        =========




(1)    Owns 100% of the respective Target Corporation.



(2)    Mr. Thomas and his family own 100% of the respective Target Corporation.



Robert R. Brooksher, a proposed nominee for director, holds an option to acquire up to a 5% ownership interest in Amex, which option, if not exercised prior to the closing of the Merger Transaction, shall continue in up to 5% of the aggregate Optima's common shares and contingent stock issue rights issued to the stockholders and members of the Target Corporations as a result of the Merger Transaction, being 5% of the 7,335,001 Shares and 5% of 1,667,001 Rights Shares.



Each of the Target Corporations has granted a security interest in all of its membership interests in Amex to Compass Bank to secure Amex's obligations under its bank facility, which security interest is to be released on or prior to the closing of the Merger Transaction. A copy of the Merger Agreement is attached as Exhibit G to this Proxy Statement.



RECOMMENDATION OF OPTIMA BOARD OF DIRECTORS


THE OPTIMA BOARD BELIEVES THAT THE MERGER TRANSACTION IS FAIR AND IN THE BEST INTERESTS OF OPTIMA AND THE OPTIMA SHAREHOLDERS, HAS VOTED UNANIMOUSLY TO APPROVE THE MERGER TRANSACTION AND RECOMMENDS THAT THE OPTIMA SHAREHOLDERS APPROVE THE MERGER TRANSACTION.


In reaching its conclusion, the Optima Board reviewed presentations from and discussed the terms and conditions of the transaction with Optima senior management, representatives of its legal counsel, Campney & Murphy, and its auditors.

The Optima Board considered a number of factors, including:


- Fairness Opinion. RP&C International, Inc. ("RP&C") rendered an opinion to the Optima Board to the effect that the Merger Transactions is fair from a financial point of view to the Optima shareholders. See "Fairness Opinion" below for particulars of matters considered by RP&C in the course of its review. A copy of the written opinion to the Optima Board dated as of March 7, 1998 is attached as Appendix B to this Proxy Statement.


- Evaluations of Interested Parties. Beginning in September, 1997, Optima initiated discussions and negotiations with several industry participants to initiate a transaction to enhance shareholder value. During this process, certain of these participants evaluated Optima and the Merger Transaction compared favourably to all other proposals.

- Common Interests. The Merger Transaction will combine the working interests of Optima and Amex in Optima's key Louisiana prospects. The strategic and operational fit between the two companies is also excellent.


- Complementary Reserves. Optima's reserves are primarily oil and are short-lived while Amex's are primarily gas and long-lived. Whereas the asset base of an oil and gas company is underpinned by its depletable oil and gas reserves and is subject to the vagaries of commodity prices, a balance of oil and gas reserves along with a diversity of reservoirs would provide a more predictable production profile and accordingly more predictable oil and gas revenues.



- Complementary Objectives. Optima is primarily a participant in prospects generated by others, while American Explorer, Inc. is a prospect generator. Upon completion of the Merger, Amex will become the prospect generating entity and American Explorer Inc. will become inactive. The Optima Board believe that by acquiring Amex, Optima will have access to more prospects and to the technical expertise of Amex personnel and ultimately be able to find and develop new oil and gas reserves at lower costs.


- Amex Management. Amex's senior management, led by Charles Goodson, has a proven track record in the U.S. oil and gas industry. Given Optima's U.S. asset base, U.S. based management is a logical progression for Optima.

FAIRNESS OPINION


RP&C International, Inc. has rendered to the Optima Board its opinion to the effect that, as of the date of such opinion, based on RP&C's review and subject to the considerations and limitations set forth in such opinion, the consideration to be paid pursuant to the terms and subject to the conditions set forth in the Merger Agreement was fair from a financial point of view to the holders of Optima common stock. RP&C evaluated the consideration paid for the shares of Amex (7,335,001 Shares and 1,667,000 Rights Shares) in relation to various valuations for Amex. Because the contingent units will be issued only in the event the stock price quadruples, RP&C treated the shares into which the contingent units portion of the units would be converted as a management incentive, rather than as part of the purchase price. The 7,335,001 shares to be issued initially times the then current price of US$1.25 per share results in an implied valuation of US$9,168,751.



RP&C also considered that the currency in the transaction was restricted stock in Optima, a company whose freely traded shares have limited marketability. Restricted shares do not have the same value as cash or unrestricted shares. The Internal Revenue Service of the United States typically allows a discount of 30% - 35% in valuing shares with limited marketability. RP&C considers such a discount appropriate and applicable in this transaction.



The consideration paid relative to the cash flow of Amex, giving full value for the shares issued, was approximately 2.53 times cash flow when the cash basis financial statements of Amex are adjusted to approximate GAAP reporting.



In addition to cash flow, oil and gas reserves are key to any analysis of an energy company. The GAAP financial statements for an oil and gas exploration company reflect the value of oil and gas reserves as the cost incurred in developing those reserves. As such they often bear little relationship to value. Accordingly, RP&C considered those reported values only as a reference item, relying instead on the present worth of the reserves of both companies, as reported by their respective consulting engineers.



Based on pricing information received both from industry sources and publicly available documents, several different pricing scenarios were constructed, risking the reported reserves by category. Then, based on prices paid in recent transactions, and discussions with various industry personnel, RP&C established a value for the reserves as an alternative to present worth analysis.



In recently completed transactions that were reviewed, RP&C found that prices as high as US$5.63 per barrel, and US$1.50 per MCF in the ground for risked reserves had been paid. Based on this information and discussions with various individuals involved with purchasing, and/or lending based on reserves, a price of US$5.00 per barrel, and US$.80 per MCF in the ground for risked reserves appeared to be a reasonable pricing scenario. Because the price of oil has been steadily declining since the transaction was announced, RP&C also ran models with 1.) the price of oil as US$4.75 per barrel, and gas at US$.75 per MCF to determine the effects such pricing would have on this transaction, and 2.) the price of oil at $4.75 per barrel and gas at US$.80 per MCF.



The valuation scenarios below present a summary of the analysis performed. In each scenario, there are two segments; the first segment relates to reserves for both companies, and the second segment takes the reserve valuations under various alternatives and substitutes those values in the balance sheets of each company for the reported values to create a "break up" value.



If: 1) The reserves are risked on the following basis; Proved Developed Producing - 100%, Proved Developed Non Producing - 75%, Proved Undeveloped - 50%, Probable - 30%, Possible - 10%. 2) No Liquidity Discount is applied to the value of the shares issued in exchange. 3) In the ground prices of US$5.00 per barrel and US$.80 per MCF are used, the resulting percentage of ownership of the post merger company and the value of assets contributed are equivalent. If the pricing is reduced to US$4.75 per barrel and US$.75 per MCF, the split drops to approximately 62% - 38%. If the price of oil is reduced to US$4.75 per barrel, and the price of gas is US$.80 per MCF, the share split is also approximately 60% - 40%. Adding the relative acreage value based on valuation letters provided by LaRoche Engineering Consultants, to each the value of the respective entities makes the pricing more favorable to Optima.



Based on a comparison of break up value based on SEC case reserves, and adjusting for the debt of Amex, giving full cash value to the shares issued, the price paid would appear to be too great, considering the percentage ownership retained by each group. However, this worst case scenario does not give consideration to the fact that Optima is issuing restricted shares whose actual fair market value must be valued at less than the quoted price per share. Furthermore, much of the value of Amex is in its probable and possible reserves and acreage position, which are not given value in SEC mandated reserve reports. Regardless of SEC imposed constraints, based on our discussions with management of Amex, RP&C believes that there is additional value in the probable and possible reserves and acreage position of Amex to which a reasonable person would give value.

Although accounted for as an acquisition, this transaction is more accurately a merger in the business reality, and there are synergistic aspects, which are not reflected in the reserves, but which must be considered. Optima is a company with no internal prospect generation capability, while Amex is a prospect generating house. Prospect generating companies have much greater profit potential because of the carried interests generated when pieces of prospects are sold. The management of Amex, who will take operational responsibility following the merger, are an experienced exploration team.



Optima primarily has short lived oil reserves, while Amex primarily has relatively long lived gas reserves. The price of oil is under a great deal of pressure; current oil prices are considerably below those used in computing the reserve values, while gas prices have not been impacted as strongly. If these reserve reports were run at today's pricing, the transaction only becomes more favorable to Optima, because most of its reserves are oil, and most of Amex's reserves are gas. Optima has smaller reserves and cash which can be used to enhance the value of the prospects of Amex.



During downturns in the oil and gas cycle, purchasers of oil and gas properties give little or not value to probable and possible reserves; the opposite is true during upturns in the cycle. On a realistic basis, true value probably lies somewhere in between the extremes. Regardless of the point in the cycle, the lifeblood of any exploration company is in its prospects; otherwise it is simply liquidating. Thus, the combination of cash of Optima with the exploration and development prospects of Amex is a natural strategic fit.



No limitations were imposed by Optima upon RP&C with respect to investigations made or procedures followed by RP&C in rendering its opinion.



RP&C discussed recent purchases of properties with personnel of two NASD firms concentrating almost solely on energy related transactions; management of an entity managing an energy debt and mezzanine fund, and personnel of C.K. Cooper, publisher of the Micro-Cap Oil & Gas Industry Report. Based on these discussions, the pricing scenarios used were developed.



RP&C confirmed the pricing scenarios by reviewing a summary of prices paid for acquisitions by Comstock Resources, an active acquirer of energy companies and the purchase of Norcan Energy Resources Ltd. by Union Pacific Resources Group, Inc. Further, RP&C discussed with the former chairman of a public oil and gas company recent purchases of properties he had made in a private transaction for a newly formed company. RP&C also reviewed public documents concerning the recent purchase of Enex Resources by Middle Bay Resources, and the acquisition of Code Energy by Balco Petroleum.


A copy of the full text of the written opinion of RP&C, which sets forth the assumptions made, the procedures followed, matters considered and limits of its review, is attached in Appendix B to this Proxy Statement and should be read carefully in its entirety. The opinion of RP&C is addressed to the Board of Optima and addresses only the fairness of the Merger Transaction from a financial point of view of the Merger consideration to the holders of Optima common stock and does not constitute a recommendation to any holder as to how such holder should vote on this matter.


The Company identified a number of US based investment bankers with recognized expertise in the oil and gas exploration and production industry. Interviews were arranged with the merger and acquisition group within each one of identified investment bankers. The Company's criteria for selection included their qualifications to provide a fairness opinion, their ability to meet the time deadline and the reasonableness of their fee when compared to the scope and depth of the required review to support their opinion. Upon completion of this investigation Optima, selected RP&C as meeting all the criteria.

RP&C is an investment banking firm that specializes in advising and representing small and mid cap public companies. Since its founding in 1994, the energy industrial sector has been RP&C's primary industry focus. RP&C has served as financial advisor to a number of small exploration and production companies both in the U.S. and Canada.



The fee paid to RP&C for the fairness opinion was US $37,500 plus out-of-pocket expenses.


INTEREST OF INSIDERS IN THE MERGER

American Explorer, Inc., a corporation owned by Charles T. Goodson and Alfred J. Thomas, II, owns 30,000 Optima common shares which were issued to it in 1995 in consideration for facilitating Optima's acquisition of additional working interests in the prospects operated by American Explorer, Inc. Mr. Robert Brooksher owns 11,600 shares of Optima and holds an option to purchase up to a 5% ownership interest in Amex and Messrs. Goodson and Thomas are principals of two of the Target Corporations. American Explorer, Inc. is not a party to the Merger Transaction.

Pursuant to the Merger Agreement, Optima has agreed to put forward five appointees of Amex as nominees for the Optima Board to be elected at the meeting of Optima shareholders.


Pursuant to the Merger Agreement, Optima has agreed to enter into an agreement to purchase a 5% working interest in the Valentine Prospect from certain Optima insiders. As required by The Toronto Stock Exchange, Optima is seeking approval of a majority of disinterested Optima shareholders to this acquisition. See "Acquisition of 5% working interest in the Valentine Prospect".



Pursuant to the Merger Agreement, Optima will be entering into certain severance and consulting agreements with the three executive officers of Optima . Robert Hodgkinson, the present President and CEO of the Company, will be paid $150,000 in severance and will be paid $100,000 and retain the furnishings from the Vancouver office in consideration for assuming the office and equipment leases for the Vancouver office. Pursuant to a consulting agreement, Mr. Hodgkinson will, through Hodgkinson Equities Corporation, provide consulting services to the Company from time to time at the Company's request for a three year period following completion of the Merger Transaction at a rate of $575 per day. Mr. Hodgkinson will remain on the Company's board following completion of the Merger Transaction. William Leuschner, the present chairman of the board of the Company, will be paid $150,000 in severance and will be paid $100,000 and retain the furnishings from the Calgary office in consideration for assuming the office and equipment leases at the Calgary office. Pursuant to a consulting agreement, Mr. Leuschner may, through Leuschner International Resources Ltd., provide consulting services to the Company from time to time at the Company's request for a three year period following completion of the merger transaction at a rate of $575 per day. Mr. Leuschner will remain on the Company's board following completion of the Merger Transaction. Ronald Bourgeois, the present CFO and Secretary of the Company, will be paid a severance fee of $120,000. He will provide consulting services to the Company from time to time at the Company's request for a three year period following completion of the merger transaction at a rate of $460 per day. The foregoing consulting agreements may not be terminated prior to the initial one year term except for cause. Thereafter, they may be terminated on 30 days' notice by either party.



The Merger Agreement provides that as a condition to closing, Messrs. Goodson, Thomas, Daigle and Brooksher will each enter into an employment agreement with Optima providing for annual salaries of US$210,000, US$210,000, US$180,000 and US$180,000, respectively (the "Employment Agreements"). The Employment Agreements provide for a three year term, with automatic one year renewals thereafter unless terminated. The Employment Agreements also provide for termination with or without cause (as defined), with 12 months severance provided in the event of termination without cause. Each employment agreement also contains a non-competition agreement prohibiting the employee from competing with Optima during his employment and for one year after termination of the agreement for cause or by the employee for any reason.



Pursuant to the Merger Agreement, Optima has agreed to grant incentive stock options to certain directors, officers and employees of Optima and Amex, pursuant to a new Stock Option Plan to be approved by Optima shareholders as follows: (i) Mr. Ronald P. Bourgeois (25,000 shares) and Starbrite Developments Ltd. (5,000); (ii) Messrs. Charles Goodson and Alfred Thomas, II (66,000 shares each); (iii) Mr. Ralph Daigle (60,000 shares); (iv) Mr. Robert Brooksher (38,000 shares); (v) Mr. Daniel Fournerat (50,000 shares); and (vi) other employees as a group (232,300 shares). The options in paragraph (i) will vest immediately on grant, the option price will be the higher of the weighted average trading price of the shares of the Company for the 5 business days immediately preceding the amendment and the closing price of the common shares of Optima on the business day immediately prior to the amendment and the term of the options is three years. The options in paragraphs (ii) to (vi) will vest one third on each of December 31, 1998, 1999 and 2000, the option price will be the higher of the weighted average trading price of the common shares of the Company from the 5 business days immediately prior to the grant and the closing price of the common shares of the Company on the business day immediately prior to the grant and the term of the Options are 10 years. Options currently being held by optionees exercisable into an aggregate of 470,000 shares of Optima will be amended to change the exercise price and expiry date. The optionees holding such options include William C. Leuschner as to 100,000 shares, Robert L. Hodgkinson as to 100,000 shares, Ronald P. Bourgeois as to 75,000 shares, Emile Stehelin as to 75,000 shares and Martin Abbott as to 25,000 shares. These amended options will vest immediately on amendment and the option price will be the higher of the weighted average trading price of the shares of the Company for the 5 business days immediately preceding the amendment and the closing price of the common shares of Optima on the business day immediately prior to the amendment. The term of the amended options is three years from the amendment.


OPTIMA LOAN TO AMEX


On February 25, 1998, Optima US entered into a loan agreement with Amex that provides for loan advances to Amex not to exceed US$2,500,000 in the aggregate, to be advanced in amounts not to exceed US$500,000, and to be used by Amex solely to finance its participation in an offshore exploration program. A total of US$1,600,000 has been advanced to Amex to date. The loan agreement provides for the granting of security to Optima over Amex's Louisiana and Texas properties, subordinate only to a first charge on these properties held by Compass Bank. All advances under the loan agreement are repayable in full on March 1, 1999 and bear interest at a rate of ten percent per annum. Accrued interest is payable on the first business day of the next month, with the first interest payment due on June 1, 1998. In the event of termination of the Merger Agreement, the advances shall thereafter bear interest at a rate of 16% per annum.


ACCOUNTING TREATMENT


The Merger Transaction will be accounted for as a purchase of Amex by Optima for Canadian GAAP (generally accepted accounting principles) purposes. For presentation of certain anticipated effects on the accounting treatment on the combined financial position and results of operation of Optima after giving effect to the purchase of Amex by Optima, see the audited pro forma financial statements attached as Appendix D to this Proxy Statement.



Optima, in determining that 7,335,001 common shares was a fair exchange for the Target Corporations, used a reference price of US $1.60 per share. This price is based on the estimated break up value of Optima at the time, based on a December 31, 1997 oil and gas pricing. Based on US $1.60 per share, the deemed value of Amex was US$11.75 million. Although the exchange ratio was agreed upon, it was contingent upon due diligence and a favourable independent fairness opinion. The determination of the number of Rights Shares issuable was the result of arm's length negotiation between Optima and Amex. Cognisant that Amex has prepared prospects to which no value can be as yet assigned, since no oil and gas mineral leases have as yet been acquired, the Rights Shares recognized that the success of some of their prospects may provide a material appreciation in the value of common stock.



 VOTE REQUIRED



To effect the ordinary resolution voting for the approval of the Merger Transaction, the ordinary resolution must be passed a majority of the votes present and voting at the Meeting in respect to this Proposal No. 3.



THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THE MERGER TRANSACTION AND THE TERMS OF THE MERGER TRANSACTION AND RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOUR OF PROPOSAL NO. 3.


The TSE requires, as a condition of its acceptance of the issuance of the consideration by Optima pursuant to the Merger Transaction, "disinterested shareholder approval", meaning a majority of the votes cast at the shareholders' meeting other than votes attaching to the securities beneficially owned by Robert Brooksher, Charles T. Goodson, Alfred J. Thomas, II and by their associates and affiliates. As at the record date, Robert Brooksher, Charles T. Goodson, Alfred J. Thomas, II and their associates and affiliates beneficially own 41,600 common shares of the Company. The text of this resolution is set out under "The Merger Transaction - Shareholder Approval." MANAGEMENT WILL BE ASKING FOR DISINTERESTED SHAREHOLDERS' APPROVAL OF THE ISSUANCE OF THE CONSIDERATION BY OPTIMA PURSUANT TO THE MERGER TRANSACTION ONLY IF THE CONTINUATION RESOLUTION IS APPROVED (SEE "CONTINUATION INTO THE STATE OF DELAWARE").

Pursuant to the Merger Agreement, Optima has agreed to continue from the jurisdiction of the Canada Business Corporations Act to Delaware and the Delaware General Corporation Law. This continuation must be approved by a special resolution, which requires the vote of not less than 66 2/3% of the votes cast by those Optima shareholders who, being entitled to do so, vote in person or by proxy at the meeting. The text of this resolution is set out under "Continuation Into the State of Delaware - The Continuation Resolution".

Pursuant to the Merger Agreement, Optima has also agreed to enter into an agreement to acquire a 5% working interest in the Valentine Prospect for certain insiders of Optima. This agreement must be approved by a majority of disinterested shareholders. The text of this resolution is set out under "Acquisition of 5% Working Interest in the Valentine Prospect - Shareholder Approval".

CONDITIONS

The Merger Agreement provides that the obligations of all parties to complete the transactions contemplated by the Merger Agreement will be subject to the satisfaction of the following conditions:


1. the receipt of all regulatory approvals, waivers, consents and orders legally required for the consummation of the transactions contemplated under the Merger Agreement. The Company has received TSE acceptance to the Merger Agreement, the new stock option and the acquisition of the Valentine prospect, which acceptance is conditional upon evidence of shareholder approval to these transactions.

2. the approval of the Merger Transaction by certain insiders of Optima and Amex as specified in the Merger Agreement.

3. the closing of the Merger Transaction will not violate any injunction, order or decree of any court or governmental body having competent jurisdiction.

4. the completion of the continuation of Optima to the State of Delaware without incurring an tax liability under Canadian law and with not more than 1% of Optima shareholders exercising their dissent rights and requiring repurchase of their Optima shares, and the completion of the reincorporation of Optima US from Nevada to Louisiana.

5.     the execution of severance, release and consulting agreements with Robert
       L. Hodgkinson, William C. Leuschner and Ronald P. Bourgeois, the present executive officers of Optima.

6. the execution of employment agreements with Charles T. Goodson, Alfred J. Thomas, II, Ralph J. Daigle and Robert R. Brooksher.

7. the satisfactory completion of due diligence by the parties prior to the date of filing the Proxy Statement with the Securities and Exchange Commission.


The obligations of Optima and Optima US to effect the Merger Transaction are subject to certain conditions, including without limitation, the receipt of audited financial statements of Amex for the year ended December 31, 1997 by April 1, 1998 and the receipt of a fairness option regarding the Merger Transaction that is reasonably acceptable to the Board of Directors of Optima. These conditions have been met.



The obligations of the Target Corporations and Amex to effect the Merger Transaction are subject to certain conditions, including without limitation, the receipt of audited consolidated financial statements of Optima for the year ended December 31, 1997 and Optima US's reservoir engineering report for the year ended December 31, 1997 by April 1, 1998 and execution of a loan agreement with Amex regarding the loan of US$2,500,000 from Optima and the election of the Robert L. Hodgkinson, William C. Leuschner and the Amex Nominees to the Board of Optima.


In addition to termination for failure to meet certain specified obligations, the Merger Agreement provides for termination if the Merger Transaction has not closed by June 15, 1998, which date will be automatically for up to 60 days extended if the delay relates to, among other things, Optima obtaining shareholder approval to the Merger Transaction. The Merger Agreement further provides that the parties' respective representations, warranties, covenants and indemnities contained in the Merger Agreement will not survive the closing of the Merger Transaction.

POST MERGER


On completion of the Merger Transaction, Optima will be the parent Delaware corporation of Optima US, which will be surviving corporation of the merger with the Target Corporations. Amex will remain as a wholly owned Louisiana subsidiary of Optima US. Each of Optima and Optima US will relocate its principal executive offices to Lafayette, Louisiana with an exploration office in Houston, Texas. Management of further operations will be taken over by Amex management and it is anticipated Charles Goodson will be appointed President and Chief Executive Officer, Alfred J. Thomas, II will be appointed Chief Operating Officer, Ralph Daigle will be appointed Senior VP, Exploration and Robert Brooksher will be appointed Chief Financial Officer and Secretary. William Leuschner will remain the chair of the Board.

SECURITIES CONSIDERATIONS

CANADIAN SECURITIES LAWS

The Optima shares, the Contingent Stock Issue Rights and the Rights Shares to be issued to the owners of the Target Corporations will be exempt from registration and prospectus requirements under applicable Canadian securities laws and will be subject to applicable resale restrictions as well as any "control block" restrictions which may arise under the applicable securities laws.

US SECURITIES LAWS

The Optima Shares, the Contingent Stock Issue Rights and the Rights Shares to be issued to the owners of the Target Corporation will be exempt from registration under U.S. securities laws and will be restricted securities under SEC Rule 144 which requires a one year hold period. Pursuant to the Merger Agreement, piggy back registration rights have been granted in respect of these securities.

SHAREHOLDER APPROVAL

As described above, disinterested shareholders (with Robert Brooksher, Charles
T. Goodson, Alfred J. Thomas, II and their associates and affiliates abstaining) will be asked to approve the resolutions below (collectively, the "Merger Resolution").

"IT IS HEREBY RESOLVED THAT (with Robert Brooksher, Charles T. Goodson, Alfred
J. Thomas, II and their associates and affiliates abstaining):


1. the Company approve, ratify and adopt the plan and agreement of merger dated February 11, 1998 ("Merger Agreement") among Goodson Exploration Company, NAB Financial, L.L.C. and Dexco Energy, Inc. (the "Target Corporations") and the Company and Optima Energy (U.S.) Corporation, including the issuance of an aggregate of 7,335,001 common shares and of rights exercisable into an additional 1,667,001 common shares of the Company to the shareholders and members of the Target Corporations;



 2. the Board of Directors, by resolution, be authorized to make such amendments to the Merger Agreement from time to time, as may be in its discretion be considered appropriate, provided always that such amendments be subject to the approval of all applicable regulatory authorities and where such amendments are material, to shareholder approval; and


3. any one or more director or senior officer of the Company be and he is authorized and directed to perform all such acts, deeds and things and execute under the seal of the Company if applicable, all such documents and other writings as may be required to consummate the transaction contemplated by the Merger Agreement to give effect to the true intent of this resolution."

                       INFORMATION CONCERNING THE COMPANY

CORPORATE OVERVIEW

Optima, along with its wholly owned Nevada subsidiary, Optima US, is engaged in the business of oil and gas exploration and development in Canada and the United States. Optima owns one other subsidiary which is currently inactive.

Optima's corporate finance office is located at 600 - 595 Howe Street, Vancouver, British Columbia, Canada V6C 2T5. Optima's registered office and chief operational office is located at 1200 Bow Valley Square One, 202 - 6th Avenue S.W., Calgary, Alberta, Canada T2P 2R9. The registered office of Optima US is located at Suite 650 - 50 West Liberty Street, Reno, Nevada, 89501. Optima's records office is located at 2100-1111 West Georgia Street, Vancouver, British Columbia, Canada V7X 1K9.

Optima is extra-provincially registered in the Provinces of Alberta, British Columbia and the State of Louisiana and Optima US is qualified to do business in the States of Nevada, Louisiana, Texas, Washington and Oklahoma. Optima's common shares are listed on The TSE and quoted on NASDAQ NMS under the symbols "OPP" and "OPPCF" respectively. Optima is a reporting issuer in Alberta, British Columbia and Ontario and is a registrant with the SEC and files Form 10-Ks.

Optima was incorporated under the name "Lathwell Resources Ltd.", by registration of Memorandum and Articles pursuant to the laws of British Columbia on April 11, 1983. On February 5, 1988, it consolidated its share capital on a 1 for 5 basis and changed its name to "Optima Energy Corporation". On July 9, 1992, Optima changed its name to "Optima Petroleum Corporation" concurrently with a 1 for 2.5 consolidation of its share capital. On June 14, 1994, Optima continued under the CBCA and effected an arrangement with Roxbury Capital Corp. on September 8, 1995.

Since its incorporation, Optima has operated as a natural resource company and has been involved in the exploration and when warranted, development of and production from natural resource properties in Canada, Central America and the United States.


Effective December 1, 1992, Optima US acquired from William C. Leuschner, a director of Optima, a 100% interest in the common shares of Arenosa Resource Corporation ("Arenosa"), a company engaged in oil and gas exploration and production in consideration for US$1,500,000. Arenosa was acquired at fair value as determined by a December 1, 1992 reserve evaluation prepared by independent engineers. Arenosa was subsequently wound up after transferring all of its assets to Optima US.


Optima participates as a working interest holder in numerous oil and gas prospects which are operated by third parties. By funding its proportionate share of drilling costs of a successfully completed well, Optima earns an interest in the well and in the related acreage, based on the terms of the applicable participation agreement.

PRINCIPAL PRODUCING PROPERTIES

The following is a brief description of the principal producing properties of
Optima:

NATURAL GAS

                                                  1997(1) AVERAGE         % OF TOTAL AVERAGE
NAME OF PROPERTY                                DAILY PRODUCTION(2)        DAILY PRODUCTION
----------------                                -------------------        ----------------
                                                     (mcfd)
Turtle Bayou, Louisiana                                1,033                    37.1
S.W. Holmwood, Louisiana(3)                              566                    20.3
Valentine, Louisiana                                     499                    17.9
East Haynesville, Louisiana(3)                           180                     6.5
Other                                                    509                    18.2
                                                      ------                  ------

TOTAL                                                  3,787                   100.0
                                                       =====                   =====


CRUDE OIL AND NATURAL GAS LIQUIDS

                                                  1997(1) AVERAGE         % OF TOTAL AVERAGE
NAME OF PROPERTY                                DAILY PRODUCTION(2)        DAILY PRODUCTION
----------------                                -------------------        ----------------
                                                       (bopd)
Back Ridge, Louisiana                                    181                    46.2
Valentine,  Louisiana                                    45                    11.5
Lake Boeuf, Louisiana(3)                                  52                    13.3
Other                                                    114                    29.0
                                                         ---                 -------

TOTAL                                                    392                   100.0
                                                         ===                   =====


NOTES:

(1)    For 12 months ended December 31, 1997.

(2)    Production rates are net to Optima, before royalties to third parties.

(3)    Part of the Meridian Resource Joint Venture in Southern Louisiana.

TURTLE BAYOU/KENT BAYOU PROPERTY, LOUISIANA


Gross daily field production for the month of February, 1998 averaged 7,764 MCF of natural gas and 188 barrels of condensate per day. The Company's working interest varies between 13.475% and 24.25% with a weighted average working interest of 13.9% calculated as Optima's share of total production on a BOE basis (based on 1 barrel of oil per 6 mcf gas). The field operator is American Explorer, Inc. Currently, there are 5 producing wells in these fields. During December, 1997 and January, 1998 a recompletion program was undertaken on 4 wells. This program resulted in production from previously non-producing formations in the well bore.



A 3-D regional seismic survey is currently being shot which incorporates the Turtle Bayou field. The operator, American Explorer, Inc. has negotiated access to the data set which should be available later in 1998. Any further exploration will be contingent on the interpretation of this data set identifying new deep drilling targets.


A number of voluntary production units were established with the Department of Conservation State of Louisiana in February, 1997 and accordingly, Optima's current leased acreage position is 2,251 gross acres.

Amex also holds a weighted average working interest of 8.5% in this prospect (see "Information Concerning Amex and Target Corporation - Principal Producing Properties"). After giving effect to the Merger Transaction, Optima's combined interests will vary between 32.1% and 11.9% with a weighted average working interest of 24%.

VALENTINE PROSPECT, LOUISIANA

The Company owns a 35% working interest (at an average 82.5% net revenue interest) in 24 wells, of which 4 are producing at an average daily rate of 698 MCF and 149 barrels of oil. As at December 31, 1997, Optima's gross acreage position on the prospect was 29,317 gross acres, including 18,742 acres held under option.

As a condition to an acquisition of additional working and net revenue interests in 1997, Optima US, along with the other working interest holders (including
Amex) was required to fund from production its pro rata share of a US$1.4 million escrow account (Optima as to US $490,000 and Amex as to US $665,000). The proceeds from this account will be utilized for wellsite restoration. This escrow account was fully funded as at January 31, 1997.


In 1997, a major oil and gas company entered into an agreement with Optima US and the other working interest holders to fund a US$10 million seismic program to identify deeper drilling targets on the Valentine salt dome. For further particulars of this program, which requires Optima and Amex to assign 50% of their respective working interests in the 100 square mile program over to such oil and gas company, see "Information concerning Amex and the Target Corporation
- Principal Producing Properties - Valentine Field, Lafourche Parish, LA".


Management is seeking disinterested shareholders' approval for the acquisition of a further 5% working interest in the Valentine prospect which 5% interest is beneficially owned by Emile Stehelin and Robert Hodgkinson as to 3% and by William Leuschner as to 2%. Messrs. Stehelin, Hodgkinson and Leuschner are directors and officers of the Company. The acquisition, if completed, will increase Optima US's interests to a 40% working interest. See "Acquisition of 5% Working Interest in the Valentine Prospect".


Amex also holds a working interest of 47.5% in this prospect (See "Information Concerning Amex Principal Producing Properties"). After giving effect to the Merger Transaction and the 5% acquisition discussed above, Optima US's combined interests will result in an 87.5% working interest in the existing producing properties.

TEXAS MERIDIAN JOINT VENTURE, LOUISIANA

Pursuant to the master participation agreement with Meridian Resource Corporation ("TMR") dated October 1, 1993, Optima US has evaluated ten prospect areas of which five have been drilled, four rejected pursuant to the geological and geophysical review and one prospect at Stella is to be drilled during 1998. Seven features have been evaluated by drilling resulting in five gas wells, four oil wells and five dry holes.

OTHER PROPERTIES


Optima US acquired a 25% working interest in the Chrysler prospect in Lea County, New Mexico. The target is the Devonian formation and is supported by interpreted 3-D seismic. The first well, Savage #34-1 was spudded in December, 1996, drilled to 13,000 feet and abandoned on February 17, 1997. A second well is scheduled to be drilled in 1998. During 1996 two more wells were drilled to the Smackover "C" sands at East Haynesville. Both wells the Garrett #1 and Delaney #1 wells are producing in the Smackover "C". The Commissioner of Conservation, State of Louisiana has assigned 320 acre production units in both the Smackover Lime and "C" formations but no work has yet commenced. The Company holds a 28% working interest at East Haynesville.



After the sale of substantially all of its Canadian properties in June, 1997, Optima retains a 77% working interest in a shut-in well located at 05-10-58-23 W5M in Wildhay, Alberta. This well is the subject of litigation between Optima, Dunhaven Energy Inc. (a co-participant), Artisan Corporation (the drilling contractor) and Tuboscope Vetco Canada Inc. (the drillpipe supplier). For further information, see "Information concerning the Company - Legal Proceedings".

LAND HOLDINGS

The following table summarizes Optima's petroleum and natural gas land holdings in acres as at December 31, 1997:


---------------------------------------------------------------------------------------------------
                 Developed Lands(2)           Undeveloped Lands(1)                    Total
                 ------------------           --------------------                    -----
               Gross(3)         Net(4)      Gross(3)           Net(4)        Gross(3)        Net(4)
Louisiana      5,929            829         52,592(5)          7,292         58,521          8,121
New Mexico        --             --          2,664               661          2,664            661
Total          5,929            829         55,256             7,953         61,185          8,782
---------------------------------------------------------------------------------------------------


NOTES:


(1)      "Developed Lands" refers to lands which have proved reserves.



(2) "Undeveloped Lands" refers to lands to which no proved reserves have been assigned.


(3) "Gross Acres" refers to the total number of acres in which an interest is held.

(4) "Net Acres" equal gross acres multiplied by the percentage working interest held therein.

(5)      Includes 18,742 acres held under option.

A report dated March 12, 1998 prepared by LaRoche Petroleum Consultants, Ltd. values the U.S. lands (other than the Stella Prospect, Louisiana) at US$3,855,311. The Stella Prospect has been valued at cost (US$231,859) for a total value of US$4,087,170 or $5,846,000.

RESERVES


Substantially all of Optima's oil and gas reserves are located in Louisiana. LaRoche Petroleum Consultants, Ltd. ("LaRoche") and Ryder Scott Company ("RS"), both independent reservoir engineers, have evaluated Optima's reserves (the "LaRoche Report" and the "RS Report") effective December 31, 1997. As at December 31, 1997, the Company had total net proven reserves of 654,573 bls of oil, 5,997 bls of natural gas and 2,465,446 mcf of natural gas. The crude oil and natural gas reserves and revenues estimates upon which this evaluation is based were determined in accordance with generally accepted evaluation practices.


The following table summarizes LaRoche's and RS's evaluations. ALL EVALUATIONS OF FUTURE NET PRODUCTION REVENUE SET FORTH IN THE TABLES ARE STATED PRIOR TO PROVISIONS FOR INCOME TAXES AND INDIRECT COSTS. IT SHOULD NOT BE ASSUMED THAT THE DISCOUNTED FUTURE NET REVENUES SHOWN BELOW ARE REPRESENTATIVE OF THE FAIR MARKET VALUE OF OPTIMA'S RESERVES. Other assumptions and qualifications relating to costs, prices for future production and other matters are included in the LaRoche Report and the RS Report. The LaRoche Report evaluates those prospects operated by American Explorer, Inc. and the RS Report evaluates those prospects operated by TMR.

-----------------------------------------------------------------------------------------------------------------
                                                    UNESCALATED PRICES AND COSTS, NET REVENUE INTEREST SHARE(1)
LAROCHE REPORT                                                      AS AT DECEMBER 31, 1997
                                                                                                  ($ ,000)
                                                                                          DISCOUNTED AT A RATE OF
                                                 CRUDE          NATURAL
                                                  OIL             GAS        LIQUIDS
                                                 (bls)           (mcf)       (mstb)     UNDISCOUNTED        10%
                                                 -----           ------       ------     ------------        ---
Proved Reserves:
     Developed:                                128,333        1,272,069         --           3,275          2,355
     Undeveloped:                                  765          383,377         --             455            350
Total proven:                                  129,098        1,654,446         --
-----------------------------------------------------------------------------------------------------------------




-----------------------------------------------------------------------------------------------------------------
                                                    UNESCALATED PRICES AND COSTS, NET REVENUE INTEREST SHARE(1)
RS REPORT                                                           AS AT DECEMBER 31, 1997
                                                                                                  ($ ,000)
                                                                                          DISCOUNTED AT A RATE OF
                                                 CRUDE          NATURAL
                                                  OIL             GAS        LIQUIDS
                                                 (bls)           (mmcf)       (mstb)     UNDISCOUNTED       10%
                                                 -----           ------       ------     ------------       ---
Proved Reserves:
     Developed:                                300,077              478        5,997         5,239         3,704
     Undeveloped:                              225,398              333           --         3,586         2,357
Total proven:                                  525,475              811        5,997         8,825         6,061
-----------------------------------------------------------------------------------------------------------------

(1) Constant pricing in US dollars on a property by property basis, adjusted for quality, transportation and heating value where necessary, have been used in the LaRoche and RS Reports. Base produce prices used for Louisiana (varying by field) were $2.43/mcf for gas and $17.28/BBL for oil in the LaRoche Report and $2.27 - $2.43/mcf gas and $17.53 - $17.78/BBL oil with the RS Report.



(2) Abandonment and reclamation costs and salvage credits have not been considered in the valuation of reserves.



(3) Current operating costs were held constant throughout the life of the properties. No deduction was made for indirect costs which were not charged directly to the leases and wells.


PRODUCTION HISTORY


The following table sets forth Optima's average production of crude oil and natural gas liquids and natural gas after the deduction of royalties, together with average prices received, for the periods indicated:



-----------------------------------------------------------------------------------------------------------------------
                                       ONE MONTH
                                        ENDED
                                        JAN. 3                           YEAR ENDED DECEMBER 31
                                         1998           1997           1996           1995           1994         1993
-----------------------------------------------------------------------------------------------------------------------
Crude oil and natural gas liquids        8,257        105,448        104,430         56,295         26,729       21,397
(bbls)
Average price per bbl                  $ 22.48     $    27.75     $    29.86     $    24.50     $    19.92     $  21.11
Natural gas (mcf)                       22,693        666,420      2,962,839      1,876,987        995,819      672,090
Average price per mcf                  $  3.44     $     3.72     $     3.58     $     2.39     $     2.74     $   2.86
-----------------------------------------------------------------------------------------------------------------------


OIL AND GAS WELLS

The following table summarizes Optima's working interest in oil and natural gas wells as at January 31, 1998:

-----------------------------------------------------------------------------------------------------------------
                                    Oil Wells                                      Natural Gas Wells
                       Producing                 Shut-In                  Producing                 Shut-In

                 Gross(1)     Net(2)      Gross(1)      Net(2)      Gross(1)      Net(2)    Gross(1)       Net(2)
                 --------     ------      --------      ------      --------      ------    --------       ------
Louisiana           8          .86           -            -           23          4.52          -            -
Total:              8          .86           -            -           23          4.52          -            -
-----------------------------------------------------------------------------------------------------------------


Notes:

(1) "Gross Wells" are defined as the total number of wells in which Optima has a working interest.

(2) "Net Wells" are defined as the aggregate of the numbers obtained by multiplying each gross well by Optima's percentage working interest therein.

DRILLING ACTIVITY

The following table sets forth the number of gross and net exploratory and development wells in which Optima participated and which were completed, capped or abandoned during the periods indicated:


-----------------------------------------------------------------------------------------------------------------
                                          OIL AND GAS DRILLING ACTIVITIES

                                                     Gross(1)                                 Net(2)

                                       Productive     Dry(3)        Total      Productive     Dry(3)        Total
-----------------------------------------------------------------------------------------------------------------
Exploratory Wells        1997(4)            4            2            6           .72           .33         1.05
                         1996               5            6           11           .60          1.28         1.88
                         1995               5            4            9          2.14           .33         2.47
                         1994               2            8           10           .16          1.91         2.07
                         1993               2            3            5           .45           .40          .85


Development Wells        1997(4)            2            0            2           .33            0           .33
                         1996               2            0            2           .23            0           .23
                         1995               2            0            2           .37            0           .37
                         1994               6            0            6          1.78            0          1.78
                         1993               2            0            2           .32            0           .32
-----------------------------------------------------------------------------------------------------------------


NOTES:

1.       "Gross Wells" refers to all wells in which Optima participated.


2. "Net Wells" refers to the aggregate of the percentage working interest of Optima in Gross Wells.


3. "Dry Wells" refers to a well which is not a productive well or a service well. A productive well is a well which is capable of producing oil or gas in commercial quantities considered by the operator to be sufficient to justify the costs required to complete, equip and produce the well. A service well refers to a well such as a water or gas injection or water-disposal well. Such wells do not have marketable reserves of crude oil or natural gas attributed to them but are essential to the production of the crude oil and natural gas reserves.

4. Sold Canadian operations effective January 1, 1998. Wells indicated for 1993 to 1997 include both Canadian and USA wells.


ACQUISITION, EXPLORATION AND DEVELOPMENT EXPENDITURES


The expenditures by Amex for property acquisition, exploration and development activities are set forth in the following table for the periods indicated:



-----------------------------------------------------------------------------------------------------------------
                             Years Ended December 31                                    Inception (March 2, 1995)
                                                                                         Through December 31
                                       1997                             1996                      1995
-----------------------------------------------------------------------------------------------------------------
Acquisition costs             US$ 166,626                   US$         123,786          US$    3,657,344
Exploration costs             US$ 5,215,271                 US$       1,319,389          US$      859,119
Development costs             US$ 2,323,968                 US$       1,386,859                       ---
                              US$ 7,705,865                 US$       2,830,034          US$    4,639,163
-----------------------------------------------------------------------------------------------------------------



SELECTED FINANCIAL INFORMATION



The most current audited financial statements incorporated by reference in this Proxy Statement are for the fiscal year ended December 31, 1997. The following is a summary of certain selected audited financial information for the Company's last five fiscal years:



--------------------------------------------------------------------------------------------------------------
         ALL IN $1,000'S                                                AUDITED
         EXCEPT EARNINGS                                    (FISCAL YEAR ENDED DECEMBER 31)
        (LOSS) PER SHARE
        AND NO. OF SHARES
                                          1997               1996           1995           1994           1993
--------------------------------------------------------------------------------------------------------------
Revenues:
Oil Sales:                         $     3,918          $   4,549      $   1,719      $     735        $   448
Gas Sales:                         $     3,731          $   8,313      $   5,043      $   3,402        $ 2,768
TOTAL REVENUES:                    $     7,649          $  12,863      $   6,762      $   4,137        $ 3,216
Costs and Expenses:
Operating Expenses:                $     1,018          $   1,650      $     926      $     615        $   505
Production Taxes:                  $     2,581          $   2,887      $   1,885      $   1,056        $   855
Depletion and depreciation:        $     4,270          $   5,661      $   3,207      $   1,720        $   816
Gen & Adm:                         $     1,692          $   1,663      $   1,470      $   1,107        $ 1,118
Interest and Other Income          $     (251)          $    (26)      $    (74)      $    (46)        $  (108)
Interest:                          $       188          $     686      $     462      $     126        $   207
TOTAL EXPENSES:                    $    12,333          $  12,536      $   7,891      $   8,442        $ 3,477


Income (Loss) before Taxes:        $    (4,684)         $     277      $ (1,129)      $  (4,305)       $  (261)
Income Taxes:                      $       151          $      48      $      26      $   -----        $  ----
NET INCOME (LOSS):                 $    (4,835)         $     229      $ (1,155)      $  (4,305)       $  (261)
--------------------------------------------------------------------------------------------------------------

Share capital:
Weighted average shares
Outstanding:                          11,159,663        10,945,927      9,031,583       7,625,417       5,380,125
Per Share Income (Loss):             $      (.43)      $       .02    $      (.13)    $      (.56)    $      (.05)
Consolidated Statement of
Cash Flows Data:
Net cash provided by (used in):
Operating Activities:                $   577,024       $ 5,348,360    $ 1,829,975     $ 1,936,116     $   592,453
Financing Activities:                $(7,503,819)      $ 1,728,845    $14,373,010     $ 6,507,317     $ 9,272,790
Investing Activities:                $10,532,087(2)    $ 6,045,068    $15,495,351     $10,718,031     $ 7,425,226
Other Consolidated Financial Data:
Capital Expenditures:
Operating Cash Flow(1):              $     5,358       $     7,956    $     8,558     $    11,180     $     6,933
                                     $     2,529       $     5,958    $     2,075     $     1,415     $       783
Balance Sheet Data:
Cash and Cash Equivalents:           $     5,660       $     2,055    $     1,023     $       315     $       604
Working Capital (Deficit):           $     7,857       $     1,289    $       747     $        18     $     2,833
Total Assets:                        $    28,143       $    41,215    $    39,178     $    24,794     $    21,171
Long Term Debt (incl. current
portion):                            $       143       $     6,851    $     7,390     $     1,849     $     1,349
Total Shareholders' Equity:          $    25,738       $    31,472    $    28,478     $    20,838     $    19,167

-----------------------------------------------------------------------------------------------------------------



(1) Operating cash flow is defined as cash flow from operations before changes in non-cash working capital.



(2) Includes $16,725,000 in proceeds from the sale of the Canadian oil and gas assets.



The most current unaudited financial statements incorporated by reference into this Proxy Statement are for the interim period ended March 31, 1998, being the first 3 months of the Company's current fiscal year. The following is a summary of certain selected unaudited financial information for three months interim period ending March 31, 1998 and for the comparable period in the Company's preceding fiscal year:






------------------------------------------------------------------------------------------------
                ALL IN $1,000'S                                           UNAUDITED
                EXCEPT EARNINGS                             (THREE MONTH PERIOD ENDED MARCH 31)
               (LOSS) PER SHARE
               AND NO. OF SHARES
                                                            1998                            1997
------------------------------------------------------------------------------------------------
Revenues:
Oil Sales:                                       $           630                  $        1,322
Gas Sales:                                       $           489                  $        1,145
TOTAL REVENUES:                                  $         1,119                  $        2,467
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
                ALL IN $1,000'S                                           UNAUDITED
                EXCEPT EARNINGS                             (THREE MONTH PERIOD ENDED MARCH 31)
               (LOSS) PER SHARE
               AND NO. OF SHARES
                                                            1998                            1997
------------------------------------------------------------------------------------------------
Costs and Expenses:
Operating Expenses:                              $           338                  $          185
Production Taxes:                                $           356                  $          730
Depletion and Depreciation:                      $           873                  $          853
Gen & Adm:                                       $           386                  $          395
Interest:                                        $             3                  $           84
Interest and Other Income:                       $           (99)                 $          (13)
TOTAL EXPENSES:                                  $         2,119                  $        2,259
Income (Loss) before Income Taxes:               $        (1,000)                 $          208
Income Taxes:                                    $         -----                  $        -----
NET INCOME(LOSS):                                $        (1,000)                 $          208
Share capital:
Weighted average shares Outstanding:                  11,002,346                      11,313,653
Per Share Net Income (Loss):                     $          (.09)                 $          .02
Consolidated Statement of
Cash Flows Data:
Net cash provided by (used in):
Operating Activities:                            $           673                  $          408
Financing Activities:                            $          (912)                 $          (52)
Investing Activities:                            $          (389)                 $       (1,221)
Other Consolidated Financial Data:
Capital Expenditures:                            $           462                  $          984
Operating Cash Flow(1):                          $          (110)                 $        1,078
------------------------------------------------------------------------------------------------




                     All in $1,000's
                     except Earnings                                          Unaudited
                     (Loss) per Share                        (Three month period ended March 31, 1998)
                    and No. of Shares
-----------------------------------------------------------------------------------------
Balance Sheet Data:
Cash and Cash Equivalents:                                                 $        5,034
Working Capital (Deficit):                                                 $        6,443
Total Assets:                                                              $       26,959
Long Term Debt (incl. current portion):                                    $          142
Total Shareholders' Equity:                                                $       24,738
-----------------------------------------------------------------------------------------



(1) Operating cash flow is defined as cash flow from operations before changes in non-cash items.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


The following is a summary of the variations in Optima's operating results for the periods indicated.


THREE MONTHS ENDED MARCH 31, 1998, AS COMPARED TO THE THREE MONTHS ENDED MARCH 31, 1997



The Company realized a net loss of $1,000,161 for the first quarter of 1998 or $0.09 per share as compared to net income of $207,748 or $0.02 per share in the first quarter of 1997. The weighted average number of shares outstanding in the first quarter of 1998 was 11,002,346 as compared to 11,313,653 in 1997.



The decline in financial results is due to the following factors:



         - decline in commodity prices of approximately 30% over the same reporting period last year;



         - the Company's decision to curtail exploration and development activities pending a corporate transaction;



         - curtailed oil production at S.W. Holmwood with Meridian Resource Corporation due to outstanding litigation; and



         -        unanticipated decline in oil production at East Cameron.



Operating Revenues.



Gross revenue decreased by $1,347,175 to $1,119,473 from $2,466,648 a year earlier, a decline of 55%. Actual production on a BOE basis (6 MCF of natural gas equal 1 barrel of oil) fell 41% whereas commodity prices declined 16% for natural gas and 30% for crude oil.



Operating Expenses.



Oil and natural gas operating expenses were $338,175 as compared to $185,499 a year earlier. On a BOE equivalent basis, operating expenses increased to $6.40 per BOE from $2.08 BOE in the first quarter of 1997. The increase is due to workovers at Turtle Bayou in January, 1998. The operating expenses for the month of March, 1998 have been reduced to $3.71 per BOE.



Interest and Other Income.



Interest income increased to $99,109 from $13,344 a year earlier whereas interest expense and bank charges fell to $2,644 from $84,408 in the first quarter of 1997. This improvement is due to the cash proceeds on the sale of Canadian assets which were received on May 30, 1997.



The foreign exchange loss of $246,462 as compared to $7,251 a year earlier results from the reality that the Company reports in Canadian $ dollars whereas over 90% of its assets and liabilities are US $ dollar denominated. Accordingly a minor fluctuation in the exchange rate results in a foreign currency translation gain or loss which could be material for financial reporting but does not reflect a realized gain or loss.



Depletion, Depreciation and Amortization.



Depletion and depreciation was $872,714 in the first quarter of 1998 as compared to $852,729 a year earlier. On a BOE basis, the 1998 expense was $16.51 as compared to $9.69 per BOE a year earlier (this calculation is based on 6 MCF of natural gas equal 1 barrel of oil).



The amortization expense of $17,083 is identical to a year earlier as it reflects the amortization of costs on a straight line basis.



General and Administrative Expense.



General and administrative expenses of $386,039 reflect a modest decline of 2% from $394,990 a year earlier. On a BOE basis, converting natural gas to its equivalent barrels of oil at a ratio of 6 mcf equals 1 barrel, general and administrative expenses increased to $7.13 per BOE as compared to $4.42 per BOE in 1996 an increase of 61%. This increase on a BOE basis is a result of the decline in production from the first quarter of 1997.



Balance Sheet.



Total assets as at March 31, 1998 were $26,958,754 as compared to $28,143,343 as at December 31, 1997. Petroleum and natural gas interests declined marginally since the beginning of the fiscal year as capital expenditures of $461,918 were offset by depletion and depreciation expenses of $872,714. Working capital has decreased to $6,442,941 from $7,856,820 as at December 31, 1997. Shareholder's equity has decreased by $1,000,161 since December 31, 1997 reflecting the net loss for the fiscal quarter.


TWELVE MONTHS ENDED DECEMBER 31, 1997 TO TWELVE MONTHS ENDED DECEMBER 31, 1996


The Company reported a loss for the year of $4,835,220 being $0.43 per share as compared to earnings of $228,573 in 1996 of $0.02 per share. The decline of $5,063,793 is due to a combination of production volume decline, a $2,520,000 ceiling test writedown of U.S. resources properties and a $1,023,998 provision for revenue dispute (discussed under "Legal Proceedings - S.W. Holmwood"). The 70% reduction in natural gas volume from 3,309,000 mcf in 1996 to 1,003,147 mcf is primarily due to the sale of Canadian petroleum and natural gas assets effective January 1, 1997. Management sold the Canadian assets in order to focus on the Company's U.S. properties and because the sale was economically beneficial. Canadian operations represented between 55% to 60% total entity production over the previous 12 to 18 months. Although oil production was also impacted by the Canadian asset sale, new production at Back Ridge, Louisiana resulted in only an 8% decline in production volume. Oil prices declined slightly by 6% whereas natural gas prices were 48% higher than 1996.



The weighted average number of shares used in the calculation of earnings for the year was 11,159,633 shares whereas the 1996 calculations are based on 10,945,927 shares. The number of issued and outstanding shares was 11,318,894 as at January 1, 1997 but due to share repurchase program was reduced to 11,002,346 shares at December 31, 1997.

Operating Expense. Oil and natural gas operating expenses decreased from $1,649,650 in 1996 to $1,018,211 in 1997. On a boe basis, operating expenses increased to $3.29 as compared to $2.34 in 1996. The increase is due to workovers at Valentine and declining gas productivity at Lake Boeuf.

Interest and Other Income. Interest revenue of $250,916 in 1997 as compared to $26,095 a year earlier reflects the significant improvement in the Company's cash position resulting from the sale of Canadian assets.

Interest Expense. Proceeds from the sale of Canadian assets were utilized to pay off the Canadian bank loan. Additionally the Company reduced its U.S. bank loan to US$100,000. As a result the interest and bank charges fell to $188,468 in 1997 as compared to $685,942 a year earlier.

Depletion, Depreciation and Amortization. Depletion and depreciation decreased to $4,269,785 in 1997 from $5,661,205 in 1996 or 25%. On a boe basis in 1997, the expense was $13.62 per boe versus $8.03 per boe in 1996 (this comparison is based on an energy equivalent of 6mcf per boe). The calculation of depletion and depreciation is based on the Evaluation Reports as at December 31, 1997 prepared by the independent engineering consultants. These reports assume unescalated pricing and do not recognize the results of subsequent drilling and completion activity after December 31, 1997.

The amortization expense of $68,494 did not change from 1996 as deferred charges are being amortized over 60 months.

General and Administrative Expense. General and administrative expense of $1,691,779 in 1997 is an increase of $28,368 over 1996, a change of 2%. On a boe basis, general and administrative expenses were $5.40 per boe, up 129% from $2.36 per boe in 1996 to reflect the decline in the 1997 production, as discussed above.


Investment Carrying Value. Pursuant to both Canadian and United States full cost method of accounting the Company is required to meet certain ceiling tests in respect of the carrying value of petroleum and natural gas interests on the balance sheet as at December 31, 1997. A ceiling test writedown of $2,520,000 of petroleum natural gas interest was reflected in the Consolidated Statement of Operations and Deficit. Under US GAAP, a ceiling test write-down of $1,720,000 was reflected. The difference of $800,000 between Canadian and US GAAP is due to a prior year write-down under US GAAP.


Balance Sheet. The Company's total assets as at December 31, 1997 were $28,143,343 as compared to $41,214,668 a year earlier. The decline of 32% over the past year is due to the combination of the sale of Canadian assets and paydown of Canadian and U.S. bank loans.

Petroleum and natural gas interests were reduced to $17,695,968 (being $34,691,297 less $16,995,329) from $34,764,350 a year earlier. Canadian petroleum and natural gas interests are $1,211,921 as at December 31, 1997 as compared to $16,848,304 last year whereas U.S. petroleum and natural gas interests declined by $1,431,999 from $17,916,046 as at December 31, 1996 to $16,484,047 at the end of the current year.


In respect of liabilities and shareholders' equity, long term debt declined to $143,050 from $6,119,670 being 98%. Shareholders' equity at December 31, 1997 decreased to $25,738,202 from $31,472,428 at the end of 1996. The decline of $5,734,226 being 18% is a result of the net loss of $4,835,220 along with the repurchase of common shares.

YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995


The Company realized earnings for the year of $228,573 being $0.02 per share as compared to a loss in 1995 of $1,155,062 or $0.13 per share. This improvement of $1,383,635 is a result of increased oil and gas production and improved commodity prices. Gross natural volumes increased 40% from 2,364,489 mcf to 3,309,438 mcf. The increase in oil production was 116% from 71,122 barrels to 153,699 barrels. Combined with strong oil prices, this improvement resulted in gross oil revenue increasing by 165% from $1,719,186 in 1995 to $4,549,235 in 1996. The combined oil and gas revenue for 1996 was $12,862,701 as compared to $6,762,407 in 1995.



The weighted average number of shares used in the calculation of earnings for the year was 10,945,927 shares whereas the 1995 calculations are based on 9,031,583 shares. The primary reason for this difference is the 1,374,227 shares from the plan of arrangement with Roxbury Capital Corp. ("Roxbury") which were issued in September, 1995 and shares issued from treasury in 1996.


Operating Expense. Oil and natural gas operating expenses increased from $926,159 in 1995 to $1,649,650 in 1996. On a boe basis, operating expenses fell to $2.34 in 1996 from $3.03 in 1995, an improvement of 23%. Canadian operating costs fell from $3.49 per boe in 1995 to $2.51 in 1996. Although operating expenses in the U.S. varied slightly, $2.22 per boe in 1996 versus $2.34 per boe in 1995, the 110% increase in Canadian gas production accounts for the differential.


Interest and Other Income. Interest revenue of $26,095 in 1996 did not vary significantly from $25,784 a year earlier. Short term Canadian interest rate averaged between 3% and 4.5% over the year.


Interest Expense. Interest expense and bank charges were $685,942 in 1996, as compared to $461,531 in 1995. The primary reason for this increase was that the combined bank loan and debenture principal balance for 1996 averaged $7.5 million Canadian, whereas in 1995 the average principal balance was below $5.0 million.

Depletion, Depreciation and Amortization. Depletion and depreciation increased to $5,661,205 in 1996 from $3,207,118 in 1995, an increase of 77% on a boe basis in 1996 expense was $8.03 per boe versus $6.84 in 1995, (this comparison is based on an energy equivalent of 6 mcf per boe). The calculation of depletion and depreciation is based on the Evaluation Reports as at December 31, 1996, prepared by the independent engineering consultants. These reports assume unescalated pricing and do not recognize the results of subsequent dividing and completion after December 31, 1996.

The amortization expense of $68,494 is derived from the costs of the 1995 Roxbury plan of arrangement in 1996. These deferred charges are being amortized on a straight line basis over 60 months from the date of acquisition.

General and Administrative Expense. General and administrative expense of $1,663,411 in 1996 is an increase of $193,328 over 1995, a change of 13%. On a boe basis, general and administrative expenses were $2.36 down 25% from $3.16 per boe in 1995.

Investment Carrying Value. Pursuant to both Canadian and United States full cost method of accounting, the Company is required to meet certain ceiling tests in respect of the carrying value of petroleum and natural gas interests on the balance as at December 31, 1996. The Company met these ceiling tests, and accordingly, no write-down of petroleum and natural gas interests was required.

Balance Sheet. The Company's total assets as at December 31, 1996 were $41,214,688 as compared to $39,178,076 a year earlier. This increase of 5% over the past year is due primarily to an improvement in working interest capital of $541,651. Whereas the increase in petroleum and natural interests to $34,764,350 (being $50,376,801 of capital costs less $15,612,451 in accumulated depreciation, depletion and write-offs) was only $1,264,670, a reduction in the level of year end activity reduced the advances to operators by $881,352. The note receivable at year end of $497,692 is in respect of the sale at Elm Grove which closed in 1996. In respect of liabilities and shareholders' equity, long term debt (including current portion) declined slightly to $6,850,617 from $7,390,400 a year earlier. This change is a combination of higher bank debt and the redemption of $829,000 of convertible debentures. Shareholders' equity at December 31, 1996 increased to $31,472,428 from $28,477,535. This change is a combination of $228,573 in income for the year end and the net issuance of Cdn 759,452 common shares for $2,766,320.


TWELVE MONTHS ENDED DECEMBER 31, 1995 TO DECEMBER 31, 1994

The Company realized a substantial increase in production as compared to 1994 which contributed to the increase in gross revenue and earnings before interest, depletion, depreciation of taxes. Gross natural gas volumes increased 80% from 1,311,852 mcf to 2,364,489 mcf where oil production almost doubled to 71,122 barrels from 36,337. Based on a barrel of oil equivalent basis ("boe") of 10 to 1 (1 barrel equals 10 mcf) which in the Company's opinion reflects the comparative financial value of oil and gas, production increased from 167,455 boe in 1994 to 307,571 in 1995, an increase of 82%. Gross revenue increased by 63% from $4,137,141 in 1994 to $6,762,407 in 1995. Whereas 75% of the Company's
production is in the form of natural gas, the 17% decline in the average gas price resulted in the rate of increase in revenue to lag behind in the increase in production.


Loss per share in 1995 fell to $0.13 per share being $1,155,062 from $0.56 in 1994, an improvement of 77%. The weighted average number of shares used in the calculation was 9,031,583 shares in 1995 as compared to 7,625,417 shares in 1994 and reflects the issuance of 1,374,727 shares from the Roxbury plan of arrangement.


Operating Expenses. Oil and natural gas operating expenses increased to $926,159 in 1995 from $615,477 in 1994. On a boe basis operating expense fell by 14% to $3.03 per boe in 1995 from $3.68 per boe in 1994. This improvement results from the benefit of economics of scale at Wildhay River and Lake Boeuf, where the Company was realizing higher production levels.

Interest and Other Income. Interest revenue fell from $45,628 in 1994 to $25,784 reflecting lower short-term interest rates in Canada and a lower average cash balance throughout 1995. Other income of $47,748 is a result of the conversion of debentures received on the sale of debenture received on the sale of marginal properties to SLN Ventures Corporation.

Interest Expense. Interest expense and bank charges increased to $461,351 in 1995 from $126,399 in 1994 as a direct result of an increase of $5,561,400 in bank debt.

Depletion, Depreciation and Amortization. Depletion and depreciation increased substantially from $1,719,897 in 1994 to $3,207,118 in 1995, an increase of 86%. On a boe basis, the 1995 expense was $6.84 per boe versus $6.74 in 1994 (this comparison is based on 6 mcf equal to 1 barrel which is the energy equivalent). The calculation of depreciation and depletion is based on the Evaluation Reports as at December 31, 1995 which assumes unescalated commodity pricing and does not recognize the results of subsequent drilling and completion after December 31, 1995.

The amortization expense of $22,587 is derived from the costs of the plan of arrangement with Roxbury Capital Corporation. These deferred charges are being amortized on a straight line basis over 60 months from the date of acquisition.

General and Administrative Expense. General and administrative expense of $1,470,083 in 1995 is an increase of $362,736 over 1994, a change of 33%. The increase is due to a combination of consultants expense and office rent absorbed in a plan of arrangement with Roxbury as well as on an increase in the level of remuneration. General and administrative expense were $3.16 per boe in 1995 as compared to $4.34 per boe in 1994.

Investment Carrying Value Adjustment. There was no write down of petroleum and natural gas interests in 1995 as compared to $4,000,000 in 1994. The Company met the ceiling tests under Canadian generally accepted accounting principles. Under the United States full cost method of accounting for petroleum and natural gas interests, the Company, using oil and gas prices at the balance sheet date, would have been required to write down its Canadian petroleum and natural gas interests by approximately $800,000.

Balance Sheet. Total assets as at December 31, 1995 were $39,178,076 as compared to $24,794,082 a year earlier. The major source of the change is in petroleum and natural gas interest of $33,499,680 (being $43,597,549 in capital costs less $10,097,869 in accumulated depreciation, depletion and write-offs) which increased $11,240,175 in 1995. During 1995 the Company participated in the drilling of 11 gross wells (2.84 net wells). Additionally, the increase in petroleum and natural gas interests reflects the acquisition of Roxbury and additional interests in Turtle Bayou, Louisiana. In respect of the liabilities and shareholders' equity, long term debt increased from $1,849,000 as at December 31, 1994 to $7,390,400 as at December 31, 1995. Shareholders' equity as at December 31, 1995 increased to $28,477,535 from $20,837,561. The major change is due to the issuance of 2,137,340 shares for $8,795,036 in cash and assets combined with the loss for the year of $1,155,062.

TWELVE MONTHS ENDED DECEMBER 31, 1994 TO TWELVE MONTHS ENDED DECEMBER 31, 1993

Net loss for the year ended December 31, 1994 was $4,305,090 as compared to a loss of $260,732 for the previous year. The major reason for this difference is a ceiling test write down of petroleum and natural gas interests of $4,000,000.

Loss per share for the year ended December 31, 1994 was $0.56 compared to a loss of $0.05 for the 1993 fiscal year.

Optima reported petroleum and natural gas sales, after royalties and production taxes, of $3,080,903 compared with $2,486,000 in 1993. Interest revenue was $45,628 as compared to $107,975 for the previous year.

Depreciation and depletion expense was $1,719,897 for 1994 as compared to $815,655 for the 1993 fiscal year. The increase in these non-cash expenses is due to the combination of increased production and the 1995 capital expenditures program which was focused on leasehold acquisition, seismic, geological and geophysical expenditures; specifically significant land acquisition at Wildhay, the Texas Meridian Joint Venture and the drilling of the Vermillion State Lease #1-28 well.

LIQUIDITY AND CAPITAL RESOURCES

Twelve Months Ended December 31, 1997 to Twelve Months Ended December 31, 1996


Working capital as at December 31, 1997 was $7,856,820 as compared to $1,288,511 a year earlier. Cash and cash equivalents increased to $5,660,354 at year end from $2,055,062 at December 31, 1996. In addition, a further $715,250 was held in trust to fund future abandonment and site restoration work in the Valentine field.

The increase in working capital of $6,568,309 over the fiscal year 1997 is a result of a is primarily due to the sale of Canadian operations. Cash flow from operations was $2,528,992 in 1997 as compared to $5,958,272 in 1996, a decline of $3,429,280. After utilizing $1,807,809 of cash flow to reduce accounts payable, and a further $440,586 consumed in the sale of the Canadian petroleum and natural interests, the Company had $577,024 to finance its capital expenditures. A year earlier discretionary cash flow was $5,348,360, which represents a reduction of $4,771,336.




Net capital receipts for 1997 were $10,532,087 as compared to cash requirements of $6,045,068 in 1996. Proceeds from sale of petroleum and natural interests net petroleum and natural gas expenditures was $16,750,000 in 1996 as compared to $1,176,849 a year earlier.




In respect of financial activities, the Company redeemed common shares in the amount of $899,006 and reduced its bank debt by $6,707,567. Long term debt has been reduced to US$100,000 which is drawn on a revolving US$5,000,000 bank credit line with a current borrowing base of US$3,250,000. The credit line is due May 15, 1999 and bears interest at US base rate plus 1.5%.


The Company as of the date of this Proxy Statement is not in a position to forecast 1998 capital requirements. The Merger Transaction, if consummated, will allow for a more precise determination of capital requirements.


The Company is currently assessing the potential impact of the present computer technology issue generally referred to as the "Year 2000 Problem." The Year 2000 Problem relates to the inability of information systems, primarily computer software programs, to properly recognize and process date sensitive information related to the year 2000 and beyond. The Company is currently evaluating the expected costs to be incurred in connection with the year 2000 Problem, and expects that such costs will not be material.


RISKS AND UNCERTAINTIES

Optima operates a growing business in a competitive market. There are a number of risks inherent to Optima's business. There is competition from other oil and gas exploration and development companies with operations similar to those of Optima. Many of the oil and gas companies with which Optima competes have operations and financial strength many times that of Optima. Nevertheless, the market for Optima's existing and/or possible future production of petroleum and natural gas tends to be commodity oriented, rather than company oriented. Accordingly, Optima expects to compete by keeping its production costs low through judicious selection of which property to develop, the practice of joint venturing its interests, and keeping overhead charges under control.

The business of exploration for and production of oil and gas involves a substantial risk of investment loss. Drilling oil and gas wells involves the risk that the wells will be unproductive or that, although productive, the wells do not produce oil or gas in economic quantities. Other hazards, such as unusual or unexpected geological formations, pressures, fires, blowouts, loss of circulation of drilling fluids or other conditions may substantially delay or prevent completion of any well. Adverse weather conditions can also hinder drilling operations. A productive well may become uneconomic if water or other deleterious substances are encountered, which impair or prevent the production of oil or gas from the well. In addition, production from any well may be unmarketable if it is impregnated with water or other deleterious substances. The marketability of crude oil and natural gas is affected by numerous factors beyond the control of Optima. These factors include market fluctuations, the world price of crude oil, the proximity and capacity of crude oil and natural gas pipelines and processing equipment and government regulations, including regulations relating to prices, taxes, royalties, land tenures, allowable production, the import and export of crude oil and natural gas and environmental protection. The effect of these factors cannot be predicted.

As with any oil or gas property, there can be no assurance that oil or gas will continue to be produced from Optima's properties. Although the operators of Optima's properties maintain insurance in amounts customary in the industry for liability and property damage on behalf of the working interest participants, Optima may suffer losses from uninsurable hazards or from hazards which Optima may choose not to insure against because of high premium costs or other reasons.

As is customary with working interests in U.S. oil and gas leases, the interests acquired by Optima are generally assigned without warranty of title or title insurance. In most cases, drill site opinions are obtained by operators prior to drilling rather than formal title opinions. In addition, Optima's interests are not actually transferred to it until the wells are drilled, or in certain prospects, until the prospects are unitized.

DESCRIPTION OF SHARE CAPITAL

The authorized share capital of Optima consists of an unlimited number of shares of common stock without par value of which 11,002,346 are outstanding as of December 31, 1997.

The holders of common shares are entitled: (i) to receive notice of and to attend and vote, with one vote for each common share held, at any meeting of the shareholders of Optima other than meetings of holders of another class of shares; (ii) subject to the rights attached to any other class of shares, to receive any dividend declared by Optima on the common shares; and (iii) subject to the rights attaching to any other class of shares, to receive the remaining property of Optima upon dissolution.

CAPITALIZATION

The following table sets forth the capitalization of Optima, as at December 31, 1997:

                                                              Outstanding as at
                                       Amount Authorized      December 31, 1997
                                                                  (audited)
Long-Term Debt
    United States Bank Indebtedness                         $     143,050 (3)
Share Capital
    Common Shares(1)(2)                    unlimited          $30,891,689
                                                             (11,002,346 shares)

NOTES:
(1)      Number of common shares outstanding as at December 31, 1997.

(2) As at December 31, 1997, Optima has outstanding options to purchase an aggregate of 1,163,000 common shares (see "Compensation of Directors and Executive Officers - Executive Compensation" and "Option to Purchase Securities").

(3)      US$100,000.

PRICE RANGE AND TRADING VOLUME OF SHARES



The Optima shares commenced trading on the TSE on December 1, 1993 under the symbol "OPP". The shares traded on the Vancouver Stock Exchange from May 2, 1988 to March 17, 1994, when it delisted from that exchange. The Optima shares traded on the NASDAQ market since October 26, 1992 and on the NASDAQ National Market since March 30, 1994 under the symbol "OPPCF".



The following table lists trading volume and high and low trading prices for the last four months:




                                      STOCK TRADING DATA
                                     COMMON SHARES (OPP)
              -----------------------------------------------------------------
                            NASDAQ                    TORONTO STOCK EXCHANGE
Period        Volume     High        Low          Volume       High        Low
Ending                  (US $)      (US $)                    (Cdn$)      (Cdn$)
1998
January       379,556    1.50        1.00          154,800     $2.15      $1.41
February      504,427    1.68        1.06           68,885     $2.50      $1.52
March         180,732    1.37        1.15           21,985     $2.05      $1.40
April         376,329    1.28         .93            3,900     $1.62      $1.62


The following table lists trading volume and high and low trading prices for the last twelve fiscal quarters.


                                                     STOCK TRADING DATA
                                                     COMMON SHARES (OPP)

                    ----------------------------------------------------------------------------------------------
                                   NASDAQ                                         TORONTO STOCK EXCHANGE
Period               Volume          High              Low                  Volume          High              Low
Ending                              (US $)            (US $)                               (Cdn$)            (Cdn$)

1997
4th Quarter         3,501,452        $2.88             $1.00               1,278,905        $3.85             $1.50
3rd Quarter         2,252,291        $2.38             $2.31                 465,172        $3.25             $2.00
2nd Quarter         1,713,721        $2.56             $2.00                 488,271        $3.50             $2.75
1st Quarter         1,826,990        $3.06             $2.13                 427,752        $4.10             $2.95

1996
4th Quarter        2,282,517        $3.13             $2.31                 591,581        $4.50             $3.30
3rd Quarter         2,000,092        $3.37             $2.96                 350,498        $5.10             $3.80
2nd Quarter         2,217,462        $3.63             $2.63                 777,051        $4.90             $3.60
1st Quarter         1,679,407        $3.13             $2.50                 344,848        $4.25             $3.50


1995
4th Quarter        2,112,338        $3.25             $2.13                 286,456        $4.20             $3.40
3rd Quarter         2,047,898        $3.25             $2.00                 427,692        $4.35             $2.90
2nd Quarter           945,104        $3.63             $2.25                  98,763        $4.75             $3.25
1st Quarter         1,057,423        $4.00             $2.13                 261,102        $5.25             $2.95

1994

4th Quarter         2,316,857        $4.75         $3.38         802,150        $6.38        $4.80
3rd Quarter         1,444,251        $5.50         $3.88         251,291        $7.50        $5.50
2nd Quarter         2,322,254        $5.00         $3.00         636,031        $6.88        $4.25
1st Quarter         2,534,871        $5.25         $3.50         540,257        $7.00        $4.75


The closing trading price of the Optima shares on December 31, 1997 was $1.50 on The Toronto Stock Exchange and US $1.125 on the NASDAQ.

DIVIDEND RECORD AND POLICY

Optima has not declared any dividends on its common shares since its incorporation in April 1983. The payment of any future dividends on the common shares is at the discretion of the board of directors of Optima. It is Optima's policy to re-invest earnings in expanding oil and gas production and reserves. As a result, there are currently no plans to pay dividends.

PRIOR SALES


During the period from December 31, 1996 to April 30, 1998, Optima has issued common shares as set forth below:



1. The Company issued 500 common shares a month for a total of 6,000 common shares to Ronald P. Bourgeois, an officer of the Company under a consulting agreement.

2. The Company issued 138 common shares to each of Emile Stehelin and Martin Abbott, directors of the Company, on December 10, 1996, April 7, 1997 and June 30, 1997 for a total of 828 common shares for attendance at directors' meetings.


LEGAL PROCEEDINGS

Except as disclosed below, there are no material legal proceedings to which Optima or any of its subsidiaries is a party or to which any of their properties is subject and no other material legal proceedings are known to be contemplated.

S.W. Holmwood

The Company is a party to litigation in the United States District Court, Western District of Louisiana (Amoco Production Company vs. Texas Meridian Resource Exploration, Inc.) by virtue of its master participation agreement with Meridian Resource Corporation (formally known as Texas Meridian Resource Corporation).

The litigation enures from a joint exploration agreement between the plaintiff and defendant whereby adjoining petroleum and natural gas leases were pooled on a 50%/50% joint ownership basis. Two producing oil wells have been drilled and placed on production. The plaintiff is claiming a breach of trust and demands surrender of 100% of the wells ownership on a retroactive basis and has received a favourable summary judgement. The operator pending the court's granting of damages intends to appeal the judgement.


The Company holds a beneficial 4% working interest. The Company is seeking to retain its 4% interest. Since the outcome of this litigation is not determinable, the Company has recorded 100% of the cumulative net operating income to date aggregating to $1,023,000 as Revenue in Dispute, which has provided a 100% negative impact on the Company's earnings and income. Additionally whereas no reserve appraisal was undertaken on S.W. Holmwood, the 1997 write down of petroleum and natural gas interests of $2,520,000 incorporates a provision for the impairment of assets at S.W. Holmwood.


Wildhay


The Company is party to a statement of claim and counterclaim with a drilling contractor in the Judicial District of Calgary, Court of Queen's Bench, Alberta. The nature of this litigation is based on a contract wherein the drilling contractor drilled a well on behalf of the Company and a joint venture partner. The Company and the other working interest participants are demanding $2,738,568 in throw away costs and expenses plus $1,001,755 for loss of the original well as well as $5,932,000 of reservoir damage from the drilling contractor. In respect of Wildhay, the Company seeks its working interest share of the throw away costs and expenses, compensation for loss of the original well as well as compensation for reservoir damage. The well in question is reflected in property and equipment at $1.1 million and an additional $1.2 million is included as a receivable from the Company's joint venture partner. The Company is of the opinion that this litigation will not have a material negative impact on the Company's earnings, income or assets.


MATERIAL CONTRACTS

The only material contracts entered into by Optima and Optima US within the past two years, other than in the ordinary course of business, which are presently outstanding are as follows:

(1) Plan and Agreement of Merger, as disclosed under "Terms of the Plan and Agreement of Merger";

(2) Loan Agreement dated February 28, 1998 between Amex and Optima, as disclosed under "Terms of the Plan and Agreement of Merger";

(3) Mortgage, Collateral Assignment, Security Agreement and Financing Statement dated June 1, 1995, from Optima US to Comerica Bank-Texas, recorded in Mortgage Book No. 695, Folio 712, Entry No. 784055, Lafourche Parish, Louisiana;

(4) Mortgage, Collateral Assignment, Security Agreement and Financing Statement dated June 1, 1995, from Optima US to Comerica Bank-Texas, recorded in Mortgage Book No. 816, Folio 22, Entry No. 595902, Bossier Parish, Louisiana;

(5) Mortgage, Collateral Assignment, Security Agreement and Financing Statement dated June 1, 1995, from Optima US to Comerica Bank-Texas, recorded in Mortgage Book No. 1019 under Entry No. 957354, Terrebonne Parish, Louisiana;

(6) First Amendment to Mortgage, Collateral Assignment, Security Agreement and Financing Statement dated June 16, 1995, from Optima US to Comerica Bank-Texas, recorded in Mortgage Book No. 1021 under Entry No. 958410, Terrebonne Parish, Louisiana; and

(7) Optima has made an agreement regarding the Taylor #1 well in Lea County, New Mexico, whereby it has acquired a working interest of 25%. The estimated dryhole cost share is $150,000 to $175,000 for this well.


              INFORMATION CONCERNING AMEX AND THE TARGET COMPANIES


CORPORATE OVERVIEW


American Explorer, L.L.C. ("Amex") is a Louisiana limited liability company formed under the Louisiana Business Corporations Act ("LBCA") on March 2, 1995 and owned by Goodson Exploration Company ("Goodson") as to 35%, NAB Financial, L.L.C. ("NAB") as to 35% and Dexco Energy, Inc. ("Dexco") as to 30%. Goodson and Dexco are both Louisiana companies. Goodson is wholly owned by Charles T. Goodson and Dexco is wholly owned by Ralph J. Daigle. NAB is a Louisiana limited liability company wholly owned by Alfred J. Thomas, II and his family.


Amex's office and registered and records office are is located at 625 East Kaliste Saloom Road, Lafayette, Louisiana 70508 and its business telephone number is 318-232-7028. Goodson's office and registered and records office are located at 625 East Kaliste Saloom Road, Lafayette, Louisiana, 70508 and its business telephone number is 318-232-7028. Dexco's office and registered and records office are located at 106 Running Deer, Lafayette, Louisiana, 70555 and its business telephone number is 318-232-7028. NAB's office and registered and records office located at 136 Tech Dr., Lafayette, Louisiana, 70503 and its business telephone number is 318-232-7028.

Amex is qualified to do business in the State of Mississippi.

Goodson and Dexco were formed under the LBCA on September 2, 1985 and January 22, 1985 respectively.

NAB was formed under the LBCA as a limited liability companies on October 26, 1994.

Immediately prior to the completion of the Merger Transaction, the only assets of Goodson, Dexco and NAB will be their respective membership interests in Amex.


Amex is an oil and gas exploration and production company. Its main focus is exploration in the Gulf Coast region of Southern United States and offshore Gulf of Mexico. It participates in the production of five fields, consisting in the aggregate of 51 wells. For the month ended December 31, 1997, daily production averaged 7.6 MMCFGPD and 180 BOPD.


Amex has 25 full time employees and consultants, which include landmen (4), geologists and geophysicists (6), petroleum engineers (3), accountants (4) and support personnel along with 15 field personnel which work in the field operations.

Future exploration emphasis will be primarily focused in two areas: the Onshore Gulf Coast region and the State and Federal waters off the Louisiana and Texas Coast.

Amex's main focus in exploration across all of the above areas will be to generate or acquire and complement with added data, prospects that have low risk developmental potential along with medium to high risk exploration potential.

Onshore, Amex's most successful efforts to date have been in existing fields primarily developed by the major oil companies in the 1940's, 50's and early 60's which have exhibited steep declines in their production rates and thus allow for farmouts or property purchases. In some cases companies have actually allowed leases to expire, thus providing Amex the opportunity to acquire new leases. With the advent of much improved 2-D and 3-D seismic data, Amex is able to focus on deeper objectives that remain virtually untested. As has been proven offshore, first pass 3-D surveys will not always correctly image most or all of the subsurface opportunities. Amex will therefore continue to monitor the many onshore leads and opportunities that it has developed.


In the offshore, Amex plans to focus only on areas where 3-D data is available for future lease sales and existing leases that are available for farmout or sale. In addition, Amex's area of interest is in the shallow to mid-depth water where facility costs are reasonable and pipeline accessibility is readily available, thus resulting in short term investments prior to realizing cash flow.

PRINCIPAL PRODUCING PROPERTIES

SOUTH LOUISIANA AND ZONE 1

Turtle Bayou Field, Terrebonne Parish, LA

Amex has participated in the drilling of 10 wells in Turtle Bayou Field. Currently, there are 5 producing wells in the field that Amex holds a working interest. Collectively the 5 producing wells averaged 7764 MCF of natural gas and 188 barrels of condensate per day for the month of February 1998. Amex's working interest varies between 18.6% and 4.9% with a weighted average working interest of 8.5%.

A 3-D regional seismic survey is currently being shot which incorporates the Turtle Bayou Field. Amex has negotiated access to the data set which should be available later this year. Any further exploration will be contingent on the interpretation of this data set identifying new deep drilling targets. As of February 28, 1998, Amex, as operator, has assembled a total of 2,251 gross acres through farmout and lease acquisition in Turtle Bayou Field. For further information on this property, see "Information Concerning the Company Principal Producing Properties".

Bully Camp Field, Lafourche Parish, LA

Amex acquired a 100% working interest in this property in 1993. Amex, in late 1997, drilled two (2) new field wells (one productive and one dry hole) and continued to upgrade its field facilities. These operations increased production by 4 MMCFGPD.

Valentine Field, Lafourche Parish, LA

Amex, for the account of all working interest owners, negotiated a Joint 3-D Seismic Program with a major oil and gas company ("Program Partner"). The salient points of the contract are as follows:

1. Amex and partners will reserve all existing production and existing well bores. Amex has a 47.5% working interest and Optima has a 40% working interest.

2. Amex and partners will assign to Program Partner 50% of their leasehold interest within a 100 square mile area, approximately 10,576 gross acres. This results in a combined working interest of Optima and Amex of 43.75%.

3. Program Partner, at its cost, will option jointly approved unleased prospective acreage, totalling approximately 18,742 acres and permit the remaining acreage necessary to acquire the 3-D survey. Acreage currently under option and lease totals 29,318 gross acres.

4. Program Partner at its cost will design and acquire an approximate 100 square mile 3-D survey and deliver one complete data set to Amex in the third quarter of 1998.

5. All further cost to reprocess, interpret, exercise lease options, lease additional acreage and drill and develop the Valentine area will be on an actual cost basis borne by all working interest owners.

Amex will be the operator of the exploration, development and operations of the Valentine prospect. Program Partner is to act as operator of the 3-D survey design and acquisition.

Additional South Louisiana and Zone 1

Amex currently has under lease, seismic options or is in the process of assembling 5 prospects in this area covering 2,328 acres. South Louisiana and Zone 1 will continue to be a core area of exploration and development where Amex anticipates spending 25% to 40% of its annual budget.

CENTRAL AND WESTERN GULF OF MEXICO

Eugene Island 147, Jaguar Prospect

Amex acquired a 18.75% interest in this property in 1995. Amex drilled and logged several productive zones on this prospect in early 1996. One quarter of the block is currently under farmout to TDC which plans a 2-3 well development program in the first half of 1998. Should TDC not drill the planned wells, the acreage will revert back to Amex. Amex also maintains a higher risk development project which it expects to test in the next 18-24 months.

Brazos Block 446, Texas Offshore State Waters, Pompano

Amex acquired a 44% interest in this property in late 1996. It anticipates drilling 1-2 development/exploratory wells by the end of 1999. Current production is approximately 4.5 MMCFGPD from three wells.

High Island 494, Snapper Prospect

Amex acquired a 29% interest this property in late 1996. It anticipates the drilling of 1-2 exploratory wells during 1998. Current production is approximately 1 MMCFGPD from one well.

Galveston Block 303, Barracuda Prospect

Amex acquired a 21.875% interest in this property in 1996. Amex along with its partner, Burlington Resources (Operator), has completed the initial phase of exploration and development of this field. Current production is approximately 26 MMCFGPD from four wells. In addition to drilling and completing 3 wells, one well and a production platform were acquired.

Other Properties

Amex has in inventory five prospects in the Central and Western Gulf of Mexico, inclusive of the above prospects. Amex plans to continue to expand its activities in the Gulf of Mexico where it anticipates spending 60% - 75% of its annual budget.

LAND HOLDINGS

The following table summarizes Amex's petroleum and natural gas land holdings in acres as of December 31, 1997.



                                DEVELOPED  LANDS(1)         UNDEVELOPED  LANDS(2)       TOTAL

                           GROSS(3)      NET(4)      GROSS(3)      NET(4)       GROSS(3)     NET(4)
ONSHORE
Louisiana (Leasehold)        3,473          562       12,576        4,787       16,049        5,349
Louisiana (Options)           --             --       18,314        4,350       18,314        4,350

TOTAL ONSHORE                3,473          562       30,890        9,137       34,363        9,669


OFFSHORE
Louisiana                     --           --          5,000        1,250        5,000        1,250
Louisiana (CGOM Sale          --           --          9,995        9,995        9,995        9,995
169/High Bid)(5)

Total                                                 14,995       11,245       14,995       11,245

Texas                       12,960        3,600       11,520        2,880       24,480        6,480

TOTAL OFFSHORE              12,960        3,600       26,515       14,125       39,475       17,725



NOTES:


(1)   "Developed Lands" refers to lands which have proved reserves.



(2) "Undeveloped Lands" refers to lands to which no proved reserves have been assigned.


(3) "Gross Acres" refers to the total number of acres in which an interest is held.

(4) "Net Acres" equal gross acres multiplied by the percentage working interest held therein.


(5)   Acquired subsequent to December 31, 1997.


In addition, Amex has 18,314 gross acres and 4,350 net acres under option.

RESERVES

Substantially all of Amex's oil and gas reserves are located in Onshore Louisiana and Offshore Texas. DOR Engineering Inc. ("DOR"), petroleum consultants have evaluated Amex's reserves effective December 31, 1997. The crude oil and natural gas reserves and revenue estimates upon which this evaluation is based were determined in accordance with generally accepted evaluation practices.

The following table summarizes DOR's evaluation. All evaluations of future net production revenue set forth in the tables are stated prior to provisions for income taxes and indirect costs. It should not be assumed that the discounted future net revenues shown below are representative of the fair market value of Amex's reserves. Other assumptions and qualifications relating to costs, prices for future production and other matters are included in the DOR's report.

                           Unescalated Prices and Costs,  Net Revenue Interest Share(1)
                                              as of December 31, 1997

                                                                      Future Net        (US$,000)
                                      Crude Oil      Natural Gas        Income        Discounted at
                                       (bbls)           (mcf)        Undiscounted      rate of 10%
                                                                         (US$)
Proved Reserves   Developed             272,530         8,075,360     $11,490,290      $9,947,106
                  Undeveloped                 0           795,682        $382,892        $264,551
Total Proved                            272,530         8,871,042     $11,873,182     $10,211,657






(1) Constant pricing in U.S. dollars for U.S. properties, on a property by property basis, adjusted for quality, transportation and heating value where necessary, have been used in the DOR report. Base product prices used were US$2.24/MMBTU for gas, US$17.00 BBL for oil and condensate.

PRODUCTION HISTORY

The following table sets forth Amex's average production of crude oil and natural gas liquids and natural gas after the deduction of royalties, together with average prices received, for periods indicated.

                            NATURAL GAS (US$)

                         Net Production (mcf)        Average Sales (price/mcf)

       Jan. 31,1998              253,463                      US$2.07
       1997                    2,307,078                      US$2.45
       1996                    1,314,034                      US$2.41
       1995                    1,044,061                      US$1.73

                        OIL AND GAS LIQUIDS (US$)

                        Net Production (bbls)        Average Sales (price/mcf)
       Jan. 31, 1998               5,607                     US$15.37
       1997                       51,340                     US$19.58
       1996                       63,441                     US$20.02
       1995                       70,847                     US$16.65

OIL AND GAS WELLS

The following table summarizes Amex's working interest in oil and gas wells as of January 31, 1998.

                                            OIL WELLS                             NATURAL GAS WELLS
                                  Producing             Shut-In             Producing             Shut-In
                             Gross(1)    Net(2)   Gross(1)    Net(2)    Gross(1)   Net(2)    Gross(1)   Net(2)
Onshore/Inland and State
Waterbottoms:
         Louisiana               32       18.85         0         0          9      7.6821        0          0
         Texas                    0           0         0         0          4       2.208        0          0
         Subtotal                32       18.85         0         0         13      9.8901        0          0
Offshore Gulf of Mexico:
         Louisiana                0          0          0         0          0           0        0          0
         Texas                    0          0          0         0          6        1.38        0          0
         Subtotal                 0          0          0         0          6        1.38        0          0
         Total All Wells         32      18.85          0         0         19       11.27        0          0

NOTES:

(1) "Gross Wells" refers to all wells in which Amex has a working interest.

(2) "Net Wells" are defined as the aggregate of the numbers obtained by multiplying each gross well by Amex's percentage working interest therein.

DRILLING ACTIVITY

The following table sets forth the number of gross and net exploratory and development wells in which Amex participated and which were completed, capped or abandoned during the periods indicated.

                                          OIL AND GAS DRILLING ACTIVITIES
                                                     Gross(1)                                 Net(2)
                                        Productive     Dry(3)       Total       Productive     Dry(3)       Total
Exploratory Wells        1997              2.0          1.0          3.0           0.44         0.17        0.61
                         1996              1.0          2.0          3.0           0.22         0.26        0.48
Development Wells        1997              1.0          1.0          2.0           1.00         1.00        2.00
                         1996              1.0          0.0          1.0           0.07         0.00        0.07

NOTES:


(1)   "Gross Wells" refers to all wells in which Amex participated.

(2) "Net Wells" refers to the aggregate of the percentage working interest of Amex in Gross Wells.

(3) "Dry Wells" refers to a well which is not a productive well or a service well. A productive well is a well which is capable of producing oil or gas in commercial quantities considered by the operator to be sufficient to justify the costs required to complete, equip and produce the well. A service well refers to a well such as a water or gas injection or water-disposal well. Such wells do not have marketable reserves of crude oil or natural gas attributed to them but are essential to the production of the crude oil and natural gas reserves.

(4) As of January 31, 1998, the Jordon Oil Company, Jones No. 1 - Calcasieu Ph., Louisiana, was drilling at a depth of 3,450 feet. Proposed total depth is plus or minus 7,000 feet.


 SELECTED FINANCIAL INFORMATION



The most current audited financial statements of Amex are attached as Exhibit E to this Proxy Statement are for the fiscal year ended December 31, 1997 and 3 month period ended March 31, 1998. The following is a summary of certain selected audited financial information for the Company's three fiscal years of the Company:



                                        AUDITED
          ALL IN $1,000'S    (FISCAL YEAR ENDED DECEMBER 31)

                                  1997             1996       INCEPTION (MARCH 2, 1995)
                                                              THROUGH DECEMBER 31, 1995
Revenues:
Oil Sales:                   $      981       $    1,322             $    816
Gas Sales:                   $    5,810       $    3,202             $  1,453
Interest and Other Income    $       45       $       65             $     67
TOTAL REVENUES:              $    6,836       $    4,589             $  2,336

                                        AUDITED
          ALL IN $1,000'S    (FISCAL YEAR ENDED DECEMBER 31)

                                        1997             1996            INCEPTION (MARCH 2, 1995)
                                                                         THROUGH DECEMBER 31, 1995
Expenses:
Operating Expenses:                  $    2,368       $    1,423                    $  1,156
Production Taxes:                    $      261       $      270                    $    139
Depletion and Depreciation:          $    2,815       $    1,128                    $    698
 Gen & Adm:                          $      398       $      287                    $    276
Interest:                            $       56       $      170                    $    129
TOTAL EXPENSES:                      $    5,898       $    3,278                    $  2,398
Income (Loss):                       $      938       $    1,311                    $   (62)
Share capital (1):                          n/a              n/a
Weighted average shares
Outstanding:                                n/a              n/a                         n/a
Per Share Loss:                             n/a              n/a                         n/a
Consolidated Statement of
Cash Flows Data:
Net cash provided by (used in):
Operating Activities:                $    4,794       $    2,806                    $     47
Investing Activities:                $  (7,581)       $  (1,673)                    $(3,402)
Financing Activities:                $    2,753       $    (935)                    $  3,363
Other Consolidated Financial Data:
Capital Expenditures:                $    7,581       $    1,673                    $  3,402
Operating Cash Flow(2):              $    3,753       $    2,416                    $    760


Balance Sheet Data:
Cash and Cash Equivalents:           $      172       $      206                    $      8
Working Capital (Deficit):           $  (2,617)       $  (1,592)                    $(1,266)
Total Assets:                        $    9,891       $    5,125                    $  4,806
Long Term Debt (incl. current
portion):                            $    3,400       $      655                    $  1,878
Total Shareholders' Equity:          $    4,034       $    3,034                    $  1,423



(1) Amex is a limited liability corporation and as such, has no share capital. Moreover, it is not a publicly trading company.



(2) Operating cash flow is defined as net income plus depreciation, depletion and amortization and deferred taxes.



The most current unaudited financial statements are for the interim period ended March 31, 1998, being the first 3 months of Amex's current fiscal year. The following is a summary of certain selected unaudited financial information for three months interim period ending March 31, 1998 and for the comparable period in Amex's preceding fiscal year:

                                                      UNAUDITED
                 ALL IN $1,000'S          (THREE MONTH PERIOD ENDED MARCH 31)
                                              1998                   1997
Revenues:
Oil Sales:                                $       192              $    165
Gas Sales:                                $     1,453              $    952
Interest and Other Income                 $         5              $     18
TOTAL REVENUES:                           $     1,650              $  1,135
Expenses:
Operating Expenses:                       $       699              $    544
Production Taxes:                         $        62              $     58
Depletion and Depreciation:               $       806              $    286
Gen & Adm:                                $       426              $     98
Interest:                                 $        80              $     11
TOTAL EXPENSES:                           $     2,073              $    997
NET INCOME (LOSS):                        $     (423)              $    138
Share capital(1):                                 n/a                   n/a
Weighted average shares Outstanding:              n/a                   n/a
Per Share Loss:                                   n/a                   n/a
Consolidated Statement of
Cash Flows Data:
Net cash provided by (used in):
Operating Activities:                     $       952              $  1,739
Investing Activities:                     $   (1,160)              $  (796)
Financing Activities:                     $       480              $  (401)
Other Consolidated Financial Data:
Capital Expenditures:                     $     1,160              $   796
Operating Cash Flow(2):                   $       384              $  (295)
Balance Sheet Data:
Cash and Cash Equivalents:                $       445              $    747
Working Capital (Deficit):                $   (4,058)              $  (295)
Total Assets:                             $    10,018              $  5,144
Long Term Debt (incl. current portion):   $     3,280              $    310
Total Shareholders' Equity:               $     3,611              $  3,115



(1) Amex is a limited liability corporation and as such, has no share capital. Moreover, it is not a publicly trading company.



(2) Operating cash flow is defined as net income plus depreciation, depletion and amortization and deferred taxes.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS



THREE MONTHS ENDED MARCH 31, 1998 TO MARCH 31, 1997



Oil and Gas Sales



Oil and gas sales increased US$525,000 (46%) in 1998. This was due to the three wells at Galveston Block 303 producing for the entire quarter of 1998. The first of these wells began producing in February, 1997, with the other two in July, 1997. This was partially offset by declining production at the Bully Camp Field. In addition, the average gas price declined from US$2.48/mcf in 1997 to US$2.19 in 1998. The US$7.44/bbl decline in oil prices did not significantly effect revenues because 88% of Amex revenue is related to gas sales.



Lease Operating Expenses



Lease operating expenses increased from US$540,000 in 1997 to US$700,000 in 1998 or 29%. This is the result of the additional wells at Galveston Block 303.



Production Taxes



Production taxes remained relatively constant event though revenue and production increased. The increase was offshore in Federal waters where no severance taxes are paid.



Depreciation, Depletion and Amortization



Depreciation, depletion and amortization increased US$520,000 because of the three new wells at Galveston Block 303.



General and Administrative Expense



General and administrative expense increased US$325,000 in 1998. This is due to an increase in the management fee paid to American Explorer, Inc. which resulted from the addition of employees to generate prospects for Amex and manage its affairs. This included opening a Houston, Texas exploration office. Also, US$110,000 of professional fees were incurred in conjunction with the proposed merger with Optima.



Interest Expense



Interest expense increased in 1998 due to higher debt levels. Debt was in excess of US$3,000,000 for the first quarter of 1998 compared to less than US$700,000 for the first quarter of 1997.



Liquidity and Capital Resources



Working Capital (before considering debt) decreased from a negative US$800,000 to a negative of US$1,100,000. This is due primarily to the increased emphasis on the Gulf of Mexico resulting in additional prospect inventory.



In February, 1998, Amex entered into an agreement with Optima Energy (U.S.) Corporation providing for a term loan of up to US$2,500,000 to fund the increased effort in the Gulf of Mexico. At March 31, 1998, US$600,000 had been drawn under this agreement.

Also in February, 1998, the borrowing base under the bank reducing revolving line of credit was redetermined and set at US$3,700,000 effective March 1, 1998. This borrowing base reduces US$210,000 per month and is redetermined semi-annually.



Cash flow from operations for the first quarter of 1998 was US$380,000. This cash flow and the additional debt was primarily used to fund the increased emphasis in the offshore Gulf of Mexico. This included the opening of a Houston, Texas exploration office as well as adding to the lease position in that area.



Amex presently has no commitments regarding capital expenditures and believes that its current sources of liquidity are sufficient to fund its current operations. However, in order to continue its exploration and development activities, Amex will need additional financing. Assuming consummation of the Merger Transaction, cash held by Optima of approximately US$5,000,000 (as of March 31, 1998) would be available for these activities. In addition Amex anticipates that in the future it will need financing in addition to the cash held by Optima to pursue its exploration and development strategy, which may include the sale of equity and debt securities and additional bank financing. There can be no assurances that such additional funding will be available on acceptable terms, if at all.


TWELVE MONTHS ENDED DECEMBER 31, 1997 TO DECEMBER 31, 1996

1997 oil and gas sales increased US$2,200,000 over 1996 or 50%. This was primarily due to the drilling activity at Galveston Block 303. Three wells were placed on production in 1997 resulting in increased gas sales of 3,900 mcf/day. Product prices did not change significantly between years averaging US$20.02/bbl and US$2.38/mcf in 1996 compared to US$19.58/bbl and US$2.45/mcf in 1997.

Operating Expenses. Operating expenses increased from US$1,400,000 to US$2,300,000 or 66%. This was caused by the additional wells at Galveston Block 303 as well as increased operating expenses at the Bully Camp Field due to its age.

Production Taxes. Production taxes remained relatively constant even though revenue and production increased because the increase was offshore in Federal waters where no severance taxes are paid.

Depletion, Depreciation and Amortization. Depreciation, depletion and amortization increased 150% in 1997 because of the production profile of Galveston Block 303 and the lack of production history for the related wells. Typically, an offshore well will produce at high rates. In addition, as with most wells, there has not yet been enough production history to support additional proved reserves. Also, the investment in oil and gas properties increased US$6,000,000.

General and Administrative Expense. General and administrative expenses increased US$100,000 in 1997. This is due to an increase in the management fee paid to American Explorer, Inc. which resulted from the addition of employees to generate properties for Amex and manage its affairs. The increase would have been more except the management fee was suspended for the last four months of the year because of cash requirements for drilling commitments of Amex during the last part of 1997.

Interest Expense. Interest expense decreased for 1997 because of lower debt levels during the year. The note at December 31, 1996 was paid down during the beginning of the year to an insignificant amount from July though September. Beginning in October, draws on the new line began.

LIQUIDITY AND CAPITAL RESOURCES

Working capital (before considering debt) decreased from a negative of US$500,000 to a negative of US$800,000. This was caused by an increase in drilling activity during the last one and one half months of 1997 partially offset by the increase in revenues discussed above. Two wells were drilled at the Bully Camp Field during this period for a total cost to Amex of US$2,000,000. One well was completed as a gas well and the other was a dry hole.


In October, 1997, Amex entered into a new agreement with a bank for a reducing revolving line of credit. The initial borrowing base was US$4,000,000 which reduced US$220,000 per month through February, 1998 when it was redetermined and set at US$3,700,000 effective March 1, 1998. This borrowing base reduces US$210,000 per month and is redetermined semi-annually.


Cash flow from operations was US$3,700,000 in 1997. This cash flow, the additional bank debt, and the decrease in working capital were used to add to the evaluated oil and gas properties as well as fund an additional US$1,000,000 in unevaluated properties.


Amex presently has no commitments regarding capital expenditures and believes that its current sources of liquidity are sufficient to fund its current operations. However, in order to continue its exploration and development activities, Amex will need additional financing. Assuming consummation of the Merger Transaction, cash held by Optima of approximately US$5,660,354 (as of December 31, 1997) would be available for these activities. In addition Amex anticipates that in the future it will need financing in addition to the cash held by Optima to pursue its exploration and development strategy, which may include the sale of equity and debt securities and additional bank financing. There can be no assurances that such additional financing will be available on acceptable terms, if at all.



TWELVE MONTHS ENDED DECEMBER 31, 1996 TO THE PERIOD FROM INCEPTION (MARCH 2,
1995) THROUGH DECEMBER 31, 1995

Oil and Gas Sales.

1996 oil and gas sales increased US$2,255,000 over 1995 or 98%. The majority of this increase is the result of the purchase of Brazos Block 446 and the Valentine Field. In addition, the 1995 period includes ten months of activity compared to an entire year for 1996.

Operating Expenses.

Operating expenses increased from US$1,155,000 to US$1,423,471 or 23%. This is due to the additional properties which were purchased and the additional two months in 1996. This was partially offset by higher workover expense in 1995 compared to 1996.

Production Taxes.

Production taxes increased 95% due to the purchased properties and longer time periods discussed above in Oil and Gas Sales.

General and Administrative Expense.

General and Administrative Expenses did not change significantly. The number of employees (the most significant component of this expense) remains relatively constant between years.

Interest Expense.

Interest Expense did not increase significantly since the average debt outstanding remained relatively stable.


DESCRIPTION OF SHARE CAPITAL

Since Amex is a Louisiana limited liability company, no stock has been issued. Its ownership is thirty-five percent (35%) by Goodson, thirty-five percent (35%) by NAB and thirty percent (30%) by Dexco.

CAPITALIZATION

The following table sets forth the capitalization of Amex as of December 31, 1997:

                                   Outstanding as of December 31, 1997 (audited)
                                   ---------------------------------------------
    Long-term Debt                                   US$1,600,000
    Members' Capital                                 US$4,033,533

PRIOR SALES

In May, 1997 Goodson, Dexco and NAB contributed their interests in the Valentine Field to Amex. As a result, the ownership in Amex changed from thirty-three and one third percent (33.33%) for each member to thirty-five percent (35%) for each of Goodson and NAB and thirty percent (30%) for Dexco. During 1997, Robert R. Brooksher was granted an option to purchase five percent (5%) of the membership interest of the members.

LEGAL PROCEEDINGS

There are no suits, actions, claims, investigations, reviews, or other proceeds pending or, to the knowledge of Amex or the Target Corporations, threatened against Amex or any of the Target Corporations.

MATERIAL CONTRACTS

The following are the material contracts which Amex is party to:

(1) Promissory Note and Mortgage, Deed of Trust, Indenture, Security Agreement, Financing Statement and Assignment of Production dated October 16, 1997 from American Explorer, L.L.C. to Compass Bank recorded October 22, 1997, Document #97-037546, Brazoria County, Texas; October 22, 1997 in Book 483, Page 344, Document #97-6037, Matagorda County, Texas.

(2) Act of Mortgage, Pledge, Assignment of Production and Security Agreement from American Explorer, L.L.C. to Compass Bank recorded October 23, 1997 in MOB 756, Folio 646 under Entry No. 822711, Lafourche Parish, Louisiana.

(3) Plan and Agreement of Merger, as disclosed under "Terms of the Plan and Agreement of Merger".

(4) Loan Agreement dated February 28, 1998 between Amex and Optima, as disclosed under "Terms of the Plan and Agreement of Merger".

PRINCIPAL SHAREHOLDERS

Amex is wholly-owned by Goodson as to 35%, Dexco as to 30% and NAB as to 35%.

DIRECTORS AND OFFICERS

Amex, as a limited liability company, does not have a board of directors. The officers of Amex are as follows:

     Officers                            Title

Charles T. Goodson                     President
Alfred J. Thomas, II                   Chief Executive Officer
Ralph J. Daigle                        Senior Vice President - Exploration
Robert R. Brooksher                    Chief Financial Officer

EXECUTIVE COMPENSATION

None of the officers or directors of Amex presently have employment agreements with Amex. However, the Merger Agreement provides that as a condition to closing, Messrs. Goodson, Thomas, Daigle and Brooksher will each enter into an employment agreement with Optima providing for annual salaries of US$210,000, US$210,000, US$180,000 and US$180,000, respectively (the "Employment Agreements"). The Employment Agreements provide for a three year term, with automatic one year renewals thereafter unless terminated. The Employment Agreements also provide for termination with or without cause (as defined), with 12 months severance provided in the event of termination without cause. Each employment agreement also contains a non-competition agreement prohibiting the employee from competing with Optima during his employment and for one year after termination of the agreement for cause or by the employee for any reason.

OPTIONS TO PURCHASE SECURITIES


Robert R. Brooksher holds an option to purchase up to 5% of the percentage ownership in Amex , which option, if not exercised prior to the closing of the Merger Transaction, shall continue in up to 5% of the aggregate Optima's common shares and contingent stock issue rights issued to the stockholders and members of the Target Corporations as a result of the Merger Transaction, being 5% of the 7,335,001 shares and 5% of the 1,667,001 Rights Shares. See "Proposal No. 3
- The Merger Transaction - The Plan and Agreement of Merger."


Each of the Target Corporations has granted a security interest in all of its membership interests in Amex to Compass Bank to secure Amex's obligations under its bank facility, which security interest is to be released on or prior to the closing of the Merger Transaction.

Except as directed above, there are no outstanding subscriptions, options, rights, warrants or other agreements or commitments of any kind obligating Goodson and Dexco to issue any security of or equity interest in Goodson and Dexco or obligating Amex and NAB to issue any membership interest in Amex or NAB.

INTEREST OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS


Amex has no employees. It is managed by American Explorer, Inc. ("AEI"), a corporation owned by Charles T. Goodson and Alfred J. Thomas, II. In addition, AEI is the operator of certain of the oil and gas wells in which Amex has an interest. In 1997 and 1996, AEI charged Amex management fees of US$520,000 and US$444,000, respectively. Of these amounts US$239,200 and US$155,430 were capitalized as part of the acquisition, exploration and development effort (see Note A of Amex's financial statement attached as Appendix E to this Proxy Statement) in 1997 and 1996, respectively. The remainder is included in general and administrative expense. At December 31, 1997, and 1996 Amex owed AEI approximately US$2,458,000, and US$1,423,000, respectively. The management fee paid by Amex to AEI is based on an unwritten understanding which compares the transaction to an arm's length transaction in that it is to reimburse AEI for its actual cost to manage the affairs of Amex. As soon as practicable after the Merger, the management relationship with AEI will be terminated. There is no written agreement between Amex and AEI. In June 1997, the members of Amex contributed their interests in the Valentine Field to Amex. The contribution was recorded at the amount of the members' cost in the Valentine Field of approximately US$53,000.


AUDITORS

Arthur Andersen LLP act as Amex's auditors.

            PROPOSAL NO. 4 - CONTINUATION INTO THE STATE OF DELAWARE


GENERAL

Optima is presently a corporation formed and operating under the Canada Business Corporations Act ("CBCA"). The shareholders of the Company will be asked at the AGM to pass a Special Resolution (the "Continuation Resolution") authorizing the Company to continue in the State of Delaware under the Delaware General Corporation Law (the "DGCL") pursuant to section 388 thereof (the "Continuation"), thereby continuing the Company as if it had been originally incorporated under the DGCL as a Delaware corporation. The Continuation Resolution also provides for approval of the Delaware Certificate of Incorporation (substantially in the form attached as Appendix C to this Proxy Statement) and alters the Company's authorized capital from an unlimited number of common shares without par value to 75,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock, each with a par value of US$.001 per share.

Upon Continuation, the CBCA ceases to apply and the DGCL becomes applicable to the Company as if it had been originally incorporated in Delaware.


The Continuation will not result in any change in the business of the Company or its assets, liabilities, net worth , or management or have material adverse affect on the Company's tax position. Management believes the impact from the change in accounting and reporting requirements resulting from the change from Canadian GAAP to US GAAP will not be material. However, the Board of Directors may increase the size of the Company's Board of Directors after the Continuation (see "Corporate governance Differences - Size of the Board of Directors"). A shareholder's holdings will not change. The Continuation is not a reorganization, amalgamation or merger.


Upon consummation of the Continuation, the Company will file a Current Report on Form 8-K with the SEC to reflect the Continuation for the purposes of Section 15(d) of the Exchange Act.

The Continuation gives rise to a Right of Dissent (see "Right of Dissent" below). If the Right of Dissent is exercised by any of the Company's shareholders entitled to do so, and the Company effects the Continuation, the Company would be required to purchase for cash the dissenting shareholder's shares in the Company at the fair value of the shares as at the close of business on the day before the Continuation Resolution is adopted, subject to the CBCA. This could have an adverse effect on the Company. The Continuation Resolution will, therefore, provide authority to the Board of Directors not to proceed with the Continuation if, in the Board's opinion, it is not in the best interest of the Company to do so.

PRINCIPAL REASONS FOR CONTINUATION

For many years, Delaware has followed a policy of encouraging incorporation in that State and, in furtherance of that policy, has adopted comprehensive, modern and flexible corporate laws, which are periodically updated and revised to meet changing business needs. As a result, many major corporations have initially chosen Delaware for their domicile or have subsequently reincorporated in Delaware in a manner similar to that proposed by the Company. Because of Delaware's long standing policy of encouraging incorporation in that State, and consequently its pre-eminence as the State of incorporation for many major corporations, the Delaware courts have developed considerable expertise in dealing with corporate issues and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to Delaware corporations.

Because the Company's business focus has shifted from Canada to the United States, Management believes that it is preferable to be governed by the laws of a State of the United States. For example, the CBCA requires that a majority of the Directors of the Company must be ordinarily resident in Canada. It is a continuing problem for the Company to find qualified individuals in Canada who are prepared to act as Directors and assume the responsibilities, the expense and the risk that are inherent with acting as a Director of a company whose property interests are all in the United States. Management is, therefore, of the opinion that it is preferable to eliminate this Canadian residency requirement.

In addition, most of the Company's shareholders are in the United States. The Company's shares are registered under the United States Securities Exchange Act of 1934 (the "Exchange Act") and the Company is subject to the Exchange Act reporting requirements. However, as a CBCA company, the Company is also subject to the reporting requirements under Canadian law and to Canadian tax law and rules. The U.S. and Canadian tax and securities reporting requirements often are in conflict. As a result, the Company must retain both United States and Canadian securities counsel and tax accountants, which is very expensive for the Company and very time-consuming for Management. By changing its jurisdiction of incorporation from the CBCA to Delaware, the Company will simplify its securities and tax reporting requirements. Consequently, the Company believes the Continuation will result in substantial savings to the Company.

In connection with the proposed change in the Company's jurisdiction of incorporation from the CBCA to the State of Delaware, the Board of Directors has proposed that the par value of the shares of the Company's Common Stock be changed from no par value to $.001 par value per share because the Delaware franchise fees applicable to no par value shares are significantly higher than those for $.001 par value shares. Par value represents the minimum consideration which must be received by the Company for the issuance of a share of stock. The change in par value will have no effect upon the rights of existing security holders. By voting in favour of the Continuation, the shareholders are voting in favour of the change in par value of the Company's Common Stock. If the resolution is approved, the change will be reflected in the new Delaware Certificate of Incorporation which will be filed with the Delaware Secretary of State's Office.

CONTINUANCE A CONDITION OF MERGER AGREEMENT

The Merger Agreement is subject to certain conditions, including without limitation, the receipt of all regulatory approvals required for the consummation of the Merger Transaction, Optima shareholders' approval to the matters set forth in this Proxy Statement requiring shareholders' approval, the Continuation of Optima into Delaware and the holders of no more than 1% of Optima shares, in aggregate, shall have delivered written demand for appraisal of such shares pursuant to the dissent rights under the CBCA (see "Continuation into the State of Delaware - Right of Dissent").

CORPORATE GOVERNANCE DIFFERENCES

In approving the Continuation, shareholders of the Company will be approving the form of Certificate of Incorporation (substantially in the form attached as Appendix C to this Proxy Statement) and the Bylaws and will be agreeing to hold securities in a corporation governed by Delaware law. In exercising their vote, shareholders should consider the distinctions between Delaware law and the CBCA, some of which are outlined below.


The DGCL and the Company's Delaware Certificate of Incorporation and Bylaws differ in many respects from the CBCA and the Company's charter documents. This Proxy Statement summarizes the differences that could materially affect the rights of shareholders of the Company. Reference is made to the provisions of the Company's Delaware Certificate of Incorporation and Bylaws which are available for review by shareholders of the Company's offices at 600 - 595 Howe Street, Vancouver, British Columbia, Canada, V6C 2T5 during business hours and at the AGM. Notwithstanding the rights and obligations under the DGCL and the Company's Delaware Certificate of Incorporation and Bylaws, the Company must still abide by TSE rules and policies which contain certain rights similar to those of the CBCA.



SHAREHOLDER QUORUM. Under the Company's current Bylaws, two shareholders (or proxy holders representing shareholder(s)) holding shares representing in the aggregate at least 60% of the issued and outstanding shares of the Company that are entitled to attend and vote at such meeting constitutes a quorum at any meeting of shareholders. Under Delaware law a corporation's Certificate of Incorporation and Bylaws may specify the number of shares necessary to constitute a quorum at any meeting of shareholders; provided, however, that a quorum may not consist of less than one-third of the shares entitled to vote at the meeting. The Company's Delaware Bylaws provide that, in general, one-half of the issued and outstanding shares entitled to vote, present in person or represented by proxy, is required for a quorum at a meeting of shareholders.


SUPERMAJORITY. Both jurisdictions permit the adoption of a higher requisite vote for certain types of corporate action, subject to certain limitations. Notwithstanding any provision contained in a corporation's memorandum and articles, the CBCA provides that two-thirds of the votes present and voting at a general meeting of shareholders on a special resolution is required to amend the Company's charter documents, including changing the corporation's name or altering its share capital, or any of the rights attached thereto and for certain extraordinary corporate transactions. Under the DGCL, an amendment to a corporation's certificate of incorporation requires the approval of a majority of the outstanding shares entitled to vote, unless such level of approval is increased by the certificate of incorporation. In addition, under the DGCL, if an amendment to the certificate of incorporation adversely affects the rights of a particular class of shares, that class is entitled to vote separately on the amendment whether or not it is designated as voting shares.

AMENDMENT OF BYLAWS. The CBCA provides that directors may, subject to any restriction in the articles, bylaws or a unanimous shareholder agreement, make, amend or repeal any bylaws, but that any such action of the directors is subject to the later confirmation by resolution passed by a majority of the votes cast by the shareholders entitled to vote on the resolution. Under the DGCL, directors of a corporation, if authorized by the certificate of incorporation, may adopt, amend or repeal bylaws, such action not being subject to later shareholder confirmation. The Company's Delaware Bylaws provides that any Bylaws made by the Board of Directors may be altered, amended or repealed by the Directors or the shareholders, provided the Bylaws shall not be altered, amended or repealed by shareholder action without the affirmative vote of at least two-thirds of the then outstanding shares entitled to vote generally in the election of directors, alter or repeal the Bylaws.

REMOVAL OF DIRECTORS. Under both the CBCA and DGCL, directors may generally be removed with or without cause, by a vote of the holders of a majority of the shares being voted. However, under the DGCL, if the board is classified, directors may be removed only for cause, unless the certificate of incorporation provides otherwise. Further, if a director is elected by holders of a class of series of shares, the CBCA provides that only the shareholders of that class or series can vote to remove that director, with or without cause, where the DGCL provides that only the shareholders of the class or series can vote to remove that director without cause.

BOARD VACANCIES. Under the CBCA, a quorum of directors may generally fill a vacancy among the directors, except a vacancy resulting from an increase in the number of directors or a failure to elect the number of directors required at any meeting of shareholders. If there is not a quorum of directors or if there has been a failure to elect the number of required directors, the remaining directors are required to call a meeting of shareholders to fill the vacancy. If any class of shareholders has the right to elect a director or directors and a vacancy occurs among such directors, the remaining directors elected by such class shall fill the vacancy except a vacancy created by an increase in the number of directors for that class or from a failure to elect the required number of directors for that class. If there are no remaining directors from a class entitled to fill a vacancy, any holder of shares of that class may call a meeting of shareholders for the purpose of filling the vacancy.

Under the DGCL, vacancies and newly created directorships may be filled by a majority of the remaining directors, although less than a quorum, or by a sole remaining director. If any class of shareholders has the right to elect one or more directors, any vacancy or newly created directorship of such class or series may be filled by the remaining directors elected by such class then in office. If at any time there are no directors in office, any officer or shareholder may call a special meeting of shareholders for the purpose of filling the vacancy.

REQUIRED APPROVALS OF SHAREHOLDERS. The CBCA requires that various extraordinary corporate transactions, such as a merger, the sale of substantially all of a corporation's assets or the change of jurisdiction, must be approved by two-thirds of the votes represented and voting at the meeting called for such purpose. Under the DGCL, mergers or consolidations require the approval of the holders of a majority of the outstanding shares of the corporation entitled to vote thereon except (i) for a corporation which survives the merger where the merger requires the issuance of common shares not exceeding 20% of such corporation's shares outstanding immediately prior to the merger, the merger agreement does not amend in any respect the survivor's certificate of incorporation, and shareholder approval is not specifically mandated in the survivor's certificate of incorporation; and (ii) for both corporations where the corporation surviving the merger was a 90% parent of the other corporation. Unless a greater percentage is required by the charter, a sale, lease or exchange of all or substantially all the property or assets of a corporation or an amendment to the certificate of incorporation also require the approval of the holders of a majority of the outstanding shares entitled to vote thereon. Since a quorum under the Company's current Articles is two persons holding shares representing in the aggregate at least 60% of the issued and outstanding shares, as compared to the quorum requirement under the Company's Delaware Bylaws, which is a 50% of the outstanding shares entitled to vote (see "Corporate Governance Differences - Shareholder Quorum"), shareholder action can be taken under the Delaware Bylaws with a smaller percentage of the shareholder vote than is required under the CBCA.

EXAMINATION OF CORPORATE RECORDS. Under the CBCA, any person is entitled to examine a corporation's articles and bylaws and all amendments thereto, a copy of any unanimous shareholder agreement, minutes of meetings and resolutions of shareholders, notices of directors and change of directors, and securities register upon payment of a reasonable fee for each document examined. In addition, any person is entitled, on a payment of a reasonable fee, to a copy of a list setting out the names of shareholders of the Company on filing an affidavit with the corporation stating that the list is required for corporate purposes. "Corporate purposes" is defined to mean any effort to influence the voting of shareholders of the corporation, an offer to acquire shares of the corporation, or to effect or any other matter relating to the affairs of the corporation. Under Delaware law, shareholders have the right for any proper purpose to inspect, upon written demand under oath stating the purpose for such inspection, the corporation's stock ledger, list of shareholders, and its other books and records, and to make copies or extracts of the same. A proper purpose means a purpose reasonably related to a person's interest as a shareholder.

MINORITY (DISSENTERS) RIGHTS. Under the CBCA, all of the shareholders of a corporation have the right to dissent from certain corporate acts involving (i) certain amendments to the Company's Articles to add, change or remove any provisions restricting or constraining the issue, transfer or ownership of shares of a class or to add, change or remove any restrictions on the business or businesses that the corporation may carry on, (ii) a continuation of the corporation into another jurisdiction, (iii) various forms of corporate amalgamations, or (iv) a sale, lease or exchange of all or substantially all of its property and to exercise their statutory appraisal rights after such dissent, receiving a cash payment for the repurchase of their shares. Under Delaware law, shareholders have the right to dissent and exercise appraisal rights only with respect to certain forms of corporate transaction and consolidations. In addition, under Delaware law, appraisal rights are not available with respect to any shares of stock if, at the record date fixed to determine the shareholders entitled to vote on such merger or consolidation, (i) such shares were listed on a national security exchange or (ii) held of record by more than 2,000 holders, unless, under the terms of an agreement of merger or consolidation, the shareholders are required to accept for their stock something other than: (i) shares of stock of the surviving corporation; (ii) shares of stock of any other corporation which is listed on a national securities exchange or designated as a national market system security or an interdealer quotation system by the National Association of Securities Dealers, Inc. ("NASD") or which has more than 2,000 shareholders of record; (iii) cash in lieu of fractional shares; and/or (iv) any combination thereof. THEREFORE, IN APPROVING THE CONTINUATION, SHAREHOLDERS WILL BE AGREEING TO FOREGO THE MORE EXTENSIVE DISSENTERS' RIGHTS UNDER THE CBCA WITH RESPECT TO FUTURE ACTIONS.

DISQUALIFICATION OF DIRECTORS. The CBCA prohibits the following persons from serving as a Director: (i) persons under age 18; (ii) persons who are of unsound mind and have been so found by a court in Canada or elsewhere; (iii) persons who are not individuals; or (iv) persons who have the status of bankrupts. Delaware law contains no comparable direct prohibitions.

PERSONAL LIABILITY OF DIRECTORS. The CBCA provides that every Director, in exercising his or her powers and discharging his or her duties, shall act honestly and in good faith with a view to the best interests of the corporation and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. The CBCA also specifically imposes joint and several personal liability upon Directors who vote for or consent to a resolution which authorizes the issuance of shares for a consideration other than money, to make good any amount by which the consideration received is less than the fair equivalent of the money that the corporation would have received if the shares had been issued for money on the date of the resolution, purchase, redemption or other acquisition of shares, payment of a commission. As action to enforce a liability related to the foregoing may not be commenced two years after the date of the resolution authorizing the action complaint of.

In addition, under a number of Canadian federal statutes, Directors are personally liable for certain of the corporation's debts such as those under the CBCA which imposes liability for the unpaid wages of employees in an amount not exceeding six months wages for each employee in the event that the corporation failed to pay the wages. Other statutes impose personal liability on Directors for corporate acts which have caused damage to third parties.

The CBCA entitles a shareholder or a Director of the corporation, with the approval of a court, and in the name of the corporation, to commence legal proceedings or intervene in an action to which the corporation is a party, for the purpose of prosecuting, defending or discontinuing an action on behalf of the corporation.

Under Delaware law, the directors of a corporation act in a fiduciary capacity and owe the duties of loyalty and due care to the corporation and its shareholders.

Under Delaware law, shareholders may bring derivative actions against officers and directors of the corporation for breach of their fiduciary duty to the corporation and its shareholders or for other fraudulent misconduct, so long as the shareholder was a shareholder of the corporation at the time of the transaction in question or that he or she obtained the stock thereafter solely by operation of law.

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Delaware law permits a corporation to adopt a provision in its Certificate of
Incorporation eliminating the liability of a director to the corporation or its shareholders for monetary damages for breach of the director's fiduciary duty of care, except where the liability arises (i) from a breach of the Director's duty of loyalty to the corporation or its shareholders; (ii) from acts or omissions not in good faith, involving intentional misconduct or a knowing violation of law; (iii) from unlawfully paying a dividend, approving Delaware stock repurchases or redemptions; or (iv) from a transaction where the Director derived an improper personal benefit. The Company's Delaware Certificate of Incorporation eliminates the liability of its directors to the fullest extent permissible under applicable law. The foregoing limitations on monetary damages, however, have no effect on the standard of care to which directors must conform or the availability of monetary damages.

INDEMNIFICATION. The Delaware General Corporation Law generally provides that a corporation shall indemnify a Director against all costs, charges and expenses actually and reasonably incurred by the Director, including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action to which the Director is a party by reason of his having been a Director, provided that the Director was acting in good faith. The indemnification permitted under Delaware law is not substantially different in nature of extent from that permitted under CBCA and currently provided for in the constituent documents of the Company.

CUMULATIVE VOTING. Under the CBCA and Delaware law, cumulative voting is permitted only if provided for in a corporation's Articles or Certificate of Incorporation, respectively. Neither the Company's Bylaws nor the Company's Delaware Certificate of Incorporation provide for cumulative voting.

LOANS TO OFFICERS AND EMPLOYEES. The CBCA provides that a corporation or any corporation with which it is affiliated shall not, directly or indirectly, give financial assistance by means of a loan, guarantee or otherwise, to any shareholder, director, officer or employee of the corporation or of an affiliated corporation or to an associate of any such person for any purpose, or to any person for the purpose of or in connection with a purchase of a share issued or to be issued by the corporation or affiliated corporation, where there are reasonable grounds for believing that the corporation is or, after giving the financial assistance, would be unable to pay its liabilities as they become due, or the realizable value of the corporation's assets, excluding the amount of any financial assistance in the form of a loan and in the form of assets pledged or encumbered to secure a guarantee, after giving the financial assistance, would be less than the aggregate of the corporation's liabilities and stated capital of all classes. Notwithstanding the foregoing, a corporation may give financial assistance by means of a loan, guarantee or otherwise to any person in the ordinary course of business if the lending of money is part of the ordinary business of the corporation, to any person on account of expenditures incurred or to be incurred on behalf of the corporation, to a holding body corporate if the corporation is a wholly-owned subsidiary of the holding body corporate, to a subsidiary body corporate of the corporation; and to employees of the corporation or any of its affiliates, (i) to enable or assist them to purchase or erect living accommodation for their own occupation, or (ii) in accordance with a plan for the purchase of shares of the corporation or any of its affiliates to be held by a trustee. Under Delaware law, a corporation may make loan subsidies (including directors who are also officers or employees) when such action, in the judgment of the directors, may reasonably be expected to benefit the corporation.

REDEMPTION AND REPURCHASE OF SHARES; DIVIDENDS. The CBCA permits a company to purchase or redeem any redeemable shares issued by it at prices not exceeding the redemption price stated in the Company's Articles or calculated according to a formula stated in the Company's Articles. However, a corporation cannot make any payment to purchase or redeem any redeemable shares issued by it if there are reasonable grounds for believing that the corporation is, or would after the payment be, unable to pay its liabilities as they become due, or the realizable value of the corporation's assets would after the payment be less than the aggregate of (i) its liabilities, and (ii) the amount that would be required to pay

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the holders of shares that have a right to be paid, on a redemption or in a liquidation, rateably with or prior to the holders of the shares to be purchased or redeemed. Delaware law permits a corporation to declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, Delaware law generally provides that a corporation may redeem or repurchase its shares only if such redemption or repurchase would not impair the capital of the corporation.

INTERESTED DIRECTOR TRANSACTIONS. Under the CBCA, contracts or transactions in which a director of the company has an interest are not invalid because of such interest provided that certain conditions such as obtaining the required approval and fulfilling the requirements of full disclosure and reasonableness, are met. Under the CBCA, after full disclosure by the interested director or directors, a majority of the directors at a meeting at which a quorum is present must approve the proposed contract or transaction with the interested director abstaining from voting but counted in the quorum if so permitted by the company's articles; or (b) the shareholders must approve the contract or transaction, which must be fair and reasonable at the time it was entered into. Otherwise, a court may, on application of the company or any interested person, set aside the contract as it sees fit. Under Delaware law, if board approval is sought, the contract or transaction must be approved by a majority of the disinterested directors (even though less than a majority of a quorum). Therefore, certain transactions that the board of a CBCA company would lack the authority to approve, because of the number of interested directors, could be approved by a majority of the disinterested directors of the Delaware company representing less than a majority of a quorum. The Company is not aware of any plans to propose any transactions involving interested directors of the Company which the Board would lack the authority under the CBCA but could approve under Delaware law.

ANTI-TAKEOVER EFFECT. Certain provisions of the DGCL and of the Company's Delaware Certificate of Incorporation and Bylaws, summarized in the following paragraphs, may be deemed to have an anti-takeover effect and may delay, defer or prevent a hostile tender offer or takeover attempt that a shareholder might consider in his or her best interest, including those attempts that might result in the payment of a premium over the market price for the shares held by shareholders. Despite such anti-takeover implications, this Continuation Resolution is not intended to prevent an acquisition of the Company and Management is not aware of any effort to accumulate the Company's securities or to obtain control of the Company by means of a merger, tender offer or solicitation in opposition to management or otherwise.

DELAWARE ANTI-TAKEOVER LAW. Section 203 of the DGCL (the "Delaware Takeover Statute") applies to a Delaware corporation with a class of voting stock listed on a national securities exchange, authorized for quotation on an interdealer quotation system or held of record by 2,000 or more persons. In general, Section 203 prevents an "interested shareholder" (defined generally as any person owning, or who is an affiliate or associate of the corporation and has owned in the preceding three years, 15% or more of a corporation's outstanding voting stock and affiliates and associates of such person) from engaging in a "business combination" (as defined) with a Delaware corporation for three years following the date such person became an interested shareholder unless (i) before such person became an interested shareholder, the Board of Directors of the corporation approved either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder; (ii) the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by Directors who are also officers of the corporation and by employee stock plans that do not provide employees with the rights to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (iii) on or subsequent to the date such person became an interested shareholder, the business combination is approved by the Board of Directors of the corporation and authorized at a meeting of shareholders by the affirmative vote of the holders of two-thirds of the outstanding voting stock of the corporation not owned by the interested shareholder. Under Section 203, the restrictions described above do not apply to certain business combinations proposed by an interested shareholder following the announcement or notification of one of certain extraordinary transactions involving the corporation and a person who had not been an interested shareholder during the previous three years or who became an interested shareholder with the approval of a majority of the corporation's directors. The Delaware Certificate of Incorporation provides that the Company has opted out of
Section 203.

SIZE OF THE BOARD OF DIRECTORS. The CBCA requires a public company to have no fewer than three directors. Delaware law permits the corporation to adopt a provision in its certificate of incorporation or bylaws authorizing the board of directors alone to change the authorized number or the range of directors by amendment to the bylaws. The Company's Delaware Certificate of Incorporation provides that the number of directors of the Company will be as specified in its Bylaws and authorizes the Board of Directors to make, alter, amend or repeal the Bylaws. The ability of the Board of Directors to alter the size of the Board without shareholder approval enables the Company to respond quickly to a potential opportunity to attract the services of a qualified director or to eliminate a vacancy for which a suitable candidate is not available. The Company's Delaware Bylaws provide for a maximum of 12 directors.

SPECIAL MEETING OF SHAREHOLDERS. The CBCA provides that the board of directors or the holders of five percent (5%) of the issued shares with a right to vote can call a special meeting. Under Delaware law, a special meeting may be called by the Board of Directors or by any other person authorized to do so in the corporation's Certificate of Incorporation or Bylaws. The Delaware Bylaws of the Company authorize (i) the Board of Directors, (ii) the Chairman of the Board,
(iii) the Chief Executive Officer (iv) the President to call a special meeting; or by one or more stockholders holding shares in the aggregate entitled to cast not less than two-thirds of the issued and outstanding shares entitled to vote.

SHAREHOLDER CONSENT IN LIEU OF MEETING. Under the CBCA, a shareholder action without a meeting may only be taken by written resolution signed by all shareholders who would be entitled to vote thereon at a meeting. Under the DGCL, unless otherwise provided in the charter, action by shareholders may be taken without a meeting if a consent in writing is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all shares entitled to vote were present and voted.

ADVANCE NOTICE REQUIREMENTS FOR SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS. The Company's Delaware Bylaws provide that shareholders seeking to bring business before an annual meeting of shareholders, or to nominate candidates for election as directors at an annual or a special meeting of shareholders, must provide timely notice thereof in writing. To be timely, a shareholder's notice must be delivered to, or mailed and received at, the principal executive offices of the company (i) in the case of an annual meeting no later than the close of business 120 days before the date specified in the company's proxy statement released to shareholders in connection with the prior year's annual meeting of shareholders, and (ii) in the case of a special meeting of shareholders, not later than the close of business 60 days before the date of the meeting. The Company's Delaware Bylaws specify certain requirements for a shareholder's notice to be in proper written form. These provisions may preclude some shareholders from bringing matters before the shareholders at an annual or special meeting or from making nominations for Directors at an annual or special meeting.

Under the CBCA, a shareholder entitled to vote at an annual meeting of shareholders may submit to the corporation notice of any matter that he proposes to raise at the meeting, hereinafter referred to as a "proposal" and discuss at the meeting any matter in respect of which he would have been entitled to submit a proposal. A corporation that solicits proxies shall set out the proposal in the management proxy circular or attach the proposal thereto. If so requested by the shareholder, the corporation shall include in the management proxy circular or attach thereto a statement by the shareholder of not more than two hundred words in support of the proposal, and the name and address of the shareholder. A proposal may include nominations for the election of directors if the proposal is signed by one or more holders of shares representing in the aggregate not less than five per cent of the shares or five per cent of the shares of a class of shares of the corporation entitled to vote at the meeting to which the proposal is to be presented, but this subsection does not preclude nominations made at a meeting of shareholders. A corporation is not required to comply with the foregoing if the proposal is not submitted to the corporation at least ninety days before the anniversary date of the previous annual meeting of shareholders; it clearly appears that the proposal is submitted by the shareholder primarily for the purpose of enforcing a personal claim or redressing a personal grievance against the corporation or its directors, officers or security holders, or primarily for the purpose of promoting general economic, political, racial, religious, social or similar causes; the corporation, at the shareholder's request, included a proposal in a management proxy circular relating to a meeting of shareholders held within two years preceding the receipt of such request, and the shareholder failed to present the proposal, in person or by proxy, at the meeting; substantially the same proposal was submitted to shareholders in a management proxy circular or a dissident's proxy circular relating to a meeting of shareholders held within two years preceding the receipt of the shareholder's request and the proposal was defeated; or the rights conferred by this section are being abused to secure publicity.

REGULATORY APPROVAL

The Company will apply to the Director, CBCA for permission to continue and will file with the Secretary of the State of Delaware to continue the Company to the State of Delaware. Filings must also be made with the TSE and NASDAQ. Such approval must be obtained for the continuation to take place. There are no other regulatory approvals necessary for consummation of the continuance.

CANADIAN INCOME TAX CONSIDERATIONS

The following sections summarize certain provisions of Canadian federal income tax laws that may affect the Company and its shareholders. Although this summary discusses the principal tax considerations deemed by the Company to be material, it does not purport to discuss all of the Canadian federal tax consequences that may be relevant to its shareholders, nor will it apply to the same extent or in the same way to all shareholders. No information is provided in this commentary with respect to the effect of any state, local or provincial tax law, rule or regulation nor is any information provided as to the effect of any foreign tax law, other than the federal law of Canada to the extent specifically set forth in this commentary. EACH SHAREHOLDER IS URGED TO CONSULT WITH HIS OR HER OWN INDIVIDUAL TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO SUCH SHAREHOLDER OF THE DOMESTICATION.

NO ADVANCE TAX RULING OR INTERPRETATION HAS BEEN OR WILL BE SOUGHT FROM ANY TAX AUTHORITY WITH RESPECT TO ANY OF THE TRANSACTIONS DISCUSSED IN THIS COMMENTARY.

CANADIAN TAX IMPLICATIONS TO CANADIAN SHAREHOLDERS

The following commentary is confined to provisions of the Income Tax Act (Canada) (the "Tax Act"), Regulations to it and amendments publicly announced at this date and, where applicable, is based on the Company's tax advisors' understanding of current administrative practices of Revenue Canada, Customs, Excise and Taxation ("Revenue Canada"). No assurance can be given that the consequences will not be altered by future changes to administrative practices, judicial decisions or amendments to the law. This discussion addresses in a general manner the more pertinent Canadian federal income tax consequences to the Company and to shareholders of the Company, to whom shares of the Company constitute "capital property" for purposes of the Tax Act, who deal at arms' length with the Company and who (with persons not acting at arms' length) hold less than a 10% interest in the Company. Generally speaking, shares of the Company will be considered capital property unless the holder is a trader or dealer in securities, has acquired the shares as part of an adventure in the nature of trade, or holds the shares otherwise than for investment purposes.

Consequences of Optima Continuation to Canadian Shareholders

The Optima Continuation is not considered to give rise to a disposition of the shares of the Company by its shareholders and is not considered to be a taxable event to the shareholders. Shareholders of the Company will continue to hold their shares in the Company following the Optima Continuation at their adjusted cost basis of the shares immediately before the Optima Continuation. Shares of the Company will constitute "foreign property" for purposes of deferred income plans such as RRSP's. As such, any deferred income plans holding such shares are advised to carefully review their foreign property limits. Depending on the extent of the interest held, a Canadian resident shareholder may be required to report his holdings pursuant to new foreign property reporting rules first advanced in the 1995 Canadian Federal Budget, and pursuant to draft foreign reporting requirements released on March 5, 1996 as subsequently revised. Dividends received after the Optima Continuation will no longer be from a Canadian corporation and accordingly will no longer generate a dividend tax credit. Withholding tax imposed by the United States may give rise to a foreign credit tax which may be applied within defined limits as a credit against Canadian federal income tax.

Consequences of Optima Continuation to the Company

Upon the Optima Continuation, the Company will be deemed to have had a fiscal year end immediately before the Optima Continuation and will be deemed to have disposed of each of its properties and to have immediately reacquired them at their then fair market values. Any resulting gains or losses from such deemed dispositions will be taken into account in calculating the Company's taxable income for the fiscal year thus deemed to have ended. Depreciation taken in excess of fair market values may be "recaptured" and added into income of the Company. Capital gains may be generated. Three-quarters of any capital gain being the excess of deemed net proceeds (at fair market value) over cost for tax is included in income. Three-quarters of any loss is deductible only against taxable capital gains for that year and the three previous years. However, income arising from these gains may be offset by net operating loss carry forwards from the previous seven years. After the Optima Continuation, for Canadian tax purposes, any unapplied net operating losses will be available to offset Canadian source net income only.


The Tax Act as well imposes a special branch tax in these circumstances where the net asset value of the Company's property immediately before Optima Continuation exceeds the paid up capital of all of its issued and outstanding shares. The net asset value is calculated as the aggregate of fair market value of the Company's property less its liabilities (including liability for income tax for the final taxation year). The general rate of tax is 25% of the excess, if any, of the net asset value over paid up capital but, pursuant to the Canada/U.S. Tax Treaty, the rate of tax is reduced to 5%.


Upon the Optima Continuation, the Company is deemed to have been incorporated in Delaware and not to have been incorporated elsewhere. The Company will, therefore, cease to be resident in Canada for purposes of the Tax Act, so long as its "mind and management" is not exercised from Canada. In any event, for most purposes the Canada/U.S. Tax Treaty would deem the Company to be resident in the U.S. after the Optima Continuation. As such it would subsequently generally only be subject to Canadian tax in respect of business income attributable to a permanent establishment in Canada, gains realized on disposition of taxable Canadian property and withholding tax in respect of Canadian source passive income.

A branch tax will be imposed upon business profits realized by a branch operation if the Company retains business operations in Canada. This tax imposed at the reduced treaty rate of 5%, is payable upon business profits earned in Canada minus a deduction for corporate income taxes payable upon those profits and after the deduction of a special reserve allowed for net assets computed by prescribed rules, invested in Canada.

It is a condition of the Merger Agreement that no tax liability shall be due and owing by Optima under applicable Canadian law as a result of the Continuation.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

GENERAL


The following is a summary of the material United States federal income tax consequences of the Continuation and the Merger Transaction to both U.S. Holders and Non-U.S. Holders (as such terms are defined below) and the material United States federal income and estate tax consequences to Non-U.S. Holders of holding and disposing of the stock of the Company. This discussion is based on the United States Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed regulations thereunder, Internal Revenue Service ("IRS") rulings and pronouncements, reports of congressional committees, judicial decisions and current administrative rulings and practice, all as in effect on the date hereof. This discussion is based on current law, which is subject to change. Any such change could be retroactive and, accordingly, could modify the tax consequences discussed herein. No ruling from the IRS with respect to the matters discussed herein has been requested and there is no assurance that the IRS agree with the conclusions set forth in this discussion. In addition, no tax opinion has been requested or received by the Company with respect to the United States federal income tax consequences of the Continuation and the Merger Transaction.


This discussion does not address tax considerations applicable to U.S. Holders (as defined below) of 10% or more (by vote or value) of the stock of the Company who may be required to include amounts of income as a consequence of the Continuation. In addition, the discussion below does not address all of the United States federal income tax consequences that may be relevant to particular shareholders in light of their personal circumstances or to certain types of shareholders (such as dealers in securities, insurance companies, foreign individuals and entities, financial institutions and tax-exempt entities) who may be subject to special treatment under the federal income tax laws. This discussion also does not address the federal income tax consequences to shareholders who acquired their stock of the Company through the exercise of employee stock options or otherwise as compensation. Furthermore, this discussion does not address any tax consequences under state, local or foreign laws.


EACH COMPANY SHAREHOLDER IS ADVISED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF THE CONTINUATION, THE MERGER AND OF HOLDING AND DISPOSING OF SHARES OF THE COMPANY TO SUCH SHAREHOLDER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION.


The term "U.S. Holder" means a beneficial owner of the stock of the Company that is for United States federal income tax purposes (i) a citizen or resident of the United States; (ii) a corporation or partnership created or organized in the United States or under the laws of the United States or of any State thereof;

(iii) an estate or trust described in Section 7701(a)(3) of the Code; or (iv) a person whose income is includable in gross income for United States federal income tax purposes regardless of its source. The term "Non-U.S. Holder" means a beneficial owner of the stock of the Company that is not a U.S. Holder.

TAX CONSEQUENCES TO THE CONTINUATION TO THE COMPANY


The Continuation will constitute a reorganization within the meaning of Section 368(a) of the Code. The Company will recognize no gain or loss pursuant to the Continuation provided (i) the Company's tax basis in the Company Common Stock deemed to be distributed to its shareholders pursuant to the Continuation is greater than or equal to the fair market value of such stock at the time of the deemed distribution; and (ii) the Company files certain information with the IRS. The Company's tax basis in the Company Common Stock deemed to be distributed to its shareholders pursuant to the Continuation will be equal to the basis in the assets deemed transferred pursuant to the Continuation reduced by the sum of the amount of the liabilities of the Company assumed upon the Continuation and the amount of liabilities to which the former assets of the Company are subject. Based on the Company's determination of its tax basis in the Company's Common Stock, the Company believes that the fair market value of such stock on the date of the Continuation will be less than the Company's basis in such stock on such date and, therefore, the Company will recognize no gain on the deemed distribution.


CONSEQUENCES OF THE CONTINUATION TO U.S. HOLDERS

Generally, U.S. Holders who exchange their shares of the Company pursuant to the Continuation will recognize no gain or loss on the exchange for United States federal income tax purposes. Each shareholder's tax basis for the shares of the Company after the Continuation will equal their tax basis for the shares of the Company before the Continuation. The holding period for the shares of the Company after the Continuation will include the holding period of the shares of the Company before the Continuation provided such shares of Company Stock were held as a capital asset (as such term is defined under Section 1221 of the Code) at the effective date of the Continuation.

Cash received as a result of the exercise of dissenter's rights by a U.S. Holder who dissents from the Continuation (a "Dissenting Shareholder") will be treated as cash received in redemption of the Dissenting Shareholder's shares of the Company Stock. A Dissenting Shareholder who, after the Continuation, does not own (actually or constructively) any capital stock of the Company will generally recognize gain or loss, measured by the difference between the cash received and the Dissenting Shareholder's basis in his, her or its Company stock. The gain or loss should be a capital gain or loss if the Dissenting shareholder holds his, her or its stock as a capital asset at the effective date of the Continuation.


Each exchanging US Holder must file with his or her District Director of Internal Revenue Service on or before the last day for filing his or her federal income tax return (determined by taking into account any extensions of time therefor) for the year in which the Continuation is consummated, the notice required by the Treasury Regulation Section 7 367(b)-1(c). Any such US Holder who fails to file the necessary notice and who fails to establish reasonable cause for such failure may be denied the benefit of the federal income tax consequences specified above.


CONSEQUENCES OF THE CONTINUATION TO NON-U.S. HOLDERS

A Non-U.S. Holder who dissents and receives cash in exchange of his Common Shares will recognize gain or loss in the manner described above for U.S. Holders. In general, Non-U.S. Holders will not be subject to United States federal income tax with respect to capital gains. A Non-U.S. Holder will be subject to United States federal income tax with respect to capital gains, however, if (i) such gain is effectively connected with the conduct of a trade or business within the United States by such holder or (ii) such holder is an individual who has been present in the United States for at least 183 days during the taxable year of the disposition, the Common Stock is a capital asset and certain other tests are met.


CONSEQUENCES OF THE MERGER TO THE COMPANY



The Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. The Company will recognize no U.S. gain or loss pursuant to the exchange of Company Common Stock for shares in the Target companies in accordance with the Merger Agreement.



CONSEQUENCES OF THE MERGER TO THE SHAREHOLDERS



U.S. Holders and Non-U.S. Holders will recognize no gain or loss on the Company's acquisition of the entities that own all of the shares of Amex pursuant to the Merger.


CONSEQUENCES TO NON-U.S.  HOLDERS OF OWNING AND DISPOSING OF COMPANY STOCK

DIVIDENDS. In general, dividends paid to a Non-U.S. Holder will be subject to United States withholding tax at a 30% rate of the gross amount (or a lower rate prescribed by an applicable income tax treaty) unless the dividends are either
(i) effectively connected with a trade or business carried on by the Non-U.S. Holder within the United States, or (ii) if certain income tax treaties apply, attributable to a permanent establishment in the United States maintained by the Non-U.S. Holder. Dividends effectively connected with such a United States trade or business or attributable to such a United States permanent establishment generally will not be subject to United States withholding tax if the Non-U.S. Holder files certain forms, including Internal Revenue Service Form 4224, with the payor of the dividend, and generally will be subject to United States federal income tax on a net income basis, in the same manner as if the Non-U.S. Holder were a resident of the United States. A Non-U.S. Holder that is a corporation may be subject to an additional branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on the repatriation from the United States of its "effectively connected earnings and profits," subject to certain adjustments. Under the income tax treaty between the United States and Canada, the withholding tax rate on dividends paid to most shareholders who are resident in Canada will be 15%. To determine the applicability of a tax treaty providing for a lower rate of withholding under the currently effective United States Treasury Department regulations (the "Current Regulations"), dividends paid to an address in a foreign country are presumed to be paid to a resident of that country absent knowledge to the contrary. Under United States Treasury Department regulations issued on October 6, 1997 (the "Final Regulations") generally effective for payments made after December 31, 1998, a Non-U.S. Holder (including, in certain cases of Non-U.S. Holders that are fiscally transparent entities, the owner or owners of such entities) will be required to provide to the payor certain documentation that such Non-U.S. Holder (or the owner or owners of such fiscally transparent entities) is a foreign person in order to claim a reduced rate of withholding pursuant to an applicable income tax treaty.

SALE OF COMMON STOCK. In general, a Non-U.S. Holder will not be subject to United States federal income tax on any gain realized upon the sale or other disposition of such holder's shares of Common Stock unless (i) such gain either is effectively connected with a trade or business carried on by the Non-U.S. Holder within the United States or, if certain income tax treaties apply, is attributable to a permanent establishment in the United States maintained by the Non-U.S. Holder (and in either case, the branch profits tax discussed above may also apply if the Non-U.S. Holder is a corporation); (ii) the Non-U.S. Holder is an individual who holds shares of Common Stock as a capital asset and is present in the United States for at least 183 days during the taxable year of the disposition, and certain other tests are met; or (iii) the Company is or has been a "United States real property holding corporation" for federal income tax purposes and the Non-U.S. Holder owned directly or pursuant to certain attribution rules at any time during the five-year period ending on the date of disposition more than 5% of the Company's Common Stock (assuming that Common Stock is regularly traded on an established securities market). The Company believes the Company will be a United States real property holding corporation.

ESTATE TAX. Common Stock owned (or treated as owned) by an individual who, at the time of death, is neither a citizen or a domiciliary of the United States will be includable in his gross estate for United States federal estate tax purposes and thus may be subject to United States estate tax, unless an applicable estate tax treaty provides otherwise.

INFORMATION REPORTING AND BACKUP WITHHOLDING

The Company must report annually to the Internal Revenue Service and to each shareholder the amount of cash proceeds paid as a result of the Continuation and dividends paid to, and the tax withheld with respect to, each shareholder. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable tax treaty. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement with the tax authorities in the country in which a Non-U.S. Holder resides or is established.

Under the Current Regulations, United States backup withholding tax (which generally is imposed at the rate of 31% on certain payments to persons that fail to furnish the information required under the United States information reporting requirements) and information reporting requirements (other than those discussed above under "Dividends") generally will not apply to dividends paid on Common Stock to a Non-U.S. Holder at an address outside the United States. Backup withholding and information reporting generally will apply, however, to dividends paid on shares of Common Stock to a Non-U.S. Holder at an address in the United States, if such holder fails to establish an exemption or to provide certain other information to the payor.

Under the Current Regulations, the payment of proceeds from the disposition of Common Stock to or through a United States office of a broker will be subject to information reporting and backup withholding unless the beneficial owner, under penalties of perjury, certifies, among other things, its status as a Non-U.S. Holder or otherwise establishes an exemption. The payment of proceeds from the disposition of Common Stock to or through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding and information reporting except as noted below. In the case of proceeds from a disposition of Common Stock paid to or through a non-U.S. office of a broker that is (i) a United States person, (ii) a "controlled foreign corporation" for United States federal income tax purposes, or (iii) a foreign person 50% or more of whose gross income from certain periods is effectively connected with a United States trade or business, information reporting (but not backup withholding) will apply unless the broker has documentary evidence in its files that the owner is a Non-U.S. Holder (and the broker has no actual knowledge to the contrary).

Under the Final Regulations, the payment of dividends or the payment of proceeds from the disposition of Common Stock to a Non-U.S. Holder may be subject to information reporting and backup withholding unless such recipient provides to the payor certain documentation as to its status as a Non-U.S. Holder or otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder will be refunded or credited against the Non-U.S. Holder's United States federal income tax liability, if any, provided that the required information is furnished to the Internal Revenue Service in a timely manner.

RIGHT OF DISSENT

A dissenting shareholder's right to payment for the Company's shares under the CBCA are available only if all applicable procedural steps are properly followed. A dissenting shareholder's failure to vote against the Continuation will not constitute a waiver of his or her right of dissent. A vote against Continuation in and of itself will not be deemed to satisfy any notice requirements under the CBCA. If the number of shareholders exercising dissenters' rights could adversely affect the Company, the Board of Directors or officers may abandon the Continuation. The following is a summary of a shareholder's right to dissent to the Continuance under section 190 of the CBCA. It is suggested that any holder of shares wishing to avail him or herself to the right of dissent obtain independent legal advice. The full text of section 190 of the CBCA is set out in Appendix A to this Proxy Statement.


A dissenting shareholder must send to the Company, at or before the Annual General Meeting, a written objection to the resolution approving the Continuation Resolution. The written objection, if mailed, must be sent by registered mail, addressed to the Company at 600 - 595 Howe Street, Vancouver, B.C., V6C 2T5. As a result of giving the written objection, the Company will, within 10 days after the shareholders adopt the Continuation Resolution, send to each such dissenting shareholder notice that the resolution has been adopted. A dissenting shareholder shall, within 20 days after receipt of such notice or, if the shareholder does not receive such notice, within 20 days after the shareholder learns the Continuation Resolution has been adopted, send to the Company a written notice containing the shareholder's name and address, the number and class of shares in respect of which the shareholder dissents, and a demand for payment of the fair value of such shares ("Demand Notice"). The dissenting shareholder shall, within 30 days after sending the Demand Notice, send the certificates representing the shares in respect of which the shareholders dissents to the Company or its transfer agent. If the dissenting shareholder fails to send the share certificate(s) to the Company or its transfer agent within the 30 day period, the shareholder will have no right to make a claim for payment.


On sending a Demand Notice, a dissenting shareholder ceases to have any rights as a shareholder of the Company other than the right to be paid the fair value of the shareholder's shares except where the dissenting shareholder withdraws his or her Demand Notice before the Company makes an Offer (as described below), the Company fails to make an Offer and the dissenting shareholder withdraws his or her notice, or the Directors terminate the application for Continuance. In such case, the dissenting shareholder's rights as a shareholder are reinstated as of the date he or she sent the Demand Notice.

The Company shall, no later than 7 days after the later of the day on which the Continuance is effective or the day the Company receives the Demand Notice, send to each dissenting shareholder who has sent a Demand Notice a written offer ("Offer") to pay for his or her shares in an amount considered by the Directors to be the fair value thereof, accompanied by a statement showing how the fair value was determined, or if there are reasonable grounds for believing that the Company is or would after the payment be unable to pay its liabilities as they become due or that the realizable value of the Company's assets would thereby be less than the aggregate of its liabilities (either such grounds being referred to as a "Limitation"), a notification that it is unable lawfully to pay dissenting shareholders for their shares ("Limitation Notice"). Every Offer made for shares of the same class or series shall be on the same terms.

Subject to any Limitation, the Company shall pay for the shares of a dissenting shareholder within 10 days after the Offer is accepted. Any such Offer lapses if the Company does not receive an acceptance within 30 days after the Offer has been made.

Where the Company fails to make an Offer, or if a dissenting shareholder fails to accept an Offer, the Company may, within 50 days after the Continuance is effective or within such further period as a court may allow, apply to a court to fix a fair value for the shares of any dissenting shareholder. If a Company fails to apply to a court, a dissenting shareholder may apply to a court for the same purpose within a further period of 20 days or within such further period as a court may allow.

A dissenting shareholder, by written notice delivered to the Company within 30 days after receiving a Limitation Notice, may either withdraw his or her notice of dissent, in which case the Company is deemed to consent to the withdrawal and the shareholder is reinstated to his or her full rights as a shareholder, or retain his or her status as a claimant against the Company, to be paid as soon as the Company is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the Company but in priority to its shareholders.

The fair value of the shares will be determined as of the close of business on the day before the Continuation Resolution was adopted. The method of determining "fair value" will vary according to the circumstances of the case. In reported decisions, the choice of method of valuation has generally been left to the party appointed by the court or the court itself. It has been held in previously reported decisions that no discount is to be made to the price of the shares merely because a minority interest is being purchased. What is to be paid is the fair value and not the market value. The courts have endeavoured to determine what is most equitable in the circumstances, including the tax consequences of the purchase.

If a shareholder elects to dissent and the Continuation Resolution is passed, and the Company acts on the Continuation Resolution, the procedure which the Company would propose to follow in order to determine the price to be paid to the dissenting shareholders with respect to their shares of the Company is as follows: the Company would attempt to reach a mutually agreed fair value in direct negotiations with the dissenting shareholders; if such negotiations were unsuccessful the Company would propose to appoint a single arbitrator, mutually agreeable to all of the dissenting shareholders, whose decision would be final and binding on all parties; in the event that the parties cannot agree upon an acceptable arbitrator, the matter would be referred to the Supreme Court of British Columbia. In the event of an arbitration or a court application, all parties will have the opportunity to present evidence to the arbitrator or court in order to establish the "fair value". The Company is not required to notify shareholders of the amount it believes is the "fair value".

The cost of any arbitration or application to the Supreme Court of British Columbia will be under the discretion of the arbitrator or court. In exercising such discretion, the Company may be ordered to pay all of the costs incurred by both the Company and the dissenting shareholders, or the dissenting shareholders may be ordered to pay all of the costs incurred by the Company and the dissenting shareholders, or the costs may be divided on some other basis between the parties. The final decision with respect to the same would be made by the arbitrator or the court, as the case may be.

A condition to the proposed Merger is that holders of no more than 1% of Optima shares deliver written demand for appraisal of such shares pursuant to their dissent rights.


THE CONTINUATION RESOLUTION AND VOTE REQUIRED


Based on the foregoing discussion, the Company's Board of Directors and Management have approved and believe that it is in the best interests of the Company and its shareholders to continue the Company into the State of Delaware. To reduce the franchise fees payable to the Delaware corporate authorities by the Company following the Continuation, the Company's Board of Directors and Management believe that it is in the best interest of the Company and its shareholders to alter the Company's authorized capital from an unlimited number of common shares of without par value to 75,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock, each with a par value of $.001 U.S. per share.

To effect the Special Resolution authorizing the Continuation, the Special Resolution must be passed by at least two-thirds of the votes actually cast in respect to this Proposal No. 4.



THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THE CONTINUATION AND RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOUR OF PROPOSAL NO. 4.


Accordingly, shareholders will be asked at the meeting to consider and if thought fit, approve a Special Resolution transferring the Company's jurisdiction of incorporation from the CBCA to Delaware and altering its authorized share capital in substantially the terms set out below. Management may elect not to carry out the Continuation if the Merger Resolution is not approved:

         "Resolved as a Special Resolution that:

         1. the continuance of the Company's jurisdiction of incorporation from Canada to the State of Delaware pursuant to Section 388 of the Delaware General corporation Law be approved;

         2. the Company apply pursuant to Section 188 of the Canada Business Corporations Act for authorization to be continued into and be registered as a "Corporation" in the State of Delaware pursuant to the Delaware General Corporation Law;

         3. the Company make application to the appropriate authorities in the State of Delaware for consent to be domesticated into and registered as a "Corporation" pursuant to the Delaware General Corporation Law;

         4. effective on the date of such continuation under the Delaware General Corporation Law, the authorized share capital of the Company be altered from an unlimited number of common shares without par value to 75,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock, each with a par value of US $.001 per share;

         5. effective on the date of such continuation as a Corporation under the Delaware General Corporation Law, the Company adopt a Certificate of Incorporation and Bylaws in substantially the form submitted to the shareholders, in substitution for the existing Articles and Bylaws of the Company;

         6. the Board of Directors or officers of the Company be authorized to perform such further acts and execute such further documents as may be required to give effect to the foregoing; and

         7. the Directors or officers may, in their sole discretion, elect not to act on or carry out this Special Resolution."

                          PROPOSAL NO. 5 - NAME CHANGE


GENERAL


In conjunction with the proposed Continuation and Merger, Management proposes to change the name of the Company to "PetroQuest Energy, Inc." to reflect the new management's corporate strategy. The approval of the State of Delaware and the TSE will be required for the name change. For the form of resolutions proposed, being special resolutions, see "Name Change - Shareholder Resolution" below. Management would like the consent of the shareholders to not proceed with the name change, notwithstanding the fact that the name change might be approved by the shareholders, should Management subsequently conclude that it would not be in the best interests of the Company to proceed.



SHAREHOLDER RESOLUTION AND VOTE REQUIRED



To effect the Special Resolution authorizing the name change, the Special Resolution must be passed by at least two-thirds of the votes actually cast in respect to this Proposal No. 5.



THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THE NAME CHANGE AND RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOUR OF PROPOSAL NO. 5.


The following special resolution approves the change of name of the Company.


        "Resolved, as a Special Resolution, that the name of the Company be changed from Optima Petroleum Corporation to PetroQuest Energy, Inc. and that this name be reflected in the Delaware Certificate of Incorporation".


The following special resolution gives management the authority to not proceed with the name change should it feel it is not necessary. If the Continuation Resolution and the Merger Resolution are not approved by shareholders, the Company will not be proceeding with the name change.

         "WHEREAS management proposes to present a special resolution to the shareholders at the Meeting with respect to the change of the Company's name and may subsequently decide that it is not in the best interests of the Company to proceed with such name change;

         Resolved, as a special resolution, that if the directors of the Company should resolve after the passing at this Meeting of the special resolution relating to the change of the Company's name that it would not be in the best interests of the Company to proceed with the name change, then that special resolution shall thereupon be rescinded and be of no further effect."

          PROPOSAL NO. 6 - AMENDMENT OF CERTAIN OUTSTANDING OPTIONS AND
                  CANCELLATION OF ALL OTHER OUTSTANDING OPTIONS



Pursuant to the Company's current stock option plan (the "1996 Plan"), 750,000 common shares have been allotted and reserved for future issuance. As at the record date, there are outstanding options exercisable into 730,000 common shares of the Company under the 1996 Plan as well as outstanding options under the Company's previous plan (the "1995 Plan") exercisable into 52,500 common shares of Optima. If the Merger is complete, Management proposes to amend the exercise price and expiry date of the options set out below ("Amended Options") pursuant to the negotiations regarding the Merger Transaction. These options are currently issued under the 1995 and 1996 Plans and after the amendment, will be governed by the new stock option plan described below. The new exercise price of the Amended Options will be the higher of the weighted average trading price of the common shares of Optima for the 5 business days immediately prior to the amendment and the closing price of the common shares of Optima on the business day immediately prior to the amendment. The Amended Options will expire three years from the amendment but in no event shall the expiry date be greater than 10 years from the date of the original grant. All other options currently outstanding under the 1995 and 1996 Plans will be cancelled. If the Merger Resolution is not approved by shareholders, Management will not proceed with the amendment and cancellation of the options. The amendment and cancellation of the options will occur on the closing of the Merger Transaction.



                               CURRENTLY
                               OUTSTANDING
                              OPTION SHARES                                           OPTION SHARES TO
OPTIONEE AND RELATIONSHIP    (1995 AND 1996                                                   BE             AMENDED
        TO COMPANY              PLANS)(1)       EXERCISE PRICE      EXERCISE DATE         CANCELLED       OPTION SHARES
William C. Leuschner             125,000            $4.15            June 12, 1999           25,000          100,000
Officer, Director

Robert L. Hodgkinson             125,000            $4.15            June 12, 1999          100,000          100,000
Officer, Director                 75,000            $4.05            July 25, 1999

Ronald P. Bourgeois               75,000            $4.15            June 12, 1999                0           75,000(2)
Officer, Director

Emile Stehelin                    25,000            $4.15            June 12, 1999                0           75,000
Director                          25,000            $4.05            July 25, 1999
                                  25,000            $3.50             June 2, 1999

Martin Abbott                     25,000            $4.15            June 12, 1999           25,000           25,000
Director                          25,000            $3.50             June 2, 1999

Ted Clark                         75,000            $4.15            June 12, 1999           50,000           25,000
Employee

Krista Wilson                     15,000            $4.15            June 12, 1999            2,500           15,000
Employee                           2,500            $3.50             June 2, 1999

                               CURRENTLY
                               OUTSTANDING
                              OPTION SHARES                                           OPTION SHARES TO
OPTIONEE AND RELATIONSHIP    (1995 AND 1996                                                   BE             AMENDED
        TO COMPANY              PLANS)(1)       EXERCISE PRICE      EXERCISE DATE         CANCELLED       OPTION SHARES
Tanya Swanson                    20,000             $4.15           June 12, 1999            5,000            15,000
Employee

Marnie McBean                    20,000             $4.15           June 12, 1999            5,000            15,000
Employee

Starbrite Developments           25,000             $3.50            June 2, 1999                0            25,000(4)
Ltd.(3)
Consultant

TOTAL:                          682,500                                                    212,500           470,000



(1) The 1995 and 1996 Plans will be cancelled and replaced with the New Plan upon the completion of the Merger.



(2) Mr. Bourgeois will also be granted options for 25,000 shares under the New Plan. See "Adoption of New Stock Option Plan."



(3) A private company owned by Messrs. John Mackay, George Ritchie and Allan Whiton. None of the insiders of Optima or Amex have an interest in this company.



(4) Starbrite Developments Ltd. will also be granted options for 5,000 shares under the New Plan. See "Adoption of New Stock Option Plan".



SHAREHOLDER APPROVAL AND VOTE REQUIRED



To effect the ordinary resolution voting for the approval of the amendment of certain outstanding options and cancellation of the balance of the current options, the ordinary resolution must be passed a majority of the votes present and voting at the Meeting in respect to this Proposal No. 6.



THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THE AMENDMENT OF CERTAIN OUTSTANDING OPTIONS AND CANCELLATION OF THE BALANCE OF THE CURRENT OPTIONS, AND RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOUR OF PROPOSAL NO. 6.



The amendment of the 470,000 options and the cancellation of the rest of the outstanding options must be approved by a "disinterested shareholder vote", meaning a majority of the votes cast at the shareholders' meeting other than votes attaching to securities beneficially owned by insiders whose options are being amended and their associates. Accordingly, the Company is seeking disinterested shareholders' approval, with William C. Leuschner, Robert Hodgkinson, Ronald P. Bourgeois, Emile Stehelin and Martin Abbott and their associates abstaining, to the amendment and cancellation. As at the record date, these parties and their associates beneficially own 2,082,344 common shares of Optima. The Company will only seek disinterested shareholders' approval to the amendment and cancellation if the Continuation Resolution and the Merger Resolution are approved (see "Continuation into the State of Delaware" and "The Merger Transaction").

"IT IS HEREBY RESOLVED THAT (with Robert L. Hodgkinson, William C. Leuschner, Ronald P. Bourgeois, Emile Stehelin and Martin Abbott and their associates abstaining):



1. the Company's current Stock Options exercisable into 470,000 common shares be amended so that the exercise price is the higher of the weighted average trading price of the shares of the Company for the 5 business days immediately preceding the amendment and the closing price of the common shares of Optima on the business day immediately prior to the amendment, the expiry date is three years from the amendment but not greater than 10 years from the date of the original grant and the options will be governed by the terms of such new option plan, as adopted by the Company, be adopted and approved;



2. all other options outstanding under the Company's current 1996 and 1995 option plans be cancelled;



3. any one director or senior officer of the Company be and he is hereby authorized and directed to perform all such acts, deeds and things and execute, under the seal of the Company if applicable, all such documents and other writings as may be required to give effect to the true intent of this resolution."

               PROPOSAL NO. 7 - ADOPTION OF NEW STOCK OPTION PLAN



In March of this year, Management of the Company, in conjunction with the proposed Merger, adopted a new stock option plan (the "New Plan") to be effective upon the closing of the Merger Transaction in order to attract new management and employees. As well, under TSE policies, a new plan must be adopted in order to grant options in excess of those reserved under current plans. As disclosed above, the Company's current stock option plans reserves 1,950,000 common shares for issuance and as at the record date, 787,000 common shares have been issued pursuant to the exercise of options granted under the 1995 and 1996 Plans and options exercisable into 782,500 shares are currently outstanding, leaving 380,500 options available for issuance. Under the New Plan, 1,800,000 common shares have been allotted and reserved for future issuance, representing 16% of the currently issued and outstanding share capital of the Company and 9.8% after giving effect to the Merger. If the Merger Resolution is not approved by shareholders, Management will not proceed with the New Plan and proposed grants under the New Plan. Instead, the 1996 Plan, the 1995 Plan and the presently outstanding options will remain in place. A copy of the New Plan is attached as Exhibit F to this Proxy Statement.



On the closing of the Merger Transaction, the Company expects Options to purchase a total of 1,012,300 shares of Common Stock will be outstanding. The Options will be granted to the following persons to purchase the number of shares indicated: (i) Amended Options to Optima optionees (470,000 shares total) as disclosed above under "Amendment of Certain Outstanding Options and Cancellation of all Other Outstanding Options" (ii) Mr. Ronald P. Bourgeois (25,000 shares) and Starbrite Developments Ltd. (5,000); (iii) Messrs. Charles Goodson and Alfred Thomas, II (66,000 shares each); (iv) Mr. Ralph Daigle (60,000 shares); (v) Mr. Robert Brooksher (38,000 shares); (vi) Mr. Daniel Fournerat (50,000 shares); and (vii) other employees as a group (232,300 shares). The options in paragraph (ii) will vest immediately on grant, the option price will be the higher of the weighted average trading price of the shares of the Company for the 5 business days immediately preceding the grant and the closing price of the common shares of Optima on the business day immediately prior to the grant and the term of the options is three years. The options in paragraphs (iii) to (vii) will vest one third on each of December 31, 1998, 1999 and 2000, the option price will be the higher of the weighted average trading price of the common shares of the Company from the 5 business days immediately prior to the grant and the closing price of the common shares of the Company on the business day immediately prior to the grant and the term of the Options are 10 years. Options exercisable into 787,700 shares of Common Stock will be available for further grants. Options proposed to be granted above were negotiated as part of the Merger Transaction.



The Amended Options (which in most cases reduce the number of options held) are intended to reflect the fact that the current officers of the Company will no longer be involved in management, while the options to be granted to Messrs. Goodson, Thomas, Daigle, Brooksher and Fournerat are intended to incentize them in their new roles as officers and/or directors of the Company, reflecting their respective responsibilities at the Company.


The Company expects that "insiders" (as defined in the TSE Manual) of the Company will participate in the Company's New Plan and may acquire the majority of shares allocated under the New Plan. In addition, the number of shares that will be reserved for issuance under the New Plan will, together with shares issued under other existing share compensation arrangements, exceed 10% of the Company's outstanding issue. "Outstanding issue" is determined on the basis of the number of shares that are outstanding immediately prior to the share issuance in question, excluding shares issued pursuant to share compensation arrangements over the preceding one-year period and outstanding share capital. For these reasons, the TSE requires that the Company ask the shareholders to approve the New Plan (see "Shareholder Approval" below).

The following is a discussion of the proposed New Plan.

NEW STOCK OPTION PLAN

GENERAL. The objectives of the New Plan are to attract and retain selected key employees, consultants and directors, encourage their commitment, motivate their superior performance, facilitate their obtaining ownership interests in the Company (aligning their personal interests to those of the Company's stockholders) and enable them to share in the long-term growth and success of the Company.

SHARES SUBJECT TO NEW PLAN. Under the New Plan, the Company may issue Incentive Awards (as defined below) covering 1.8 million shares of Common Stock. No more than 1.8 million shares of Common Stock will be available for ISOs (as defined below). As of the closing of the Merger Transaction, options covering 1,012,300 shares of Common Stock will be outstanding and 787,700 shares of Common Stock then will be available for subsequent Incentive Awards. The number of securities available under the New Plan and outstanding Incentive Awards are subject to adjustments to prevent enlargement or dilution of rights resulting from stock dividends, stock splits, recapitalizations or similar transactions or resulting from a change in applicable laws or other circumstances.

ADMINISTRATION. The New Plan will be administered by the compensation committee of the Board of Directors (the "Compensation Committee"). Following the Merger Transaction, the Compensation Committee will consist solely of directors each of whom is (i) an "outside director" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) a "non-employee director" under Rule 16b-3 under the Exchange Act. The Compensation Committee may delegate to the chief executive officer or other senior officers of the Company its duties under the New Plan, except with respect to any authority to grant Incentive Awards or take other action with respect to persons who are subject to Section 16 of the Exchange Act or Section 162(m) of the Code. In the case of an Incentive Award to an outside director, the Board of Directors shall act as the Compensation Committee. Subject to the express provisions of the New Plan, the Compensation Committee is authorized to, among other things, select grantees under the New Plan and determine the size, duration and type, as well as the other terms and conditions (which need not be identical), of each Incentive Award. The Compensation Committee also construes and interprets the New Plan and any related agreements. All determinations and decisions of the Compensation Committee are final, conclusive and binding on all parties. The Company will indemnify members of the Compensation Committee against any damage, loss, liability, cost or expenses arising in connection with any claim, action, suit or proceeding by reason of any action taken or failure to act under the New Plan, except for any such act or omission constituting wilful misconduct or gross negligence.

ELIGIBILITY. Key employees, including officers (whether or not they are directors), and consultants of the Company and outside directors are eligible to participate in the New Plan. A key employee generally is any employee of the Company who, in the opinion of the Compensation Committee, is in a position to contribute materially to the growth and development and to the financial success of the Company.


TYPES OF INCENTIVE AWARDS. Under the New Plan, the Compensation Committee may grant (i) incentive stock options ("ISOs"), as defined in Section 422 of the Code, (ii) "nonstatutory" stock options ("NSOs"), (iii) reload options ("Reload Options") and (iv) stock appreciation rights ("SARs") (collectively, "Incentive Awards"). ISOs and NSOs are sometimes referred to collectively herein as "Options." The terms of each Incentive Award will be reflected in an agreement (the "Incentive Agreement") between the Company and the participant.


OPTIONS. Generally, Options must be exercised within 10 years of the grant date. ISOs may be granted only to employees, and the exercise price of each ISO may not be less than 100% of the fair market value of a share of Common Stock on the date of grant. The Compensation Committee will have the discretion to determine the exercise price of each NSO granted under the New Plan. To the extent that the aggregate fair market value of shares of Common Stock with respect to which ISOs are exercisable for the first time by any employee during any calendar year exceeds US$100,000, such options must be treated as NSOs.

The exercise price of each Option is payable in cash or, in the discretion of the Compensation Committee, by the delivery of shares of Common Stock owned by the Optionee or the withholding of shares that would otherwise be acquired on the exercise of the Option or by any combination of the foregoing.

An employee will not recognize any income for federal income tax purposes at the time an ISO is granted, nor on the qualified exercise of an ISO, and will recognize capital gain or loss (as applicable) upon the subsequent sale of shares acquired in a qualified exercise. The exercise of an ISO is qualified if a participant does not dispose of the shares acquired by such exercise within two years after the ISO grant date and one year after such exercise. The Company is not entitled to a tax deduction as a result of the grant or qualified exercise of an ISO.

An optionee will not recognize any income for federal income tax purposes, nor will the Company be entitled to a deduction, at the time an NSO is granted. However, when an NSO is exercised, the optionee will recognize ordinary income in an amount equal to the difference between the fair market value of the shares received and the exercise price of the NSO, and the Company will generally recognize a tax deduction in the same amount at the same time.

The foregoing federal income tax information is a summary only, does not purport to be a complete statement of the relevant provisions of the Code and does not address the effect of any state of local taxes.


SARS. Upon exercise of an SAR, the holder will receive cash, shares of Common Stock or a combination thereof, as specified in the related Incentive Agreement, the aggregate value of which equals the amount by which the weighted average of the fair market value per share of the Common Stock for the 5 trading days immediately preceding the date of exercise exceeds the exercise price of the SAR, multiplied by the number of shares underlying the exercised portion of the SAR. An SAR may be granted in tandem with or independently of an NSO. SARs will be subject to such terms and conditions and will be exercisable at such times as determined by the Compensation Committee, provided, that the exercise price per share must equal at least 100% of the fair market value of a share of a Common Stock on the date of grant. The value of an SAR may be paid in cash, shares of Common Stock or a combination thereof, as determined by the Compensation Committee.



RELOAD OPTIONS. The Compensation Committee may grant a replacement Option permitting a grantee to purchase an additional number of shares of Common Stock equal to the number of previously owned shares surrendered by such grantee to pay all or a portion of the option price upon exercise of his or her Options. All such replacement options shall have an exercise price of not less than 100% of the market price of a share of Common Stock on the date of grant of such replacement Options.


OTHER TAX CONSIDERATIONS. Upon accelerated exercisability of Options and other Incentive Awards in connection with a Change in Control (as defined in the New
Plan), certain amounts associated with such Incentive Awards could, depending upon the individual circumstances of the participant, constitute "excess parachute payments" under Section 280G of the Code, thereby subjecting the participant to a 20% excise tax on those payments and denying the Company a deduction with respect thereto. The limit on the deductibility of compensation under Section 162(m) of the Code is also reduced by the amount of any excess parachute payments. Whether amounts constitute excess parachute payments depends upon, among other things, the value of the Incentive Awards accelerated and the past compensation of the participant.

Taxable compensation earned by executive officers who are subject to Section 162(m) of the Code in respect of Incentive Awards is subject to certain limitations set forth in the New Plan generally intended to satisfy the requirements for "qualified performance-based compensation," but no assurance can be given that the Company will be able to satisfy these requirements in all cases, and the Company may, in its sole discretion, determine in one or more cases that it is in its best interest not to satisfy these requirements even if it is able to do so.


TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL. Except as otherwise provided in the applicable Incentive Agreement, if a participant's employment or other service with the Company (or its subsidiaries) is terminated (i) other than due to his death, Disability, Retirement or for Cause (each capitalized term as defined in the New Plan), his then exercisable Options will remain exercisable for 90 days after such termination, (ii) by reason of Disability or death, his then exercisable Options will remain exercisable for one year following such termination, (iii) due to his retirement, his then exercisable Options will remain exercisable for one year (except for ISOs, which will remain exercisable for three months), or (iv) for Cause, all his Options will expire at the commencement of business on the date of such termination.


Upon a Change in Control of the Company, all outstanding Options and SARs will become immediately exercisable . These provisions could in some circumstances have the effect of an "anti-takeover" defence because, as a result of these provisions, a Change in Control of the Company could be more difficult or costly.

INCENTIVE AWARDS NONTRANSFERABLE. No Incentive Award may be assigned, sold or otherwise transferred by a participant, other than by will or by the laws of descent and distribution, or be subject to any encumbrance, pledge, lien, assignment or charge. An Incentive Award may be exercised during the participant's lifetime only by the participant or the participant's legal guardian.


FINANCING. The Company may extend and maintain, or arrange for and guarantee, the extension and maintenance of financing to any grantee to purchase shares of Common Stock pursuant to the exercise of an Option upon such terms as are approved by the Compensation Committee. As well, the Compensation Committee may provide for loans on either a short term or demand basis, from the Company to a grantee who is an employee or consultant to permit the payment of taxes required by law.



AMENDMENT AND TERMINATION. The Company's board of directors may amend or terminate the New Plan at any time subject to all necessary regulatory and shareholder approval. No termination or amendment of the New Plan shall adversely affect in any material way any outstanding Incentive Award previously granted to a participant without his consent.


OTHER SHARE COMPENSATION ARRANGEMENTS

FEES FOR OUTSIDE DIRECTORS. At the annual general meeting of May 24, 1996, shareholders approved the reservation of 2,500 common shares for issuance to outside directors for their attendance at directors' meetings. These shares would be issued at the rate of 138 common shares per outside director per directors' meeting at the deemed price of $3.63 per share. As at the record date, 1,380 common shares have been issued.


SHAREHOLDER APPROVAL AND VOTE REQUIRED



To effect the ordinary resolution voting for the approval of the cancellation of the 1995 and 1996 Plans and the adoption of the New Plan, the ordinary resolution must be passed by a majority of the votes present and voting at the Meeting in respect to this Proposal No. 7.

THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THE CANCELLATION OF THE 1995 AND 1996 PLANS AND THE ADOPTION OF THE NEW PLAN AND RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOUR OF PROPOSAL NO. 7.


As described above, the cancellation of the 1995 and 1996 Plans and the adoption of the New Plan must be approved generally by the shareholders of the Company. The rules of the TSE further provide that where a proposed share compensation arrangement, together with all of a company's other previously established or proposed share compensation arrangements, could result, at any time, in:

(a) the number of shares reserved for issuance pursuant to stock options granted to insiders exceeding 10% of the company's outstanding issue;

(b) the issuance to insiders, within a one-year period, of a number of shares exceeding 10% of the company's outstanding issue; or

(c) the issuance to any one insider and such insider's associates, within a one-year period, of a number of shares exceeding 5% of the company's outstanding issue;


then the share compensation arrangement must be approved by a "disinterested shareholder vote", meaning a majority of the votes cast at the shareholders' meeting other than votes attaching to securities beneficially owned by insiders to whom shares may be issued pursuant to the share compensation arrangement and their associates. As disclosed above, the Company proposes to issue options to current insiders and nominees for directors and amend certain outstanding options. The new and Amended Options are exercisable into 1,012,300 common shares of the Company, representing 9.2% of the Company's currently issued and outstanding share capital and may issue more in the future. Accordingly, the Company is seeking disinterested shareholders' approval, with the directors and the Amex nominees and their associates abstaining, to the New Plan. As at the record date, the directors and the Amex nominees and their associates beneficially own 2,153,944 common shares of Optima. The Company will only seek disinterested shareholders' approval to the New Plan if the Continuation Resolution and the Merger Resolution are approved (see "Continuation into the State of Delaware" and "The Merger Transaction").


"IT IS HEREBY RESOLVED THAT (with Robert L. Hodgkinson, William C. Leuschner, Ronald P. Bourgeois, Emile Stehelin, Martin Abbott, Ralph J. Daigle, Charles T. Goodson, Alfred J. Thomas II, Robert R. Brooksher and Daniel G. Fournerat and their associates abstaining):


1. the Company's current Stock Option Plan (the "1996 Plan") dated April 10, 1996 and Stock Option Plan of 1995 (the "1995 Plan") be replaced by a new Stock Option Plan ("New Plan") and the New Plan be adopted and approved;

2. the Company be authorized to grant stock options pursuant and subject to the terms and conditions of the New Plan entitling the option holders to purchase up to 1,800,000 common shares of the Company;


3. the board of directors, by resolution, be authorized to make such amendments to the New Plan, from time to time, as may, in its discretion, be considered appropriate, provided always that such amendments be subject to the approval of all applicable regulatory authorities and where such amendments are material, to shareholder approval;


 4. any one director or senior officer of the Company be and he is hereby authorized and directed to perform all such acts, deeds and things and execute, under the seal of the Company if applicable, all such documents and other writings as may be required to give effect to the true intent of this resolution."

By way of summary, the total number of shares that will be reserved for issuance pursuant to the share compensation arrangements discussed above, the New Plan and the existing stock options will be as follows:


   Share-compensation to directors                           1,120 common shares
   New Plan (including 470,000 Amended Option shares)    1,800,000 common shares
   Total:                                                1,801,120 common shares


As of the record date, the Company had a total of 11,002,346 common shares issued and outstanding. The foregoing 1,801,120 common shares reserved for issuance will represent 16% of the Company's currently issued and outstanding share capital and 9.8% after giving effect to the Merger.

      PROPOSAL NO. 8 - ACQUISITION OF 5% WORKING INTEREST IN THE VALENTINE
                                    PROSPECT


GENERAL


Pursuant to an agreement dated May 26, 1998, Optima agreed to acquire a 5% working interest in the Valentine prospect from Colima Oil Company ("Colima") as to 2% and 7804 Yukon, Inc. ("Yukon") as to 3% (the "Acquisition"). The total purchase price for the 5% working interest is US$675,300 (US$270,120 to Colima and US$405,180 to Yukon). US$325,300 of the purchase price will be paid by way of common shares of Optima at the deemed price of US$1.6265 per share. The shares will be subject to a one year hold period pursuant to Rule 144 of the U.S. Securities Act of 1933.


VALENTINE PROSPECT


See "The Plan and Agreement of Merger - Information concerning the Company -- Principal Production Properties" for a description of the Valentine prospect.



SHAREHOLDER APPROVAL AND VOTES REQUIRED




To effect the ordinary resolution voting for the approval of the Acquisition, the ordinary resolution must be passed a majority of the votes present and voting at the Meeting in respect to this Proposal No. 8.



THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THE ACQUISITION, AND RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOUR OF PROPOSAL NO. 8.



Yukon is owned by Emile Stehelin, a director of Optima, as to 51% and Robert Hodgkinson, President and director of Optima, as to 49%. Colima is wholly owned by William Leuschner, Chairman of Optima. As such, the Acquisition is a non-arms' length transaction. A majority of disinterested directors of the Company have approved the Acquisition. The Company approached the vendors to acquire the 5% interest in order to avoid future conflicts of interest and because the timing was appropriate for valuation purposes.






The TSE requires, as a condition of its acceptance of this Acquisition, "disinterested shareholder approval", meaning a majority of the votes cast at the shareholders' meeting other than votes attaching to securities beneficially owned by Yukon, Colima, William Leuschner, Robert Hodgkinson and by any of their respective individuals, associates, affiliates and insiders. As at the record date, Yukon, Colima, William Leuschner, Robert Hodgkinson and their individuals, associates, affiliates and insiders beneficially own 1,595,625 common shares of the Company. Shareholders (with Yukon, Colima, and their individuals, associates, affiliates and insiders abstaining) will be asked to approve the resolutions below.


"IT IS HEREBY RESOLVED THAT (with Colima Oil Company, 7804 Yukon, Inc. and their individuals, associates, affiliates and insiders abstaining):

1. the acquisition of a 5% working interest ("Acquisition") in the Valentine property from Colima Oil Company ("Colima") as to 2% and 7804 Yukon, Inc. ("Yukon") as to 3% be approved;

2. the aggregate purchase price of US$675,300 payable to Yukon as to US$405,180 and Colima as to US$270,120, US$325,300 of which will be payable in common shares of Optima at the deemed price of US$1.6265 per share for an aggregate of 200,000 common shares be approved;

3. the board of directors, by resolution, be authorized to make such amendments to the Acquisition Agreement, from time to time, as may, in its discretion, be considered appropriate, provided always that such amendments be subject to the approval of all applicable regulatory authorities;

4. any one Director or Senior Officer of the Company be and he is hereby authorized and directed to perform all such acts, deeds and things and execute, under the seal of the Company if applicable, all such documents and other writings as may be required to give effect to the true intent of this resolution."


                   STATEMENT OF CORPORATE GOVERNANCE PRACTICES



MANDATE OF THE BOARD



Generally speaking, the Company's Board supervises the management of the business and affairs of the Company. More specifically, the Board has a mandate to provide guidance to the Company's management in the following areas:



       -      long term strategic planning



       -      risk analysis and monitoring of risk management systems



       - overseeing the appointment and training of senior management and monitoring their performance, including succession planning



       - establishing and monitoring the Company's communications policy as implemented by the Company's investor relations personnel and ensuring that they address the feedback and concerns of shareholders in particular



       - ensuring the integrity of the Company's systems for internal controls and management information



       -      developing the Company's approach to governance issues



       - reviewing management's performance on a regular basis, being at least four times annually



       - reviewing the Company's business plan on a regular basis, being at least four times annually



       - reviewing and approving the quarterly and annual financial statements



       -      calling shareholders' meetings



       -      reviewing and approving all major public disclosure documents



       -      appointing members to the various committees



       - develop the description for the Board and the CEO, including the corporate objectives to be met by the CEO



The Board is aware of the expectations of The Toronto Stock Exchange ("TSE") regarding corporate governance and it conducts itself, to the best of its ability, in a manner consistent with those expectations.



COMPOSITION OF THE BOARD



The Company's Board presently consists of five Directors. Two members of the Board are outside Directors who are not members of Management. All of these outside Directors, representing a minority of the Board, can be considered "unrelated" directors in that they do not have any interest or business or other relationship which could or could reasonably be perceived to materially interfere with their ability to act with a view to the best interests of the Company. The Company does not have a significant shareholder who is able to elect a majority of the Company's Board.


The Company does not have the TSE recommended majority of its Board comprised of unrelated directors. The Board believes that the extra cost of additional unrelated directors is not presently warranted by the Company's size, although this matter will be kept under review in light of future developments.



COMMITTEES



The Board presently has three committees to which it has assigned specific responsibilities.



AUDIT COMMITTEE



The Audit Committee consists of three Directors, two of whom are outside Directors and all of whom are unrelated directors. It carries out the following responsibilities:



       -      reviewing the Company's audited financial statements



       - meeting with the Company's management and auditors for that purpose



       - oversight responsibility for management reporting on internal control



During the 1997 fiscal year, the Audit Committee held one meeting.



COMPENSATION COMMITTEE



The Compensation Committee presently consists of three Directors, two of whom are outside Directors and all of whom are unrelated Directors. It carries out the following responsibilities:



       - considering and approving compensation of management and of the Board and ensuring that it is commensurate with the level of responsibility and risk involved



       - assessing effectiveness of the Board, the committees and the contribution of individual directors



       - proposing new nominees for the Board and assessing directors on an ongoing basis



       -      providing orientation and education for newly appointed directors



       -      defining responsibilities for the Board and management



Disclosure regarding the Compensation Committee and the Report on Executive Compensation is also made under "Executive Compensation".



During the 1997 fiscal year, the Compensation Committee held two meetings.



EXECUTIVE COMMITTEE



The Executive Committee presently consists of three Directors, one of which is an outside Director and all of whom are unrelated Directors. It carries out the following responsibilities:



       - approval of business decisions involving the expenditures of not greater than $1,000,000; expenditures in excess of this amount require full Board approval

       - examine the size of the Board with a view to determining the impact of the number upon effectiveness, undertake where appropriate, a program to reduce the number of directors to a number which facilitates more effective decision making.



During the 1997 fiscal year, the Executive Committee held two meetings.



Members of each of the foregoing committees are identified under "Election of Directors".



            INDEBTEDNESS OF DIRECTORS, EXECUTIVE AND SENIOR OFFICERS



During the last completed fiscal year, no director, executive officer or senior officer or nominee for Director of the Company has been indebted to the Company or any of its subsidiaries, nor has any of these individuals been indebted to another entity which indebtedness is the subject of a guarantee, support in agreement, letter of credit or other similar arrangement or understanding provided by the Company or any of its subsidiaries.


                  DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS
                             FOR 1999 ANNUAL MEETING


Any proposal, relating to a proper subject, which a shareholder may intend to present for action at the Annual Meeting of Shareholders to be held in 1999, and which such shareholder may wish to have included in the proxy materials for such meeting in accordance with the provisions of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, must be received in proper form by the Secretary of the Company not later than December 31, 1998 at Suite 600 - 595 Howe Street, Vancouver, British Columbia, Canada V6C 2T5, and if and when the Continuation is effected, thereafter to 625 East Kaliste Saloom Road, Suite 400, Lafayette, Louisiana 70508. It is suggested that any such proposal be submitted by certified mail, return receipt requested.



                         FINANCIAL AND OTHER INFORMATION



The Company's consolidated financial statements for the three year period ended December 31, 1997 included in the Company's 1997 Annual Report on Form 10-K (Amendments No. 1 and No. 2) (the "Report on Form 10-K") and the discussion of the Company's financial condition contained in Item 7 of the Report on Form 10-K (Amendment No. 1), "Management Discussion and Analysis of Financial Condition and Results of Operations", and the March 31, 1998 Form 10-Q (Amended) and are incorporated herein by reference. A copy of these items have been distributed to shareholders .



All documents filed by the Company from the record date to the date of the Meeting shall be incorporated by reference into this Proxy Statement.



                                  LEGAL MATTERS



The validity of the Common Stock of Optima offered by this Proxy Statement will be passed upon for Optima by Campney & Murphy, Vancouver, British Columbia, Canada.



                                EXPERTS/AUDITORS



The audited consolidated financial statements of Optima incorporated by reference in this Proxy Statement have been audited by KPMG, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

The audited financial statements of Amex included in this Proxy Statement have been audited by Arthur Andersen, LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.


                                 OTHER BUSINESS

Management is not aware of any matters to come before the AGM other than those set forth in the Notice of Annual and Special Meeting of Shareholders. If any other matter properly comes before the AGM, it is the intention of the persons named in the Proxy to vote the shares represented thereby in accordance with their best judgment on such matter.

The contents and the sending of this Proxy Statement to shareholders has been approved by the directors of the Company.

                                               ON BEHALF OF THE BOARD



                                               --------------------------------
                                               ROBERT L. HODGKINSON, PRESIDENT

                                   APPENDIX A
                             SECTION 190 OF THE CBCA

190.  RIGHT TO DISSENT

(1) Subject to sections 191 and 241, a holder of shares of any class of a corporation may dissent if the corporation is subject to an order under paragraph 192(4)(d ) that affects the holder or if the corporation resolves to

       (a) amend its articles under section 173 or 174 to add, change or remove any provisions restricting or constraining the issue, transfer or ownership of shares of that class;

       (b) amend its articles under section 173 to add, change or remove any restriction on the business or businesses that the corporation may carry on;

       (c)    amalgamate otherwise than under section 184; (1994, c. 24, s. 23.)

       (d)    be continued under section 188; or (1994, c. 24, s. 23.)

       (e) sell, lease or exchange all or substantially all its property under subsection 189(3).

(2) Further right. A holder of shares of any class or series of shares entitled to vote under section 176 may dissent if the corporation resolves to amend its articles in a manner described in that section.

(3) Payment for shares. In addition to any other right he may have, but subject to subsection (26), a shareholder who complies with this section is entitled, when the action approved by the resolution from which he dissents or an order made under subsection 192(4) becomes effective, to be paid by the corporation the fair value of the shares held by him in respect of which he dissents, determined as of the close of business on the day before the resolution was adopted or the order was made.

(4) No partial dissent. A dissenting shareholder may only claim under this section with respect to all the shares of a class held by him on behalf of any one beneficial owner and registered in the name of the dissenting shareholder.

(5) Objection. A dissenting shareholder shall send to the corporation, at or before any meeting of shareholders at which a resolution referred to in subsection (1) or (2) is to be voted on, a written objection to the resolution, unless the corporation did not give notice to the shareholder of the purpose of the meeting and of his right to dissent.

(6) Notice of resolution. The corporation shall, within ten days after the shareholders adopt the resolution, send to each shareholder who has filed the objection referred to in subsection (5) notice that the resolution has been adopted, but such notice is not required to be sent to any shareholder who voted for the resolution or who has withdrawn his objection.

(7) Demand for payment. A dissenting shareholder shall, within twenty days after he receives a notice under subsection (6) or, if he does not receive such notice, within twenty days after he learns that the resolution has been adopted, send to the corporation a written notice containing

       (a)    his name and address;

       (b)    the number and class of shares in respect of which he dissents;
              and

       (c)    a demand for payment of the fair value of such shares.

(8) Share certificate. A dissenting shareholder shall, within thirty days after sending a notice under subsection (7), send the certificates representing the shares in respect of which he dissents to the corporation or its transfer agent.

(9)    Forfeiture. A dissenting shareholder who fails to comply with subsection
(8) has no right to make a claim under this section.

(10) Endorsing certificate. A corporation or its transfer agent shall endorse on any share certificate received under subsection (8) a notice that the holder is a dissenting shareholder under this section and shall forthwith return the share certificates to the dissenting shareholder.

(11) Suspension of rights. On sending a notice under subsection (7), a dissenting shareholder ceases to have any rights as a shareholder other than the right to be paid the fair value of his shares as determined under this section except where

       (a) the dissenting shareholder withdraws his notice before the corporation makes an offer under subsection (12),

       (b) the corporation fails to make an offer in accordance with subsection (12) and the dissenting shareholder withdraws his notice, or

       (c) the directors revoke a resolution to amend the articles under subsection 173(2) or 174(5), terminate an amalgamation agreement under subsection 183(6) or an application for continuance under subsection 188(6), or abandon a sale, lease or exchange under subsection 189(9).

in which case his rights as a shareholder are reinstated as of the date he sent the notice referred to in subsection (7).

(12) Offer to pay. A corporation shall, not later than seven days after the later of the day on which the action approved by the resolution is effective or the day the corporation received the notice referred to in subsection (7), send to each dissenting shareholder who has sent such notice

       (a) a written offer to pay for his shares in an amount considered by the directors of the corporation to be the fair value thereof, accompanied by a statement showing how the fair value was determined; or

       (b) if subsection (26) applies, a notification that it is unable lawfully to pay dissenting shareholders for their shares.

(13) Same terms. Every offer made under subsection (12) for shares of the same class or series shall be on the same terms.

(14) Payment. Subject to subsection (26), a corporation shall pay for the shares of a dissenting shareholder within ten days after an offer made under subsection (12) has been accepted, but any such offer lapses if the corporation does not receive an acceptance thereof within thirty days after the offer has been made.

(15) Corporation may apply to court. Where a corporation fails to make an offer under subsection (12), or if a dissenting shareholder fails to accept an offer, the corporation may, within fifty days after the action approved by the resolution is effective or within such further period as a court may allow, apply to a court to fix a fair value for the shares of any dissenting shareholder.

(16) Shareholder application to court. If a corporation fails to apply to a court under subsection (15), a dissenting shareholder may apply to a court for the same purpose within a further period of twenty days or within such further period as a court may allow.

(17) Venue. An application under subsection (15) or (16) shall be made to a court having jurisdiction in the place where the corporation has its registered office or in the province where the dissenting shareholder resides if the corporation carries on business in that province.

(18) No security for costs. A dissenting shareholder is not required to give security for costs in an application made under subsection (15) or (16).

(19)   Parties. On an application to a court under subsection (15) or (16),

       (a) all dissenting shareholders whose shares have not been purchased by the corporation shall be joined as parties and are bound by the decision of the court; and

       (b) the corporation shall notify each affected dissenting shareholder of the date, place and consequences of the application and of his right to appear and be heard in person or by counsel.

(20)   Powers of court. On an application to a court under subsection (15) or
(16), the court may determine whether any other person is a dissenting shareholder who should be joined as a party, and the court shall then fix a fair value for the shares of all dissenting shareholders.

(21) Appraisers. A court may in its discretion appoint one or more appraisers to assist the court to fix a fair value for the shares of the dissenting shareholders.

(22) Final order. The final order of a court shall be rendered against the corporation in favour of each dissenting shareholder and for the amount of his shares as fixed by the court.

(23) Interest. A court may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting shareholder from the date the action approved by the resolution is effective until the date of payment.

(24) Notice that subsection (26) applies. If subsection (26) applies, the corporation shall, within ten days after the pronouncement of an order under subsection (22), notify each dissenting shareholder that it is unable lawfully to pay dissenting shareholders for their shares.

(25) Effect where subsection (26) applies. If subsection (26) applies, a dissenting shareholder, by written notice delivered to the corporation within thirty days after receiving a notice under subsection (24), may

       (a) withdraw his notice of dissent, in which case the corporation is deemed to consent to the withdrawal and the shareholder is reinstated to his full rights as a shareholder; or

       (b) retain a status as a claimant against the corporation, to be paid as soon as the corporation is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the corporation but in priority to its shareholders.

(26) Limitation. A corporation shall not make a payment to a dissenting shareholder under this section if there are reasonable grounds for believing that

       (a) the corporation is or would after the payment be unable to pay its liabilities as they become due; or

       (b) the realizable value of the corporation's assets would thereby be less than the aggregate of its liabilities.

                                   APPENDIX B
                                FAIRNESS OPINION

                   [LETTERHEAD OF R P & C INTERNATIONAL, INC.]

March 7, 1998

The Board of Directors
Optima Petroleum Corporation
600-595 Howe Street
Vancouver, British Columbia
Canada  V6C 2T5

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the common stock of Optima Petroleum Corporation ("Optima") of the consideration ("Merger Consideration") to be paid pursuant to the terms and subject to the conditions set forth in the Plan and Agreement of Merger, dated as of February 11, 1998 (the "Merger Agreement"), by and among Optima Petroleum Corporation, Optima Energy (U.S.) Corporation and Goodson Exploration Company, NAB Financial, L.L.C., Dexco Energy, Inc. (collectively the "Target Corporations"), and American Explorer, L.L.C. ("American Explorer"). Under the terms of the Merger Agreement, an aggregate of 7,335,001 shares of Optima and 1,667,001 Units of Contingent Interests shall be issued to the shareholders of the Target Corporations. (The transaction contemplated above here and after referred to as the "Merger".)

In arriving at our opinion, we reviewed the Merger Agreement. Additionally, we reviewed the following documents of Optima Petroleum Corporation: Reserve Reports prepared by Ryder Scott Company and LaRoche Petroleum Consultants, dated as of December 31, 1997; Annual Reports for 1994, 1995 and 1996; Form 10-K's for the years 1994, 1995 and 1996; Form 10-Q's for the periods ending September 30, 1997, June 30, 1997 and March 31, 1997; management's Letter to KPMG March 26, 1997, Draft Consolidated Financial Statements for the years ended December 31, 1997, 1996 and 1995, the Articles of Incorporation and By Laws of Optima, Form 20-F Amendment No. 1, December 31, 1994, and a valuation of exploration prospects and exploratory leads in which Optima owns an interest, prepared by LaRoche Petroleum Consultants.

We also reviewed the following documents of American Explorer, L.L.C.: Reserve Reports prepared by DOR Engineering, Inc. dated as of December 31, 1997; unaudited Statement of Assets, Liabilities & Members' Capital as of September 30, 1997 and December 31, 1996; Statement of Assets, Liabilities & Members' Capital as of December 31, 1997 and December 31, 1996, marked Tentative For Discussion Purposes Only; Operating Agreement; the Credit Agreement Between American Explorer, L.L.C. and Compass Bank dated October 16, 1997, and a valuation of exploration prospects and exploratory leads in which American Explorer owns an interest, prepared by LaRoche Petroleum Consultants (addressed to Mr. William Leuschner, Chairman of Optima).

We met with certain members of management of American Explorer at their offices in Lafayette, Louisiana, where we reviewed and discussed the significant oil and gas prospects of American Explorer with management. We held discussions with certain senior officers of Optima and certain senior officers of American Explorer concerning the businesses, operations and prospects of Optima and American Explorer. We discussed the strategy of Optima with its management, and the methodology employed in determining an exchange ratio of Optima stock for the stock of American Explorer.

We examined certain publicly available business and financial information relating to Optima, as well as certain financial forecasts and other information and data for Optima and American Explorer, which were provided to or otherwise discussed with us by the respective managements of Optima and American Explorer, including information relating to certain strategic implications and operational benefits anticipated to result from the Merger. We reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to, among other things: current and historical market prices and trading volumes of Optima Common Stock, and the capitalization and financial condition of Optima and American Explorer.

We considered, to the extent publicly available, the financial terms of other transactions recently effected which we considered relevant in evaluating the Merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of Optima and American Explorer. We also evaluated the potential pro forma financial impact of the Merger on Optima. In addition to the foregoing, we conducted such other analyses and examinations and considered such other financial, economic and market criteria as we deemed appropriate in arriving at our opinion.

In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with us. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with us, we have been advised by the managements of Optima and American Explorer that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Optima and American Explorer as to the future financial performance of Optima and American Explorer and the strategic implications and operational benefits anticipated to result from the Merger.

We are not expressing any opinion as to what the value of the shares actually will be when issued, or the price at which the shares will trade or otherwise be transferable subsequent to the Merger. We have not made an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of either American Explorer or Optima nor have we made any physical inspection of the properties or assets of either company. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing and disclosed to us, as of the date hereof.

We have received a fee in connection with the delivery of this opinion. We have had no relationship with Optima or American Explorer or their respective affiliates in the past.

Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of Optima in its evaluation of the proposed Merger, and our opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote on the proposed Merger. Our opinion may not be published or otherwise used or referred to, nor shall any public reference to R P & C International, Inc. be made, without our prior written consent.

Based upon and subject to the following, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Merger Consideration is fair from a financial point of view to the holders of Optima Common Stock.

Very truly yours,

R P & C INTERNATIONAL, INC.

                                   APPENDIX C
                      DELAWARE CERTIFICATE OF INCORPORATION

                          CERTIFICATE OF INCORPORATION

                                       OF



       The undersigned, a natural person acting as incorporator of a corporation under the General Corporation Law of the State of Delaware, as the same exists or may hereafter from time to time be amended (the "DGCL"), hereby makes this Certificate of Incorporation for such corporation.

                                    ARTICLE I

                                      NAME

       The name of the corporation is (the "Corporation").



                                   ARTICLE II

                           REGISTERED OFFICE AND AGENT

       The address of its registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, New Castle County. The name of its registered agent at such address is The Corporation Trust Company.



                                   ARTICLE III

                                    PURPOSES

       The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the DGCL.



                                   ARTICLE IV

                            AUTHORIZED CAPITAL STOCK

       The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is 80,000,000 shares, consisting of:
(i) 75,000,000 shares of common stock, par value $.001 per share (the "Common Stock"), and (ii) 5,000,000 shares of preferred stock, par value $.001 per share (the "Preferred Stock"). Shares of any class of capital stock of the Corporation may be issued for such consideration and for such corporate purposes as the Board of Directors of the Corporation (the "Board of Directors") may from time to time determine. Each share of Common Stock shall be entitled to one vote.

         A. Preferred Stock. The Preferred Stock may be divided into and issued from time to time in one or more series as may be fixed and determined by the Board of Directors. The relative rights and preferences of the Preferred Stock of each series shall be such as shall be stated in any resolution or resolutions adopted by the Board of Directors setting forth the designation of the series and fixing and determining the relative rights and preferences thereof (a "Directors' Resolution"). The Board of Directors is hereby authorized to fix and determine the powers, designations, preferences, and relative, participating, optional or other rights, including, without limitation, voting powers, full or limited, preferential rights to receive dividends or assets upon liquidation, rights of conversion or exchange into Common Stock, Preferred Stock of any series or other securities, any right of the Corporation to exchange or convert shares into Common Stock, Preferred Stock of any series or other securities, or redemption provision or sinking fund provisions, as between series and as between the Preferred Stock or any series thereof and the Common Stock, and the qualifications, limitations or restrictions thereof, if any, all as shall be stated in a Directors' Resolution, and the shares of Preferred Stock or any series thereof may have full or limited voting powers, or be without voting powers, all as shall be stated in a Directors' Resolution. Except where otherwise set forth in the Directors' Resolution providing for the issuance of any series of Preferred Stock, the number of shares comprising such series may be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of

Directors. The shares of Preferred Stock of any one series shall be identical with the other shares in the same series in all respects except as to the dates from and after which dividends thereon shall cumulate, if cumulative.

       B. Reacquired Shares of Preferred Stock. Shares of any series of any Preferred Stock that have been redeemed (whether through the operation of a sinking fund or otherwise), purchased by the Corporation, or which, if convertible or exchangeable, have been converted into, or exchanged for, shares of stock of any other class or classes or any evidences of indebtedness shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Stock or as part of any other series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the Directors' Resolution providing for the issuance of any series of Preferred Stock and to any filing required by law.

       C. Increase in Authorized Preferred Stock. The number of authorized shares of Preferred Stock may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote without the separate vote of holders of Preferred Stock as a class.



                                    ARTICLE V

                                    EXISTENCE

       The existence of the Corporation is to be perpetual.

                                   ARTICLE VI

                              NO PREEMPTIVE RIGHTS

       No stockholder shall be entitled, as a matter of right, to subscribe for or acquire additional, unissued or treasury shares of any class of capital stock of the Corporation whether now or hereafter authorized, or any bonds, debentures or other securities convertible into, or carrying a right to subscribe to or acquire such shares, but any shares or other securities convertible into, or carrying a right to subscribe to or acquire such shares may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.


                                   ARTICLE VII

                              NO CUMULATIVE VOTING

       At each election of directors, every stockholder entitled to vote at such election shall have the right to vote in person or by proxy the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote. No stockholder shall have the right to cumulate his votes in any election of directors.



                                  ARTICLE VIII

                     NO STOCKHOLDER ACTION WITHOUT A MEETING

       Except as otherwise required by law, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. A special meeting of stockholders of the Corporation may be called only by the Chairman of the Board, the Chief Executive Officer, the President or the Board of Directors by the written order of a majority of the entire Board of Directors, and not by the stockholders except as otherwise provided by law or the Bylaws of the Corporation ("Bylaws").



                                   ARTICLE IX

                               BOARD OF DIRECTORS

       The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the authority and powers conferred upon the Board of Directors by the DGCL or by the other provisions of this Certificate of Incorporation (this "Certificate of Incorporation"), the Board of Directors is hereby authorized and empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL, this Certificate of Incorporation and the Bylaws; provided, however, that no Bylaws hereafter adopted by the stockholders of the Corporation, or any amendments thereto, shall invalidate any prior act of the Board of Directors that would have been valid if such Bylaws or amendment had not been adopted.

       A. Number, Election and Terms of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by a majority of the directors then in office. Each director shall hold office until the next annual meeting and shall serve until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal. Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

       B. Removal of Directors. No director of the Corporation shall be removed from office as a director by vote or other action of the stockholders or otherwise except for cause, and then only by the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of capital stock of the Corporation generally entitled to vote in the election of directors, voting together as a single class. Except as may otherwise be provided by law, cause of removal of a director shall be deemed to exist only if: (i) the director whose removal is proposed has been convicted, or where a director is granted immunity to testify where another has been convicted, of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal; (ii) such director has been found by the affirmative vote of a majority of the entire Board of Directors at any regular or special meeting of the Board of Directors called for that purpose or by a court of competent jurisdiction to have been grossly negligent or guilty of misconduct in the performance of his duties to the Corporation in a matter of substantial importance to the Corporation; or (iii) such director has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his ability as a director of the Corporation.

       C. Vacancies. Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified or until his earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

                                    ARTICLE X

                                 INDEMNIFICATION

       A. Mandatory Indemnification. Each person who at any time is or was a director or officer of the Corporation, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (a "Proceeding"), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise, whether the basis of a Proceeding is an alleged action in such person's official capacity or in another capacity while holding such office, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, or any other applicable law as may from time to time be in effect (but, in the case of any such amendment or enactment, only to the extent that such amendment or law permits the Corporation to provide broader indemnification rights than such law prior to such amendment or enactment permitted the Corporation to provide), against all expense, liability and loss (including, without limitation, court costs and attorneys' fees, judgments, fines, excise taxes or penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection with a Proceeding, and such indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation or a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for - profit or non profit enterprise, and shall inure to the benefit of such person's heirs, executors and administrators. The Corporation's obligations under this Section A include, but are not limited to, the convening of any meeting, and the consideration of any matter thereby, required by statute in order to determine the eligibility of any person for indemnification.

       B. Prepayment of Expenses. Expenses incurred by a director or officer of the Corporation in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding to the fullest extent permitted by, and only in compliance with, the DGCL or any other applicable laws as may from time to time be in effect, including, without limitation, any provision of the DGCL which requires, as a condition precedent to such expense advancement, the delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under Section A of this Article X or otherwise. Repayments of all amounts so advanced shall be upon such terms and conditions, if any, as the Corporation's Board of Directors deems appropriate.

       C. Vesting. The Corporation's obligation to indemnify and to prepay expenses under Sections A and B of this Article X shall arise, and all rights granted to the Corporation's directors and officers hereunder shall vest, at the time of the occurrence of the transaction or event to which a Proceeding relates, or at the time that the action or conduct to which such Proceeding relates was first taken or engaged in (or omitted to be taken or engaged in), regardless of when such Proceeding is first threatened, commenced or completed. Notwithstanding any other provision of this Certificate of Incorporation or the Bylaws of the Corporation, no action taken by the Corporation, either by amendment of this Certificate of Incorporation or the Bylaws of the Corporation or otherwise, shall diminish or adversely affect any rights to indemnification or prepayment of expenses granted under Sections A and B of this Article X which shall have become vested as aforesaid prior to the date that such amendment or other corporate action is effective or taken, whichever is later.


         D. Enforcement. If a claim under Section A or Section B or both Sections A and B of this Article X is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit in a court of competent jurisdiction against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defence to any such suit (other than a suit brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL or other applicable law to indemnify the claimant for the amount claimed, but the burden of proving such defence shall be on the Corporation. The failure of the Corporation (including its Board of Directors, independent legal counsel, or stockholders) to have made a determination prior to the commencement of such suit as to whether indemnification is proper in the circumstances based upon the applicable standard of conduct set forth in the DGCL or other applicable law shall neither be a defence to the action nor create a presumption that the claimant has not met the applicable standard of conduct. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had reasonable cause to believe that his conduct was unlawful.


       E. Nonexclusive. The indemnification provided by this Article X shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any statute, bylaw, other provisions of this Certificate of Incorporation, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

       F. Permissive Indemnification. The rights to indemnification and prepayment of expenses which are conferred to the Corporation's directors and officers by Sections A and B of this Article X may be conferred upon any employee or agent of the Corporation if, and to the extent, authorized by the Board of Directors.

       G. Insurance. The Corporation shall have power to purchase and maintain insurance, at its expense, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise against any expense, liability or loss asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the provisions of this Article X, the Corporation's Bylaws, the DGCL or other applicable law.

       H. Implementing Arrangements. Without limiting the power of the Corporation to procure or maintain insurance or other arrangement on behalf of any of the persons as described in Section G of this Article X, the Corporation may, for the benefit of persons eligible for indemnification by the Corporation,
(i) create a trust fund, (ii) establish any form of self-insurance, (iii) secure its indemnity obligation by grant of a security interest or other lien on the assets of the Corporation, or (iv) establish a letter of credit, guaranty or surety arrangement.


                                   ARTICLE XI

                           LIMITED DIRECTOR LIABILITY

       No director of the Corporation shall be personally liable to the Corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this Article XI shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, as it may hereafter be amended from time to time, for any unlawful payment of a dividend or unlawful stock purchase or redemption, or (iv) for any transaction from which the director derived an improper personal benefit.

       If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. No amendment to or repeal of this Article XI will apply to, or have any effect on, the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of the director occurring prior to such amendment or repeal.


                                   ARTICLE XII

                                     BYLAWS

       The Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation, or adopt new Bylaws, without any action on the part of the stockholders, except as may be otherwise provided by applicable law or the Bylaws of the Corporation.



                                  ARTICLE XIII

                           ARRANGEMENTS WITH CREDITORS

       Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under Section 291 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If the majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.



                                   ARTICLE XIV

                           INITIAL BOARD OF DIRECTORS

       The names and mailing addresses of the initial members of the Board of Directors are:

                  Charles T. Goodson of , Lafayette, LA, USA
                  Alfred J. Thomas, II, of ,Lafayette, LA, USA
                  Ralph J. Daigle, of ,Lafayette, LA, USA
                  Robert R. Brooksher of , Lafayette, LA, USA
                  Daniel G. Fournerat of , Lafayette, LA, USA
                  Robert L. Hodgkinson of , Vancouver, BC, Canada
                  William C. Leuschner of , Calgary, Alberta, Canada


                                   ARTICLE XV

                                  INCORPORATOR

       The name and mailing address of the incorporator, the powers and authority of whom shall cease upon the filing of this Certificate of Incorporation, is:


                              Robert G. Reedy, Esq.
                              Porter & Hedges, L.L.P.
                              700 Louisiana, 35th Floor
                              Houston, Texas 77002

                                   ARTICLE XVI

                                  DOMESTICATION

       The Corporation was incorporated under the laws of British Columbia, Canada on April 11, 1983 and continued under the laws of Canada on June 14, 1994. Simultaneously with the filing of this Certificate of Incorporation, the Corporation has filed its Certificate of Domestication with the Secretary of State of the State of Delaware in order to domesticate itself in the State of Delaware. This Certificate of Incorporation amends and supersedes in all respects the previously adopted Articles of Incorporation, as amended to date, of the Corporation. The one share of the common stock of the Corporation outstanding on the effective date of this Certificate of Incorporation is hereby converted into one share of the Common Stock without any further action by the Corporation or any stockholder, and the currently outstanding share certificate representing such share of common stock outstanding on the effective date of this Certificate of Incorporation shall represent one share of the Common Stock until such share certificate is surrendered for transfer or reissue.


                                  ARTICLE XVII

                              SECTION 203 ELECTION

       The Corporation expressly elects not to be governed by Section 203 of the DGCL.



                                  ARTICLE XVIII

                           ARRANGEMENTS WITH CREDITORS

       Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under Section 291 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If the majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

       I, the undersigned, being the incorporator, for the purpose of forming a corporation pursuant to the DGCL, do make this Certificate of Incorporation, hereby declaring under the penalties of perjury that this is my act and deed and that the facts stated herein are true, and accordingly have executed this Certificate of Incorporation on _____________, 1998.



                                              /s/ ROBERT G. REEDY
                                              ---------------------------
                                                  Robert G. Reedy, Esq.

                                   APPENDIX D
                     PROFORMA FINANCIAL STATEMENTS OF OPTIMA

                              [Letterhead of KPMG]



COMPILATION REPORT

The Board of Directors
Optima Petroleum Corporation

We have reviewed, as to compilation only, the accompanying pro forma consolidated balance sheet of Optima Petroleum Corporation as at December 31, 1997 and the pro forma combined statements of operations of Optima Petroleum Corporation and American Explorer LLC for the years ended December 31, 1997 and 1996. These pro forma financial statements have been prepared for inclusion in the information circular relating to the issuance of 7,335,001 common shares of Optima Petroleum Corporation on its merger with American Explorer LLC. In our opinion, the pro forma consolidated balance sheet and the pro forma combined statements of operations have been properly compiled to give effect to the proposed transactions and assumptions described in Note 2 thereto.


Chartered Accountants

Vancouver, Canada
April 3, 1998

[Letterhead of KPMG]




COMPILATION REPORT

The Board of Directors
Optima Petroleum Corporation

We have reviewed, as to compilation only, the accompanying pro forma consolidated balance sheet of Optima Petroleum Corporation as at March 31, 1998 and the pro forma combined statements of operations of Optima Petroleum Corporation and American Explorer LLC for the three months ended March, 1998 and for the year ended December 31, 1997. These pro forma financial statements have been prepared for inclusion in the information circular relating to the Issuance of 7,335,001 common shares of Optima Petroleum Corporation on its merger with American Explorer LLC. In our opinion, the pro forma consolidated balance sheet and the pro forma combined statements of operations have been properly compiled to give effect to the proposed transactions and assumptions described in Note 2 thereto.

"KPMG"

Chartered Accountants

Vancouver, Canada
April 3, 1998

COMMENTS BY ACCOUNTANTS FOR U.S. READERS ON CANADA - U.S. REPORTING CONFLICT

Under generally accepted auditing standards in Canada, a compilation report is required when accountants have compiled pro forma financial statements from information provided by management. Under generally accepted auditing standards in the United States ("US GAAS"), an expression of an opinion on a compilation of pro forma financial statements is not provided. An examination greater in scope than that performed would be required to report in conformity with US GAAS. Therefore, no opinion is expressed under US GAAS on these pro forma financial statements.

"KPMG"

Chartered Accountants

Vancouver, Canada
April 3, 1998

OPTIMA PETROLEUM CORPORATION


Pro Forma Balance Sheet
As at March 31, 1998 (unaudited)


==============================================================================================================================
                                                                                                                Pro Forma
                                                      OPC             AMEX          Adjustments     Notes     Consolidated
------------------------------------------------------------------------------------------------------------------------------


ASSETS

CURRENT
  Cash and cash equivalents                        $  5,033,461     $   630,894                                 $ 5,664,355
  Accounts receivable                                 1,942,974       1,321,902                                   3,264,876
  Note receivable - current portion                     128,599               -                                     128,599

------------------------------------------------------------------------------------------------------------------------------

                                                      7,105,034       1,952,796                                   9,057,830

OTHER
  Cash held in trust                                    705,893       1,141,074                                   1,846,967
  Advances to operators                                 473,886               -                                     473,886
  Note receivable - long term portion                   262,502               -                                     262,502
  Loan receivable - AMEX                                849,960        (849,960)
  Petroleum and natural gas interests,
    full cost method                                 17,285,171      11,097,254     $   7,159,171   2(a)         37,437,296
                                                                                        1,895,700   2(b)
  Deferred charges                                      276,308               -                                     276,308

------------------------------------------------------------------------------------------------------------------------------

                                                   $ 26,958,754     $13,341,164                                 $49,354,789
==============================================================================================================================


LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT
  Accounts payable and accrued liabilities         $    662,093     $ 3,579,689                                 $ 4,241,782
  Current portion of long-term debt                           -       3,272,346                                   3,272,346

------------------------------------------------------------------------------------------------------------------------------

                                                        662,093       6,852,035                                   7,514,128

REVENUE IN DISPUTE                                    1,047,664               -                                   1,047,664

LONG-TERM DEBT                                          141,660       1,374,102                                   1,515,762

SITE RESTORATION AND ABANDONMENT                        369,297               -     $   1,895,700   2(b)          2,264,997

SHAREHOLDERS' EQUITY
  Share capital                                      30,891,689               -        12,274,198   2(a)         43,165,887
  Contributed surplus                                   608,222               -                                     608,222
  Deficit                                            (6,761,871)      5,115,027        (5,115,027)  2(a)         (6,761,871)

------------------------------------------------------------------------------------------------------------------------------

                                                     24,738,040       5,115,027                                  37,012,238

------------------------------------------------------------------------------------------------------------------------------

                                                   $ 26,958,754     $13,341,164                                 $49,354,789
==============================================================================================================================


See accompanying notes to pro forma financial statements.

OPTIMA PETROLEUM CORPORATION


Pro Forma Statement of Operations
Three Months Ended March 31, 1998 (unaudited)



------------------------------------------------------------------------------------------------------
                                                                                            Pro Forma
                                                OPC         AMEX       Adjustments   Notes  Combined
------------------------------------------------------------------------------------------------------
OPERATING REVENUE

  Petroleum and natural gas sales            $1,119,473   $2,355,938   $659,781       2(f)  $4,135,192

COSTS AND EXPENSES

  Royalties and production taxes                355,627       88,638    659,781       2(f)   1,104,046
  Operating costs                               338,175    1,000,966                         1,339,141
  Depletion and depreciation                    872,714    1,154,794    425,116       2(c)   2,452,624
  General and administrative                    386,039      609,321                           995,360
  Interest and other revenue                    (99,109)      (7,179)                         (106,288)
  Foreign exchange loss                         246,462           --                           246,462
  Interest and bank charges                       2,644      114,824                           117,468
  Amortization of deferred financing costs       17,082           --                            17,082
------------------------------------------------------------------------------------------------------
INCOME (LOSS) BEFORE INCOME TAXES            (1,000,161)    (605,426)                       (2,030,703)

Income taxes                                         --           --                                --
------------------------------------------------------------------------------------------------------
NET INCOME (LOSS) FOR THE YEAR              $(1,000,161)  $ (605,426)                      $(2,030,703)
------------------------------------------------------------------------------------------------------
NET INCOME (LOSS) PER
  COMMON SHARE (Note 3)                     $     (0.09)     N/A                           $     (0.11)
------------------------------------------------------------------------------------------------------


See accompanying notes to pro forma financial statements.

OPTIMA PETROLEUM CORPORATION


Pro Forma Statement of Operations
Year Ended December 31, 1997 (unaudited)



___________________________________________________________________________________________________________________________
                                                                                                               Pro Forma
                                             OPC                 AMEX           Adjustments       Notes          Combined
___________________________________________________________________________________________________________________________
OPERATING REVENUE

 Petroleum and natural gas sales             $ 7,649,415         $9,403,334     $3,806,465        2(f)         $20,859,214

COSTS AND EXPENSES

Royalties and production taxes                 2,581,196            361,396      3,806,465        2(f)           6,749,057
Operating costs                                1,018,211          3,279,187                                      4,297,398
Depletion and depreciation                     4,269,745          3,898,106      1,435,016        2(c)           9,602,867
Write-down of petroleum and natural
 gas interests                                 2,520,000                  -                                      2,520,000
Provision for revenue dispute                  1,023,998                  -                                      1,023,998
Gain on sale of Canadian petroleum
 and natural gas interests                      (518,025)                 -                                       (518,025)
General and administrative                     1,691,779            550,768                                      2,242,547
Interest and other revenue                      (250,916)           (62,124)                                      (313,040)
Foreign exchange gain                           (259,315)           (43,035)                                      (302,350)
Interest and bank charges                        188,468             77,870                                        266,338
Amortization of deferred financing costs          68,494                  -                                         68,494
___________________________________________________________________________________________________________________________

INCOME (LOSS) BEFORE INCOME TAXES             (4,684,220)         1,341,166                                     (4,778,070)

Income taxes                                     151,000                  -        480,300        2(d)             151,000
                                                                                  (480,300)       2(e)
___________________________________________________________________________________________________________________________

NET INCOME (LOSS) FOR THE YEAR               $(4,835,220)        $1,341,166                                    $(4,929,070)
___________________________________________________________________________________________________________________________

NET INCOME (LOSS) PER
 COMMON SHARE (Note 3)                       $     (0.43)            N/A                                       $     (0.27)
___________________________________________________________________________________________________________________________


See accompanying notes to pro forma statements.

                          OPTIMA PETROLEUM CORPORATION

                     NOTES TO PRO FORMA FINANCIAL STATEMENTS
                  FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND
                          YEAR ENDED DECEMBER 31, 1997
                               (CANADIAN DOLLARS)
                                   (UNAUDITED)

1.       BASIS OF PRESENTATION

         The accompanying unaudited pro forma financial statements of Optima Petroleum Corporation ("OPC") have been prepared by management in accordance with accounting principles generally accepted ("GAAP") in Canada. A reconciliation of Canadian and U.S. GAAP is provided in note 4.

         The pro forma statements have been prepared from the unaudited consolidated financial statements of OPC for the three months ended March 31, 1998 and from the audited consolidated financial statements of OPC for the year ended December 31, 1997 and from the unaudited financial statements of American Explorer, LLC ("AMEX") for the three months ended March 31, 1998 and from the audited financial statements of AMEX for the year ended December 31, 1997, together with other publicly available information. In the opinion of management, these pro forma statements include all adjustments necessary for fair presentation.

         The pro forma statements do not include the financial position and results of operations of Goodson Exploration Company, NAB Financial, L.L.C. or Dexco Energy, Inc., all of which will be acquired under the proposed acquisition, as all assets and liabilities of these companies, except for their investments in AMEX, will be removed immediately prior to the acquisition.

         The audited financial statements of AMEX have been translated from U.S. dollars to Canadian dollars using the current rate method. Under this method, the balance sheet at March 31, 1998 is translated at a current exchange rate at this date of $1.4166 and the statements of operations are translated at the average exchange rate for the statement period presented (March 31, 1998 - $1.4321; December 31, 1997 - $1.3846).

         The pro forma statements are not necessarily indicative of either the results of operations that would have occurred for the three months ended March 31, 1998 or for the year ended December 31, 1997, or of the results of operations expected in 1998 and future years. In preparing these pro forma statements, no adjustments have been made to reflect the operating synergies and general and administrative cost savings expected to result from consolidating the operations of OPC and AMEX.

         These pro forma statements should be read in conjunction with the unaudited consolidated financial statements of OPC and the unaudited financial statements of AMEX for the three months ended March 31, 1998 and the audited consolidated financial statements and notes thereto of OPC and the audited financial statements and notes thereto of AMEX for the years ended December 31, 1997.

2.       PRO FORMA ASSUMPTIONS AND ADJUSTMENTS

         The pro forma consolidated balance sheet gives effect to the acquisition of AMEX and the share issue as at March 31, 1998. The pro forma combined statements of operations for the three months ended March 31, 1998 and for the year ended December 31, 1997 gives effect to the acquisition and the share issue as of January 1, 1997, including adjustments in respect to certain transactions that may not occur in future years.

         These pro forma statements give effect to the following assumptions and adjustments:


         1) Accounting for the acquisition of AMEX is by the purchase method of accounting. The following table shows the assumptions made with respect to the allocation of the aggregate purchase price to AMEX's net assets and the adjustments necessary to their historical cost carrying value. Included as part of the adjustments is the elimination of AMEX's shareholders' equity of $5,115,027.

                  NET ASSETS ACQUIRED

                  Current assets                                                                 $  1,952,796
                  Petroleum and natural gas interests, at historical cost                          11,097,254
                  Other assets                                                                      1,141,074
                  Current liabilities                                                              (6,852,035)
                  Long term debt                                                                   (2,224,062)
                                                                                                 ------------
                                                                                                    5,115,027
                  Excess purchase price, attributed to petroleum and natural gas interests
                                                                                                    7,159,171
                                                                                                 ------------

                  Total consideration                                                            $ 12,274,198
                                                                                                 ============

                  CONSIDERATION COMPRISED OF

                  Share capital on issue of 7,335,001 shares at a fair value of $1.67            $ 12,274,198
                                                                                                 ============



                  The Company will also issue 1,667,001 in contingent stock issue rights which will be exchangeable for common shares of the Company if the Company's share price exceeds U.S.$5 per share for 20 consecutive trading days. As this contingent consideration is not reasonable determinable at this time, no amount has been recorded in the cost of the acquisition. Any contingent consideration will be recorded when reasonable determinable which, in this case, would be when the contingent stock issue rights are exercisable.

         2)       Site Restoration and abandonment

                  This is to reallocate AMEX Site Restoration and Abandonment of $1,895,700 from Accumulated Depletion, Depreciation and Amortization to Site Restoration and Abandonment on the balance sheet as required under Canadian Generally Accepted Accounting Principles.

                                                                               Three Months
                                                                               Ended          Year Ended
                                                                               March 31/98    Dec 31/97
                                                                               -----------    ---------
                      3)    Depletion and depreciation

                      Increased depletion and depreciation expense
                      resulting from the higher cost base on acquisition
                      of AMEX's petroleum and natural gas interests:
                                                                                $425,116      $1,435,016
                                                                                ========      ==========

                      4)    Income taxes

                      To record deferred income taxes on income of AMEX         $    -        $   480,300
                                                                                ========      ===========

[CAPTION]

         5)       Income taxes                                                                   $   -         $ (480,300)
                                                                                                 =====         ==========

                  To reduce deferred income taxes of AMEX to reflect the utilization of OPC's losses carry forward.



         6)       Gross up to working interest

                  To gross-up AMEX petroleum and natural gas sales from net
                  revenue interest reporting to working interest reporting
                  in accordance with OPC's financial statement presentation.                     $659,781      $3,806,465
                                                                                                 ========      ==========


3.       PER COMMON SHARE INFORMATION


         Pro forma net income (loss) per common share has been calculated using the weighted average number of OPC common shares outstanding during the three months ended March 31, 1998 and for the years ended December 31, 1997 plus the additional OPC common shares that were issued pursuant to the AMEX acquisition and to be issued pursuant to this offering, all as if the additional common shares were outstanding at the beginning of each period or year.



                                                            Three months      Year ended
                                                         ended March 31,     December 31,
                                                                   1998             1997
         --------------------------------------------------------------------------------
         --------------------------------------------------------------------------------
         Weighted average common shares, at historical       11,002,346       11,159,663
         Shares issued pursuant to offering                   7,335,001        7,335,001
         --------------------------------------------------------------------------------
         Weighted average common shares, pro forma           18,337,347       18,494,664
         --------------------------------------------------------------------------------



4.       CANADA / U.S. GAAP RECONCILIATION

         The following Canada / U.S. GAAP reconciliation is provided for material differences affecting the reported amount in the pro forma financial statements:

         1)       Pro forma balance sheet as at March 31, 1998

                  In 1995, the Company applied its opening deficit of $10,602,526 against its share capital. This adjustment is not in accordance with U.S. GAAP. At March 31, 1998 deficit is $10,602,526 higher or $17,364,397 and share capital is $10,602,526 higher or $53,768,413 for U.S. GAAP.

         2) Pro forma statement of operations for the three months ended March 31, 1998

                  There are no significant Canadian / U.S. GAAP differences.

         3)       Pro forma statement of operations for the year ended December
                  31, 1997



                  Loss for the year reported                              $ 4,929,070
                                                                          -----------
                  Write-down of petroleum and natural gas interests          (800,000)
                                                                          -----------

Loss for U.S. GAAP                                      $ 4,129,070
                                                        -----------
Loss per share for U.S. GAAP                            $      0.22
                                                        -----------

                                   APPENDIX E
                          FINANCIAL STATEMENTS OF AMEX

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Members and Board of Directors of American Explorer, LLC:

         We have audited the accompanying balance sheets of American Explorer, LLC (a Louisiana limited liability company) as of December 31, 1997 and 1996, and the related statements of operations, members' equity and cash flows for the years ended December 31, 1997 and 1996, and for the period from inception (March 2, 1995) to December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Explorer, LLC, as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years ended December 31, 1997 and 1996, and for the period from inception (March 2, 1995) to December 31, 1995 in conformity with generally accepted accounting principles.




                               ARTHUR ANDERSEN LLP


New Orleans, Louisiana
March 17, 1998

                            AMERICAN EXPLORER, L.L.C.
                      STATEMENTS OF ASSETS, LIABILITIES AND
                                MEMBERS' CAPITAL
                        AS OF DECEMBER 31, 1997 AND 1996

         ASSETS                                              1997               1996
--------------------------------------------------       ------------        -----------

Current Assets:

                Cash                                     $    172,394        $   206,119
                Accrued Oil and Gas Revenues                1,468,328            600,775
                Accounts Receivable From Members                   --            125,000
                                                         ------------        -----------
         Total Current Assets                            $  1,640,722        $   931,894
                                                         ------------        -----------

Property and Equipment

                Oil and Gas Properties,                  $ 10,904,765        $ 4,334,033
                  full cost method
                Unevaluated Oil and Gas Properties          1,751,067            740,834

                Less Accumulated Depreciation
                  Depletion and Amortization               (5,239,927)        (2,440,813)

                Net Property and Equipment               $  7,415,905        $ 2,634,054

Plugging and Abandonment Escrow                               775,502          1,537,912

Other Assets                                                   59,086             20,907
                                                         ------------        -----------
                                                         $  9,891,215        $ 5,124,767
                                                         ============        ===========

         LIABILITIES AND MEMBERS' CAPITAL

Current Liabilities:

                Accounts Payable                         $  2,457,682        $ 1,436,219
                Current Portion of Long-Term Debt           1,800,000            654,889
                                                         ------------        -----------

         Total Current Liabilities                       $  4,257,682        $ 2,091,108

Long-term Debt                                              1,600,000                 --

Members' Capital                                            4,033,533          3,033,659
                                                         ------------        -----------
                                                         $  9,891,215        $ 5,124,767
                                                         ============        ===========

        The accompanying notes are an integral part of these statements.

                            AMERICAN EXPLORER, L.L.C.
                       STATEMENTS OF REVENUES AND EXPENSES
               FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996 AND
     FOR THE PERIOD FROM INCEPTION (MARCH 2, 1995) THROUGH DECEMBER 31, 1995

                                                           1997             1996              1995
                                                        ----------       ----------       -----------

Revenues:

         Oil and Gas Sales                              $6,791,372       $4,524,413       $ 2,268,822
         Interest Income                                    44,868           64,508            67,612
                                                        ----------       ----------       -----------
                                                        $6,836,240       $4,588,921       $ 2,336,434
                                                        ----------       ----------       -----------

Expenses:

         Lease Operating Expense                        $2,368,328       $1,423,471       $ 1,155,805

         Production Taxes                                  261,011          270,179           138,893

         Depreciation, Depletion and Amortization        2,815,330        1,127,826           698,305

         General and Administrative                        397,781          286,928           276,055

         Interest Expense                                   56,240          169,536           129,311
                                                        ----------       ----------       -----------
                                                        $5,898,690       $3,277,940       $ 2,398,369
                                                        ----------       ----------       -----------


         Net Income (Loss)                              $  937,550       $1,310,981       $   (61,935)
                                                        ==========       ==========       ===========


Unaudited Pro Forma Data:

        Net Income (Loss), reported above               $  937,550       $1,310,981       $   (61,935)

        Pro forma provision for income
        taxes related to operations as a
        limited liability company                          347,000          462,000                --
                                                        ----------       ----------       -----------

Pro Forma Net Income (Loss)                             $  590,550       $  848,981       $   (61,935)
                                                        ==========       ==========       ===========





        The accompanying notes are an integral part of these statements.

                            AMERICAN EXPLORER, L.L.C.
                         STATEMENTS OF MEMBERS' CAPITAL
               FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996 AND
     FOR THE PERIOD FROM INCEPTION (MARCH 2, 1995) THROUGH DECEMBER 31, 1995


Balance, March 2, 1995           $        --

         Contributions             1,784,613

         Distributions              (300,000)

         Net Income                  (61,935)

Balance, December 31, 1995       $ 1,422,678

         Contributions               300,000

         Distributions                    --

         Net Income                1,310,981

Balance, December 31, 1996       $ 3,033,659

         Contributions               493,737

         Distributions              (431,413)

         Net Income                  937,550

Balance, December 31, 1997       $ 4,033,533
                                 ===========







        The accompanying notes are an integral part of these statements.

                            AMERICAN EXPLORER, L.L.C.
                            STATEMENTS OF CASH FLOWS
               FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996 AND
     FOR THE PERIOD FROM INCEPTION (MARCH 2, 1995) THROUGH DECEMBER 31, 1995

                                                             1997               1996               1995
                                                         -----------        -----------        -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net Income                                            $   937,550        $ 1,310,981        $   (61,935)
   Adjustments to reconcile net income to cash
   provided by operating activities:
     Depreciation, depletion and amortization              2,815,330          1,104,598            607,484
     Accrued oil and gas revenues                           (867,553)            13,626           (711,050)
     Accounts receivable from members                        125,000           (125,000)            (1,000)
     Accounts payable and accrued liabilities              1,021,463            799,758            734,110
     Plugging and abandonment escrow                         762,410           (297,649)          (469,286)
                                                         -----------        -----------        -----------

         Net cash provided by operating activities       $ 4,794,200        $ 2,806,314        $    98,323
                                                         -----------        -----------        -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of oil and gas properties                    $(7,945,065)       $(2,985,424)       $(4,639,233)
   Sales of oil and gas properties                           364,100          1,312,290          1,237,500
                                                         -----------        -----------        -----------

         Net cash used in investing activities           $(7,580,965)       $(1,673,134)       $(3,401,733)
                                                         -----------        -----------        -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Principal repayments                                 $  (654,889)       $(1,899,378)       $  (606,740)
    Borrowing on lines of credit                           3,400,000            675,976          2,485,000
    Capital distributions                                   (375,000)                --           (300,000)
    Capital contributions                                    440,527            300,000          1,784,614
    Deferred financing costs                                 (57,598)           (11,474)           (51,649)
                                                         -----------        -----------        -----------

         Net cash used in financing activities           $ 2,753,040        $  (934,876)       $ 3,311,225
                                                         -----------        -----------        -----------

INCREASE (DECREASE) IN CASH                                  (33,725)           198,304              7,815

CASH BALANCE, beginning of year                              206,119              7,815                 --
                                                         -----------        -----------        -----------

CASH BALANCE, end of year                                $   172,394        $   206,119        $     7,815
                                                         ===========        ===========        ===========


CASH PAID FOR INTEREST                                   $    62,261        $   180,906        $   129,311
                                                         ===========        ===========        ===========




        The accompanying notes are an integral part of these statements.

                            AMERICAN EXPLORER, L.L.C.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996

NOTE A -ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

                  American Explorer, L.L.C. (the "Company") is a Louisiana limited liability company headquartered in Lafayette, Louisiana. The Company was formed in March, 1995, through contributions by its members (two individual S-Corps and a Louisiana limited liability company; collectively "the Members") of interests in certain oil and gas properties. These initial contributions were recorded by the Company during 1995 at each Member's respective cost in such properties. The Company is engaged in the acquisition of and exploration for oil and natural gas with operations onshore in South Louisiana and offshore in the Gulf of Mexico.

Use of Estimates

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Oil and Gas Properties

                  The Company utilizes the full-cost method of accounting, which involves capitalizing all acquisition, exploration and development costs incurred for the purpose of finding oil and gas reserves, including the costs of drilling and equipping productive wells, dry hole costs, lease acquisition costs and delay rentals. The Company also capitalizes the portion of general and administrative costs which can be directly identified with acquisition, exploration or development of oil and gas properties. Costs associated with unevaluated properties are excluded from amortization. Unevaluated property costs are transferred to evaluated property costs at such time as wells are completed on the properties, the properties are sold, or management determines these costs to have been impaired. Cost of properties, including future development, site restoration, dismantlement and abandonment costs, which have proved reserves and those which have been determined to be worthless, are depleted on the units of production method based on proved reserves. Additionally, the capitalized costs of oil and gas properties cannot exceed the present value of the estimated net cash flow from its proved reserves, together with the lower of cost or estimated fair value of its undeveloped properties (the full cost ceiling). Transactions involving sales of reserves in place, unless extraordinarily large portions of reserves are involved, are recorded as adjustments to accumulated depreciation, depletion and amortization.

                  Upon the acquisition or discovery of oil and gas properties, management estimates the future net costs to be incurred to dismantle, abandon and restore the property using geological, engineering and regulatory data available. Such cost estimates are periodically updated for changes in conditions and requirements. Such estimated amounts are considered as part of the full cost pool subject to amortization upon acquisition or discovery. Such costs are capitalized as oil and gas properties as the actual restoration, dismantlement and abandonment activities take place.

Other Assets

                  The Company has capitalized certain organization costs incurred in connection with the formation of the Company and costs associated with the bank note. Organization costs are being amortized over a sixty month period and loan costs are amortized over the life of the loan.

Cash and Cash Equivalents

                  The Company considers all highly liquid investments in overnight securities made through its commercial bank accounts, which result in available funds the next business day, to be cash and cash equivalents.

Certain Concentrations

                  During 1997, 1996 and 1995, 79%, 82% and 97% respectively, of the Company's oil and gas production was sold to three unrelated customers.

                                     1997                                   1996                               1995
                                     ----                                   ----                               ----
  Dow Hydrocarbon & Res.          $2,572,000   Central Crude, Inc.       $1,147,000  Creole Gas Co.         $1,287,000
  Creole Gas Company               1,704,000   Creole Gas Company         1,581,000  Central Crude, Inc        806,000
  Gulf Gas Utilities               1,073,000   Gulf Gas Utilities           962,000  Gulfmark Energy            28,000
                                  ----------                             ----------                         ----------

                                  $5,349,000                             $3,690,000                         $2,121,000
                                  ==========                             ==========                         ==========

                  Based on the current demand for oil and gas, the Company does not believe the loss of any of these customers would have a significant financially disruptive effect on its business or financial condition.

Oil and Gas Revenue:

                  The Company records as revenue only that portion of oil and gas production sold and allocable to its ownership interest in the related well. Any production proceeds received in excess of its ownership interest are reflected as a liability in the accompanying consolidated financial statements. Revenues relating to production to which the Company is entitled but for which the Company has not received payments are not recorded in the consolidated financial statements until compensation is received.

                  There are no out-of-balance production positions at December 31, 1997 and 1996.


Income Taxes

                  The Company is not a taxable entity and incurs no liability for federal or state income taxes. Instead, the Company's taxable income or loss and related taxable items are allocated to the Members in accordance with the operating agreement.

Fair Value of Financial Instruments

                  The fair value of cash and cash equivalents, accounts receivable and accounts payable approximates book value at December 31, 1997 and 1996 due to the short-term nature of these accounts. The fair value of the note payable approximates book value due to the variable rate of interest charged.

NOTE B - NOTE PAYABLE

                  At December 31, 1996 the Company's Note Payable was to a bank with interest at prime plus 2% (10 1/4%). This note was fully repaid in August, 1997. The note was collateralized by certain of the Company's and Members' oil and gas properties and was further secured by personal guarantees of the Members.

                  In October 1997, the Company entered into an agreement with a bank for a reducing revolving line of credit with an initial borrowing base of $4,000,000. This borrowing base was reduced $220,000 per month through February 1998 when it was redetermined and set at $3,700,000. Beginning April 1, 1998, the borrowing base is reduced $210,000 per month and is redetermined semi-annually. The current portion of this note payable of $1,800,000 was therefore determined to be the sum of the required borrowing base reductions during 1998. If, upon redetermination, the amount outstanding under the line exceeds the borrowing base, the Company is required to either pay down the line of credit to the borrowing base, provide additional collateral to the lender, or some combination of the two. The Company may borrow, pay and reborrow under the line of credit until June 1, 2000, on which date, the Company must repay in full all amounts then outstanding. Outstanding amounts bear interest at prime plus 3/4% (9.25% at December 31, 1997) and are secured by substantially all of the Company's oil and gas properties. A commitment fee of .50% per annum on the unused available borrowing base is payable quarterly.

                  The line of credit agreement contains various covenants including restrictions on additional indebtedness and distributions to Members as well as maintenance of certain financial ratios. The Company is in compliance with these covenants at December 31, 1997.

NOTE C - RELATED PARTY TRANSACTIONS

                  American Explorer, L.L.C. has no employees. It is managed by American Explorer, Inc. (AEI), a corporation owned by two Members of the Company. In addition, AEI is the operator of certain of the oil and gas wells in which the Company has an interest. In 1997, 1996 and 1995, AEI charged the Company management fees of $520,000, $444,000 and $350,771, respectively. Of these amounts $239,200, $155,430 and $122,700, were capitalized as part of the acquisition, exploration and development effort (See Note A) in 1997, 1996 and 1995, respectively. The remainder is included in general and administrative expense. At December 31, 1997, and 1996 the Company owed AEI approximately $2,458,000, and $1,423,000, respectively. These amounts are included in Accounts Payable.

                  In June, 1997, the Members contributed their interests in the Valentine Field to the Company. The contribution was recorded at the amount of the Members' cost in the Valentine Field of approximately $53,000.

NOTE D - ESCROWED FUNDS

                  At December 31, 1996, the Company had approximately $1,303,000 remaining in a restricted escrow account set up to secure the Company's plugging and abandonment liability associated with its ownership interest in an oil and gas field in Lafourche Parish, Louisiana. In February 1997, the Company received approval for a Site Specific Trust Account in accordance with the Louisiana Oilfield Site Restoration Law.

                  Accordingly, the $1,303,000 in the escrow account became available for general company purposes. In addition, beginning March 1, 1997, the Company is required to deposit $10,000 per month into a trust account until the amount reaches approximately $1,800,000 (the "Approved Amount"). As wells and/or sites are plugged and cleaned up, the Approved Amount may be adjusted accordingly. At December 31, 1997, the balance in the Site Specific Trust Account was $100,500.

                  During 1996, in connection with its acquisition of an interest in another oil and gas field in Lafourche Parish, Louisiana, the Company was required to fund an escrow account up to approximately $235,000 for its share of the plugging and abandonment of this oil and gas field. The account was fully funded at December 31, 1996. During 1997, in connection with the Members' contribution of their interest in this oil and gas field to the Company (See Note C), the Members' interest in the related plugging and abandonment escrow of approximately $440,000 was also contributed. At December 31, 1997, this escrow account is fully funded with a balance of approximately $675,000.

NOTE E - INVESTMENT IN OIL AND GAS PROPERTIES

                  The following table discloses certain financial data relative to the Company's oil and gas producing activities, all of which are located onshore and offshore in the continental United States.

                                                    Year Ended December 31,
                                                    -----------------------

                                            1997             1996            1995
                                         -----------     -----------     -----------
Costs incurred during year:

     Acquisition costs                   $   166,626     $   123,786     $ 3,657,344
     Exploration costs                     5,215,271       1,319,389         859,119
     Development costs                     2,323,968       1,386,859              --
     General and administrative costs        239,200         155,430         122,700
                                         -----------     -----------     -----------
                                         $ 7,945,065     $ 2,985,464     $ 4,639,163

Less sales of oil and gas properties        (364,100)     (1,312,290)     (1,237,500)
                                         -----------     -----------     -----------

     Net cost incurred                   $ 7,580,965     $ 1,673,174     $ 3,401,663
                                         ===========     ===========     ===========

NOTE F - COMMITMENTS AND CONTINGENCIES

                  As described in Note D, a Site Specific Trust Account and an Escrow Account have been established for future plugging and abandonment obligations on certain of the Company's oil and gas properties. The management of the Company believes that these funds will be sufficient to offset those future liabilities; however, the Company is responsible for any plugging and abandonment expense in excess of the balances in these accounts. In addition, the Company has working interest in other oil and gas properties for which it will be responsible for its share of the cost of plugging and abandonment of such properties. At December 31, 1997, the Company's share of total estimated future plugging and abandonment costs was approximately $2,148,000.

NOTE G - SUBSEQUENT EVENT

                  On February 12, 1998, an agreement was signed to effectively merge American Explorer, L.L.C. with Optima Petroleum Corporation (Optima). Under the terms of the Agreement, the Members of the Company will receive shares of Optima stock in exchange for their interests in the Company. Optima will be redomiciled as a U.S. (Delaware) Corporation headquartered in Lafayette, Louisiana. All of the Company's officers will become officers of Optima. The transaction is subject to approval by Optima shareholders, U.S. and Canadian regulatory authorities, an independent fairness opinion and certain customary due diligence.

                  As a result of the merger, the Company will become a taxable entity subject to Federal and State income taxes. The Company will also be required to establish a net deferred tax liability calculated at the applicable Federal and State tax rates resulting primarily from financial reporting and income tax reporting basis differences in oil and gas properties. At December 31, 1997, such net deferred tax liability would have been approximately $500,000.




                  The pro forma provision for income taxes is the result of the application of a combined federal and state rate (37%) to income before income taxes.

NOTE H - OIL & GAS RESERVE INFORMATION - UNAUDITED

                  The Company's net proved oil and gas reserves have been estimated by independent petroleum consultants in accordance with guidelines established by the Securities and Exchange Commission ("SEC"). Accordingly, the following reserve estimates are based upon existing economic and operating conditions at the respective dates.

                  There are numerous uncertainties inherent in estimating quantities of proved reserves and in providing the future rates of production and timing of development expenditures. The following reserve data represents estimates only and should not be construed as being exact. In addition, the present values should not be construed as the current market value of the Company's oil and gas properties or the cost that would be incurred to obtain equivalent reserves.

                  The following table sets forth an analysis of the Company's estimated quantities of net proved and proved developed oil (including condensate) and gas, all located onshore and offshore in the continental United
States:

                                                                        Natural
                                                            Oil in        Gas
                                                            MBbls       in MMcf
                                                            -----       -------
Proved reserves as of March 2, 1995                         274.60     6,109.68
     Purchase of producing properties                         4.19       432.85
     Production                                             (50.15)     (760.16)
                                                          --------     --------

Proved reserves as of December 31, 1995                     228.64     5,782.37
     Revisions of previous estimates                         46.55         9.23
     Extensions, discoveries and other additions              7.44      1062.81
     Purchase of producing properties                        94.04     3,748.92
     Sale of reserves                                        (1.34)     (156.89)
     Production                                             (63.39)    (1,314.00)
                                                          --------     --------

Proved reserves as of December 31, 1996                     311.94     9,132.44
     Revisions of previous estimates                          7.18     (1,125.77)
     Extensions, discoveries and other additions              4.74     3,014.25
     Purchase of producing properties                           --       235.54
     Production                                             (51.33)    (2,385.42)
                                                          --------     --------

Proved reserves as of December 31, 1997                     272.53     8,871.04
                                                          ========     ========

                                                                        Natural
                                                            Oil in        Gas
                                                            MBbls       in MMcf
                                                            -----       -------
Proved developed reserves:

     as of December 31, 1995                                227.24      4,844.43
                                                            ======      ========

     as of December 31, 1996                                310.53      7,398.82
                                                            ======      ========

     as of December 31, 1997                                272.53      8,075.36
                                                            ======      ========


                  The following tables present the standardized measure of future net cash flows related to proved oil and gas reserves together with changes therein, as defined by the FASB. The oil, condensate and gas price structure utilized to project future net cash flows reflects current prices at each year end and has been escalated only where known and determinable price changes are provided by contracts and law. Future production and development costs are based on current costs with no escalations. Estimated future cash flows have been discounted to their present values based on a 10% annual discount rate.

                  Crude oil and natural gas prices have declined subsequent to December 31, 1997. Accordingly, the discounted future net cash flows would be reduced if the standardized measure was calculated at the latter date. As a result of the continued volatility in oil and natural gas markets, future prices received from oil, condensate and natural gas sales may be higher or lower than current levels.

                                                     Standardized Measure
                                                         December 31,
                                           ----------------------------------------
                                              1997           1996           1995
                                           ----------     ----------     ----------
                                                        (In Thousands)
Future cash flows                          $25,535.85     $41,541.68     $16,149.32

Future production and development costs     13,662.67      13,292.56      10,475.51
                                           ----------     ----------     ----------

Future net cash flows                      $11,873.18     $28,249.12     $ 5,673.81

10% annual discount                         (1,661.52)     (5,737.97)     (1,286.16)
                                           ----------     ----------     ----------

Standardized measure of discounted
  future net cash flows                    $10,211.66     $22,511.15     $ 4,387.65
                                           ==========     ==========     ==========




                                                        Changes in Standardized Measure
                                                            Year Ended December 31,
                                                ----------------------------------------------
                                                    1997             1996             1995
                                                ------------     ------------     ------------
Standardized measure at beginning of year       $ 22,511,127     $  4,387,648     $  2,113,837

Sales and transfers of oil and gas produced,
  net of production costs                         (4,162,033)      (2,830,763)        (974,124)

Changes in price, net of future production

  costs                                          (13,181,241)       8,314,906        3,002,072

Extensions and discoveries, net of future
  production and development costs                 3,656,605        3,070,499               --

Changes in estimated future development
  costs, net of development costs incurred
  during the period                                  (75,181)          87,050          (25,000)

Revisions of quantity estimates                     (128,860)       2,944,721               --

Accretion of discount                              2,251,113          438,765          211,384

Purchase of reserves in place                         34,578        7,860,501          510,000

Sale of reserves in place                                 --         (279,105)              --

Changes in production rates (timing)
  and other                                         (694,451)      (1,483,095)        (450,521)
                                                ------------     ------------     ------------

Standardized measure at end of year             $ 10,211,657     $ 22,511,127     $  4,387,648
                                                ============     ============     ============

                           AMERICAN EXPLORER, L.L.C.
                      STATEMENTS OF ASSETS, LIABILITIES AND
                                MEMBERS' CAPITAL

                                                        MARCH 31,      DECEMBER 31,
         ASSETS                                           1998             1997
         ------                                       ------------     ------------
                                                      (Unaudited)
Current Assets:

                Cash                                  $    445,358     $    172,394
                Accrued Oil and Gas Revenues               933,151        1,468,328
                                                      ------------     ------------
         Total Current Assets                         $  1,378,509     $  1,640,722
                                                      ------------     ------------

Property and Equipment

                Oil and Gas Properties,               $ 11,273,556     $ 10,904,765
                  full cost method
                Unevaluated Oil and Gas Properties       2,541,792        1,751,067
                Less Accumulated Depreciation
                  Depletion and Amortization            (6,039,927)      (5,239,927)
                                                      ------------     ------------
         Net Property and Equipment                   $  7,775,421     $  7,415,905

Plugging and Abandonment Escrow                            805,502          775,502

Other Assets                                                58,304           59,086
                                                      ------------     ------------
                                                      $ 10,017,736     $  9,891,215
                                                      ============     ============

         LIABILITIES AND MEMBERS' CAPITAL

Current Liabilities:

                Accounts Payable                      $  2,526,958     $  2,457,682
                Note Payable                               600,000               --
                Current Portion of Long-Term Debt        2,310,000        1,800,000
                                                      ------------     ------------
         Total Current Liabilities                    $  5,436,958     $  4,257,682
                                                      ------------     ------------

Long-term Debt                                             970,000        1,600,000

Members' Capital                                         3,610,778        4,033,533
                                                      ------------     ------------
                                                      $ 10,017,736     $  9,891,215
                                                      ============     ============





        The accompanying notes are an integral part of these statements.

                            AMERICAN EXPLORER, L.L.C.
                       STATEMENTS OF REVENUES AND EXPENSES
                                   (UNAUDITED)

                                                     FOR THE THREE MONTHS ENDED
                                                              MARCH 31,
                                                     ---------------------------
                                                         1998            1997
                                                     -----------     -----------
Revenues:

         Oil and Gas Sales                           $ 1,645,093     $ 1,116,739
         Interest Income                                   5,013          18,134
                                                     -----------     -----------
                                                     $ 1,650,106     $ 1,134,873
                                                     -----------     -----------

Expenses:

         Lease Operating Expense                     $   698,950     $   543,751

         Production Taxes                                 61,894          58,301

         Depreciation, Depletion and Amortization        806,364         285,715

         General and Administrative                      425,474          97,949

         Interest Expense                                 80,179          11,215
                                                     -----------     -----------
                                                     $ 2,072,861     $   996,931
                                                     -----------     -----------


         Net Income (Loss)                           $  (422,755)    $   137,942
                                                     ===========     ===========


Pro forma data:

         Net Income (Loss), reported above           $  (422,755)    $   137,942

         Pro forma (provision) benefit for
         income taxes related to operations
         as a limited liability company                  156,000         (51,000)
                                                     -----------     -----------

Pro forma net income (Loss)                          $  (266,755)    $    86,942
                                                     ===========     ===========





        The accompanying notes are an integral part of these statements.

                            AMERICAN EXPLORER, L.L.C.
                         STATEMENTS OF MEMBERS' CAPITAL
    FOR THE THREE MONTHS ENDED MARCH 31, 1998 (UNAUDITED) AND THE YEAR ENDED
                               DECEMBER 31, 1997



Balance, December 31, 1996                                          $ 3,033,659

         Contributions                                                  493,737

         Distributions                                                 (431,413)

         Net Income                                                     937,550
                                                                    -----------

Balance, December 31, 1997                                          $ 4,033,533

         Net Income (Loss)                                             (422,755)
                                                                    -----------

Balance, March 31, 1998                                             $ 3,610,778
                                                                    ===========

        The accompanying notes are an integral part of these statements.
                            AMERICAN EXPLORER, L.L.C.
                            STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                      FOR THE THREE MONTHS ENDED
                                                                MARCH 31,
                                                      --------------------------
                                                          1998            1997
                                                      -----------     -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net Income (Loss)                                  $  (422,755)    $   137,942
   Adjustments to reconcile net income to cash
   provided by operating activities:
     Depreciation, depletion and amortization             806,364         285,715
     Accrued oil and gas revenues                         535,177        (289,823)
     Accounts receivable from members                          --          29,262
     Prepaids                                              (5,582)             --
     Accounts payable and accrued liabilities              69,276         282,639
     Plugging and abandonment escrow                      (30,000)      1,292,938
                                                      -----------     -----------

         Net cash provided by operating activities    $   952,480     $ 1,738,673
                                                      -----------     -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of oil and gas properties                 $(1,159,516)    $  (852,897)
   Sales of oil and gas properties                             --          56,412
                                                      -----------     -----------

         Net cash used in investing activities        $(1,159,516)    $  (796,485)
                                                      -----------     -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Principal repayments                              $  (120,000)    $  (345,000)
    Borrowing on term loan                                600,000
    Capital distributions                                      --         (56,412)
                                                      -----------     -----------

         Net cash used in financing activities        $   480,000     $  (401,412)
                                                      -----------     -----------

INCREASE (DECREASE) IN CASH                               272,964         540,776

CASH BALANCE, beginning of period                         172,394         206,119
                                                      -----------     -----------

CASH BALANCE, end of period                           $   445,358     $   746,895
                                                      ===========     ===========


CASH PAID FOR INTEREST                                $    77,548     $    11,215
                                                      ===========     ===========



        The accompanying notes are an integral part of these statements.

                            AMERICAN EXPLORER, L.L.C.
                          NOTES TO FINANCIAL STATEMENTS


NOTE A -INTERIM FINANCIAL STATEMENTS

                  The financial statements of American Explorer, L.L.C. (the Company) at March 31, 1998 and for the three-month period then ended are unaudited and reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the interim period. The financial statements should be read in conjunction with the consolidated financial statements and notes thereto for the year ended December 31, 1997. The results of operations for the three-month period ended March 31, 1998 are not necessarily indications of future financial results.

NOTE B - TERM LOAN

                  On February 25, 1998, the Company entered into a term loan agreement with Optima Energy (U.S.) Corporation, a subsidiary of Optima Petroleum Corporation (Optima). It provides that the Company can borrow up to $2,500,000 at an interest rate of 10%, which increases to 16% if the Merger Agreement with Optima is terminated. Maturity is March 1, 1999. The loan is secured by a second mortgage on substantially all the Company's oil and gas properties.

NOTE C - RELATED PARTY TRANSACTIONS

                  American Explorer, L.L.C. has no employees. It is managed by American Explorer, Inc. (AEI), a corporation owned by two Members of the Company. In addition, AEI is the operator of certain of the oil and gas wells in which the Company has an interest. For the three months ended March 31, 1998 and 1997, AEI charged the Company management fees of $540,000 and $120,000, respectively. Of these amounts $285,000 and $25,000 were capitalized as part of the acquisition, exploration and development effort. The remainder is included in general and administrative expense. At March 31, 1998 and December 31, 1997, the Company owed AEI approximately $2,363,000, and $2,458,000, respectively. These amounts are included in Accounts Payable.

NOTE D - INCOME TAXES

                  As a result of the proposed merger with Optima, the Company will be required to establish a net deferred tax liability which would have been $380,000 at March 31, 1998.

                  The pro forma provision for income taxes is the result of the application of a combined federal and state rate (37%) to income before taxes.

                                   APPENDIX F
                             1998 STOCK OPTION PLAN

                                                                      SCHEDULE F








                       ----------------------------------
                               1998 INCENTIVE PLAN

                         (AS EFFECTIVE __________, 1998)

                                TABLE OF CONTENTS


                                                                                  PAGE
SECTION 1.    GENERAL PROVISIONS RELATING TO PLAN GOVERNANCE, COVERAGE
AND BENEFITS ........................................................................1
      1.1       Purpose .............................................................1
      1.2       Definitions .........................................................2
                    (a)   Appreciation ..............................................2
                    (b)   Authorized Officer ........................................2
                    (c)   Board .....................................................2
                    (d)   Cause .....................................................2
                    (e)   Change in Control .........................................2
                    (f)   Code ......................................................2
                    (g)   Committee .................................................2
                    (h)   Common Stock ..............................................3
                    (i)   Company ...................................................3
                    (j)   Consultant ................................................3
                    (k)   Covered Employee ..........................................3
                    (l)   Disability ................................................3
                    (m)   Employee ..................................................4
                    (n)   Employment ................................................4
                    (o)   Exchange Act ..............................................4
                    (p)   Fair Market Value .........................................5
                    (q)   Grantee ...................................................5
                    (r)   Incentive Award ...........................................5
                    (s)   Incentive Agreement .......................................5
                    (t)   Incentive Stock Option ....................................5
                    (u)   Independent SAR ...........................................5
                    (v)   Insider ...................................................5
                    (w)   Nonstatutory Stock Option .................................6
                    (x)   Option Price ..............................................6
                    (y)   Outside Director ..........................................6
                    (z)   Parent ....................................................6
                    (aa)  Plan ......................................................6
                    (bb)  Publicly Held Corporation .................................6
                    (cc)  Retirement ................................................6
                    (dd)  Share .....................................................6
                    (ee)  Share Pool ................................................6
                    (ff)  Spread ....................................................6
                    (gg)  Stock Appreciation Right or SAR ...........................6
                    (hh)  Stock Option or Option ....................................7
                    (ii)  Subsidiary ................................................7
                    (jj)  Tandem SAR ................................................7

      1.3       Plan Administration .................................................7
                    (a)   Authority of the Committee ................................7
                    (b)   Meetings ..................................................7
                    (c)   Decisions Binding .........................................7
                    (d)   Modification of Outstanding Incentive Awards ..............8
                    (e)   Delegation of Authority ...................................8
                    (f)   Expenses of Committee .....................................8
                    (g)   Surrender of Previous Incentive Awards ....................8
                    (h)   Indemnification ...........................................9
      1.4       Shares of Common Stock Available for Incentive Awards ...............9
      1.5       Share Pool Adjustments for Awards and Payouts ......................10
      1.6       Common Stock Available. ............................................11
      1.7       Participation ......................................................11
                    (a)   Eligibility ..............................................11
                    (b)   Incentive Stock Option Eligibility .......................11
      1.8       Types of Incentive Awards ..........................................12
      1.9       Maximum Term .......................................................12

SECTION 2.    STOCK OPTIONS AND STOCK APPRECIATION RIGHTS ..........................12
      2.1       Grant of Stock Options .............................................12
      2.2       Stock Option Terms .................................................12
                    (a)   Written Agreement ........................................12
                    (b)   Number of Shares .........................................12
                    (c)   Exercise Price ...........................................12
                    (d)   Term .....................................................13
                    (e)   Exercise .................................................13
                    (f)   $100,000 Annual Limit on Incentive Stock Options .........13
      2.3       Stock Option Exercises .............................................14
                    (a) Method of Exercise and Payment .............................14
                    (b) Restrictions on Share Transferability ......................15
                    (c) Notification of Disqualifying Disposition of
                              Shares from Incentive Stock Options ..................15
                    (d) Proceeds of Option Exercise ................................15
      2.4       Stock Appreciation Rights in Tandem with Nonstatutory Stock Options.15
                    (a)   Grant ....................................................15
                    (b)   General Provisions .......................................16
                    (c)   Exercise .................................................16
                    (d)   Settlement ...............................................16
      2.5       Stock Appreciation Rights Independent of Nonstatutory Stock Options.16
                    (a)   Grant ....................................................16

                    (b)   General Provisions .......................................16
                    (c)   Exercise .................................................16
                    (d)   Settlement ...............................................17
      2.6       Reload Options .....................................................17

SECTION 3.    PROVISIONS RELATING TO PLAN PARTICIPATION ............................17
      3.1       Plan Conditions ....................................................17
                    (a)   Incentive Agreement ......................................17
                    (b)   No Right to Employment ...................................18
                    (c)   Securities Requirements ..................................18
      3.2       Transferability ....................................................19
                    (a)   Non-Transferable Awards and Options ......................19
                    (b)   Ability to Exercise Rights ...............................19
      3.3       Rights as a Stockholder ............................................19
                    (a)   No Stockholder Rights ....................................19
                    (b)   Representation of Ownership ..............................20
      3.4       Listing and Registration of Shares of Common Stock .................20
      3.5       Change in Stock and Adjustments ....................................20
                    (a)   Changes in Law or Circumstances ..........................20
                    (b)   Exercise of Corporate Powers .............................21
                    (c)   Recapitalization of the Company ..........................21
                    (d)   Reorganization of the Company ............................21
                    (e)   Issue of Common Stock by the Company .....................22
                    (f)   Acquisition of the Company ...............................22
                    (g)   Assumption of Outstanding Incentive Awards under the Plan.22
                    (h)   Assumption of Incentive Awards by a Successor ............23
      3.6       Termination of Employment, Death, Disability and Retirement ........23
                    (a)   Termination of Employment ................................23
                    (b)   Termination of Employment for Cause ......................24
                    (c)   Retirement ...............................................24
                    (d)   Disability or Death ......................................24
                    (e)   Continuation .............................................25
      3.7       Change in Control ..................................................25
      3.8       Exchange of Incentive Awards .......................................27
      3.9       Financing ..........................................................27

SECTION 4.    GENERAL ..............................................................27
      4.1       Effective Date and Grant Period ....................................27
      4.2       Funding and Liability of Company ...................................28
      4.3       Withholding Taxes ..................................................28
                    (a)   Tax Withholding ..........................................28
                    (b)   Share Withholding ........................................28
                    (c)   Incentive Stock Options ..................................28

                    (d)   Loans ....................................................29
      4.4       No Guarantee of Tax Consequences ...................................29
      4.5       Designation of Beneficiary by Participant ..........................29
      4.6       Deferrals ..........................................................29
      4.7       Amendment and Termination ..........................................29
      4.8       Requirements of Law ................................................30
      4.9       Rule 16b-3 Securities Law Compliance ...............................30
      4.10      Compliance with Code Section 162(m) ................................31
      4.11      Successors .........................................................31
      4.12      Miscellaneous Provisions ...........................................31
      4.13      Severability .......................................................32
      4.14      Gender, Tense and Headings .........................................32
      4.15      Governing Law ......................................................32

                 -----------------------------------------------
                               1998 INCENTIVE PLAN



                                   SECTION 1.

                         GENERAL PROVISIONS RELATING TO
                     PLAN GOVERNANCE, COVERAGE AND BENEFITS

1.1  PURPOSE

The purpose of the Plan is to foster and promote the long-term financial success of __________________________________________ (the "Company") and its
Subsidiaries and to increase stockholder value by: (a) encouraging the commitment of selected key Employees, Consultants and Outside Directors, (b) motivating superior performance of key Employees, Consultants and Outside Directors by means of long-term performance related incentives, (c) encouraging and providing key Employees, Consultants and Outside Directors with a program for obtaining ownership interests in the Company which link and align their personal interests to those of the Company's stockholders, (d) attracting and retaining key Employees, Consultants and Outside Directors by providing competitive incentive compensation opportunities, and (e) enabling key Employees, Consultants and Outside Directors to share in the long-term growth and success of the Company.

The Plan provides for payment of various forms of incentive compensation and it is not intended to be a plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA). The Plan shall be interpreted, construed and administered consistent with its status as a plan that is not subject to ERISA.

Subject to approval by the Company's stockholders pursuant to Section 4.1, the Plan shall become effective as of ______________, 1998 (the "EFFECTIVE DATE"). The Plan shall commence on the Effective Date, and shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Section 4.7, until all Shares subject to the Plan have been purchased or acquired according to its provisions. However, in no event may an Incentive Award be granted under the Plan after the expiration of ten (10) years from the Effective Date. Any Incentive Award granted prior to the Effective Date shall be subject to the subsequent receipt of stockholder approval of the Plan pursuant to Section 4.1.

1.2  DEFINITIONS

The following terms shall have the meanings set forth below:

                   (a) APPRECIATION. The difference between the option exercise price per share of the Nonstatutory Stock Option to which a Tandem SAR relates and the weighted average of the Fair Market Value of a share of Common Stock for the five trading days immediately preceding the date of exercise of the Tandem SAR.

                   (b) AUTHORIZED OFFICER. The Chairman of the Board or the Chief Executive Officer of the Company or any other senior officer of the Company to whom either of them delegate the authority to execute any Incentive Agreement for and on behalf of the Company. No officer or director shall be an Authorized Officer with respect to any Incentive Agreement for himself.

                   (c) BOARD. The Board of Directors of the Company.

                   (d) CAUSE. When used in connection with the termination of a Grantee's Employment, shall mean the termination of the Grantee's Employment by the Company by reason of (i) the conviction of the Grantee by a court of competent jurisdiction as to which no further appeal can be taken of a crime involving moral turpitude or a felony;
           (ii) the proven commission by the Grantee of an act of fraud upon the Company; (iii) the willful and proven misappropriation of any funds or property of the Company by the Grantee; (iv) the willful, continued and unreasonable failure by the Grantee to perform the material duties assigned to him; (v) the knowing engagement by the Grantee in any direct, material conflict of interest with the Company without compliance with the Company's conflict of interest policy, if any, then in effect; or (vi) the knowing engagement by the Grantee, without the written approval of the Board, in any activity which competes with the business of the Company or which would result in a material injury to the business, reputation or goodwill of the Company.

                   (e) CHANGE IN CONTROL. Any of the events described in and subject to Section 3.7.

                   (f) CODE. The Internal Revenue Code of 1986, as amended, and the regulations and other authority promulgated thereunder by the appropriate governmental authority. References herein to any provision of the Code shall refer to any successor provision thereto.

                   (g) COMMITTEE. A committee appointed by the Board consisting of not less than two directors as appointed by the Board to administer the Plan. However, if the Company is a Publicly Held Corporation, the Plan shall be administered by a committee appointed by the Board consisting of not less than two directors who fulfill the "non-employee director" requirements of Rule 16b-3 under the Exchange Act and the "outside director" requirements of Section 162(m) of the Code. In either case, the Committee may be the Compensation Committee of the Board, or any subcommittee of the Compensation Committee, provided that the members of the Committee satisfy the requirements of the previous provisions of this paragraph. The Board shall have the power to fill vacancies on the Committee arising by resignation, death, removal or otherwise. The Board, in its sole discretion, may bifurcate the powers and duties of the Committee among one or more separate committees, or retain all powers and duties of the Committee in a single Committee. The members of the Committee shall serve at the discretion of the Board.

           Notwithstanding the preceding paragraph, the term "Committee" as used in the Plan with respect to any Incentive Award for an Outside Director shall refer to the Board. In the case of an Incentive Award for an Outside Director, the Board shall have all the powers and responsibilities of the Committee hereunder as to such Incentive Award, and any actions as to such Incentive Award may be acted upon only by the Board (unless it otherwise designates in its discretion). When the Board exercises its authority to act in the capacity as the Committee hereunder with respect to an Incentive Award for an Outside Director, it shall so designate with respect to any action that it undertakes in its capacity as the Committee.

                   (h) COMMON STOCK. The common stock of the Company, $___ par value per share, and any class of common stock into which such common shares may hereafter be converted, reclassified or recapitalized.

                   (i) COMPANY. _________________________, a corporation
           organized under the laws of the State of Delaware, and any successor in interest thereto.

                   (j) CONSULTANT. An independent agent, consultant, attorney, an individual who has agreed to become an Employee, or any other individual who is not an Outside Director or employee of the Company (or any Parent or Subsidiary) and who provides ongoing management or consulting services to the Company (or any Parent or Subsidiary).

                   (k) COVERED EMPLOYEE. Only if the Company is a Publicly Held Corporation, a named executive officer who is one of the group of covered employees as defined in Section 162(m) of the Code and Treasury Regulation Section 1.162-27(c) (or its successor).

                   (l) DISABILITY. As determined by the Committee in its discretion exercised in good faith, a physical or mental condition of the Employee that would entitle him to payment of disability income payments under the Company's long term disability insurance policy or plan for employees, as then effective, if any; or in the event that the Grantee is not covered, for whatever reason, under the Company's long-term disability insurance policy or plan, "Disability" means a permanent and total disability as defined in Section 22(e)(3) of the Code. A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, the Grantee shall submit to an examination by such physician upon request.

                   (m) EMPLOYEE. Any employee of the Company (or any Parent or Subsidiary) within the meaning of Section 3401(c) of the Code who, in the opinion of the Committee, is one of a select group of executive officers, other officers, or other key personnel of the Company (or any Parent or Subsidiary), who is in a position to contribute materially to the growth and development and to the financial success of the Company (or any Parent or Subsidiary), including, without limitation, officers who are members of the Board.

                   (n) EMPLOYMENT. Employment by the Company (or any Parent or Subsidiary), or by any corporation issuing or assuming an Incentive Award in any transaction described in Section 424(a) of the Code, or by a parent corporation or a subsidiary corporation of such corporation issuing or assuming such Incentive Award, as the parent-subsidiary relationship shall be determined at the time of the corporate action described in Section 424(a) of the Code. In this regard, neither the transfer of a Grantee from Employment by the Company to Employment by any Parent or Subsidiary, nor the transfer of a Grantee from Employment by any Parent or Subsidiary to Employment by the Company, shall be deemed to be a termination of Employment of the Grantee. Moreover, the Employment of a Grantee shall not be deemed to have been terminated because of an approved leave of absence from active Employment on account of temporary illness, authorized vacation or granted for reasons of professional advancement, education, health, or government service, or during military leave for any period (if the Grantee returns to active Employment within 90 days after the termination of military leave), or during any period required to be treated as a leave of absence by virtue of any applicable statute, Company personnel policy or agreement. Whether an authorized leave of absence shall constitute termination of Employment hereunder shall be determined by the Committee in its discretion.

           Unless otherwise provided in the Incentive Agreement, the term "Employment" for purposes of the Plan will also include compensatory services performed by a Consultant for the Company (or any Parent or Subsidiary) as well as membership on the Board by an Outside Director.

                   (o) EXCHANGE ACT. The Securities Exchange Act of 1934, as amended.

                   (p) FAIR MARKET VALUE. If the Company is not a Publicly Held Corporation at the time a determination of the Fair Market Value of the Common Stock is required to be made hereunder, the determination of Fair Market Value for purposes of the Plan shall be made by the Committee in its discretion exercised in good faith. In this respect, the Committee may rely on such financial data, valuations or experts as it deems advisable under the circumstances.

           If the Company is a Publicly Held Corporation, the Fair Market Value of one share of Common Stock on the date in question is deemed to be
           (i) the closing sales price of a share of Common Stock as reported on the principal securities exchange on which Shares are then listed or admitted to trading, or (ii) if not so reported, the average of the closing bid and asked prices for a Share as quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or (iii) if not quoted on NASDAQ, the average of the closing bid and asked prices for a Share as quoted by the National Quotation Bureau's "Pink Sheets" or the National Association of Securities Dealers' OTC Bulletin Board System. If there was no public trade of Common Stock on the date in question, Fair Market Value shall be determined by reference to the last preceding date on which such a trade was so reported.

                   (q) GRANTEE. Any Employee, Consultant or Outside Director who is granted an Incentive Award under the Plan.

                   (r) INCENTIVE AWARD. A grant of an award under the Plan to a Grantee, including any Nonstatutory Stock Option, Incentive Stock Option, Reload Option and Stock Appreciation Right.

                   (s) INCENTIVE AGREEMENT. The written agreement entered into between the Company and the Grantee setting forth the terms and conditions pursuant to which an Incentive Award is granted under the Plan, as such agreement is further defined in Section 3.1(a).

                   (t) INCENTIVE STOCK OPTION. A Stock Option granted by the Committee to an Employee under Section 2 which is designated by the Committee as an Incentive Stock Option and intended to qualify as an Incentive Stock Option under Section 422 of the Code.

                   (u) INDEPENDENT SAR. A Stock Appreciation Right described in
           Section 2.5.

                   (v) INSIDER. To the extent that the Company is a Publicly Held Corporation, an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company's equity securities that is registered pursuant to
           Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

                   (w) NONSTATUTORY STOCK OPTION. A Stock Option granted by the Committee to a Grantee under Section 2 which is not designated by the Committee as an Incentive Stock Option.

                   (x) OPTION PRICE. The exercise price at which a Share may be purchased by the Grantee of a Stock Option.

                   (y) OUTSIDE DIRECTOR. A member of the Board who is not, at the time of grant of an Incentive Award, an employee of the Company or any Parent or Subsidiary.

                   (z) PARENT. Any corporation (whether now or hereafter existing) which constitutes a "parent" of the Company, as defined in
           Section 424(e) of the Code.

                  (aa) PLAN. The ___________________________ 1998 Incentive Plan
           as set forth herein and as it may be amended from time to time.

                  (bb) PUBLICLY HELD CORPORATION. A corporation issuing any class of common equity securities required to be registered under
           Section 12 of the Exchange Act.

                  (cc) RETIREMENT. The voluntary termination of Employment from the Company or any Parent or Subsidiary constituting retirement for age on any date after the Employee attains the normal retirement age of 65 years, or such other age as may be designated by the Committee in the Employee's Incentive Agreement..

                  (dd)   SHARE.  A share of the Common Stock of the Company.

                  (ee) SHARE POOL. The number of shares authorized for issuance under Section 1.4, as adjusted for awards and payouts under Section
           1.5 and as adjusted for changes in corporate capitalization under
           Section 3.5.

                  (ff) SPREAD. The difference between the exercise price per Share specified in any Independent SAR grant and the weighted average of the Fair Market Value of a Share for the five trading days immediately preceding the date of exercise of the Independent SAR.

                  (gg) STOCK APPRECIATION RIGHT OR SAR. A Tandem SAR described in Section 2.4 or an Independent SAR described in Section 2.5.

                  (hh) STOCK OPTION OR OPTION. Pursuant to Section 2, (i) an Incentive Stock Option granted to an Employee, or (ii) a Nonstatutory Stock Option granted to an Employee, Consultant or Outside Director, whereunder such option the Grantee has the right to purchase Shares of Common Stock. In accordance with Section 422 of the Code, no Consultant or Outside Director shall be granted an Incentive Stock Option.

                  (ii) SUBSIDIARY. Any corporation (whether now or hereafter existing) which constitutes a "subsidiary" of the Company, as defined in Section 424(f) of the Code.

                  (jj) TANDEM SAR. A Stock Appreciation Right that is granted in connection with a related Stock Option pursuant to Section 2.4, the exercise of which shall require forfeiture of the right to purchase a Share under the related Stock Option (and when a Share is purchased under the Stock Option, the Tandem SAR shall similarly be canceled).

1.3  PLAN ADMINISTRATION

                   (a) AUTHORITY OF THE COMMITTEE. Except as may be limited by law and subject to the provisions herein, the Committee shall have full power to (i) select Grantees who shall participate in the Plan;
           (ii) determine the sizes, duration and types of Incentive Awards;
           (iii) determine the terms and conditions of Incentive Awards and Incentive Agreements; (iv) determine whether any Shares subject to Incentive Awards will be subject to any restrictions on transfer; (v) construe and interpret the Plan and any Incentive Agreement or other agreement entered into under the Plan; and (vi) establish, amend, or waive rules for the Plan's administration. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan.

                   (b) MEETINGS. The Committee shall designate a chairman from among its members who shall preside at all of its meetings, and shall designate a secretary, without regard to whether that person is a member of the Committee, who shall keep the minutes of the proceedings and all records, documents, and data pertaining to its administration of the Plan. Meetings shall be held at such times and places as shall be determined by the Committee and the Committee may hold telephonic meetings. The Committee may take any action otherwise proper under the Plan by the affirmative vote, taken with or without a meeting, of a majority of its members. The Committee may authorize any one or more of their members or any officer of the Company to execute and deliver documents on behalf of the Committee.

                   (c) DECISIONS BINDING. All determinations and decisions made by the Committee shall be made in its discretion pursuant to the provisions of the Plan, and shall be final, conclusive and binding on all persons including the Company, its shareholders, Employees, Grantees, and their estates and beneficiaries. The Committee's decisions and determinations with respect to any Incentive Award need not be uniform and may be made selectively among Incentive Awards and Grantees, whether or not such Incentive Awards are similar or such Grantees are similarly situated.

                   (d) MODIFICATION OF OUTSTANDING INCENTIVE AWARDS. Subject to the stockholder approval requirements of Section 4.7 if applicable, the Committee may, in its discretion, provide for the extension of the exercisability of an Incentive Award, accelerate the vesting or exercisability of an Incentive Award, eliminate or make less restrictive any restrictions contained in an Incentive Award, waive any restriction or other provisions of an Incentive Award, or otherwise amend or modify an Incentive Award in any manner that is either (i) not adverse to the Grantee to whom such Incentive Award was granted or (ii) consented to by such Grantee. The Committee may grant an Incentive Award to an individual who it expects to become an Employee within the next six months, with such Incentive Award being subject to such individual actually becoming an Employee within such time period, and subject to such other terms and conditions as may be established by the Committee in its discretion.

                   (e) DELEGATION OF AUTHORITY. The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under this Plan pursuant to such conditions or limitations as the Committee may establish from time to time, except that, if the Company is a Publicly Held Corporation, the Committee may not delegate to any person the authority to (i) grant Incentive Awards, or (ii) take any action which would contravene the requirements of Rule 16b-3 under the Exchange Act or the Performance-Based Exception under Section 162(m) of the Code.

                   (f) EXPENSES OF COMMITTEE. The Committee may employ legal counsel, including, without limitation, independent legal counsel and counsel regularly employed by the Company, and other agents as the Committee may deem appropriate for the administration of the Plan. The Committee may rely upon any opinion or computation received from any such counsel or agent. All expenses incurred by the Committee in interpreting and administering the Plan, including, without limitation, meeting expenses and professional fees, shall be paid by the Company.

                   (g) SURRENDER OF PREVIOUS INCENTIVE AWARDS. The Committee may, in its absolute discretion, grant Incentive Awards to Grantees on the condition that such Grantees surrender to the Committee for cancellation such other Incentive Awards (including, without limitation, Incentive Awards with higher exercise prices) as the Committee directs. Incentive Awards granted on the condition precedent of surrender of outstanding Incentive Awards shall not count against the limits set forth in Section 1.4 until such time as such previous Incentive Awards are surrendered and canceled. Any decision of the Committee to grant Incentive Awards on such a condition precedent shall be deemed an amendment to the Plan and shall be subject to the requirements of Section 4.7 of the Plan regarding approvals of Regulatory

           Authorities (as defined therein).

                   (h) INDEMNIFICATION. Each person who is or was a member of the Committee, or of the Board, shall be indemnified by the Company against and from any damage, loss, liability, cost and expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan, except for any such act or omission constituting willful misconduct or gross negligence. Such person shall be indemnified by the Company for all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

1.4  SHARES OF COMMON STOCK AVAILABLE FOR INCENTIVE AWARDS

Subject to adjustment under Section 3.5, there shall be available for Incentive Awards under this Plan granted wholly or partly in Common Stock (including rights or Options that may be exercised for or settled in Common Stock) an aggregate of 1,800,000 Shares of Common Stock, of which an aggregate of not more than 500,000 Shares shall be available for Incentive Awards granted to Outside Directors and the remainder shall be available for Incentive Awards to Employees and Consultants. No more than 1,800,000 Shares of Common Stock shall be available for Incentive Stock Options. The number of Shares of Common Stock that are the subject of Incentive Awards under this Plan, that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or in a manner such that all or some of the Shares covered by an Incentive Award are not issued to a Grantee or are exchanged for Incentive Awards that do not involve Common Stock, shall again immediately become available for Incentive Awards hereunder. The Committee may from time to time adopt and observe such procedures concerning the counting of Shares against the Plan maximum as it may deem appropriate. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that Shares are available for

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issuance pursuant to Incentive Awards.

If the Company is a Publicly Held Corporation, then unless and until the Committee determines that a particular Incentive Award granted to a Covered Employee is not intended to comply with the Performance-Based Exception, the following rules shall apply to grants of Incentive Awards to Covered Employees:

                   (a) Subject to adjustment as provided in Section 3.5, the maximum aggregate number of Shares of Common Stock (including Stock Options and SARs) that may be granted or that may vest, as applicable, in any calendar year pursuant to any Incentive Award held by any individual Covered Employee shall be 500,000 Shares. In addition, the number of Shares of Common Stock that are subject to Incentive Awards granted under the Plan to any one Grantee will not exceed 5% of the Company's issued and outstanding shares of Common Stock.

                   (b) The maximum aggregate cash payout (in SARs) with respect to Incentive Awards granted in any calendar year which may be made to any Covered Employee shall be $5,000,000.

                   (c) With respect to any Stock Option or Stock Appreciation Right granted to a Covered Employee that is canceled or repriced, the number of Shares subject to such Stock Option or Stock Appreciation Right shall continue to count against the maximum number of Shares that may be the subject of Stock Options or Stock Appreciation Rights granted to such Covered Employee hereunder and, in this regard, such maximum number shall be determined in accordance with Section 162(m) of the Code.

                   (d) The limitations of subsections (a), (b) and (c) above shall be construed and administered so as to comply with the Performance-Based Exception.

1.5  SHARE POOL ADJUSTMENTS FOR AWARDS AND PAYOUTS.

The following Incentive Awards and payouts shall reduce, on a one Share for one Share basis, the number of Shares authorized for issuance under the Share Pool:

                   (a)   Stock Option; and

                   (b) SAR (except a Tandem SAR).

The following transactions shall restore, on a one Share for one Share basis, the number of Shares authorized for issuance under the Share Pool:

                   (a) A Payout of an SAR or Tandem SAR in the form of cash;
                   (b) A cancellation, termination, expiration, forfeiture, or lapse for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Stock Option, or the termination of a related Stock Option upon exercise of the corresponding Tandem SAR) of any Shares subject to an Incentive Award; and

                   (c) Payment of an Option Price with previously acquired Shares or by withholding Shares which otherwise would be acquired on exercise (i.e., the Share Pool shall be increased by the number of Shares turned in or withheld as payment of the Option Price).

1.6  COMMON STOCK AVAILABLE.

The Common Stock available for issuance under the Plan shall be made available from Shares now or hereafter (i) held in the treasury of the Company or (ii) authorized but unissued shares. No fractional shares shall be issued under the Plan; payment for fractional shares shall be made in cash.

1.7  PARTICIPATION

                   (a) ELIGIBILITY. The Committee shall from time to time designate those Employees, Consultants and/or Outside Directors, if any, to be granted Incentive Awards under the Plan, the type of Incentive Awards granted, the number of Shares, Stock Options, rights or units, as the case may be, which shall be granted to each such person, and any other terms or conditions relating to the Incentive Awards as it may deem appropriate to the extent consistent with the provisions of the Plan. A Grantee who has been granted an Incentive Award may, if otherwise eligible, be granted additional Incentive Awards at any time.

                   (b) INCENTIVE STOCK OPTION ELIGIBILITY. No Consultant or Outside Director shall be eligible for the grant of any Incentive Stock Option. In addition, no Employee shall be eligible for the grant of any Incentive Stock Option who owns or would own immediately before the grant of such Incentive Stock Option, directly or indirectly, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or any Parent or Subsidiary. This restriction does not apply if, at the time such Incentive Stock Option is granted, the Incentive Stock Option exercise price is at least one hundred and ten percent (110%) of the Fair Market Value on the date of grant and the Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the date of grant. For the purpose of the immediately preceding sentence, the attribution rules of
           Section 424(d) of the Code shall apply for the purpose of determining an Employee's percentage ownership in the Company or any Parent or Subsidiary. This paragraph shall be construed consistent with the requirements of Section 422 of the Code.

1.8  TYPES OF INCENTIVE AWARDS

The types of Incentive Awards under the Plan are Stock Options and Stock Appreciation Rights, or any combination of the foregoing.

1.9  MAXIMUM TERM

The maximum term for any Incentive Award granted under the Plan is ten years from the date of grant.


                                   SECTION 2.

                   STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

2.1  GRANT OF STOCK OPTIONS

The Committee is authorized to grant (a) Nonstatutory Stock Options to Employees, Consultants and/or Outside Directors and (b) Incentive Stock Options to Employees only, in accordance with the terms and conditions of the Plan, and with such additional terms and conditions, not inconsistent with the Plan, as the Committee shall determine in its discretion. Successive grants may be made to the same Grantee whether or not any Stock Option previously granted to such person remains unexercised.

2.2  STOCK OPTION TERMS

                   (a) WRITTEN AGREEMENT. Each grant of an Stock Option shall be evidenced by a written Incentive Agreement. Among its other provisions, each Incentive Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Stock Option following termination of the Grantee's Employment. Such provisions shall be determined in the discretion of the Committee, shall be included in the Grantee's Incentive

           Agreement, need not be uniform among all Stock Options issued pursuant to the Plan.

                   (b) NUMBER OF SHARES. Each Stock Option shall specify the number of Shares of Common Stock to which it pertains.

                   (c) EXERCISE PRICE. The exercise price per Share of Common Stock under each Stock Option shall be determined by the Committee; provided, however, that in the case of an Incentive Stock Option, such exercise price shall not be less than 100% of the Fair Market Value per Share on the business day immediately preceding the day the Incentive Stock Option is granted. To the extent that the Company is a Publicly Held Corporation and the Stock Option is intended to qualify for the Performance-Based Exception, the exercise price shall not be less than 100% of the Fair Market Value per Share on the date the Stock Option is granted. Each Stock Option shall specify the method of exercise which shall be consistent with the requirements of
           Section 2.3(a).

                   (d) TERM. In the Incentive Agreement, the Committee shall fix the term of each Stock Option which shall be not more than ten (10) years from the date of grant. In the event no term is fixed, such term shall be ten (10) years from the date of grant.

                   (e) EXERCISE. The Committee shall determine the time or times at which a Stock Option may be exercised in whole or in part. Each Stock Option may specify the required period of continuous Employment and/or the performance objectives to be achieved before the Stock Option or portion thereof will become exercisable. Each Stock Option, the exercise of which, or the timing of the exercise of which, is dependent, in whole or in part, on the achievement of designated performance objectives, may specify a minimum level of achievement in respect of the specified performance objectives below which no Stock Options will be exercisable and a method for determining the number of Stock Options that will be exercisable if performance is at or above such minimum but short of full achievement of the performance objectives. All such terms and conditions shall be set forth in the Incentive Agreement.

                   (f) $100,000 ANNUAL LIMIT ON INCENTIVE STOCK OPTIONS. Notwithstanding any contrary provision in the Plan, to the extent that the aggregate Fair Market Value (determined as of the time the Incentive Stock Option is granted) of the Shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Grantee during any single calendar year

           (under the Plan and any other stock option plans of the Company and its Subsidiaries or Parent) exceeds the sum of $100,000, such Incentive Stock Option shall be treated as a Nonstatutory Stock Option to the extent in excess of the $100,000 limit, and not an Incentive Stock Option, but all other terms and provisions of such Stock Option shall remain unchanged. This paragraph shall be applied by taking Incentive Stock Options into account in the order in which they are granted and shall be construed in accordance with Section 422(d) of the Code. In the absence of such regulations or other authority, or if such regulations or other authority require or permit a designation of the Options which shall cease to constitute Incentive Stock Options, then Incentive Stock Options, only to the extent of such excess and in the order in which they were granted, shall automatically be deemed to be Nonstatutory Stock Options but all other terms and conditions of such Incentive Stock Options, and the corresponding Incentive Agreement, shall remain unchanged.

2.3  STOCK OPTION EXERCISES

                   (a) METHOD OF EXERCISE AND PAYMENT. Stock Options shall be exercised by the delivery of a signed written notice of exercise to the Company as of a date set by the Company in advance of the effective date of the proposed exercise. The notice shall set forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

           The Option Price upon exercise of any Stock Option shall be payable to the Company in full either: (i) in cash or its equivalent, or (ii) subject to prior approval by the Committee in its discretion, by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held for at least six (6) months prior to their tender to satisfy the Option Price), or (iii) subject to prior approval by the Committee in its discretion, by withholding Shares which otherwise would be acquired on exercise having an aggregate value equal to the total Option Price, with such value per share being equal to the weighted average of the Fair Market Value of a share of Common Stock for the five trading days immediately preceding the exercise of the Option, or
           (iv) subject to prior approval by the Committee in its discretion, by a combination of (i), (ii), and (iii) above. Any payment in Shares of Common Stock shall be effected by the delivery of such Shares to the Secretary of the Company, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents as the Secretary shall require from time to time.

           The Committee, in its discretion, also may allow (i) "cashless exercise" as permitted under Federal Reserve Board's Regulation T, 12 CFR Part 220 (or its successor), and subject to applicable securities law restrictions and tax withholdings, or (ii) by any other means which the Committee, in its discretion, determines to be consistent with the Plan's purpose and applicable law.

           As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to or on behalf of the Grantee, in the name of the Grantee or other appropriate recipient, Share certificates for the number of Shares purchased under the Stock Option. Such delivery shall be effected for all purposes when a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to Grantee or other appropriate recipient.

           During the lifetime of a Grantee, each Option granted to him shall be exercisable only by the Grantee (or his legal guardian in the event of his Disability) or by a broker-dealer acting on his behalf pursuant to a cashless exercise under the foregoing provisions of this Section 2.3(a). No Option shall be assignable or transferable by Grantee otherwise than by will or by the laws of descent and distribution.

                   (b) RESTRICTIONS ON SHARE TRANSFERABILITY. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of a Stock Option as it may deem advisable, including, without limitation, restrictions under (i) any buy/sell agreement or right of first refusal, (ii) any applicable federal securities laws,
           (iii) the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or (iv) any blue sky or state securities law applicable to such Shares. Any certificate issued to evidence Shares issued upon the exercise of an Incentive Award may bear such legends and statements as the Committee shall deem advisable to assure compliance with federal and state laws and regulations.

           Any Grantee or other person exercising an Incentive Award may be required by the Committee to give a written representation that the Incentive Award and the Shares subject to the Incentive Award will be acquired for investment and not with a view to public distribution; provided, however, that the Committee, in its sole discretion, may release any person receiving an Incentive Award from any such representations either prior to or subsequent to the exercise of the Incentive Award.

                   (c) NOTIFICATION OF DISQUALIFYING DISPOSITION OF SHARES FROM INCENTIVE STOCK OPTIONS. Notwithstanding any other provision of the Plan, a Grantee who disposes of Shares of Common Stock acquired upon the exercise of an Incentive Stock Option by a sale or exchange either (i) within two (2) years after the date of the grant of the Incentive Stock Option under which the Shares were acquired or (ii) within one (1) year after the transfer of such Shares to him pursuant to exercise, shall promptly notify the Company of such disposition, the amount realized and his adjusted basis in such Shares.

                   (d) PROCEEDS OF OPTION EXERCISE. The proceeds received by the Company from the sale of Shares pursuant to Stock Options exercised under the Plan shall be used for general corporate purposes.

2.4  STOCK APPRECIATION RIGHTS IN TANDEM WITH NONSTATUTORY STOCK OPTIONS

                   (a) GRANT. The Committee may, at the time of grant of a Nonstatutory Stock Option, or at any time thereafter during the term of the Nonstatutory Stock Option, grant Stock Appreciation Rights with respect to all or any portion of the Shares of Common Stock covered by such Nonstatutory Stock Option. A Stock Appreciation Right in tandem with a Nonstatutory Stock Option is referred to herein as a "Tandem SAR."

                   (b) GENERAL PROVISIONS. The terms and conditions of each Tandem SAR shall be evidenced by an Incentive Agreement. The Option Price per Share of a Tandem SAR shall be fixed in the Incentive Agreement and shall not be less than one hundred percent (100%) of the exercise price per share of the Nonstatutory Stock Option to which it relates.

                   (c) EXERCISE. A Tandem SAR may be exercised at any time the Nonstatutory Stock Option to which it relates is then exercisable, but only to the extent such Nonstatutory Stock Option is exercisable, and shall otherwise be subject to the conditions applicable to such Nonstatutory Stock Option. When a Tandem SAR is exercised, the Nonstatutory Stock Option to which it relates shall terminate to the extent of the number of Shares with respect to which the Tandem SAR is exercised. Similarly, when a Nonstatutory Stock Option is exercised, the Tandem SARs relating to the Shares covered by such Nonstatutory Stock Option exercise shall terminate. Any Tandem SAR which is outstanding on the last day of the term of the related Nonstatutory Stock Option shall be automatically exercised on such date for cash, without the need for any action by the Grantee, to the extent of any Appreciation.

                   (d) SETTLEMENT. Upon exercise of a Tandem SAR, the holder shall receive, for each Share with respect to which the Tandem SAR is exercised, an amount equal to the Appreciation. The Appreciation shall be payable in cash, Common Stock, or a combination of both, as specified in the Incentive Agreement (or in the discretion of the Committee if not so specified). The Appreciation shall be paid within 30 calendar days of the exercise of the Tandem SAR. The number of Shares of Common Stock which shall be issuable upon exercise of a Tandem SAR shall be determined by dividing (1) by (2), where (1) is the number of Shares as to which the Tandem SAR is exercised multiplied by the Appreciation in such shares and (2) is the Fair Market Value of a Share on the exercise date.

2.5  STOCK APPRECIATION RIGHTS INDEPENDENT OF NONSTATUTORY STOCK OPTIONS

                   (a) GRANT. The Committee may grant Stock Appreciation Rights independent of Nonstatutory Stock Options ("Independent SARs").

                   (b) GENERAL PROVISIONS. The terms and conditions of each Independent SAR shall be evidenced by an Incentive Agreement. The exercise price per share of Common Stock shall be not less than one hundred percent (100%) of the Fair Market Value of a Share of Common Stock on the business day immediately preceding the day of grant of the Independent SAR. The term of an Independent SAR shall be determined by the Committee.

                   (c) EXERCISE. Independent SARs shall be exercisable at such time and subject to such terms and conditions as the Committee shall specify in the Incentive Agreement for the Independent SAR grant.

                   (d) SETTLEMENT. Upon exercise of an Independent SAR, the holder shall receive, for each Share specified in the Independent SAR grant, an amount equal to the Spread. The Spread shall be payable in cash, Common Stock, or a combination of both, in the discretion of the Committee or as specified in the Incentive Agreement. The Spread shall be paid within 30 calendar days of the exercise of the Independent SAR. The number of Shares of

           Common Stock which shall be issuable upon exercise of an Independent SAR shall be determined by dividing (1) by (2), where (1) is the number of Shares as to which the Independent SAR is exercised multiplied by the Spread in such Shares and (2) is the Fair Market Value of a Share on the exercise date.

2.6  RELOAD OPTIONS

At the discretion of the Committee, the Grantee may be granted under an Incentive Agreement, replacement Stock Options that permit the Grantee to purchase an additional number of Shares equal to the number of previously owned Shares surrendered by the Grantee to pay all or a portion of the Option Price upon exercise of his Stock Options. All such replacement Stock Options shall have an exercise price of not less than 100% of the Fair Market Value of a Share on the business day immediately preceding the day of grant of such replacement Stock Options.

                                   SECTION 3.

                    PROVISIONS RELATING TO PLAN PARTICIPATION

3.1  PLAN CONDITIONS

                   (a) INCENTIVE AGREEMENT. Each Grantee to whom an Incentive Award is granted shall be required to enter into an Incentive Agreement with the Company, in such a form as is provided by the Committee. The Incentive Agreement shall contain specific terms as determined by the Committee, in its discretion, with respect to the Grantee's particular Incentive Award. Such terms need not be uniform among all Grantees or any similarly- situated Grantees. The Incentive Agreement may include, without limitation, vesting, forfeiture and other provisions particular to the particular Grantee's Incentive Award, as well as, for example, provisions to the effect that the Grantee (i) shall not disclose any confidential information acquired during Employment with the Company, (ii) shall abide by all the terms and conditions of the Plan and such other terms and conditions as may be imposed by the Committee, (iii) shall not interfere with the employment or other service of any employee, (iv) shall not compete with the Company or become involved in a conflict of interest with the interests of the Company, (v) shall forfeit an Incentive Award if terminated for Cause, (vi) shall not be permitted to make an election under Section 83(b) of the Code when applicable, and (vii) shall be subject to any other agreement between the Grantee and the Company regarding Shares that may be acquired under an

           Incentive Award including, without limitation, an agreement restricting the transferability of Shares by Grantee. An Incentive Agreement shall include such terms and conditions as are determined by the Committee, in its discretion, to be appropriate with respect to any individual Grantee. The Incentive Agreement shall be signed by the Grantee to whom the Incentive Award is made and by an Authorized Officer.

                   (b) NO RIGHT TO EMPLOYMENT. Nothing in the Plan or any instrument executed pursuant to the Plan shall create any Employment rights (including without limitation, rights to continued Employment) in any Grantee or affect the right of the Company to terminate the Employment of any Grantee at any time without regard to the existence of the Plan.

                   (c) SECURITIES REQUIREMENTS. The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933 of any Shares of Common Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing Shares pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities, and the requirements of any securities exchange on which Shares are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing Shares of Common Stock pursuant to the terms hereof, that the recipient of such Shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee, in its discretion, deems necessary or desirable.

           If the Shares issuable on exercise of an Incentive Award are not registered under the Securities Act of 1933, the Company may imprint on the certificate for such Shares the following legend or any other legend which counsel for the Company considers necessary or advisable to comply with the Securities Act of 1933:

                      THE  SHARES  OF STOCK  REPRESENTED  BY
                      THIS   CERTIFICATE   HAVE   NOT   BEEN
                      REGISTERED UNDER THE SECURITIES ACT OF
                      1933 OR UNDER THE  SECURITIES  LAWS OF
                      ANY  STATE  AND  MAY  NOT BE  SOLD  OR
                      TRANSFERRED     EXCEPT    UPON

                      SUCH  REGISTRATION  OR UPON RECEIPT BY
                      THE   CORPORATION  OF  AN  OPINION  OF
                      COUNSEL     SATISFACTORY     TO    THE
                      CORPORATION,  IN  FORM  AND  SUBSTANCE
                      SATISFACTORY TO THE CORPORATION,  THAT
                      REGISTRATION  IS NOT REQUIRED FOR SUCH
                      SALE OR TRANSFER.

           The Shares issuable on exercise of an Incentive Award shall bear the restrictive legends required by the rules of any stock exchange outside of the United States on which the Shares are traded from time to time, including the following:

                      THE  SECURITIES  REPRESENTED  BY  THIS
                      CERTIFICATE  ARE LISTED ON THE TORONTO
                      STOCK    EXCHANGE,    HOWEVER,    SAID
                      SECURITIES  CANNOT BE  TRADED  THROUGH
                      THE  FACILITIES OF SUCH EXCHANGE SINCE
                      THEY ARE NOT FREELY TRANSFERABLE,  AND
                      CONSEQUENTLY      ANY      CERTIFICATE
                      REPRESENTING  SUCH  SECURITIES  IS NOT
                      "GOOD   DELIVERY"  IN   SETTLEMENT  OF
                      TRANSACTIONS   ON  THE  TORONTO  STOCK
                      EXCHANGE.

3.2  TRANSFERABILITY

                   (a) NON-TRANSFERABLE AWARDS AND OPTIONS. No Incentive Award and no right under the Plan, contingent or otherwise, will be (i) assignable, saleable, or otherwise transferable by a Grantee except by will or by the laws of descent and distribution, or (ii) subject to any encumbrance, pledge, lien, assignment or charge of any nature.

           No transfer by will or by the laws of descent and distribution shall be effective to bind the Company unless the Committee has been furnished with a copy of the deceased Grantee's enforceable will or such other evidence as the Committee deems necessary to establish the validity of the transfer. Any attempted transfer in violation of this
           Section 3.2(a) shall be void and ineffective.

                   (b) ABILITY TO EXERCISE RIGHTS. Subject to a beneficiary designation pursuant to Section 4.5, only the Grantee (or his legal guardian in the event of Grantee's Disability), or in the event of his death, his estate, may exercise Stock Options, receive cash payments and deliveries of Shares, and otherwise assume the rights of the Grantee.

3.3  RIGHTS AS A STOCKHOLDER

                   (a) NO STOCKHOLDER RIGHTS. A Grantee of an Incentive Award (or a permitted transferee of such Grantee) shall have no rights as a stockholder with respect to any Shares of Common Stock until the issuance of a stock certificate for such Shares.

                   (b) REPRESENTATION OF OWNERSHIP. In the case of the exercise of an Incentive Award by a person or estate acquiring the right to exercise such Incentive Award by reason of the death or Disability of a Grantee, the Committee may require reasonable evidence as to the ownership of such Incentive Award or the authority of such person and may require such consents and releases of taxing authorities as the Committee may deem advisable.

3.4  LISTING AND REGISTRATION OF SHARES OF COMMON STOCK

The exercise of any Incentive Award granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Shares of Common Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authorities and the requirements of any securities exchange on which Shares of Common Stock are traded. The Committee may, in its discretion, defer the effectiveness of any exercise of an Incentive Award in order to allow the issuance of Shares of Common Stock to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Committee shall inform the Grantee in writing of its decision to defer the effectiveness of the exercise of an Incentive Award. During the period that the effectiveness of the exercise of an Incentive Award has been deferred, the Grantee may, by written notice to the Committee, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

3.5  CHANGE IN STOCK AND ADJUSTMENTS

                   (a) CHANGES IN LAW OR CIRCUMSTANCES. Subject to Section 3.7 (which only applies in the event of a Change in Control), in the event of any change in applicable laws or any change in circumstances which results in or would result in any dilution of the rights granted under the Plan, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan, then, if the Committee should determine, in its absolute discretion, that such change equitably requires an adjustment in the number or kind of shares of stock or other securities or property theretofore subject, or which may become subject, to issuance or transfer under the Plan or in the terms and conditions of outstanding Incentive Awards, such adjustment shall be made in accordance with such determination. Such adjustments may include changes with respect to (i) the aggregate number of Shares that may be issued under the Plan, (ii) the number of Shares subject to Incentive Awards, and (iii) the price per Share for outstanding Incentive Awards. Any adjustment under this paragraph of an outstanding Incentive Stock Option shall be made only to the extent not constituting a "modification" within the meaning of Section 424(h)(3) of the Code unless otherwise agreed to by the Grantee in writing. The Committee shall give notice to each applicable Grantee of such adjustment which shall be effective and binding.

                   (b) EXERCISE OF CORPORATE POWERS. The existence of the Plan or outstanding Incentive Awards hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalization, reorganization or other changes in the Company's capital structure or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding whether of a similar character or otherwise.

                  (c) RECAPITALIZATION OF THE COMPANY. Subject to Section 3.7, if while there are Incentive Awards outstanding, the Company shall effect any subdivision or consolidation of Shares of Common Stock or other capital readjustment, the payment of a stock dividend, stock split, combination of Shares, recapitalization or other increase or reduction in the number of Shares outstanding, without receiving compensation therefor in money, services or property, then the number of Shares available under the Plan and the number of Incentive Awards which may thereafter be exercised shall (i) in the event of an increase in the number of Shares outstanding, be proportionately increased and the Fair Market Value of the Incentive Awards awarded shall be proportionately reduced; and (ii) in the event of a reduction in the number of




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           Shares outstanding, be proportionately reduced, and the Fair Market
           Value of the Incentive Awards awarded shall be proportionately increased. The Committee shall take such action and whatever other action it deems appropriate, in its discretion, so that the value of each outstanding Incentive Award to the Grantee shall not be adversely affected by a corporate event described in this subsection
           (c).

                   (d) REORGANIZATION OF THE COMPANY. Subject to Section .4, if the Company is reorganized, merged or consolidated, or is a party to a plan of exchange with another corporation, pursuant to which reorganization, merger, consolidation or exchange, stockholders of the Company receive any Shares of Common Stock or other securities or property, or if the Company should distribute securities of another corporation to its stockholders, each Grantee shall be entitled to receive, in lieu of the number of unexercised Incentive Awards previously awarded, the number of Stock Options or Stock Appreciation Rights with a corresponding adjustment to the Fair Market Value of said Incentive Awards, to which he would have been entitled if, immediately prior to such corporate action, such Grantee had been the holder of record of a number of Shares equal to the number of the outstanding Incentive Awards payable in Shares that were previously awarded to him. In this regard, the Committee shall take whatever other action it deems appropriate to preserve the rights of Grantees holding outstanding Incentive Awards.

                   (e) ISSUE OF COMMON STOCK BY THE COMPANY. Except as hereinabove expressly provided in this Section 3.5 and subject to
           Section 3.7, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon any conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of, or Fair Market Value of, any Incentive Awards then outstanding under previously granted Incentive Awards.

                   (f) ACQUISITION OF THE COMPANY. Subject to Section 3.7, in the case of any sale of assets, merger, consolidation or combination of the Company with or into another corporation other than a transaction in which the Company is the continuing or surviving corporation and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof (an "Acquisition"), in





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           the absolute discretion of the Committee, any Grantee who holds an outstanding Incentive Award shall have the right (subject to any limitation applicable to the Incentive Award) thereafter and during the term of the Incentive Award, to receive upon exercise thereof the Acquisition Consideration (as defined below) receivable upon the Acquisition by a holder of the number of Shares which would have been obtained upon exercise of the Incentive Award immediately prior to the Acquisition. The term "Acquisition Consideration" shall mean the kind and amount of shares of the surviving or new corporation, cash, securities, evidence of indebtedness, other property or any combination thereof receivable in respect of one Share upon consummation of an Acquisition. The Committee, in its discretion, shall have the authority to take whatever action it deems appropriate to effectuate the provisions of this subsection (f).

                   (g) ASSUMPTION OF OUTSTANDING INCENTIVE AWARDS UNDER THE PLAN. Notwithstanding any other provision of the Plan, the Committee, in its absolute discretion, may authorize the assumption and continuation under the Plan of outstanding and unexercised stock options or other types of stock-based incentive awards that were granted under a stock option plan (or other type of stock incentive plan or agreement) that is or was maintained by a corporation or other entity that was merged into, consolidated with, or whose stock or assets were acquired by, the Company as the surviving corporation. Any such action shall be upon such terms and conditions as the Committee, in its discretion, may deem appropriate, including provisions to preserve the holder's rights under the previously granted and unexercised stock option or other stock-based incentive award, such as, for example, retaining an existing exercise price under an outstanding stock option. Any such assumption and continuation of any such previously granted and unexercised incentive award shall be treated as an outstanding Incentive Award under the Plan and shall thus count against the number of Shares reserved for issuance pursuant to Section 1.4. With respect to an incentive stock option (as described in Section 422 of the Code) subject to this subsection (g), no adjustment to such option shall be made to the extent constituting a "modification" within the meaning of Section 424(h)(3) of the Code unless otherwise agreed to by the optionee in writing.

                   (h) ASSUMPTION OF INCENTIVE AWARDS BY A SUCCESSOR. In the event of a dissolution or liquidation of the Company, a sale of all or substantially all of the Company's assets, a merger or consolidation involving





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           the Company in which the Company is not the surviving corporation, or a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of Shares of Common
           Stock receive securities of another corporation and/or other property, including cash, the Committee shall, in its absolute discretion, have the right and power to:

                         (i)cancel, effective immediately prior to the
                     occurrence of such corporate event, each outstanding Incentive Award (whether or not then exercisable), and, in full consideration of such cancellation, pay to the Grantee to whom such Incentive Award was granted an amount in cash equal to the excess of (A) the value, as determined by the Committee, in its absolute discretion, of the property (including cash) received by the holder of a Share of Common Stock as a result of such event over (B) the exercise price of such Incentive Award, if any; or

                         (ii)provide for the exchange of each Incentive Award
                     outstanding immediately prior to such corporate event (whether or not then exercisable) for an incentive award on some or all of the property for which such Incentive Award is exchanged and, incident thereto, make an equitable adjustment as determined by the Committee, in its absolute discretion, in the exercise price of the incentive award, if any, or the number of shares or amount of property (including cash) subject to the incentive award or, if appropriate, provide for a cash payment to the Grantee to whom such Incentive Award was granted in consideration for the exchange of the Incentive Award.

           The Committee, in its discretion, shall have the authority to take whatever action it deems appropriate to effectuate the provisions of this subsection (h).

3.6  TERMINATION OF EMPLOYMENT, DEATH, DISABILITY AND RETIREMENT

                   (a) TERMINATION OF EMPLOYMENT. Unless otherwise expressly provided in the Grantee's Incentive Agreement, if the Grantee's Employment is terminated for any reason other than due to his death, Disability, Retirement or for Cause, any non-vested portion of any Stock Option or other applicable Incentive Award at the time of such termination shall automatically expire and terminate and no further vesting shall occur. In such event, except as otherwise expressly provided in his Incentive Agreement, the Grantee shall be entitled to exercise his rights only with respect to the portion of the Incentive Award that was vested as of the





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           termination date for a period that shall end on the earlier of (i)
           the expiration date set forth in the Incentive Agreement with respect to the vested portion of such Incentive Award or (ii) the date that occurs ninety (90) calendar days after his termination date.

                   (b) TERMINATION OF EMPLOYMENT FOR CAUSE. Unless otherwise expressly provided in the Grantee's Incentive Agreement, in the event of the termination of a Grantee's Employment for Cause, all vested and non-vested Stock Options and other Incentive Awards granted to such Grantee shall immediately expire, and shall not be exercisable, as of the commencement of business on the date of such termination.

                   (c) RETIREMENT. Unless otherwise expressly provided in the Grantee's Incentive Agreement, upon the Retirement of any Employee who is a Grantee:

                         (i)any non-vested portion of any outstanding Option or
                     other Incentive Award shall immediately terminate and no further vesting shall occur; and

                         (ii)any vested Option or other Incentive Award shall
                     expire on the earlier of (A) the expiration date set forth in the Incentive Agreement for such Incentive Award; or (B) the expiration of (1) one year after the date of Retirement in the case of any Incentive Award other than an Incentive Stock Option, or (2) three months after the date of Retirement in the case of an Incentive Stock Option.

                   (d) DISABILITY OR DEATH. Unless otherwise expressly provided in the Grantee's Incentive Agreement, upon termination of Employment as a result of the Grantee's Disability or death:

                         (i)any nonvested portion of any outstanding Option or
                     other applicable Incentive Award shall immediately terminate upon termination of Employment, as applicable, and no further vesting shall occur; and

                         (ii)any vested Incentive Award shall expire upon the
                     earlier of either (A) the expiration date set forth in the Incentive Agreement or (B) the first anniversary of the Grantee's termination of Employment, as applicable, as a result of his Disability or death.

           In the case of any vested Incentive Stock Option held by an Employee following termination of Employment, notwithstanding





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

           the definition of "Disability" in Section 1.2, whether the Employee has incurred a "Disability" for purposes of determining the length of the Option exercise period following termination of Employment under this paragraph (d) shall be determined by reference to Section 22(e)(3) of the Code to the extent required by Section 422(c)(6) of the Code. The Committee shall determine whether a Disability for purposes of this subsection (d) has occurred.

                   (e) CONTINUATION. Subject to the conditions and limitations of the Plan and applicable law and regulation in the event that a Grantee ceases to be an Employee, Outside Director or Consultant, as applicable, for whatever reason, the Committee and Grantee may mutually agree with respect to any outstanding Option or other Incentive Award then held by the Grantee (i) for an acceleration or other adjustment in any vesting schedule applicable to the Incentive Award, (ii) for a continuation of the exercise period following termination for a longer period than is otherwise provided under such Incentive Award, or (iii) to any other change in the terms and conditions of the Incentive Award. In the event of any such change to an outstanding Inventive Award, a written amendment to the Grantee's Incentive Agreement shall be required.

3.7  CHANGE IN CONTROL

Notwithstanding any contrary provision in the Plan, in the event of a Change in Control (as defined below), all of the Stock Options and Stock Appreciation Rights then outstanding shall become 100% vested and immediately and fully exercisable as of the day immediately preceding the Change in Control date unless expressly provided otherwise in the Grantee's Incentive Agreement.

Notwithstanding any other provision of this Plan, unless expressly provided otherwise in the Grantee's Incentive Agreement, the provisions of this Section
3.7 may not be terminated, amended, or modified to adversely affect any Incentive Award theretofore granted under the Plan without the prior written consent of the Grantee with respect to his outstanding Incentive Awards subject, however, to the last paragraph of this Section 3.7.

For all purposes of this Plan, a "CHANGE IN CONTROL" of the Company shall mean:

                   (a) The acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a

           "PERSON") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of the total voting power of all the Company's then outstanding securities entitled to vote generally in the election of directors to the Board; provided, however, that for purposes of this subsection
           (a), the following acquisitions shall not constitute a Change in
           Control: (i) any acquisition by the Company or its Parent or Subsidiaries, (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or its Parent or Subsidiaries, or (iii) any acquisition consummated with the prior approval of the Board.

                   (b) During the period of two consecutive calendar years, individuals who at the beginning of such period constitute the Board, and any new director(s) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office, who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or

                   (c) The Company becomes a party to a merger, plan of reorganization, consolidation or share exchange in which either (i) the Company will not be the surviving corporation or (ii) the Company will be the surviving corporation and any outstanding shares of the Company's common stock will be converted into shares of any other company (other than a reincorporation or the establishment of a holding company involving no change of ownership of the Company) or other securities, cash or other property (excluding payments made solely for fractional shares); or

                   (d) The shareholders of the Company approve a merger, plan of reorganization, consolidation or share exchange with any other corporation, and immediately following such merger, plan of reorganization, consolidation or share exchange the holders of the voting securities of the Company outstanding immediately prior thereto hold securities representing fifty percent (50%) or less of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger, plan of reorganization, consolidation or share exchange; provided, however, that notwithstanding the foregoing, no Change in Control shall be deemed to have occurred if one-half (1/2) or more of the members of the Board of the Company or such surviving entity immediately after such merger, plan of reorganization, consolidation or share exchange is comprised of





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

           persons who served as directors of the Company immediately prior to such merger, plan of reorganization, consolidation or share exchange or who are otherwise designees of the Company; or

                   (e) Upon approval by the Company's stockholders of a complete liquidation and dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company other than to a Parent or Subsidiary; or

                   (f) Any other event that a majority of the Board, in its sole discretion, shall determine constitutes a Change in Control.

Notwithstanding the occurrence of any of the foregoing events of this Section
3.7 which would otherwise result in a Change in Control, the Board may determine in its discretion, if it deems it to be in the best interest of the Company, that an event or events otherwise constituting a Change in Control shall not be considered a Change in Control. Such determination shall be effective only if it is made by the Board prior to the occurrence of an event that otherwise would be or probably would lead to a Change in Control; or after such event if made by the Board a majority of which is composed of directors who were members of the Board immediately prior to the event that otherwise would be or probably would lead to a Change in Control.

3.8  EXCHANGE OF INCENTIVE AWARDS

The Committee may, in its discretion, permit any Grantee to surrender outstanding Incentive Awards in order to exercise or realize his rights under other Incentive Awards or in exchange for the grant of new Incentive Awards, or require holders of Incentive Awards to surrender outstanding Incentive Awards (or comparable rights under other plans or arrangements) as a condition precedent to the grant of new Incentive Awards.

3.9  FINANCING

The Company may extend and maintain, or arrange for and guarantee, the extension and maintenance of financing to any Grantee to purchase Shares pursuant to exercise of an Incentive Award upon such terms as are approved by the Committee in its discretion.


                                   SECTION 4.

                                     GENERAL




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

4.1  EFFECTIVE DATE AND GRANT PERIOD

This Plan is adopted by the Board effective as of __________, 1998 (the "EFFECTIVE DATE"), and was approved by the stockholders of the Company on _____________, 1998. Incentive Awards may be granted under the Plan at any time prior to receipt of such stockholder approval; provided, however, if the requisite stockholder approval is not obtained then any Incentive Awards granted hereunder shall automatically become null and void and of no force or effect. Unless sooner terminated by the Board, no Incentive Award shall be granted under the Plan after ten (10) years from the Effective Date.

4.2  FUNDING AND LIABILITY OF COMPANY

No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made, or otherwise to segregate any assets. In addition, the Company shall not be required to maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for purposes of the Plan. Although bookkeeping accounts may be established with respect to Grantees who are entitled to cash, Common Stock or rights thereto under the Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto. The Plan shall not be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto. Any liability or obligation of the Company to any Grantee with respect to an Incentive Award shall be based solely upon any contractual obligations that may be created by this Plan and any Incentive Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company, the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.

4.3  WITHHOLDING TAXES

                   (a) TAX WITHHOLDING. The Company shall have the power and the right to deduct or withhold, or require a Grantee to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan or an Incentive Award hereunder.

                   (b) SHARE WITHHOLDING. With respect to tax withholding required upon the exercise of Stock Options or SARs or upon any other taxable event arising as a result of any Incentive Awards, Grantees may elect, subject to the approval of the Committee in its discretion, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be made in writing, signed by the Grantee, and shall be subject to any restrictions or limitations that the Committee, in its discretion, deems appropriate.

                   (c) INCENTIVE STOCK OPTIONS. With respect to Shares received by a Grantee pursuant to the exercise of an Incentive Stock Option, if such Grantee disposes of any such Shares within (i) two years from the date of grant of such Option or (ii) one year after the transfer of such shares to the Grantee, the Company shall have the right to withhold from any salary, wages or other compensation payable by the Company to the Grantee an amount sufficient to satisfy federal, state and local tax withholding requirements attributable to such disqualifying disposition.

                   (d) LOANS. The Committee may provide for loans, on either a short term or demand basis, from the Company to a Grantee who is an Employee or Consultant to permit the payment of taxes required by law.

4.4  NO GUARANTEE OF TAX CONSEQUENCES

Neither the Company nor the Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person participating or eligible to participate hereunder.

4.5  DESIGNATION OF BENEFICIARY BY PARTICIPANT

Each Grantee may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Grantee, shall be in a form prescribed by the Committee, and will be effective only when filed by the Grantee in writing with the Committee during the Grantee's lifetime. In the absence of any such designation, benefits remaining unpaid at the Grantee's death shall be paid to the Grantee's estate.

4.6  DEFERRALS

The Committee may permit a Grantee to defer such Grantee's receipt of the payment of cash or the delivery of Shares that would, otherwise be due to such Grantee by virtue of the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or goals with respect to Performance Units, Performance Shares or Other Stock-Based Awards. If any such deferral election is permitted, the Committee shall, in its discretion, establish rules and procedures for such payment deferrals to the extent consistent with the Code.

4.7  AMENDMENT AND TERMINATION

The Board shall have complete power and authority to terminate or amend the Plan at any time; provided, however, that the Board shall not, without the approval of the stockholders of the Company within the time period required by applicable law, (a) except as provided in Section 3.5, increase the maximum number of Shares which may be issued under the Plan pursuant to Section 1.4, (b) amend the requirements as to the class of Employees eligible to purchase Common Stock under the Plan, (c) to the extent applicable, increase the maximum limits on Incentive Awards to Covered Employees as set for compliance with the Performance-Based Exception, (d) extend the term of the Plan, or (e) to the extent applicable, decrease the authority granted to the Committee under the Plan in contravention of Rule 16b-3 under the Exchange Act.

No termination, amendment, or modification of the Plan shall adversely affect in any material way any outstanding Incentive Award previously granted to a Grantee under the Plan, without the written consent of such Grantee or other designated holder of such Incentive Award.

This Plan and any amendments hereto are subject to all necessary approvals of the applicable "Regulatory Authorities" and stockholders. "Regulatory Authorities" means all stock exchanges and other organized trading facilities on which the Shares are listed and all securities commissions or similar securities regulatory bodies having jurisdiction over the Company. To the extent that the Committee determines that (a) the listing or qualification requirements of any Regulatory Authority, or (b) the Code (or regulations promulgated thereunder), require stockholder approval in order to maintain compliance with such listing or qualification requirements or to maintain any favorable tax advantages or qualifications, then the Plan shall not be amended in such respect without approval of such Regulatory Authority and/or the Company's stockholders.

4.8  REQUIREMENTS OF LAW

The granting of Incentive Awards and the issuance of Shares under the

Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules and regulations of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation, and any applicable federal or state securities law, if applicable. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

4.9  RULE 16b-3 SECURITIES LAW COMPLIANCE

With respect to Insiders to the extent applicable, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act. Any ambiguities or inconsistencies in the construction of an Incentive Award or the Plan shall be interpreted to give effect to such intention. However, to the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee in its discretion.

4.10 COMPLIANCE WITH CODE SECTION 162(m)

If the Company is a Publicly Held Corporation, then unless otherwise determined by the Committee with respect to any particular Incentive Award, it is intended that the Plan comply fully with and meet all the requirements of Section 162(m) of the Code so that any applicable types of Incentive Awards that are granted to Covered Employees shall qualify for the Performance-Based Exception. If any provision of the Plan or an Incentive Agreement would disqualify the Plan or would not otherwise permit the Plan or Incentive Award to comply with the Performance-Based Exception as so intended, such provision shall be construed or deemed amended to conform to the requirements of the Performance-Based Exception to the extent permitted by applicable law and deemed advisable by the Committee; provided that no such construction or amendment shall have an adverse effect on the prior grant of an Incentive Award or the economic value to a Grantee of any outstanding Incentive Award.

4.11 SUCCESSORS

All obligations of the Company under the Plan with respect to Incentive Awards granted hereunder shall be binding on any successor to the

Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

4.12 MISCELLANEOUS PROVISIONS

                   (a) No Employee, Consultant, Outside Director, or other person shall have any claim or right to be granted an Incentive Award under the Plan. Neither the Plan, nor any action taken hereunder, shall be construed as giving any Employee, Consultant, or Outside Director any right to be retained in the Employment or other service of the Company or any Parent or Subsidiary.

                   (b) No Shares of Common Stock shall be issued hereunder unless counsel for the Company is then reasonably satisfied that such issuance will be in compliance with federal and state securities laws, if applicable.

                   (c) The expenses of the Plan shall be borne by the Company.

                   (d) By accepting any Incentive Award, each Grantee and each person claiming by or through him shall be deemed to have indicated his acceptance of the Plan.

4.13 SEVERABILITY

In the event that any provision of this Plan shall be held illegal, invalid or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal, invalid, or unenforceable provision was not included herein.

4.14 GENDER, TENSE AND HEADINGS

Whenever the context so requires, words of the masculine gender used herein shall include the feminine and neuter, and words used in the singular shall include the plural. Section headings as used herein are inserted solely for convenience and reference and constitute no part of the interpretation or construction of the Plan.

4.15 GOVERNING LAW

The Plan shall be interpreted, construed and constructed in accordance with the laws of the State of Delaware without regard to its conflicts of law provisions, except as may be superseded by applicable laws of the

United States.

IN WITNESS WHEREOF, ________________________ has caused this Plan to be duly executed in its name and on its behalf by its duly authorized officer.


ATTEST:__________________________


By:______________________________            By:______________________________

Name:____________________________            Name:____________________________
Title:___________________________            Title:___________________________

                                   APPENDIX G
                                MERGER AGREEMENT

                                                                      SCHEDULE G




                          PLAN AND AGREEMENT OF MERGER


                                  BY AND AMONG


                        OPTIMA PETROLEUM CORPORATION, AND


         OPTIMA ENERGY (U.S.) CORPORATION, ITS WHOLLY OWNED SUBSIDIARY,


                                       AND


                           GOODSON EXPLORATION COMPANY
                              NAB FINANCIAL, L.L.C.
                               DEXCO ENERGY, INC.
                            AMERICAN EXPLORER, L.L.C.






                          Dated as of February 11, 1998

                                TABLE OF CONTENTS

                                                                                                      PAGE

ARTICLE  THE MERGERS                                                                                     2
   SECTION        The Mergers                                                                            2
   SECTION        Effective Time                                                                         2
   SECTION        Effect of the Mergers                                                                  2
   SECTION        Consideration                                                                          3
   SECTION        Closing                                                                                4
   SECTION        Stockholder Consents                                                                   4
   SECTION        Directors of Acquiring Corporation                                                     4

ARTICLE  REPRESENTATIONS AND WARRANTIES OF TARGET CORPORATIONS                                           5
   SECTION        Organization and Qualification                                                         5
   SECTION        Capitalization                                                                         5
   SECTION        Authority Relative to the Agreement                                                    6
   SECTION        No Violation                                                                           6
   SECTION        Consents and Approvals                                                                 7
   SECTION        Financial Statements                                                                   7
   SECTION        Absence of Changes                                                                     7
   SECTION        Litigation                                                                             8
   SECTION        Tax Matters                                                                            8
   SECTION        Employee Benefit Plans                                                                 8
   SECTION        Compliance with Law; Environmental Matters                                             8
   SECTION        Title to Properties; Encumbrances                                                      9
   SECTION        Permits and Licenses                                                                   9
   SECTION        Agreements, Contracts and Commitments                                                  9

ARTICLE  REPRESENTATIONS AND WARRANTIES OF ACQUIRING CORPORATION AND ACQUISITION SUB                    10
   SECTION        Organization and Authority                                                            10
   SECTION        Capitalization                                                                        10
   SECTION        Authority Relative to the Agreement                                                   11
   SECTION        No Violation                                                                          11
   SECTION        Consents and Approvals                                                                12
   SECTION        Financial Statements                                                                  12
   SECTION        Absence of Changes                                                                    13
   SECTION        Litigation                                                                            13
   SECTION        Tax Matters                                                                           13
   SECTION        Employee Benefit Plans                                                                14
   SECTION        Compliance and Law; Environmental Matters                                             14
   SECTION        Title to Properties; Encumbrances                                                     15
   SECTION        Permits and Licenses                                                                  15
   SECTION        Agreements, Contracts and Commitments                                                 15

ARTICLE  COVENANTS OF TARGET CORPORATIONS AND OPERATING COMPANY                                         15
   SECTION        Affirmative Covenants of Target Corporations and Operating Company                    15
   SECTION        Negative Covenants of Target Corporations and Operating Company                       16

ARTICLE  COVENANTS OF THE ACQUIRING CORPORATION AND ACQUISITION SUB                                     17
   SECTION        Affirmative Covenants of Acquiring Corporation and Acquisition Sub                    17
   SECTION        Negative Covenants of The Acquiring Corporation and Acquisition Sub                   19

ARTICLE  ADDITIONAL AGREEMENTS                                                                          20
   SECTION        Access To, and Information Concerning, Target Corporations
                  and Operating Company Properties and Records                                          20

   SECTION        Access To, and Information Concerning Acquiring Corporation
                  and Acquisition Sub Properties and Records                                            21
   SECTION        Miscellaneous Agreements and Consents                                                 22
   SECTION        Good Faith Efforts                                                                    22
   SECTION        Exclusivity                                                                           22

ARTICLE CONDITIONS TO CONSUMMATION OF THE MERGERS                                                       23
   SECTION        Conditions to Each Party's Obligation to Effect
                  the Mergers                                                                           23
   SECTION        Conditions to the Obligations of Acquiring Corporation
                  and Acquisition Sub to Effect the Mergers                                             23
   SECTION        Conditions to the Obligations of the Target Corporations
                  and Operating Company to Effect the Mergers                                           24

ARTICLE  TERMINATION; AMENDMENT; WAIVER                                                                 26
   SECTION        Termination                                                                           26
   SECTION        Effect of Termination                                                                 26
   SECTION        Amendment                                                                             27
   SECTION        Extension; Waiver                                                                     27

ARTICLE  REMEDIES                                                                                       27
   SECTION        Remedies for Breach of Representations and Warranties                                 27

ARTICLE  SURVIVAL OF REPRESENTATIONS AND WARRANTIES                                                     27
   SECTION        Survival of Representations and Warranties                                            27

ARTICLE  MISCELLANEOUS                                                                                  27
   SECTION        Expenses                                                                              28
   SECTION        Public Announcements                                                                  28
   SECTION        Brokers and Finders                                                                   28
   SECTION        Entire Agreement; Assignment                                                          28
   SECTION        Waiver; Consents                                                                      28
   SECTION        Further Assurances                                                                    28
   SECTION        Severability                                                                          29
   SECTION        Notices                                                                               29
   SECTION        Governing Law                                                                         30
   SECTION        Descriptive Headings                                                                  30
   SECTION        Parties in Interest; No Third Party Beneficiary                                       30
   SECTION        Counterparts                                                                          30
   SECTION        Incorporation by Reference                                                            30
   SECTION        Pursuit of Litigation                                                                 30
   SECTION        Certain Definitions                                                                   30

                          PLAN AND AGREEMENT OF MERGER



         THIS PLAN AND AGREEMENT OF MERGER ("Agreement") is entered into as of February 11, 1998, by and among Optima Petroleum Corporation, a corporation constituted under the Canada Business Corporation Act ("CBCA") ("Acquiring Corporation"), Optima Energy (U.S.) Corporation, a Nevada corporation and a wholly owned subsidiary of Acquiring Corporation ("Acquisition Sub"), American Explorer, L.L.C., a Louisiana limited liability company (the "Operating Company") and Goodson Exploration Company, a Louisiana corporation ("Goodson"), NAB Financial, L.L.C., a Louisiana limited liability company ("NAB"), Dexco Energy, Inc., a Louisiana corporation ("Dexco") (Goodson, NAB and Dexco, collectively own all of the membership interest of the Operating Company, and are herein referred to collectively as the "Target Corporations").

         WHEREAS, the Acquiring Corporation and the Target Corporations believe that the Mergers (as defined herein) of the Target Corporations with and into the Acquisition Sub in the manner provided by, and subject to the terms and conditions set forth in this Agreement, and all exhibits, schedules and amendments hereto, is desirable and in the best interests of their respective corporations and shareholders;

         WHEREAS, the Mergers are conditional upon (i) Acquiring Corporation, prior to the Merger, being domesticated as a Delaware corporation in accordance with Section 388 of the Delaware General Corporation Law and Section 188 of the CBCA (the "Optima Domestication"), pursuant to which Acquiring Corporation will, among other things, file a certificate of domestication and certificate of incorporation with the Secretary of the State of Delaware and (ii) subject to the parties agreeing to a different structure prior to the Closing (as defined below), the Acquisition Sub, prior to the Mergers, being merged into a newly formed Louisiana corporation and wholly-owned subsidiary of Acquiring Corporation in accordance with the Louisiana Business Corporation Act ("LBCA") and applicable corporation laws of the State of Nevada, for the purpose of changing its state of incorporation from Nevada to Louisiana (the "Reincorporation"); and

         WHEREAS, the respective boards of directors of the Acquiring Corporation and the Acquisition Sub, the board of directors and shareholders of the Target Corporations and the members of the Operating Company have approved this Agreement and the proposed transactions on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the recitals and the respective representations, warranties and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   I. ARTICLE
                                   THE MERGERS

A.                SECTION    The Mergers. Upon the terms and subject to the
conditions hereof, and in accordance with the LBCA, Goodson, NAB and Dexco shall be merged with and into Acquisition Sub (collectively, the "Mergers"). Prior to the Mergers, (i) Acquiring Corporation will consummate the Optima Domestication and (ii) Acquisition Sub will consummate the Reincorporation.

A.                SECTION    Effective Time. As soon as practicable following
the satisfaction or waiver of the conditions set forth in Article VI hereof, and provided that this Agreement has not been terminated or abandoned pursuant to
Section 7.1 hereof, the Target Corporations and Acquisition Sub (the "Constituent Corporations") will cause Articles of Merger to be filed with the Secretary of State of Louisiana in the form required by and executed in accordance with the relevant provisions of the LBCA. The date of such filings or such other time and date as may be specified in the Articles of Merger shall be the "Effective Time" of the Mergers.

A.                SECTION    Effect of the Mergers

         The Acquisition Sub will be the surviving corporation in the Mergers (sometimes hereinafter referred to as the "Surviving Corporation") and will continue to be governed by the laws of its state of incorporation, and the separate corporate existence of the Target Corporations shall cease. The corporate charter and the bylaws of Acquisition Sub in effect at the Effective Time will be the corporate charter and bylaws of the Surviving Corporation, until duly amended in accordance with its terms and applicable law. The directors and officers of the Surviving Corporation immediately after the Effective Time, to serve until their successors are duly elected and qualified, shall be:


        Officers                               Title

Charles T. Goodson                         President and Chief Executive Officer
Alfred J. Thomas, II                       Chief Operating Officer
Ralph J. Daigle                            Senior Vice President - Exploration
Robert R. Brooksher                        Chief Financial Officer and Secretary

        Directors

Robert L. Hodgkinson
William C. Leuschner                       Chairman of the Board
Charles T. Goodson
Alfred J. Thomas, II

Ralph J. Daigle
Robert R. Brooksher
Daniel G. Fournerat


Upon the consummation of the Mergers, the Surviving Corporation shall thereupon and thereafter possess all assets and property of every description and every interest therein, wherever located, of the Constituent Corporation as in existence immediately prior to the Effective Time, and the rights, privileges, immunities, powers, franchises and authority of each Constituent Corporation and all obligations belonging to and due each Constituent Corporation shall be vested in the Surviving Corporation, without further act or deed, and the Mergers shall have all such other effects as set forth in the LBCA. In addition, as soon as practicable following the Effective time, each of Acquiring Corporation and Surviving Corporation shall relocate (i) its principal executive offices to Lafayette, Louisiana and (ii) its principal exploration office, if any, to Houston, Texas.

A.                SECTION    Consideration

1. At the Effective Time, by virtue of the Mergers and without any action on the part of any holder of the capital stock of the Target Corporations, an aggregate of 7,335,001 shares of Acquiring Corporation Common Stock and Contingent Stock Issue Rights (as defined below) to receive, subject to certain conditions, an additional 1,667,001 shares of Acquiring Corporation Common Stock, as follows: (i) each share of the common stock, no par value, of Goodson shall be converted into (x) 2,567.25 shares of the common stock, $.001 par value, of Acquiring Corporation ("Acquiring Corporation Common Stock") and the right to receive, subject to certain conditions, 583.45 shares of Acquiring Corporation Common Stock (a "Contingent Stock Issue Right") in the form attached hereto as Exhibit A (for a total of 2,567,250 shares and 583,450 Contingent Stock Issue Rights), (ii) each membership interest representing 1% ownership of NAB shall be converted into 25,672.5 shares of Acquiring Corporation Common Stock and 5,834.5 Contingent Stock Issue Rights (for a total of 2,567,251 shares and 583,451 Contingent Stock Issue Rights), and (iii) each share of the common stock, no par value, of Dexco shall be converted into 22,005 shares of Acquiring Corporation Common Stock and 5,001 Contingent Stock Issue Rights (for a total of 2,200,500 shares and 500,100 Contingent Stock Issue Rights.

1. At the Effective Time, by virtue of the Mergers and without any action on the part of Acquiring Corporation as the sole shareholder of the Acquisition Sub, each issued and outstanding share of the common stock of the Acquisition Sub shall remain issued and outstanding.

1. From and after the Effective Time, each holder of an outstanding certificate of the common stock and each holder of membership interests of the Target Corporations shall be entitled to receive, upon surrender thereof to Acquiring

Corporation, the shares of Acquiring Corporation Common Stock and Contingent Stock Issue Rights to which such holder is entitled pursuant to this Section 1.4.

2. No fractional shares of Acquiring Corporation Common Stock or Contingent Stock Issue Rights shall be issued in the Mergers. In lieu thereof, each holder of capital stock or membership interests of the Target Corporations who would otherwise be entitled to a fractional share of Acquiring Corporation Common Stock or Contingent Stock Issue Right shall be rounded up to the nearest whole share of Acquiring Corporation Common Stock or the nearest whole Contingent Stock Issue Right, as applicable.

1. Upon satisfaction of the conditions set forth therein, each Contingent Stock Issue Right shall entitle the holder thereof to receive, and shall automatically be converted into, shares of Acquiring Corporation Common Stock on the basis and subject to the conditions set forth in the Contingent Stock Issue Rights.

A.                SECTION    Closing. Upon the terms and subject to the
conditions hereof, as soon as practicable after the satisfaction or waiver, if permissible, of the conditions set forth in Article VII hereof, the Target Corporations and the Acquisition Sub shall execute in the manner required by the LBCA Articles of Merger, and the parties hereto shall take all such other and further actions as may be required by law to make the Mergers effective. Prior to the filings referred to in this section, a closing (the "Closing") will be held at the office of counsel to the Target Corporations (or such other place as the parties may agree) for the purpose of confirming all of the foregoing. The parties acknowledge and agree that it is their mutual desire and interest to consummate the Mergers as soon as practicable after the date hereof, and shall use all reasonable effects to consummate the Mergers in accordance with this
Section 1.5. For purposes of this Agreement, the date on which the Closing actually occurs shall be the "Closing Date."

A.                SECTION    Stockholder Consents

1. Pursuant to the LBCA, within 10 days of the execution of this Agreement, each of the stockholders and members of the Target Corporations will consent to and adopt this Agreement and the Mergers, and the transactions contemplated herein, by executing the form of consent attached hereto as Exhibit B-1.

1. Pursuant to the CBCA, within 10 days of the execution of this Agreement certain of the stockholders of the Acquiring Corporation will consent and adopt this Agreement and the Mergers, and the transactions contemplated herein, by executing the form of consent attached hereto as Exhibit B-2.

A.                SECTION    Directors of Acquiring Corporation. The Board of
Directors shall take such action as may be necessary to nominate for election to the Acquiring Corporation's Board of Directors the same directors as those designated in Section 1.3 hereof for the Acquisition Sub, such persons to be nominated for election at the shareholders' meeting required to be held by the Acquiring Corporation pursuant to Section 5.1(h) hereof.

                                   I. ARTICLE
              REPRESENTATIONS AND WARRANTIES OF TARGET CORPORATIONS

         The Target Corporations hereby severally, but not jointly, make the representations and warranties set forth in this Article II to the Acquiring Corporation and the Acquisition Sub. The Target Corporations have delivered to the Acquiring Corporation and the Acquisition Sub the Schedules to this Agreement referred to in this Article II on the date hereof and such Schedules have been reviewed and accepted by the Acquiring Corporation and the Acquisition Sub.

A.                SECTION    Organization and Qualification

1. Each of Goodson and Dexco is a corporation, and the Operating Company and NAB are each a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Louisiana. Each of the Target Corporations and the Operating Company has all requisite corporate or partnership power and authority to carry on its business as it is now being conducted, and to own, lease and operate its properties and assets, and to perform all its obligations under the agreements and instruments to which it is a party or by which it is bound. Each of the Target Corporations and the Operating Company is duly qualified to do business as a foreign corporation or limited liability company, as the case may be, and is in good standing under the laws of each state or other jurisdiction in which the properties and assets owned, leased or operated by it or the nature of the business conducted by it make such qualification necessary. Each such jurisdiction in which the Target Corporations and the Operating Company are so qualified is listed on Schedule 2.1(a).

1.                       None of the Target Corporations and the Operating
Company have a subsidiary.

1. True, correct and complete copies of the charter documents and bylaws of each Target Corporations and the charter and member regulations of the Operating Company, with all amendments thereto through the date of this Agreement, have been delivered by Target Corporations to Acquiring Corporation.

A.               SECTION     Capitalization. As of the date hereof, the
authorized capitalization of each of the Target Corporations and the Operating Company are set forth on Schedule 2.2. Schedule 2.2 lists each holder of common stock and the number of shares owned by such holders, which represent all of the outstanding capital stock of Goodson and Dexco, and each owner of membership interests and the amount of membership interest owned by each member of the Operating Company and NAB. Except as set forth on Schedule 2.2, there are no outstanding subscriptions, options, phantom stock, convertible securities, rights, warrants, calls, irrevocable proxies or other agreements or commitments of any kind directly or indirectly obligating Goodson and Dexco to issue any security of or equity interest in Goodson and Dexco or obligating the Operating Company and NAB to issue any membership interest in the Operating Company and NAB, or irrevocable proxies or any agreements (including shareholder agreements) restricting the transfer of or otherwise relating to any security or equity interest in Goodson and Dexco or membership interest in the Operating Company and NAB. All of the shares of common stock of Goodson and Dexco and the membership interests of the Operating Company and NAB have been duly authorized, validly issued and are fully paid and non-assessable, and are free of preemptive rights.

A.                SECTION    Authority Relative to the Agreement. Each of the
Target Corporations and the Operating Company has full corporate power and authority to execute and deliver this Agreement, and no further corporate proceedings on the part of the Target Corporations and the Operating Company are necessary to consummate the transactions contemplated hereby, which have been duly and validly authorized and approved by the board of directors and shareholders of Goodson and Dexco and by the members and managers of the Operating Company and NAB. This Agreement has been duly and validly executed and delivered by each Target Corporations and the Operating Company, and this Agreement constitutes the valid and binding obligation of each Target Corporations and the Operating Company enforceable against each Target Corporations and the Operating Company in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and general equitable principles, and subject to such approval of regulatory agencies as may be required by statute or regulation.

A.                SECTION    No Violation. Neither the execution, delivery nor
performance of this Agreement, nor the consummation of the transactions contemplated hereby will, as of the Effective Time (i) violate any law, order, writ, judgment, injunction, award, decree, rule, statute, ordinance or regulation applicable to the Target Corporations and the Operating Company which in each case would result in a Material Adverse Effect (as defined in Section
11.14 hereof), (ii) except as set forth on Schedule 2.4, be in conflict with, result in a breach or termination of any provision of, cause the acceleration of the maturity of any debt or obligation pursuant to, constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any security interest, lien, charge or other encumbrance upon any property of any Target Corporations and the Operating Company pursuant to, any terms, conditions or provisions of any note, license, instrument, indenture, mortgage, deed of trust or other agreement or understanding or any other restriction of any kind or character, to which any Target Corporations and the Operating Company are a party or by which any of the properties of any Target Corporations and the Operating Company are subject or bound, and in which each case would result in a Material Adverse Effect or (iii) conflict with or result in any breach of any provision of the charter documents or bylaws of any Target Corporations and the Operating Company.

A.                SECTION    Consents and Approvals. Except as described on
Schedule 2.5 hereto, and except for filing a Notification and Report Form pursuant to the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), if such filing is necessary, no prior consent, approval or authorization of, or declaration, filing or registration with any person, domestic or foreign, is required of or by any Target Corporations and the Operating Company in connection with the execution, delivery and performance by the Target Corporations and the Operating Company of this Agreement and the transactions contemplated hereby.

A.                SECTION    Financial Statements. The Acquiring Corporation has
been provided with a true and complete copy of the unaudited statements of assets, liabilities and members' capital of the Operating Company and NAB (as of September 30, 1997 for Operating Company and as of November 30, 1997 for NAB), and unaudited balance sheet of each of Goodson and Dexco, both as of December 31, 1997 and the related statements of revenues and expenses and statements of members' capital of the Operating Company and NAB, and statements of operations and changes in stockholders' equity of each of Goodson and Dexco, all as of and for respective fiscal years (herein, the "Target Financial Statements"). The Target Financial Statements fairly present, in all material respects, the financial condition of each of the Target Corporations and the Operating Company and the revenues and expenses, results of operations, members' capital and stockholders' equity, as applicable, for the respective periods indicated (subject to year-end audit adjustments and the absence of complete footnotes).

A.                SECTION    Absence of Changes. Except as set forth on Schedule
2.7, since September 30, 1997 in the case of Operating Company, November 30, 1997 in the case of NAB, and December 31, 1997 in the case of Dexco and Goodson, neither the Target Corporations nor the Operating Company have directly or indirectly:

1. made any amendment to its charter documents or bylaws or regulations, as the case may be, or changed the character of its business in any material manner;

1.                       suffered any Material Adverse Effect;

1. entered into or amended any agreement, commitment or transaction, or incurred any liabilities of any kind, except in the ordinary course of business consistent with prior practice or except in connection with the transactions contemplated by this Agreement;

1. agreed, whether in writing or otherwise, to take any action the performance of which would change the representations contained in this Section in the future so that any such representation would not be true in all material respects as of the Closing; or

1. made any declaration, setting aside, or payment of any dividend or other distribution in respect its capital stock, or any direct or indirect redemption, purchase or other acquisition by it of such stock.

A.                SECTION    Litigation. There are no actions, suits, claims,
investigations, reviews or other proceedings pending or, to the knowledge of each Target Corporations, threatened against such Target Corporations or the Operating Company or involving any of the properties or assets of such Target Corporations or the Operating Company, at law or in equity or before or by any foreign, federal, state, municipal, or other governmental court, department, commission, board, bureau, agency, or other instrumentality or person or any board of arbitration or similar entity.

A.                SECTION     Tax Matters. All federal, state, county and local
tax returns and tax reports required to be filed by each Target Corporations and Operating Company prior to the date hereof have been filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed. All federal, state and county and local income and other taxes, including interest and penalties thereon, due by each Target Corporations and Operating Company have been fully paid or adequately provided for in the Target Financial Statements. No sales and use tax audits by any governmental authority are pending, and no federal or state income tax return of any Target Corporations and Operating Company has been audited by the Internal Revenue Service or any state governmental authority, respectively.

A.                SECTION     Employee Benefit Plans. Except for customary group
health, dental and life insurance plans, the Target Corporations and Operating Company have no health, dental and life insurance plans, bonus, deferred compensation, pension, profit sharing and retirement plans or any other employee benefit plans, programs or arrangements providing benefits for employees of the Target Corporations and Operating Company (the "Target Benefit Plans"). The Target Benefit Plans have been maintained in compliance with all applicable laws, including all contributions to and distributions made by the Target Benefit Plans. There are no pending or, to the knowledge of such Target Corporations, threatened claims by or on behalf of the Target Benefit Plans, the United States Department of Labor, the Internal Revenue Service, or by any current or former employee of the Target Corporations and the Operating Company or beneficiary of such current or former employee alleging a breach of any fiduciary duties or a violation of applicable state or federal law which could result in a material liability on the part of the Target Corporations and the Operating Company.

A.                 SECTION    Compliance with Law; Environmental Matters

1. Permits, etc. To the knowledge of each Target Corporations, each of them and the Operating Company have in full force and effect all material environmental permits, licenses, approvals and other authorizations required to conduct their operations and are operating in material compliance thereunder;

1. Compliance. To the knowledge of each Target Corporations, its operations and Operating Company's operations and the use of its assets and Operating Company's assets do not violate any applicable federal, state or local law, statute, ordinance, rule, regulation, order or notice requirement including without limitation those pertaining to (a) the environment, including natural resources or any activity which affects the environment, or (b) the regulation of any pollutants, contaminants, waste, substances (whether or not hazardous or toxic), including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. Section 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 1609 et seq.) the Clean Water Act (33 U.S.C. 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (17 U.S.C. Section 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. Section 201 and Section 300f et seq.), the Rivers and Harbors Act (33 U.S.C. Section 401 et seq.), the Oil Pollution Act (33 U.S.C. Section 2701 et seq.) and analogous, foreign, state and local provisions, as any of the foregoing may have been amended or supplemented from time to time (collectively the "Applicable Environmental Laws"), where such violation would have a Material Adverse Effect;

1. Environmental Claims. No notice has been served on any Target Corporations or Operating Company from any entity, governmental agency or individual regarding any existing, pending or threatened investigation or inquiry related to alleged violations under any Applicable Environmental Laws.

A.                SECTION    Title to Properties; Encumbrances. To the knowledge
of each Target Corporations, the properties and other assets of the Operating Company and the Target Corporations are free and clear of any lien, mortgage, pledge, security interest or other encumbrance, except as described in Schedule
2.12 and except for liens for taxes, assessments or governmental charges or levies which are not delinquent.

A.                SECTION     Permits and Licenses. Each Target Corporations and
the Operating Company have all permits, licenses, certificates and authorities from governmental agencies required to conduct its business as now being conducted, and the consummation of the transactions contemplated by this Agreement will not constitute a violation of any permit, license, certificate or authority from a governmental agency which would result in a Material Adverse Effect. Such permits are in full force and effect unimpaired by any act or omission of any Target Corporations or Operating Company, or its employees or agents, have not been suspended or revoked, and each Target Corporations and Operating Company have complied with their terms, except for any failure to comply which does not result in a Material Adverse Effect.

A.                SECTION    Agreements, Contracts and Commitments. Neither the
Target Corporations nor the Operating Company is a party to or bound by (i) any commitment which involves or may involve aggregate future payments by or to such Target Corporations or the Operating Company of $100,000 or more and which is not, by its terms, terminable by such Target Corporations or the Operating Company without penalty or payment on 60 days notice or less or (ii) any non-competition or secrecy agreement, any loan or credit agreement, security agreement, indenture, mortgage, pledge, conditional sale or title retention agreement, lease purchase agreement or other instrument evidencing indebtedness (other than equipment purchases or lease agreements entered into in the ordinary course of business), or any sales representative, partnership, joint venture, joint operating or similar agreement.

                                   I. ARTICLE
                        REPRESENTATIONS AND WARRANTIES OF
                    ACQUIRING CORPORATION AND ACQUISITION SUB

         Acquiring Corporation and Acquisition Sub make the representations and warranties set forth in this Article III to Target Corporations. Acquisition Corporation and Acquisition Sub have delivered to the Target Corporations the Schedules to this Agreement referenced to in the Article III on the date hereof and such Schedules have been reviewed and accepted by the Target Corporations.

A.                SECTION    Organization and Authority. Acquiring Corporation
is a corporation duly organized, validly existing and in good standing under the CBCA, and Acquisition Sub is a corporation duly organized, validly existing and in good standing under the laws of Nevada. Acquiring Corporation has no subsidiaries except for the Acquisition Sub. Each of Acquiring Corporation and Acquisition Sub has all requisite corporate power and authority to carry on its business as it is now being conducted, and to own, lease and operate its properties and assets, and to perform all its obligations under the agreements and instruments to which it is a party or by which it is bound. Each of the Acquiring Corporation, and the Acquisition Sub is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which the properties and assets owned, leased or operated by it or the nature of the business conducted by it make such qualification necessary. The Acquiring Corporation has no subsidiaries other than the Acquisition Sub.

A.                SECTION    Capitalization. As of the date hereof, the
authorized capital stock of each Acquiring Corporation and the Acquisition Sub is set forth on Schedule 3.2. Schedule 3.2 lists all capital stock issued and outstanding of the Acquiring Corporation and the Acquisition Sub. Except as set forth on Schedule 3.2, there are no outstanding subscriptions, options, phantom stock, convertible securities, rights, warrants, calls, irrevocable proxies or other agreements or commitments of any kind directly or indirectly obligating the Acquiring Corporation or the Acquisition Sub to issue any security of or equity interest in such Acquiring Corporation or the Acquisition Sub, or irrevocable proxies or any agreements (including shareholder agreements) restricting the transfer of or otherwise relating to any security or equity interest in the Acquiring Corporation or the Acquisition Sub. All of the shares of capital stock of the Acquiring Corporation and the Acquisition Sub have been duly authorized, validly issued and are fully paid and non-assessable, and are free of preemptive rights. The Acquiring Corporation Common Stock is listed for trading on the Nasdaq National Market System and the Toronto Stock Exchange, and the Acquiring Corporation is in good standing with both such exchanges and has received no notice of, and knows of no reason that would


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
lead to, the delisting or conditional listing of the Acquiring Corporation on such exchanges.

         When issued pursuant to this Agreement, (i) the shares of Acquiring Corporation Common Stock to be issued to the stockholders of the Target Corporations will be validly issued, fully paid and nonassessable share of Acquiring Corporation Common Stock, and (ii) the Contingent Stock Issue Rights will represent the valid and enforceable right to acquire the number of validly issued, fully paid and nonassessable shares of Acquiring Corporation Common Stock on the terms set forth in the Contingent Stock Issue Rights, which shares have been properly reserved for issuance by Acquiring Corporation.

A.                SECTION    Authority Relative to the Agreement. The Acquiring
Corporation and the Acquisition Sub have full corporate power and authority to execute and deliver this Agreement, and no further corporate proceedings on the part of the Acquiring Corporation or the Acquisition Sub are necessary to consummate the transactions contemplated hereby, other than the approval of the shareholders of Acquiring Corporation described in Section 5.1(h) hereof, which have been duly and validly authorized by the board of directors of Acquiring Corporation and the board of directors and shareholders of the Acquisition Sub. This Agreement has been duly and validly executed and delivered by the Acquiring Corporation and the Acquisition Sub, and this Agreement constitutes the valid and binding obligation of the Acquiring Corporation and the Acquisition Sub enforceable jointly and severally against the Acquiring Corporation and the Acquisition Sub in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and general equitable principles, and subject to such approval of regulatory agencies as may be required by statute or regulation.

A.                SECTION    No Violation. Neither the execution, delivery nor
performance of this Agreement, nor the consummation of all of the transactions contemplated hereby will, as of the Effective Time, (i) violate any law, order, writ, judgment, injunction, award, decree, rule, statute, ordinance or regulation applicable to the Acquiring Corporation and the Acquisition Sub which in each case would result in a Material Adverse Effect, (ii) be in conflict with, result in a breach or termination of any provision of, cause the acceleration of the maturity of any debt or obligation pursuant to, constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any security interest, lien, charge or other encumbrance upon any property or assets of the Acquiring Corporation and the Acquisition Sub pursuant to any terms, conditions or provisions of any note, license, instrument, indenture, mortgage, deed of trust or other agreement or understanding or any other restriction of any kind or character, to which the Acquiring Corporation and the Acquisition Sub is a party or by which any of their assets or properties are subject or bound, and which in each case would result in a Material Adverse Effect, or (iii) conflict with or result in any breach of any provision of the charter documents or bylaws of the Acquiring Corporation and the Acquisition Sub.

A.                SECTION    Consents and Approvals. Except (i) the approval by
the stockholders of the Acquiring Corporation and regulatory authorities as required by Section 5.1(h) hereof, (ii) filing a Notification and Report Form pursuant to the applicable requirements of the HSR Act, (iii) approval by the Toronto Stock Exchange ("TSE") and the Nasdaq Stock Market, Inc. ("Nasdaq") and
(iv) the Director of Corporations appointed under Section 250 of the CBCA, no prior consent, approval or authorization of, or declaration, filing or registration with any person, domestic or foreign, is required of or by the Acquiring Corporation or the Acquisition Sub in connection with the execution, delivery and performance by the Acquiring Corporation and the Acquisition Sub of this Agreement and the transactions contemplated hereby, except the filing of Articles of Merger under applicable laws.

A.                SECTION    Financial Statements

1. The Acquiring Corporation has filed all material forms, statements, reports and documents (including all exhibits, amendments and supplements thereto with (i) the United States Securities and Exchange Commission (the "SEC") that it has been required to make under the Securities Act of 1933, as amended, and the rules and regulations hereunder (the "Securities Act"), and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), and (ii) all applicable Canadian securities regulatory authorities and stock exchanges under Canadian securities laws and the rules of such stock exchanges. The Acquiring Corporation will make all such filings as are required, if any, in connection with this Agreement, as well as any actions required hereunder. The Acquiring Corporation has previously delivered to Target Corporations copies of its (x) Annual Reports on Form 10-K for the fiscal year ended December 31, 1996 and for each of the two immediately preceding fiscal years, as filed with the SEC, (y) proxy and information statements relating to all meetings of its stockholders (whether annual or special) and actions by written consent in lieu of a stockholders' meeting from December 31, 1992, until the date hereof, and (z) all other reports, including quarterly reports, or registration statements filed by the Acquiring Corporation with the SEC since December 31, 1992 (other than registration statements filed on Form S-8) (collectively, the "SEC Documents"). Each of the SEC Documents, as amended, if applicable, has complied in all material respects with the Securities Act and the Exchange Act and all applicable Canadian securities laws. As of their respective dates, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

1. The financial statements of the Acquiring Corporation included in the SEC Documents (including the related notes and schedules) comply as to form in all material respects with applicable Canadian accounting requirements and with the published rules and regulations of the SEC and the Canadian securities regulatory authorities with respect thereto, have been prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q) and fairly present (subject, in the case of the unaudited statements, to normal recurring audit adjustments) the consolidated financial position of the Acquiring Corporation and its consolidated subsidiaries at the dates thereof and the consolidated results of operations and deficit and changes in financial position for the periods then ended.

A.                SECTION    Absence of Changes. Except as and to the extent set
forth on Schedule 3.7, since September 30, 1997, neither the Acquiring Corporation nor the Acquisition Sub has directly or indirectly:

1. made any amendment to its charter documents or bylaws or changed the character of its business in any material manner;

1.                       suffered any Material Adverse Effect;

1. entered into or amended any agreement, commitment or transaction, or incurred any liabilities of any kind, except in the ordinary course of business consistent with prior practice or except in connection with the transactions contemplated by this Agreement;

1. agreed, whether in writing or otherwise, to take any action the performance of which would change the representations contained in this Section in the future so that any such representation would not be true in all material respects as of the Closing; or

1. made any declaration, setting aside, or payment of any dividend or other distribution in respect its capital stock, or any direct or indirect redemption, purchase or other acquisition by it of such stock.

A.                SECTION    Litigation. Except as set forth on Schedule 3.8,
there are no actions, suits, claims, investigations, reviews or other proceedings pending or, to the knowledge of the Acquiring Corporation and the Acquisition Sub, threatened against the Acquiring Corporation or Acquisition Sub or involving any of their properties or assets, at law or in equity or before or by any foreign, federal, state, municipal, provincial or other governmental court, department, commission, board, bureau, agency, or other instrumentality or person or any board of arbitration or similar entity.

A.                SECTION    Tax Matters. All federal, state, county and local
tax returns and tax reports required to be filed by the Acquiring Corporation and the Acquisition Sub prior to the date hereof have been filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed. All federal, state, provincial and county and local income and other taxes, including interest and penalties thereon, due from the Acquiring Corporation and the Acquisition Sub have been fully paid or adequately provided for in the Acquiror Financial Statements. Except as otherwise set forth in Schedule 3.9, no goods and services or sales and use tax audits by any governmental authority are pending, and no federal or state or provincial income tax return of the Acquiring Corporation and the Acquisition Sub has been audited by the Internal Revenue Service, Revenue Canada or any state, provincial or local governmental authority, respectively.

A.                SECTION    Employee Benefit Plans.  The Acquiring Corporation
and the Acquisition Sub have no health, dental and life insurance plans, bonus, deferred compensation, pension, profit sharing and retirement plans or any other employee benefit plans, programs or arrangements providing benefits for their employees (the "Benefit Plans"). The Acquiror Benefit Plans have been maintained in compliance with all applicable laws, including all contributions to and distributions made by the Acquiror Benefit Plans. There are no pending or, to the knowledge of the Acquiring Corporation and Acquisition Sub, threatened claims by or on behalf of the Acquiror Benefit Plans, the United States Department of Labor, the Internal Revenue Service, or applicable Canadian regulatory authorities or by any of their current or former employees or beneficiary of such current or former employee alleging a breach of any fiduciary duties or a violation of applicable state or federal law which could result in a material liability on the part of the Acquiring Corporation and the Acquisition Sub.

A.                SECTION    Compliance and Law; Environmental Matters. Except
as set forth on Schedule 3.11:and Law; Environmental Matters

1. Permits, etc. To the knowledge of the Acquiring Corporation and the Acquisition Sub, each of them, have in full force and effect all material environmental permits, licenses, approvals and other authorizations required to conduct their operations and are operating in material compliance thereunder;

1. Compliance. To the knowledge of the Acquiring Corporation and the Acquisition Sub, their operations and use of their assets, do not violate any applicable federal, state, provincial or local law, statute, ordinance, rule, regulation, order or notice requirement including without limitation those pertaining to (a) the environment, including natural resources or any activity which affects the environment, or (b) the regulation of any pollutants, contaminants, waste, substances (whether or not hazardous or toxic), including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. Section 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 1609 et seq.) the Clean Water Act (33 U.S.C. 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (17 U.S.C. Section 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. Section 201 and Section 300f et seq.), the Rivers and Harbors Act (33 U.S.C. Section 401 et seq.), the Oil Pollution Act (33 U.S.C. Section 2701 et seq.) and analogous, foreign, state and local provisions, as any of the foregoing may have been amended or supplemented from time to time (collectively the "Applicable Environmental Laws"), where such violation would have a Material Adverse Affect;

1. Environmental Claims. No notice has been served on the Acquiring Corporation or the Acquisition Sub from any entity, governmental agency or individual regarding any existing, pending or threatened investigation or inquiry related to alleged violations under any Applicable Environmental Laws.

A. SECTION Title to Properties; Encumbrances. To the knowledge of the Acquiring Corporation and the Acquisition Sub, their properties and other assets are free and clear of any lien, mortgage, pledge, security interest or other encumbrance, except as described in Schedule 3.12 and except for liens for taxes, assessments or governmental charges or levies which are not delinquent.

A.                SECTION    Permits and Licenses. Except as set forth in
Schedule 3.13, the Acquiring Corporation and the Acquisition Sub have all permits, licenses, certificates and authorities from governmental agencies required to conduct its business as now being conducted, and the consummation of the transactions contemplated by this Agreement will not constitute a violation of any permit, license, certificate or authority from a governmental agency which would result in a Material Adverse Effect. Such permits are in full force and effect unimpaired by any act or omission of the Acquiring Corporation and the Acquisition Sub, or their employees or agents, have not been suspended or revoked, and the Acquiring Corporation and the Acquisition Sub have complied with, and will continue to comply with, their terms until Closing, except for any failure to comply which would not result in a Material Adverse Effect.

A.                SECTION    Agreements, Contracts and Commitments. Except as
described in Schedule 3.14, neither the Acquiring Corporation nor the Acquisition Sub is a party to or bound by (i) commitment which involves or may involve aggregate future payments by or to the Acquiring Corporation and the Acquisition Sub of $100,000 or more and which is not, by its terms, terminable by the Acquiring Corporation and the Acquisition Sub without penalty or payment on 60 days notice or less or (ii) any non-competition or secrecy agreement, any loan or credit agreement, security agreement, indenture, mortgage, pledge, conditional sale or title retention agreement, lease purchase agreement or other instrument evidencing indebtedness (other than equipment purchases or lease agreements entered into in the ordinary course of business), or any sales representative, partnership, joint venture, joint operating or similar agreement.

                                   I. ARTICLE
             COVENANTS OF TARGET CORPORATIONS AND OPERATING COMPANY

A.                SECTION    Affirmative Covenants of Target Corporations and
Operating Company. For so long as this Agreement is in effect, each Target Corporations and Operating Company shall, from the date of this Agreement to the Closing, except as specifically contemplated by this Agreement:

1. operate and conduct its business in the ordinary course of business;

1. use reasonable efforts to preserve intact its corporate existence, business organization, assets, licenses, permits and authorizations;

1. use reasonable efforts to comply with all material contractual obligations applicable to its operations;

1. use reasonable efforts to maintain all its properties in good repair, order and condition, reasonable wear and tear excepted;

1. in good faith and in a timely manner (i) cooperate with the Acquiring Corporation, and the Acquisition Sub in satisfying the conditions in this Agreement, (ii) assist the Acquiring Corporation and the Acquisition Sub as promptly as possible in obtaining all consents, approvals, authorizations and rulings whether regulatory, corporate or otherwise, as are necessary for the Acquiring Corporation and the Acquisition Sub and Target Corporations to carry out and consummate the transactions contemplated by this Agreement, (iii) furnish information concerning it not previously provided to the Acquiring Corporation required for inclusion in any filings or application that may be necessary in that regard and (iv) take all actions reasonably necessary to satisfy the conditions to closing set forth in Article VII below;

1. within 20 days of the date hereof, file the Notification and Report Form pursuant to the applicable provisions of the HSR Act, if any is required;

1. give prompt written notice to the Acquiring Corporation of the commencement of any action, suit, proceeding or investigation or the assertion of any claim or threat to commence any action, suit, proceeding or investigation that would result in a Material Adverse Effect, if adversely decided, and keep the Acquiring Corporation promptly informed as to any developments in any pending action, suit, proceeding or investigation.

A.                SECTION    Negative Covenants of Target Corporations and
Operating Company. Except with the prior written consent of the Acquiring Corporation or as otherwise specifically permitted by this Agreement, or as set forth in Schedule 4.2 hereto, each Target Corporations and the Operating Company will not, from the date of this Agreement to the Closing, directly or indirectly:

1.                       make any amendment to its charter documents or bylaws;

1. make any change in its accounting practices or policies, except as may be required by applicable law or regulation;

1. make any change in the number of shares of the capital stock issued and outstanding, or issue, reserve for issuance, grant, sell or authorize the issuance of any shares of its capital stock or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance or sale of or conversion into shares of its capital stock;

1. contract to create any obligation or liability, except in the ordinary course of business or except to the extent that such obligation or liability would not have a Material Adverse Effect;

1. contract to create any mortgage, pledge, lien, security interest or encumbrances, restrictions, or charge of any kind (other than capital leases and statutory liens for which the obligations secured thereby shall not become delinquent), except to the extent that such mortgage, pledge, lien, security interest or encumbrance, restriction or charge of any kind would not have a Material Adverse Effect;

1. except in the ordinary course of business, waive any right under or cancel any contract, lease, commitment, option or agreement, except to the extent that such waiver or cancellation would not have a Material Adverse Effect;

1. sell, transfer, distribute, or otherwise dispose of any of its properties or assets, except in the ordinary course of business.

1. except in the ordinary course of business, grant any increase in compensation or pay or agree to pay or accrue any bonus or like benefit to or for the credit of any director, officer, employee or other person; except in the ordinary course of business, enter into any employment, consulting or severance agreement or other agreement with any director, officer or employee; or adopt, amend or terminate any Benefit Plan or change or modify the period of vesting or retirement age for any participant of such a plan;

1. declare, pay or set aside for payment any dividend or other distribution or payment in respect of shares of its capital stock; or

1. dissolve, liquidate, reorganize, recapitalize, merge, consolidate or otherwise make any change in its capital stock, capital structure, corporate structure or existence.

                                   I. ARTICLE
           COVENANTS OF THE ACQUIRING CORPORATION AND ACQUISITION SUB

A.                SECTION    Affirmative Covenants of Acquiring Corporation and
Acquisition Sub. For so long as this Agreement is in effect, each of the Acquiring Corporation and the Acquisition Sub shall, from the date of this Agreement to the Closing, except as specifically contemplated by this Agreement:

1. operate and conduct its business in the ordinary course of business;

1. use reasonable efforts to preserve intact its corporate existence, business organization, assets, licenses, permits and authorizations;

1. use reasonable efforts to comply with all material contractual obligations applicable to its operations;

1. use reasonable efforts to maintain all its properties in good repair, order and condition, reasonable wear and tear excepted;

1. in good faith and in a timely manner (i) cooperate with the Target Corporations and the Operating Company in satisfying the conditions in this Agreement, (ii) obtain as promptly as possible all consents, approvals, authorizations and rulings whether regulatory, corporate or otherwise, as are necessary for the Acquiring Corporation and the Target Corporations to carry out and consummate the transactions contemplated by this Agreement, (iii) furnish information concerning it not previously provided to the Target Corporations required for inclusion in any filings or application that may be necessary in that regard and (iv) take all actions reasonably necessary to satisfy the conditions to closing set forth in Article VII below;

1. within 20 days of the date hereof, file the Notification and Report Form pursuant to the applicable provisions of the HSR Act, if any is required;

1. give prompt written notice to the Target Corporations of the commencement of any action, suit, proceeding or investigation or the assertion of any claim or threat to commence any action, suit, proceeding or investigation that would result in a Material Adverse Effect, if adversely decided, and keep the Target Corporations promptly informed as to any developments in any pending action, suit, proceeding or investigation;

1. as promptly as practicable after the execution of this Agreement, file with the SEC and applicable Canadian regulatory authorities a proxy statement and any other required documents (the "Proxy Statement") relating to (i) the approval and adoption of the Optima Domestication, (ii) the approval and adoption of this Agreement and the Mergers by the stockholders of the Acquiring Corporation, (iii) the cancellation of all outstanding options under the Acquiring Corporation's present stock option plan, 500,000 of which options will be replaced with options to be issued under the new stock plan discussed below as set forth on Schedule 5.1(h) hereof, (iv) approval of a new stock option plan covering 1,800,000 shares of Acquiring Corporation Common Stock, (v) approval of the purchase of certain oil and gas properties as described on Schedule 5.1(h) hereto, (vi) provide for the election of directors as specified in Section 1.7 hereof, and (vii) approve a new name for the Acquiring Corporation if agreed on by the parties hereto prior to the mailing of the Proxy Statement (all such matters are herein referred to collectively as the "Shareholder Proposals"). The Acquiring Corporation shall use its reasonable best efforts to cause the Proxy Statement to be mailed as soon as practicable to the stockholders of the Acquiring Corporation and to hold the stockholders meeting (at the regularly scheduled annual stockholder's meeting or otherwise) as soon after such mailing as is reasonably possible. The Proxy Statement will contain the recommendation of the Board of Directors of the Acquiring Corporation that the stockholders approve the

Shareholder Proposals, and such recommendation shall not be withdrawn. The Proxy Statement will comply in all material respects with all U.S. and Canadian laws (including the requirements of the SEC, Nasdaq, CBCA and the TSE), and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

A.                SECTION    Negative Covenants of The Acquiring Corporation and
Acquisition Sub. Except with the prior written consent of Target Corporations or as otherwise specifically permitted by this Agreement, or as set forth in
Schedule 5.2 hereto, the Acquiring Corporation and Acquisition Sub will not, from the date of this Agreement to the Closing, directly or indirectly:

1.                       make any amendment to its charter documents or bylaws;

1. make any change in its accounting practices or policies, except as may be required by applicable law or regulation;

1. make any change in the number of shares of the capital stock issued and outstanding, or issue, reserve for issuance, grant, sell or authorize the issuance of any shares of its capital stock or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance or sale of or conversion into shares of its capital stock;

1. contract to create any obligation or liability, except in the ordinary course of business or except to the extent that such obligation or liability would not have a Material Adverse Effect;

1. contract to create any mortgage, pledge, lien, security interest or encumbrances, restrictions, or charge of any kind (other than capital leases and statutory liens for which the obligations secured thereby shall not become delinquent), except to the extent that such mortgage, pledge, lien, security interest or encumbrance, restriction or charge of any kind would not have a Material Adverse Effect;

1. except in the ordinary course of business, waive any right under or cancel any contract, lease, commitment, option or agreement, except to the extent that such waiver or cancellation would not have a Material Adverse Effect;

2. sell, transfer, distribute, or otherwise dispose of any of its properties or assets, except in the ordinary course of business;

1. except in the ordinary course of business, grant any increase in compensation or pay or agree to pay or accrue any bonus or like benefit to or for the credit of any director, officer, employee or other person; except in the ordinary course of business, enter into any employment, consulting or severance agreement or other agreement with any director, officer or employee; or adopt, amend or terminate any

Benefit Plan or change or modify the period of vesting or retirement age for any participant of such a plan;

1. declare, pay or set aside for payment any dividend or other distribution or payment in respect of shares of its capital stock; or

1. dissolve, liquidate, reorganize, recapitalize, merge, consolidate or otherwise make any change in its capital stock, capital structure, corporate structure or existence.

                                   I. ARTICLE
                              ADDITIONAL AGREEMENTS

A.                SECTION    Access To, and Information Concerning, Target
Corporations and Operating Company Properties and Records.

1. During the pendency of the transactions contemplated hereby, each Target Corporation shall, to the extent permitted by law, give the Acquiring Corporation, its legal counsel, accountants and other representatives access, upon reasonable request and at reasonable times, throughout the period prior to the Closing, to all of such Target Corporations's and Operating Company's properties, books, contracts and records, permit the Acquiring Corporation and such representatives to make such inspections as they may reasonably require and furnish to the Acquiring Corporation and such representatives during such period all such information concerning the Target Corporations and the Operating Company and their affairs as they may reasonably request.

1. Notwithstanding any other provisions of this Agreement, neither the Acquiring Corporation, the Acquisition Sub nor any of their respective agents or representatives shall perform any investigation or study of the real property of the Target Corporations and the Operating Company which may involve the intrusive or destructive sampling or analysis or chemical testing of any portion of such property or its improvements, including without limitation, of any soil, water or groundwater on, under or about such real property ("Phase II Investigation"), without first (a) submitting to the Target Corporations a detailed description of (i) the work to be performed as part of the Phase II Investigation, (ii) the persons to undertake such Phase II Investigation, and
(iii) the types and amount of insurance coverage maintained by such persons, and
(b) obtaining the prior written consent of the Target Corporations as to such matters, which shall not be unreasonably withheld. Target Corporations may grant such consent subject to such terms, conditions or restrictions as Target Corporations may reasonably require.

1. All information disclosed by the Target Corporations and the Operating Company to the Acquiring Corporation or the Acquisition Sub shall be held strictly confidential by the Acquiring Corporation, Acquisition Sub and their representatives and used solely for purposes of evaluating the transactions contemplated hereby. In the event this Agreement is terminated pursuant to the provisions of Article

VIII, upon the written request of the Target Corporations, the Acquiring Corporation and the Acquisition Sub agree to return to the Target Corporations all copies of such confidential information, together with all extracts or other reproductions thereof in the possession of the Acquiring Corporation, the Acquisition Sub or their representatives. It is understood that confidential information shall not include the following:

a) Information that becomes generally available to the public other than as a result of a disclosure by the Acquiring Corporation, Acquisition Sub, their representatives or its agents;

a) Information that was in the possession of the Acquiring Corporation, the Acquisition Sub or their representatives prior to disclosure by the Target Corporations, the Operating Company or their representatives or agents; or

a) Information that becomes available to the Acquiring Corporation, the Acquisition Sub or their representatives on a non-confidential basis from a source other than the Target Corporations, the Operating Company or their representatives or agents.

A.                SECTION    Access To, and Information Concerning Acquiring
Corporation and Acquisition Sub Properties and Records.

1. During the pendency of the transactions contemplated hereby, the Acquiring Corporation and the Acquisition Sub shall, to the extent permitted by law, give the Target Corporations, their legal counsel, accountants and other representatives access, upon reasonable request and at reasonable times, throughout the period prior to the Closing, to all of the Acquiring Corporation and the Acquisition Sub properties, books, contracts and records, permit the Target Corporations and such representatives to make such inspections as they may reasonably require and furnish to the Target Corporations and such representatives during such period all such information concerning the Acquiring Corporation and the Acquisition Sub and their affairs as they may reasonably request.

1. Notwithstanding any other provisions of this Agreement, neither the Target Corporations, the Operating Company nor any of their respective agents or representatives shall perform any investigation or study of the real property of the Acquiring Corporation and the Acquisition Sub which may involve a Phase II Investigation without first (a) submitting to the Acquiring Corporation a detailed description of (i) the work to be performed as part of the Phase II Investigation, (ii) the persons to undertake such Phase II Investigation, and (iii) the types and amount of insurance coverage maintained by such persons, and (b) obtaining the prior written consent of the Acquiring Corporation as to such matters, which shall not be unreasonably withheld. The Acquiring Corporation may grant such consent subject to such terms, conditions or restrictions as the Acquiring Corporation may reasonably require.

1. All information disclosed by the Acquiring Corporation or the Acquisition Sub to the Target Corporations shall be held strictly confidential by the Target Corporations and their representatives and used solely for purposes of evaluating the transactions contemplated hereby. In the event this Agreement is terminated pursuant to the provisions of Article VIII, upon the written request of the Acquiring Corporation, the Target Corporations agree to return to the Acquiring Corporation all copies of such confidential information, together with all extracts or other reproductions thereof in the possession of the Target Corporations or their representatives. It is understood that confidential information shall not include the following:

a) Information that becomes generally available to the public other than as a result of a disclosure by the Target Corporations or their representatives or agents;

a) Information that was in the possession of the Target Corporations or their representatives prior to disclosure by the Acquiring Corporation, any Acquisition Sub or their representatives or agents; or

a) Information that becomes available to the Target Corporations or their representatives on a non-confidential basis from a source other than the Acquiring Corporation, the Acquisition Sub or their representatives or agents.

A.                SECTION    Miscellaneous Agreements and Consents. Subject to
the terms and conditions of this Agreement, the Acquiring Corporation, the Acquisition Sub and the Target Corporations agree to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations, to consummate and make effective, as soon as practicable after the date hereof, the transactions contemplated by this Agreement.

A.                SECTION    Good Faith Efforts. All parties hereto agree that
the parties will use their reasonable good faith efforts to secure all third-party or regulatory approvals necessary to consummate the Mergers and other transactions provided herein and to satisfy the other conditions to Closing contained herein as soon as reasonably practicable. Each party agrees to make copies of its respective regulatory filings and related correspondence to regulatory agencies available to the other parties.

A.                SECTION    Exclusivity. The parties to this Agreement will
not, directly or indirectly, and will cause their respective officers, directors, employees, agents or advisors or other representatives or consultants not to (i) directly or indirectly, solicit or initiate any proposals or offers from any person relating to any acquisition or purchase or lease of all or a material amount of the assets of, or any securities of, or any merger, consolidation or business combination with, such party, or (ii) participate in any negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, any effort or attempt by any other person to do or seek any of the foregoing.

                                   I. ARTICLE
                    CONDITIONS TO CONSUMMATION OF THE MERGERS

A.                SECTION    Conditions to Each Party's Obligation to Effect the
Mergers. The respective obligations of each party to effect the Mergers are subject to the satisfaction or waiver of the following conditions prior to the Effective Time:

1. the receipt of all regulatory approvals, waivers, consents and orders including those under the HSR Act, the TSE, Nasdaq and CBCA, legally required for the consummation of the mergers and the transactions contemplated hereby and the expiration of any applicable waiting period with respect thereto.

1. the approval of the Shareholder Proposals by the stockholders of the Acquiring Corporation and consummation of the matters included in the shareholder Proposals.

1. the Closing will not violate any injunction, order or decree of any court or governmental body having competent jurisdiction.

1. the Acquiring Corporation shall have consummated the Optima Domestication, Acquisition Sub shall have consummated the Reincorporation, no tax liability shall be due and owing by the Acquiring Corporation under applicable Canadian law as a result of such continuation, and the holders of no more than 1% of the Acquiring Corporation Common Stock, in the aggregate, shall have delivered written demand for appraisal of such shares pursuant to applicable provisions of the CBCA.

1. the Acquiring Corporation shall have entered into severance and release agreements and consulting agreements with the persons and on the terms as described on Schedule 7.1 hereto.

1. no later than the date of filing with the SEC of the Proxy Statement, each of the Acquiring Corporation and the Target Corporations and the Operating Company shall have completed a due diligence investigation of the other parties satisfactory to them, and shall have notified the other party that such investigation has been or has not been completed satisfactorily.

1.                       Charles T. Goodson, Alfred J. Thomas, II,
Ralph J. Daigle and Robert R. Brooksher shall have executed Employment Agreements with the Acquiring Corporation in the form attached as Exhibit E hereto.

A.                SECTION    Conditions to the Obligations of Acquiring
Corporation and Acquisition Sub to Effect . The obligations of the Acquiring Corporation and Acquisition Sub to effect the Mergers are subject to the satisfaction or waiver of the following conditions prior to the Effective Time:

1. All representations and warranties of the Target Corporations and the Operating Company shall be true and correct as of the date hereof and at and as of the Closing, with the same force and effect as though made on and as of the Closing.

1. The Target Corporations and Operating Company shall have performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement to be performed or complied with by them prior to the Effective Time.

1. since the date hereof, there shall have been no changes that constitute, and no event or events (including, without limitation, litigation developments) shall have occurred which have resulted in or constitute, a material adverse change in the business, operations, properties, assets, condition (financial or other) or results of operations of the Target Corporations and the Operating Company, taken as a whole, except for changes that affect the industries in which the Target Corporations and the Operating Company operate generally.

1. On or before April 1, 1998, the Acquiring Corporation shall have received from the Operating Company its audited financial statements for the year ended December 31, 1997 which shall contain the unqualified opinion of Arthur Andersen, L.L.P as independent public accountants and shall not contain any information which would constitute a Material Adverse Effect when compared to the Target Financial Statements.

1. The Acquiring Corporation shall have received an opinion of counsel for the Operating Company and the Target Corporations substantially in the form attached hereto as Exhibit C.

1. The stockholders of the Target Corporations shall enter into Investment Letters in the form attached hereto as Exhibit D.

1. The Acquiring Corporation shall have received a fairness opinion regarding the Mergers that is reasonably acceptable to the Board of Directors of the Acquiring Corporation.

A.                SECTION    Conditions to the Obligations of the Target
Corporations and Operating Company to . The obligations of the Target Corporations and the Operating Company to effect the Mergers are subject to the satisfaction or waiver of the following conditions prior to the Effective Time:

1. All representations and warranties of the Acquiring Corporation and the Acquisition Sub contained herein shall be true and correct as of the date hereof and at and as of the Closing, with the same force and effect as though made on and as of the Closing.

1. The Acquiring Corporation and the Acquisition Sub shall have performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement to be performed or complied with by them prior to the Effective Time.

1. Since the date hereof, there shall have been no changes that constitute, and no event or events (including, without limitation, litigation developments) shall have occurred which have resulted in or constitute, a material adverse change in the business, operations, properties, assets, condition (financial or other) or results of operations of the Acquiring Corporation and its subsidiaries, taken as a whole, except for changes that affect the industries in which the Acquiring Corporation and its subsidiaries operate generally.

1. On or before April 1, 1998, the Target Corporations shall have (i) received from the Acquiring Corporation its audited consolidated financial statements for the year ended December 31, 1997 which shall contain the unqualified opinion of KPMG as independent public accountants and shall not contain any information which would constitute a Material Adverse Effect when compared to the Acquiror Financial Statements, and (ii) received Acquiring Corporation's reservoir engineering report for the year ended December 31,1997.

1. The stockholders of the Target Corporations shall have received the consideration described in Section 1.4 hereof and all other amounts payable by the Acquiring Corporation hereunder.

1. The Target Corporations shall have received an opinion of counsel to the Acquiring Corporation substantially in the form attached hereto as Exhibit F.

1. The stockholders of the Target Corporations and the Acquiring Corporation shall have executed and delivered the Registration Rights Agreement in the form attached hereto as Exhibit G.

1. On or before March 1, 1998, the Acquiring Corporation shall execute a loan agreement with the Operating Company regarding the loan of $2,500,000 U.S. on substantially the terms and conditions described in the loan agreement attached hereto as Exhibit H.

1. The Acquiring Corporation Common Stock to be issued pursuant to Section 1.4 hereof, and the shares of Acquiring Corporation Common Stock issuable pursuant to the Contingent Stock Issue Rights, shall have been listed on the TSE and the Nasdaq.

1. The persons described in Section 1.7 hereof shall have been elected directors of the Acquiring Corporation effective as of the Effective Time.

                                   I. ARTICLE
                         TERMINATION; AMENDMENT; WAIVER

A.                SECTION    Termination. This Agreement may be terminated and
the Mergers contemplated hereby may be abandoned at any time, but prior to the Effective Time:

1. by mutual written consent duly authorized by the boards of directors of the Acquiring Corporation, the Acquisition Sub and the Target Corporations;

2. by the Acquiring Corporation, if the Acquiring Corporation or the Acquisition Sub learn or become aware of a breach or inaccuracy of any representation or warranty of the Target Corporations contained in Article II which results in or can reasonably be anticipated to result in a Material Adverse Effect, provided that the Acquiring Corporation's or the Acquisition Sub's right to terminate this Agreement in accordance with this Section 8.1(b) is subject to the right of the Target Corporations to cure any such breach or inaccuracy within 20 days after written notice thereof by the Acquiring Corporation to the Target Corporations;

1. by the Target Corporations, if the Target Corporations learn or become aware of a breach or inaccuracy of any representation or warranty of the Acquiring Corporation and Acquisition Sub contained in Article III which results in or can reasonably be anticipated to result in a Material Adverse Effect, provided that the Target Corporations' right to terminate this Agreement in accordance with this Section 8.1(c) is subject to the right of the Acquiring Corporation or the Acquisition Sub to cure any such breach or inaccuracy within 20 days after written notice thereof by the Target Corporations to the Acquiring Corporation or the Acquisition Sub;

1. by the Acquiring Corporation, Acquisition Sub or the Target Corporations, if the Effective Time shall not have occurred, other than through the failure of any such party to fulfill its obligations hereunder, on or before June 15, 1998 or such later date agreed to in writing by the Target Corporations, the Acquiring Corporation and the Acquisition Sub; provided, however, that such date shall automatically be extended for a period of up to 60 days, if the delay in the Effective Time relates to the Notification and Report Form filed pursuant to the HSR Act or relates to the approval of the Shareholder Proposals by the stockholders of the Acquiring Corporation; or

1. by the Acquiring Corporation, the Acquisition Sub or the Target Corporations if any court of competent jurisdiction shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Mergers or the transactions contemplated hereby and such order, decree, ruling or other action shall have been final and nonappealable.

A.                SECTION    Termination. In the event of the termination and
abandonment of this Agreement pursuant to Section 8.1 hereof, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers or shareholders, other than the provisions of this Section 8.2,

Section 6.1, Section 6.2 and Section 11.1. Nothing contained in this Section 8.2 shall relieve any party from liability for any breach or violation of this Agreement.

A.                SECTION    Amendment. This Agreement may not be amended except
by an instrument in writing signed on behalf of all the parties hereto.

A.                SECTION    Extension; Waiver. At any time prior to the
Effective Time, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto, or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   I. ARTICLE
                                    REMEDIES

A.                SECTION    Remedies for Breach of Representations and
Warranties. The exclusive remedy for any breach or inaccuracy of any representation or warranty or covenant in this Agreement by the Target Corporations, the Acquiring Corporation or Acquisition Sub shall be termination of this Agreement (i) by the Acquiring Corporation and the Acquisition Sub for any such breach or inaccuracy by the Target Corporations and the Operating Company and (ii) by the Target Corporations and the Operating Company for any such breach or inaccuracy by the Acquiring Corporation or the Acquisition Sub, in accordance with Article VII. Upon termination of this Agreement in accordance with the preceding sentence by the Acquiring Corporation and the Acquisition Sub, the Target Corporations shall pay to the Acquiring Corporation and the Acquisition Sub all reasonable out-of-pocket costs and expenses incurred by them in connection with the transactions contemplated by this Agreement, and upon termination of this Agreement in accordance with the preceding sentence by the Target Corporations, the Acquiring Corporation or the Acquisition Sub shall pay to the Target Corporations all reasonable out-of-pocket costs and expenses incurred by it in connection with the transactions contemplated by this Agreement.

                                   I. ARTICLE
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

A.                SECTION    Survival of Representations and Warranties. The
parties hereto agree that none of their respective representations, warranties, covenants and indemnities contained in this Agreement shall survive after the Effective Time.

                                   I. ARTICLE
                                  MISCELLANEOUS

A.                SECTION    Expenses. Except as provided in Article IX above,
all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

A.                SECTION    Public Announcements. Any public announcement or
similar publicity with respect to this Agreement or the transactions contemplated hereby shall be issued, if at all, at such time and in such manner as the Acquiring Corporation shall determine, but only after consultation with and the prior written consent of the Operating Company and the Target Corporations. The Target Corporations and the Acquiring Corporation will consult with each other concerning the means by which their employees, customers and suppliers and others having dealings with the Acquiring Corporation and Target Corporations will be informed of the transactions contemplated hereby.

A.                SECTION    Brokers and Finders. All negotiations on behalf of
the Acquiring Corporation, Acquisition Sub and the Target Corporations relating to this Agreement and the transactions contemplated by this Agreement have been carried on by the parties hereto and their respective agents directly without the intervention of any other person in such manner as to give rise to any claim against the Acquiring Corporation, Acquisition Sub or the Target Corporations for financial advisory fees, brokerage or commission fees, finder's fees or other like payment in connection with the consummation of the transactions contemplated hereby.

A.                SECTION    Entire Agreement; Assignment. This Agreement (a)
constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof, and (b) shall not be assigned by operation of law or otherwise.

A.                SECTION    Waiver; Consents. The rights and remedies of the
parties to this Agreement are cumulative and not alternative. Any failure of a party to comply with any obligation, covenant, agreement or condition herein may be waived by the party affected thereby only by a written instrument signed by the party granting such waiver. No waiver, or failure to insist upon strict compliance, by any party of any condition or any breach of any obligation, term, covenant, representation, warranty or agreement contained in this Agreement, in any one or more instances, shall be construed to be a waiver of, or estoppel with respect to, any other condition or any other breach of the same or any other obligation, term, covenant, representation, warranty or agreement. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver.

A.                SECTION    Further Assurances. From time to time as and when
requested by The Acquiring Corporation, or its successors or assigns, the Target Corporations and the officers and directors of the Target Corporations shall execute and deliver such further agreements, documents, deeds, certificates and other instruments and shall take or cause to be taken such other actions, including those as shall be reasonably necessary to vest or perfect in or to confirm of record or otherwise the Target Corporations' title to and possession of, all of their respective property, interests, assets, rights, privileges, immunities, powers, franchises and authority, as shall be reasonably necessary or advisable to carry out the purposes of and effect the transactions contemplated by this Agreement.

A.                SECTION    Severability. The invalidity or unenforceability of
any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

A. SECTION Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by telecopy or telex, or by registered or certified mail (postage prepaid, return receipt requested), to the respective parties as follows:

         if to the Acquiring Corporation or Acquisition Sub:

                  Optima Petroleum Corporation
                  600-595 Howe Street
                  Vancouver, B.C.
                  Canada, V6C 2T5
                  Telecopy No.:  (604) 684-6866
                  Attn: Ronald P. Bourgeois

         with a copy to:

                  Paula Palyga
                  Campney & Murphy
                  2100-1111 West Georgia Street
                  Vancouver, B.C.
                  Canada, M5X 1B1
                  Telecopy No.:  (604) 688-0829

         if to the Target Corporations and Operating Company:

                  American Explorer, L.L.C.
                  P.O. Box 51205
                  Lafayette, LA  70505
                  Attention: Robert B. Brooksher
                  Telecopy No.: (318) 232-0044
         with a copy to:

                  Daniel G. Fournerat
                  Onebane, Bernard, Torian, Diaz, McNamara & Abell Suite 600, Versailles Centre
                  102 Versailles Boulevard
                  Lafayette, LA  70502
                  Telecopy No. (318) 266-1232

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

A.                SECTION    Governing Law. This Agreement shall be governed by
and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

A.                SECTION    Descriptive Headings. The descriptive headings are
inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

A.                SECTION    Parties in Interest; No Third Party Beneficiary.
This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

A.                SECTION    Counterparts. This Agreement may be executed in
two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

A.                SECTION    Incorporation by Reference. Any and all schedules,
exhibits, annexes, statements, reports, certificates or other documents or instruments referred to herein or attached hereto are incorporated herein by reference hereto as though fully set forth at the point referred to in the Agreement.

A.                SECTION    Pursuit of Litigation. The Operating Company and
the Target Corporations agree to pursue, subsequent to the Closing, consistent with good business practices and on a commercially reasonable basis, the litigation involving the Acquiring Corporations and Artisan Corporation as described on Schedule 3.8 hereto.

A.                SECTION    Certain Definitions. For the purposes of this
Agreement, the following terms shall have the meanings specified or referred to below whether or not capitalized when used in this Agreement.

1. "Knowledge" or "known" -- a party shall be deemed to have "knowledge" of or to have "known" a particular fact or other matter if any director or executive officer of such corporation has current, actual knowledge of such fact or other matter.

1. "Material Adverse Effect" shall mean any material adverse change in the business, operations, properties, assets, condition (financial or otherwise), results of operations or prospects of the Target Corporations and Operating Company taken as a whole, and when the reference is to the Acquiring Corporation and/or Acquisition Sub, the Acquiring Corporation and all of its subsidiaries taken as a whole.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.

                                     OPTIMA PETROLEUM CORPORATION


                                     By:
                                     Name:
                                     Title:



                                     OPTIMA ENERGY (U.S.) CORPORATION


                                     By:
                                     Name:
                                     Title:



                                     GOODSON EXPLORATION COMPANY


                                     By:
                                     Name:
                                     Title:



                                     NAB FINANCIAL, L.L.C.

                                     By:
                                     Name:
                                     Title:



                                     DEXCO ENERGY, INC.


                                     By:
                                     Name:
                                     Title:



                                     AMERICAN EXPLORER, L.L.C.


                                     By:
                                     Name:
                                     Title:

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20 - INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the Canada Business Corporations Act ("CBCA"), except in respect of an action by or on behalf of the corporation to procure a judgment in its favour, a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his heirs and legal representatives (a "Person"), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of such corporation or body corporate, if

         (a) he acted honestly and in good faith with a view to the best interests of the corporation; and

         (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

As well, a corporation may with the approval of a court indemnify a Person in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favour, to which he is made a party by reason of being or having been a director or an officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by him in connection with such action if he fulfils the conditions set out in paragraphs (a) and (b) above.

Notwithstanding anything set forth above under this heading, a Person is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by him in connection with the defence of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity

         (a) was substantially successful on the merits in his defence of the action or proceeding; and

         (b) fulfils the conditions set out in paragraphs (a) and (b) above.

A corporation may purchase and maintain insurance for the benefit of any Person against any liability incurred by him

         (a) in his capacity as a director or officer of the corporation, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the corporation; or

         (b) in his capacity as a director or officer of another body corporate where he acts or acted in that capacity at the corporation's request, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the body corporate.

A Person may apply to a court for an order approving an indemnity under this section and the court may so order and make any further order it thinks fit.

The Bylaws of the Company state that subject to the CBCA, every director and officer of the Company, his heirs, executors, administrators and other legal personal representatives shall be from time to time indemnified and saved harmless by the company from and against any liability and all costs, charges and expenses that he sustains or incurs in respect of any action, suit or proceeding that is proposed or commenced against him for or in respect of anything done or permitted by him in respect of the execution of the duties of his office, and all other costs, charges and expenses that he sustains or incurs in respect of the affairs of the Corporation.

ITEM 21 - EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following are the exhibits required under Item 601 of Regulation S-K:

Exhibit No.       Description

2 Plan and Agreement of Merger dated February 11, 1998 (This document is incorporated by reference as previously filed with the SEC on April 9, 1998 along with the Registrant's preliminary proxy statement).

3 The Articles of Incorporation and Articles of Continuance CBCA of the Registrant (This document is incorporated by reference as previously filed with the SEC along with the Registrant's initial 10-K filing for the fiscal year ended December 31, 1995 as exhibits 3.1 and 3.2.

5                 Opinion of Campney & Murphy regarding legality - attached as
                  Exhibit 5.1 hereto (filed herewith).

10.1              Material Contracts  -

                  The following documents are incorporated by reference as previously filed with the SEC along with the Registrant's initial 10-K filing for the year ended December 31, 1995 as exhibits 3.3, 3.4, 3.6 and 3.7:

10.2              Plan of Arrangement with Roxbury Capital Corporation

10.3              Subscriptions for private placements entered into during 1995

10.4              Employment/Consulting Contracts for Officers and Directors

10.5              Stock Option Plan dated April 3, 1995 as amended August 9,
                  1995

                  The following documents are incorporated by reference as previously filed with the SEC along with the Registrant's initial 10-K filing for the year ended December 31, 1996 as exhibit 3.8:

10.6              Stock Option Plan dated April 10, 1996

11                Statement of Computation of Per Share Earnings - attached as
                  Exhibit 11.1 hereto (filed herewith).

                  Statement of Pro Forma Share Earnings - attached as Exhibit
                  11.2 hereto (filed herewith).

21 Subsidiaries of the Registrant - attached as Exhibit 21.1 hereto (filed herewith).

23 Consents of Experts and Counsel - attached as follows (filed herewith):

    Exhibit 5.1     Consent of Registrant's legal counsel, Campney & Murphy
    Exhibit 23.1    Consent of Registrant's auditor, KPMG, Chartered Accountants
    Exhibit 23.2    Consent of LaRoche Petroleum Consultants, Engineers
    Exhibit 23.3    Consent of Ryder Scott Company, Engineers
    Exhibit 23.4   Consent of DOR Engineering Inc., Engineers
    Exhibit 23.5    Consent of RP&C International, Inc.
    Exhibit 23.6    Consent of Arthur Anderson, LLP


24  Power of Attorney - see item 22 below.

27  Financial Data Schedule - attached as Exhibit 27.1 (filed herewith).

ITEM 22 - UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(b) The undersigned Registrant hereby undertakes that:

         (1) for the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497 (h) under the Securities Act shall be deemed to part of this Registration Statement as of the time it was declared effective.

         (2) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(e) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of

         Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(f) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (b) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, on the 28th day of May, 1998.

OPTIMA PETROLEUM CORPORATION



Per:

"Robert L. Hodgkinson"
---------------------------
Robert L. Hodgkinson
CEO, President and Director


                                POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints Robert
L. Hodgkinson and Ronald P. Bourgeois, and each of them, with full power of substitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the 28th day of May, 1998.



"Robert L. Hodgkinson"                             "William Leuschner"
-----------------------------------                -----------------------------
Name:  Robert Hodgkinson                           William Leuschner
CEO, President and Director                        Chairman  and Director
(Principal Executive Officer)

"Ronald P. Bourgeois"
-----------------------------------
Name:  Ronald P. Bourgeois
CFO, Secretary and Director
(Principal Financial and Accounting
Officer)

                                 PROXY

THIS PROXY IS SOLICITED BY MANAGEMENT AND BOARD OF DIRECTORS OF OPTIMA PETROLEUM CORPORATION (THE "COMPANY") FOR THE ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS (THE "MEETING") TO BE HELD ON JUNE 30, 1998.


The undersigned shareholder of the Company hereby appoints ROBERT L. HODGKINSON, Chief Executive Officer, President and a director of the Company, or failing this person, WILLIAM C. LEUSCHNER, Chairman of the Board and a director of the Company, or in the place of the foregoing, ______________________________ (PLEASE PRINT THE NAME), as proxyholder for and on behalf of the shareholder with the power of substitution to attend, act and vote for and on behalf of the shareholder in respect of all matters that may properly come before the Meeting and at every adjournment thereof, to the same extent and with the same powers as if the undersigned shareholder were present at the Meeting, or any adjournment thereof, in the manner specified for the resolutions set forth below.


                                                            For     Withhold
                                                                    Authority
                                                                     to Vote
1. (a) to elect Robert L. Hodgkinson as director

   (b) to elect William C. Leuschner as director

   AMEX NOMINEES

   (c) to elect Charles T. Goodson as director

   (d) to elect Alfred J. Thomas, II as director

   (e) to elect Ralph J. Daigle as director

   (f) to elect Robert R. Brooksher as director

   (g) to elect Daniel G. Fournerat as director

   ALTERNATE NOMINEES (if items 3 and 4 are not approved, Management will withdraw its nomination for persons named in (c) to (g) and nominate the following):

   (h) to elect Ronald P. Bourgeois as director

   (i) to elect Emile Stehelin as director


                                                            For     Withhold
                                                                    Authority
                                                                     to Vote
2. To appoint KPMG, Chartered Accountants, as auditor.


                                                            For     Against     Abstain
3. To approve the Plan and Agreement of Merger including
   the issuance of common shares pursuant thereto;

4. To approve the continuance into the State of Delaware.

5. To approve a name change and a new Certificate of Incorporation.

6. To approve the amendment of 470,000 outstanding stock options and the cancellation of all other outstanding stock options.

7. To approve the cancellation of current stock option plans and the adoption of a new stock option plan.

8. To approve the acquisition of a 5% working interest in the Valentine Prospect.

9. To approve transactions of such other business as is properly before the meeting.

THE UNDERSIGNED SHAREHOLDER HEREBY REVOKES ANY PROXY PREVIOUSLY GIVEN FOR THE MEETING.

SIGNATURE:________________________________  DATE:_______________________________
          (PROXY MUST BE SIGNED AND DATED)

If someone other than the named shareholder signs this Proxy on behalf of the named shareholder, documentation acceptable to the Chair of the Meeting must be deposited with this Proxy granting signing authority to the signing person.

To be used at the Meeting, this Proxy must be received at the offices of MONTREAL TRUST COMPANY OF CANADA by mail or by fax no later than 48 hours prior to the time of the Meeting or with the Chair of the Meeting on the day of the Meeting prior to its commencement. The mailing address of MONTREAL TRUST COMPANY OF CANADA, IS 4TH FLOOR, 510 BURRARD STREET, VANCOUVER, BRITISH COLUMBIA CANADA, V6C 3B9 and its fax number is (604) 683-3694.

1. IF THE SHAREHOLDER WISHES TO ATTEND THE MEETING TO VOTE ON THE RESOLUTIONS IN PERSON, please register your attendance with the Company's scrutineers at the Meeting.

2.   IF THE SHAREHOLDER'S SECURITIES ARE HELD BY AN INTERMEDIARY (EG. A
     BROKER) AND THE SHAREHOLDER WISHES TO ATTEND THE MEETING TO VOTE ON THE RESOLUTIONS, please insert the shareholder's name in the blank space provided, do not indicate a voting choice by any resolution, sign and date and return the Proxy in accordance with the instructions provided by the intermediary. Please contact the intermediary if there are any questions. At the Meeting a vote will be taken on each of the resolutions as set out on this Proxy and the shareholder's vote will be counted at that time.

3. IF THE SHAREHOLDER CANNOT ATTEND THE MEETING BUT WISHES TO vote on the resolutions, the shareholder can APPOINT ANOTHER PERSON, who need not be a shareholder of the Company, to vote according to the shareholder's instructions. To appoint someone other than the nominees named by management, please insert your appointed proxyholder's name in the space provided, sign and date and return the Proxy. Where no choice on a resolution is specified by the shareholder, this Proxy confers discretionary authority upon the shareholder's appointed proxyholder to vote for or against or withhold vote or abstain from voting with respect to that resolution, as applicable, provided that with respect to a resolution relating to a director nominee or auditor, the proxyholder only has the discretion to vote for or withhold vote for such nominee.

4. IF THE SHAREHOLDER CANNOT ATTEND THE MEETING BUT WISHES TO vote on the resolutions and to APPOINT ONE OF THE NOMINEES NAMED BY MANAGEMENT as proxyholder, please leave the wording appointing a nominee as shown, sign and date and return the Proxy. WHERE NO CHOICE IS SPECIFIED BY A SHAREHOLDER ON A RESOLUTION SHOWN ON THE PROXY, A NOMINEE OF MANAGEMENT ACTING AS PROXYHOLDER WILL VOTE THE SECURITIES AS IF THE SHAREHOLDER HAD SPECIFIED AN AFFIRMATIVE VOTE.

5. The securities represented by this Proxy will be voted or withheld or abstained from voting in accordance with the instructions of the shareholder on any ballot of a resolution that may be called for and, if the shareholder specifies a choice with respect to any matter to be acted upon, the securities will be voted accordingly. With respect to any amendments or variations in any of the resolutions shown on the Proxy, or matters which may properly come before the Meeting, the securities will be voted by the nominee appointed as the proxyholder, in its sole discretion, sees fit. For those shareholders voting against the proposals, the discretionary authority of the proxyholder will not be voted to adjourn or postpone the Meeting.


6. If the shareholder votes by completing and returning the Proxy, the shareholder may still attend the Meeting and vote in person should the shareholder later decide to do so. To vote in person at the Meeting, the shareholder must revoke the Proxy in writing as set forth in the Information Circular.

7. This proxy form is not valid unless it is dated and signed by the shareholder or by the shareholder's attorney duly authorized by the shareholder in writing, or, in the case of a corporation, by its duly authorized officer or attorney for the corporation. If the Proxy is executed by an attorney for an individual shareholder or joint shareholders or by an officer or an attorney of a corporate shareholder, the instrument so empowering the officer or the attorney, as the case may be, or a notarial copy thereof, must accompany the Proxy.

8. To be valid, this proxy form, duly dated and signed, must arrive at the office of the Registrar and Transfer Agent of the Company, not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time for holding the Meeting, or delivered to the Chair of the Meeting prior to the commencement of the Meeting.

 ___                   ___
|                         |
|                         |
|                         |
|                         |
|                         |
|___                   ___|

                                 - 2 -